                                                    This filing is made pursuant
                                                         to Rule 424(b)(3) under
                                                           the Securities Act of
                                                         1933 in connection with
                                                      Registration No. 333-52484

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JUNE 20, 2001

                                50,000,000 UNITS
                     OF LIMITED LIABILITY COMPANY INTEREST

                              VESTIN FUND II, LLC
                            ------------------------

    Vestin Fund II, LLC is a Nevada limited liability company (the "Fund"). We invest in mortgage loans, which are loans where our collateral is real property. The loans will be selected for us by our Manager, Vestin Mortgage, Inc. (formerly Capsource, Inc.; "Vestin Mortgage"). Vestin Mortgage will originate and service our mortgage loans and will be responsible for our day to day operations.

    We are offering and selling to the public up to a maximum of 50,000,000 units for $10.00 per unit. This Offering includes units to be issued under our distribution reinvestment plan.

---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
                                               PRICE TO               SELLING COMMISSIONS/             PROCEEDS TO
                                                PUBLIC              EXPENSE REIMBURSEMENT(2)             THE FUND
---------------------------------------------------------------------------------------------------------------------------
Per Unit............................            $10.00                         --                         $10.00
---------------------------------------------------------------------------------------------------------------------------
Total Maximum.......................      $500,000,000.00(1)                   --                   $500,000,000.00(1)
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

    (1) Includes units purchased under our distribution reinvestment plan.

    (2) All selling commissions and expenses related to this Offering will be paid by Vestin Mortgage. To the extent that such expenses consist of payments to non-affiliated third parties, such payments will be deemed a capital contribution to us, up to 2% of the total capital contribution received in this Offering, provided that in no event shall such amount exceed $1,100,000.

    Of the total net proceeds we receive from this Offering, we intend to use 3% as a cash reserve and we intend to invest 97% in mortgage loans. Thus, if the minimum number of units are sold, we will have $1,455,000 to invest in mortgage loans. If the maximum number of units are sold, we will have $485,000,000 to invest in mortgage loans.

    The most significant risks to your investment include:

    - Restricted right to sell or transfer your units

    - Investment in unspecified mortgage loans

    - Restricted distributions and increased risk due to leveraging

    - Total reliance on Vestin Mortgage

    - Possible lack of asset diversification

    - Conflicts of interest for Vestin Mortgage

    - Payment of substantial fees to Vestin Mortgage

    - Recent organization and lack of significant assets, operating history and financing sources.

    - Tax risks of the Offering and membership in the Fund

    - Limited voting rights of investors

 YOU SHOULD READ THE COMPLETE DISCUSSION OF THE RISK FACTORS BEGINNING ON PAGE
                                      10.

    Units will be sold by Vestin Capital, Inc. (formerly DM Financial Services, Inc.; "Vestin Capital"), the lead dealer selling our units in this Offering, as well as by Vestin Mortgage, where permitted. Vestin Capital and Vestin Mortgage are both owned by the same company, Vestin Group, Inc. (formerly known as Sunderland Corporation; "Vestin Group").

    You must purchase at least 200 units for $2,000 (some states may require higher minimum purchases). To purchase units, you must first sign the enclosed subscription agreement and make the representations and warranties included in that agreement. We will sell up to 50,000,000 units. We will terminate the Offering on June 30, 2003.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE UNITS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. NO ONE IS PERMITTED TO MAKE ANY ORAL OR WRITTEN PREDICTIONS ABOUT THE CASH BENEFITS OR TAX CONSEQUENCES YOU WILL RECEIVE FROM YOUR INVESTMENT.

                               SEPTEMBER 20, 2001

                               TABLE OF CONTENTS

PART A.  VESTIN FUND II, LLC.........................................
     1.  Financial Statements........................................  S-1
     2.  Notes to Financial Statements...............................  S-5
     3.  Management's Discussion and Analysis of Financial Condition
         and Results of Operations...................................  S-7

PART B.  VESTIN GROUP, INC. AND SUBSIDIARIES
         (FORMERLY SUNDERLAND CORPORATION AND SUBSIDIARIES)
     1.  Financial Statements........................................  S-11
     2.  Notes to Financial Statements...............................  S-15
     3.  Management's Discussion and Analysis of Financial Condition
         and Results of Operations...................................  S-17

PART C.  CHANGES TO PROSPECTUS.......................................  S-25

PART A

                              VESTIN FUND II, LLC

                                 BALANCE SHEETS
                                  (UNAUDITED)

                                                               JUNE 30,      DECEMBER 31,
                                                                 2001            2000
                                                              -----------    ------------
ASSETS
Cash........................................................  $ 1,857,602      $     --
Certificates of deposit.....................................      250,000            --
Deferred offering costs.....................................           --       264,275
Interest and other receivables..............................        8,085            --
Investment in mortgage loans................................    8,473,473            --
                                                              -----------      --------
  Total assets..............................................  $10,589,160      $264,275
                                                              ===========      ========
LIABILITIES AND MEMBERS' EQUITY
Liabilities.................................................  $        --      $     --
Members' equity.............................................   10,589,160       264,275
                                                              -----------      --------
  Total members' equity.....................................   10,589,160       264,275
                                                              -----------      --------
  Total liabilities and members' equity.....................  $10,589,160      $264,275
                                                              ===========      ========

        The accompanying notes are an integral part of these statements

                              VESTIN FUND II, LLC

                              STATEMENTS OF INCOME
                                  (UNAUDITED)

                                                                 FOR THE          FOR THE
                                                              THREE MONTHS      SIX MONTHS
                                                                  ENDED            ENDED
                                                              JUNE 30, 2001    JUNE 30, 2001
                                                              -------------    -------------
Revenues
  Interest income from investment in mortgage loans.........    $  8,085         $  8,085
  Other interest income.....................................       7,320            7,320
                                                                --------         --------
     Total revenues.........................................      15,405           15,405
Operating expenses
  Management fees to Managing Member........................          --               --
  Other.....................................................          20               20
                                                                --------         --------
     Total operating expenses...............................          20               20
                                                                --------         --------
Net income..................................................    $ 15,385         $ 15,385
                                                                ========         ========
Net income allocated to members.............................    $ 15,385         $ 15,385
                                                                ========         ========
Net income allocated to members per weighted average
  membership units..........................................    $   0.02         $   0.02
                                                                ========         ========
Weighted average membership units...........................     635,912          635,912
                                                                ========         ========

        The accompanying notes are an integral part of these statements

                              VESTIN FUND II, LLC

                          STATEMENT OF MEMBERS' EQUITY

                                                                UNITS        AMOUNT
                                                              ---------    -----------
Members' equity at December 31, 2000 (Unaudited)............     26,428    $        --
Issuance of units (net of offering costs)...................  1,093,540     10,573,775
Distributions...............................................         --             --
Reinvestments of distributions..............................         --             --
Net income..................................................         --         15,385
                                                              ---------    -----------
Members' equity at June 30, 2001 (Unaudited)................  1,119,968    $10,589,160
                                                              =========    ===========

        The accompanying notes are an integral part of these statements

                              VESTIN FUND II, LLC

                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                 FOR THE
                                                               SIX MONTHS
                                                                  ENDED
                                                              JUNE 30, 2001
                                                              -------------
Cash flows from operating activities:
  Net income................................................   $    15,385
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Increase on interest and other receivables.............        (8,085)
                                                               -----------
       Net cash provided by operating activities............         7,300
Cash flows from investing activities:
  Purchase of investments in mortgage loans.................    (8,473,473)
  Investment in certificates of deposit.....................      (250,000)
                                                               -----------
       Net cash used by investing activities................    (8,723,473)
Cash flows from financing activities:
  Proceeds from issuance of membership units................    10,573,775
                                                               -----------
       Net cash provided by financing activities............    10,573,775
                                                               -----------
Net increase in cash........................................     1,857,602
Cash, beginning of period...................................            --
                                                               -----------
Cash, end of period.........................................   $ 1,857,602
                                                               ===========
Supplemental disclosure of financial information:
  Non cash financing activities;
     Conversion of offering costs to membership units.......   $   593,026
                                                               ===========

        The accompanying notes are an integral part of these statements

                              VESTIN FUND II, LLC

                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 2001

NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BASIS OF PRESENTATION

     Vestin Fund II, LLC, a Nevada Limited Liability Company, (the Company) is primarily engaged in the business of mortgage lending. The Company invests in loans secured by real estate through deeds of trust and mortgages. The Company was organized on December 7, 2000 (date of formation) and will continue until December 31, 2020 unless dissolved prior or extended thereto under the provisions of the Company's Operating Agreement.

     Prior to June 15, 2001, the Company was a development stage company. On June 13, 2001, the Company's Form S-11/A filed with the Securities and Exchange Commission became effective for the initial public offering of 50,000,000 units at $10 per unit. Consequently, the Company commenced operations on June 15, 2001. As of June 30, 2001, the Company sold 1,060,665 units of the total 50,000,000 units offered. The Company will continue to offer its remaining unsold units to the public for a period of up to two years following the effective date of its Form S-11/A.

     The Manager of the Company is Vestin Mortgage, Inc., a Nevada corporation engaged in the business of brokerage, placement and servicing of commercial loans secured by real property. The Manager is a wholly-owned subsidiary of Vestin Group, Inc., a Delaware Corporation, whose common stock is publicly held and is traded on the NASDAQ under the symbol "VSTN." The Operating Agreement provides that the Manager has exclusive control over the business of the Company; including the power to assign duties, to determine how to invest the Company's assets, to sign bills of sale, title documents, leases, notes, security agreements, mortgage investments and contracts, and to assume direction of the business operations.

     The financial statements have been prepared in accordance with Securities Exchange Commission requirements for interim financial statements. Therefore, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. The financial statements should be read in conjunction with the financial statements and notes thereto contained in the registration statement on Form S-11/A.

NOTE B -- INVESTMENT IN MORTGAGE LOANS

     Investment in mortgage loans as of June 30, 2001 are as follows:

Commercial.............................................  $3,730,090     44.02%
Construction...........................................     794,033      9.37%
Bridge.................................................   3,949,350     46.61%
                                                         ----------    ------
                                                         $8,473,473    100.00%
                                                         ==========    ======
First mortgages........................................  $8,245,023     97.30%
Second mortgages.......................................     228,450      2.70%
                                                         ----------    ------
                                                         $8,473,473    100.00%
                                                         ==========    ======

     The following is a schedule of maturities of investment in mortgage loans as of June 30, 2001 for the years ended December 31:

2001.....................................................  $1,022,473
2002.....................................................   7,450,990
                                                           ----------
                                                           $8,473,473
                                                           ==========

                              VESTIN FUND II, LLC

                                 JUNE 30, 2001

     The following is a schedule by geographic location of investment in mortgage loans as of June 30, 2001:

Nevada.................................................  $4,524,123     53.39%
Texas..................................................   3,949,350     46.61%
                                                         ----------    ------
                                                         $8,473,473    100.00%
                                                         ==========    ======

     As of June 30, 2001, all mortgage loan payments are current and all loans are performing in accordance with their terms. Accordingly, the Company's management estimates that an allowance for loan losses is not deemed necessary.

     The Company has three mortgage loan products consisting of bridge, commercial, and construction. Substantially all mortgage loans have similar effective interest rates ranging from 13% to 14%. Revenue by product will fluctuate based upon relative balances during the period. Due to the similar nature of the effective interest rates, the Company does not report revenues by product type.

NOTE C -- DEFERRED OFFERING COSTS

     As of June 30, 2001, the Company incurred approximately $593,000 of offering costs paid by Vestin on behalf of the Company to persons unrelated to Vestin, which amounts were recorded as deferred offering costs. At June 30, 2001, the Company converted these deferred offering costs to membership units in the Company since the minimum number of units to be sold was met. Any additional offering costs incurred by the Company to persons unrelated to Vestin will be converted to membership units in the Company up to an aggregate of $2,000,000 and any additional costs may be absorbed by the managing member.

NOTE D -- SUBSEQUENT EVENT

     Subsequent to June 30, 2001, the Company raised approximately $30,606,000 from the sale of its units through August 8, 2001.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

BACKGROUND

     Vestin Fund II, LLC (the "Company") was organized in December 2000 as a Nevada limited liability company for the purpose of investing in mortgage loans. The Company invests in loans secured by real estate through deeds of trust and mortgages. Prior to June 15, 2001, the Company was a development stage company.

     The Company's manager is Vestin Mortgage, Inc., a licensed mortgage company in the State of Nevada (the "Manager"). Vestin Mortgage is a wholly-owned subsidiary of Vestin Group, Inc., a Delaware corporation, whose common stock is publicly held and traded on the NASDAQ under the ticker symbol "VSTN." Vestin Mortgage, Inc. is also the manager of Vestin Fund I, LLC (formerly DM Mortgage Investors, LLC) which is a similar fund to Vestin Fund II, LLC.

     The following financial review and analysis is the Company's financial condition and results of operations for the three-month period ended June 30, 2001. Prior to June 15, 2001, the Company was a development stage company with no operational activities. This information should be read in conjunction with the Company's financial statements and accompanying notes and other detailed information regarding the Company appearing elsewhere in this Form 10-Q.

FORWARD LOOKING STATEMENTS

     When used in this Quarterly Report on Form 10-Q the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," or similar expressions are intended to identify "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including but not limited to changes in interest rates, and fluctuations in operating results. Such factors which are discussed in Management's Discussion and Analysis of Financial Condition and Results of Operations, could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinion or statements expressed herein with respect to future periods. As a result, the Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made.

OVERVIEW

     On June 13, 2001, the Company's Registration Statement as filed with the Securities and Exchange Commission became effective for the initial public offering of up to 50,000,000 units at $10 per unit. The Company commenced operations on June 15, 2001. As of June 30, 2001, the Company sold approximately 1,057,000 units of the total 50,000,000 units offered. Additionally, the Company issued approximately 59,000 units to its Manager for offering costs paid by them on the Company's behalf. The Company will continue to offer unsold units to the public for a period of up to two years following the effective date of the Registration Statement.

SUMMARY OF FINANCIAL RESULTS

                                                    THREE MONTHS      SIX MONTHS
                                                        ENDED            ENDED
                                                    JUNE 30, 2001    JUNE 30, 2001
                                                    -------------    -------------
Total revenues....................................    $ 15,405         $ 15,405
Total expenses....................................    $     20         $     20
                                                      --------         --------
Net income........................................    $ 15,385         $ 15,385
                                                      ========         ========
Earnings per unit:
  Net income allocated to members per weighted
     average membership units.....................    $   0.02         $   0.02
                                                      ========         ========
  Annualized net interest yield to members(a).....        4.80%            4.80%
  Weighted average membership units...............     635,912          635,912

-------------------------
(a) The annualized net interest yield to unit holders is calculated based upon the net income allocated to unit holders per weighted average units as of June 30, 2001 divided by 1/2 (number of months from June 15, 2001 (Date of commencement) through June 30, 2001) and multiplied by twelve (12) months, then divided by ten (the $10 cost per unit).

     Net income for the three and six months ended June 30, 2001 was derived primarily from interest income on mortgage loans approximating $8,000 and interest income of approximately $7,000 earned on cash and cash equivalents held at bank institutions.

INVESTMENT IN MORTGAGE LOANS SECURED BY REAL ESTATE PORTFOLIO

     As of June 30, 2001, the Company invested in mortgage loans secured by real estate approximating $8,473,000. Such loans consisted of five (5) loans of which four (4) loans are secured through first deeds of trust and one (1) loan is secured through a second deed of trust. The following is a summary of the Company's investment in mortgage loans as of June 30, 2001:

                                              LOAN
                                             AMOUNT
                            LOAN AMOUNT    COMMITTED/
                               FUNDED       FUNDED BY      LOAN TO
                             BY VESTIN        OTHER       APPRAISED    VALUE   INTEREST    LOAN
         BORROWER           FUND II, LLC    INVESTORS       VALUE      RATIO     RATE     LENGTH     LOAN TYPE     COLLATERAL
         --------           ------------   -----------   -----------   -----   --------   -------   ------------   ----------
Paradise Canyon...........   $  228,450    $ 8,771,550   $20,454,000   44.0%     13.5%    12 mos.   Commercial     Land and
                                                                                                                    Building
Donald Zeiter.............   $  655,415    $ 1,007,535   $ 2,450,000   67.9%     13.0%    12 mos.   Construction   Land and
                                                                                                                    Building
Capital Corporation.......   $  138,618    $ 1,201,382   $ 2,145,000   62.4%     13.0%    12 mos.   Construction   Land and
                                                                                                                    Building
American Realty Trust.....   $3,949,350    $ 1,300,650   $16,160,000   32.5%     14.0%    12 mos.   Bridge         Land and
                                                                                                                    Building
Arroyo Heights............   $3,501,640    $ 6,498,360   $33,500,000   30.0%     14.0%    12 mos.   Commercial     Land and
                                                                                                                    Building
                             ----------    -----------   -----------   ----
                             $8,473,473    $18,779,477   $74,709,000   25.1%
                             ==========    ===========   ===========   ====

     As of June 30, 2001, investment in loans secured by real estate are invested in loans with a weighted average interest yield of 13.8% maturing within the next twelve (12) months.

     Losses may be expected to occur when funding mortgage loans. The amount of losses will vary as the loan portfolio is affected by changing economic conditions and the financial position of borrowers. There is no precise method of predicting potential losses.

     The conclusion that the Company's loans may become uncollectible, in whole or in part, is a matter of professional judgment. Conventional lenders such as traditional banks and savings and loan institutions are subject to federal and state regulations that require such lenders to perform ongoing analyses of their loan portfolios, loan to value ratios, reserves, etc., and to obtain current information regarding their borrowers and the securing properties. As a non-conventional lender, the Company is not subject to such regulations and has not adopted these practices. Rather, in connection with the quarterly and annual closing of the Company's accounting records and the preparation of the Company's financial statements, the Manager evaluates investments in mortgage loans and determines whether the allowance for loan losses is adequate to cover the Company's potential losses. As of June 30, 2001 the Manager determined that no allowances for loan losses was necessary.

     The Manager's professional judgment of the adequacy of allowance for loan losses may include: considerations of economic conditions, borrower's financial condition, evaluation of industry trends, review and evaluation of loans identified as having loss potential, and quarterly review by the Manager's loan committee.

CAPITAL AND LIQUIDITY

     Liquidity is a measure of a company's ability to meet potential cash requirements, including ongoing commitments to fund lending activities and for general operation purposes. The Company believes that interest earned from both investment loans and cash held at bank institutions in the next twelve months will be sufficient to meet the Company's capital requirements. The Company does not anticipate the need for hiring any employees, acquiring fixed assets such as office equipment or furniture, or incurring material office expenses during the next twelve months because the Manager will manage the Company's affairs. The Company may pay the Manager an annual management fee of up to 0.25% of the Company's aggregate capital contributions. Pursuant to the Company's Operating Agreement the maximum amount of management fees the manager was entitled to receive during the three months ended June 30, 2001 was $2,333. For the six months ended, the Company did not pay the manager any management fees.

     During the six months ended June 30, 2001, cash flows provided by operating activities approximated $7,300. Investing activities consisted of investment in loans secured by real estate in the amount of $8.5 million, and investment in certificate of deposits of $0.3 million. Financing activities consisted of proceeds from the sale of units in the amount of $10.6 million.

     The Company will rely upon the cash flow from operations to provide for its capital requirements. The Manager believes that cash generated from operations will be sufficient to provide for its capital requirements for at least the next 12 months. The Company has sold approximately $10.6 million in units of the fund as of June 30, 2001.

     At June 30, 2001, the Company had $1.9 million in cash, $0.3 million in certificates of deposit and $10.6 million in total assets. On the same date, the Company had no liabilities. Accordingly, it appears the Company has sufficient working capital to meet its operating needs in the near term.

     The Company maintains working capital reserves of at least 3% of aggregate members' capital accounts in cash and cash equivalents, and certificates of deposits. This reserve is available to pay expenses in excess of revenues, satisfy obligations of underlying security properties, expend money to satisfy unforeseen obligations and for other permitted uses of the working capital. Working capital reserves of up to 3% are included in the funds committed to loan investments in determining what proportion of the offering proceeds and reinvested distributions have been invested in mortgage loans.

           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     The Company is exposed to market risk, primarily from changes in interest rates. The Company does not deal in any foreign currencies and does not own any options, futures or other derivative instruments. The Company does not have any debt.

     Most of the Company's assets consist of investments in mortgage loans. At June 30, 2001, the Company's aggregate investment in mortgage loans was approximately $8,473,000 with a weighted average effective interest rate of 13.8%. Most of these mortgage loans have a term of 12 months. All of the outstanding mortgage loans at June 30, 2001 were fixed rate loans. All of the mortgage loans are held for investment purposes; none are held for sale. Most of the mortgage loans do not have prepayment penalties.

     Changes in interest rates would not affect the asset value of the Company's investment in mortgage loans. However, a significant change in interest rates could affect the Company's operating results. If interest rates decline significantly, some of the borrowers could prepay their loans with the proceeds of a refinancing at lower interest rates. This would reduce the Company's earnings and funds available for distribution to unit holders. On the other hand, a significant increase in interest rates could result in a slowdown in real estate development activity which would reduce the demand for commercial mortgage loans. As a result, the Company might encounter greater difficulty in identifying appropriate borrowers. The Company is not in a position to quantify the potential impact on its operating results from a material change in interest rates.

     For the six months ended June 30, 2001, the Company invested $250,000 in certificates of deposit and other short-term deposit accounts. The Company anticipates that at least 3% of its assets will be held in such accounts as a cash reserve; additional deposits in such accounts will be made as funds are received by the Company from new investors and repayment of loans pending the deployment of such funds in new mortgage loans. The Company believes that these financial assets do not give rise to significant interest rate risk due to their short term nature.

PART B

                      VESTIN GROUP, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 2001
                                  (UNAUDITED)

ASSETS
Cash........................................................  $   629,349
Accounts receivable.........................................    3,218,630
Due from stockholder........................................      244,573
Due from related parties....................................       22,271
Notes receivable............................................    1,063,464
Investments in marketable securities available for sale.....       45,683
Investments in mortgage loans on real estate................    5,248,747
Other investments...........................................    2,221,526
Prepaid expenses............................................      250,000
Other assets................................................      163,274
Property and equipment......................................      276,659
Deferred tax assets.........................................      343,446
                                                              -----------
     Total assets...........................................  $13,727,622
                                                              ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses.......................  $ 1,445,161
Income taxes payable........................................    1,680,012
Due to related parties......................................      155,442
Line of credit..............................................    2,000,000
Note payable................................................      950,000
                                                              -----------
     Total liabilities......................................    6,230,615
                                                              -----------
Commitments and contingencies...............................           --
Stockholders' equity
  Preferred stock, $.0001 par value; 20 million shares
     authorized; no shares issued...........................           --
  Common stock, $.0001 par value; 100 million shares
     authorized; 6,989,270 shares issued, 6,131,870 shares
     outstanding............................................          699
  Treasury stock, at cost...................................     (707,482)
  Additional paid-in capital................................    2,204,269
  Retained earnings.........................................    7,088,916
  Note receivable from related party........................     (940,710)
  Accumulated other comprehensive loss......................     (148,685)
                                                              -----------
     Total stockholders' equity.............................    7,497,007
                                                              -----------
     Total liabilities and stockholders' equity.............  $13,727,622
                                                              ===========

          See Accompanying Notes to Consolidated Financial Statements

                      VESTIN GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                          FOR THE                   FOR THE
                                                    THREE MONTHS ENDED         SIX MONTHS ENDED
                                                         JUNE 30,                  JUNE 30,
                                                  -----------------------   -----------------------
                                                     2001         2000         2001         2000
                                                  ----------   ----------   ----------   ----------
Revenues
  Loan placement and related fees...............  $4,535,539   $3,592,309   $8,253,646   $6,234,576
  Interest income...............................     119,937      164,065      329,359      281,813
  Other income..................................      28,951        6,725       29,103           --
                                                  ----------   ----------   ----------   ----------
     Total revenues.............................   4,684,427    3,763,099    8,612,108    6,516,389
Expenses
  Sales and marketing expenses..................   1,962,262      470,875    4,435,173      927,574
  General and administrative expenses...........   2,333,753    1,187,857    4,377,142    2,393,559
  Interest expenses.............................      60,284       47,533      191,007       73,590
                                                  ----------   ----------   ----------   ----------
     Total expenses.............................   4,356,299    1,706,265    9,003,322    3,394,723
Income (loss) from continuing operations before
  provision for income taxes....................     328,128    2,056,834     (391,214)   3,121,666
Provision for income taxes......................     111,564      699,324     (133,013)   1,061,366
                                                  ----------   ----------   ----------   ----------
     Net income (loss) from continuing
       operations...............................     216,564    1,357,510     (258,201)   2,060,300
Discontinued operations
  Income from discontinued
     operations -- Financial Services Division,
     net of income taxes of $0, $74,835, $0, and
     $145,230...................................          --      145,268           --      281,918
                                                  ----------   ----------   ----------   ----------
     Net income (loss)..........................  $  216,564   $1,502,778   $ (258,201)  $2,342,218
                                                  ==========   ==========   ==========   ==========
Earnings per common share -- Basic Income (loss)
  from continuing operations....................  $     0.04   $     0.19   $    (0.04)  $     0.29
                                                  ==========   ==========   ==========   ==========
  Income from discontinued operations...........  $       --   $     0.02   $       --   $     0.04
                                                  ==========   ==========   ==========   ==========
  Net income (loss).............................  $     0.04   $     0.22   $    (0.04)  $     0.34
                                                  ==========   ==========   ==========   ==========
Earnings per common share -- Diluted Income
  (loss) from continuing operations.............  $     0.03   $     0.19   $    (0.04)  $     0.29
                                                  ==========   ==========   ==========   ==========
  Income from discontinued operations...........  $       --   $     0.02   $       --   $     0.04
                                                  ==========   ==========   ==========   ==========
  Net income (loss).............................  $     0.03   $     0.22   $    (0.04)  $     0.34
                                                  ==========   ==========   ==========   ==========
Weighted average number of common shares
  outstanding -- Basic..........................   6,160,809    6,989,270    6,169,363    6,989,270
                                                  ==========   ==========   ==========   ==========
Weighted average number of common shares
  outstanding -- Diluted........................   6,958,449    6,989,270    6,169,363    6,989,270
                                                  ==========   ==========   ==========   ==========

          See Accompanying Notes to Consolidated Financial Statements

                      VESTIN GROUP, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                  (UNAUDITED)

                                                                                                       NOTE        ACCUMULATED
                         PREFERRED STOCK      COMMON STOCK        TREASURY STOCK      ADDITIONAL    RECEIVABLE        OTHER
                         ---------------   ------------------   -------------------    PAID-IN     FROM RELATED   COMPREHENSIVE
                         SHARES   AMOUNT    SHARES     AMOUNT   SHARES     AMOUNT      CAPITAL        PARTY           LOSS
                         ------   ------   ---------   ------   -------   ---------   ----------   ------------   -------------
Balance at January 1,
  2001.................   --        $--    6,989,270    $699      2,400   $ (11,306)  $1,739,427    $      --       $(115,790)
Divestiture of L.L.
  Bradford and
  Company..............   --        --            --      --    800,000    (540,000)          --           --              --
Treasury stock
  acquired.............   --        --            --      --     55,000    (156,176)          --           --              --
Expenses related to
  issuance of common
  stock warrants.......   --        --            --      --         --          --      464,842           --              --
Note receivable from
  related party........   --        --            --      --         --          --           --     (940,710)             --
Unrealized loss on
  investments in
  marketable
  securities...........   --        --            --      --         --          --           --           --         (32,895)
Net loss...............   --        --            --      --         --          --           --           --              --
                           --       --     ---------    ----    -------   ---------   ----------    ---------       ---------
Balance at June 30,
  2001.................   --        $--    6,989,270    $699    857,400   $(707,482)  $2,204,269    $(940,710)      $(148,685)
                           ==       ==     =========    ====    =======   =========   ==========    =========       =========


                          RETAINED
                          EARNINGS      TOTAL
                         ----------   ----------
Balance at January 1,
  2001.................  $7,347,117   $8,960,147
Divestiture of L.L.
  Bradford and
  Company..............          --     (540,000)
Treasury stock
  acquired.............          --     (156,176)
Expenses related to
  issuance of common
  stock warrants.......          --      464,842
Note receivable from
  related party........          --     (940,710)
Unrealized loss on
  investments in
  marketable
  securities...........          --      (32,895)
Net loss...............    (258,201)    (258,201)
                         ----------   ----------
Balance at June 30,
  2001.................  $7,088,916   $7,497,007
                         ==========   ==========

          See Accompanying Notes to Consolidated Financial Statements

                      VESTIN GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                       FOR THE
                                                                   SIX MONTHS ENDED
                                                                       JUNE 30,
                                                              --------------------------
                                                                 2001           2000
                                                              -----------    -----------
Cash flows from operating activities:
  Net income (loss).........................................  $  (258,201)   $ 2,342,218
  Less net income from discontinued operations..............           --        281,918
                                                              -----------    -----------
  Income (loss) from continuing operations..................     (258,201)     2,060,300
  Adjustments to reconcile net income (loss) from continuing operations to net cash provided (used) by operating
    activities:
    Depreciation and amortization...........................       26,754          5,853
    Expenses related to warrants granted....................      464,842             --
  Changes in operating assets and liabilities:
    Accounts receivable.....................................     (779,599)       (22,782)
    Other assets............................................     (127,709)      (390,305)
    Due from stockholder....................................       87,289             --
    Due from related parties................................       (6,738)      (257,127)
    Prepaid expenses........................................     (250,000)            --
    Deferred tax asset......................................     (133,013)            --
    Accounts payable and accrued expenses...................      683,600        (83,336)
    Due to related parties..................................      (49,249)      (244,641)
    Income taxes payable....................................     (500,000)       861,366
                                                              -----------    -----------
      Net cash provided (used) by operating activities of
       continuing operations................................     (842,024)     1,929,328
Cash flows from investing activities:
  Purchase of property and equipment........................     (118,730)       (33,118)
  Cash advanced on notes receivable.........................     (812,500)      (926,210)
  Principal payments received on notes receivable...........      153,000             --
  Sale of real estate held for sale.........................      896,000             --
  Purchase of investment in marketable securities...........      (19,068)       (66,979)
  Purchase of other investments.............................     (679,289)      (295,192)
  Purchase of investments in mortgage loans on real estate,
    net of sales............................................     (700,719)            --
  Sale of investments in mortgage loans on real estate, net
    of purchases............................................           --      1,622,665
                                                              -----------    -----------
      Net cash provided (used) by investing activities of
       continuing operations................................   (1,281,306)       301,166
Cash flows from financing activities:
  Advances (payments) on line of credit, net................    2,000,000     (1,980,000)
  Payments on notes payable.................................     (140,000)        (5,661)
  Distributions to stockholders.............................           --        (60,035)
  Purchase of treasury stock................................     (156,176)            --
                                                              -----------    -----------
      Net cash provided (used) by financing activities of
       continuing operations................................    1,703,824     (2,045,696)
                                                              -----------    -----------
Net cash provided (used) by continuing operations...........     (419,506)       184,798
Net cash provided by discontinued operations................           --         60,035
                                                              -----------    -----------
Net change in cash..........................................     (419,506)       244,833
Cash, beginning of period...................................    1,048,855      1,093,044
                                                              -----------    -----------
Cash, end of period.........................................  $   629,349    $ 1,337,877
                                                              ===========    ===========
SUPPLEMENTAL CASH FLOW INFORMATION:
    Cash paid for interest..................................  $   191,007    $    73,590
                                                              ===========    ===========
    Cash paid for income taxes..............................  $   500,000    $        --
                                                              ===========    ===========

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

On March 15, 2000, 10,300 shares of common stock were issued to acquire all of the outstanding shares of Vestin Capital, Inc.

On March 31, 2000, 800,000 shares of common stock were issued to acquire all of the outstanding shares of L.L. Bradford & Company.

On January 31, 2000, 17,700 shares of common stock were issued to acquire all of the outstanding shares of Vestin Mortgage Advisors, Inc.

During January 2001, the Company sold real estate investments totaling $896,000 in exchange for a note receivable.

During January 2001, the Company divested its subsidiary, L.L. Bradford & Company, to the original shareholders of L.L. Bradford and Company in exchange for 800,000 shares of the Company's common stock.

          See Accompanying Notes to Consolidated Financial Statements

                      VESTIN GROUP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 1 -- BASIS OF PRESENTATION

     The accompanying consolidated financial statements have been prepared in accordance with Securities and Exchange Commission requirements for interim financial statements. Therefore, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The financial statements should be read in conjunction with the Forms 10-KSB and 10-KSB/A for the year ended December 31, 2000 of Vestin Group, Inc. ("Vestin" or "the Company").

     The results of operations for the interim periods shown in this report are not necessarily indicative of results to be expected for the full year. In the opinion of management, the information contained herein reflects all adjustments necessary to make the results of operations for the interim periods a fair statement of such operation. All such adjustments are of a normal recurring nature.

NOTE 2 -- OTHER INVESTMENTS

     In August 2000, the Securities Exchange Commissions ("SEC"), declared effective the registration statement of Vestin Fund I, LLC (Formerly DM Mortgage Investors, LLC) ("Fund I") under which it will offer up to 10,000,000 units at $10 per unit. Fund I invests in mortgage loans secured by real property. Vestin Mortgage, Inc. a subsidiary of the Company is the Managing Member of the Fund I. As of June 30, 2001, Vestin's investment in Fund I totals $1,000,000 which is included as other investments totaling $2,221,526. Vestin Mortgage, Inc., as the Managing Member, is entitled to an annual management fee of up to 0.25% of the aggregate capital contributions to Fund I which will be paid by Fund I. Fund I has not paid any management fees to Vestin Mortgage, Inc. for the three months ended June 30, 2001. As of June 30, 2001, the Company owed Fund I approximately $147,000 related to shared loan fees. This balance bears no interest and is due on demand.

     On June 19, 2001, Fund I completed the sale of its 10 million units at $10 per unit raising a total of $100 million as offered in Fund I's registration statement.

     In addition, in June 2001, the SEC declared effective the registration statement of Vestin Fund II, LLC ("Fund II") under which it will offer up to 50,000,000 units at $10 per unit. This new fund is similar to Vestin Fund I, LLC, as it will invest in mortgage loans secured by real property. As of June 30, 2001, Vestin's investment in Fund II approximated $593,000 which is included as other investments totaling $2,221,526. Vestin Mortgage, Inc. is also the managing member of Fund II entitling it to receive annual management fees of 0.25% of the aggregate capital contributions to Fund II which will be paid by Fund II. As of June 30, 2001, the Fund II has not paid any management fees to Vestin Mortgage, Inc.

NOTE 3 -- NOTE RECEIVABLE FROM RELATED PARTY

     Note receivable to related party totaling $940,710 at June 30, 2001 relates to amounts loaned to a shareholder, secured with 155,400 shares of the Company's common stock owned by this shareholder. The note bears no interest and matures on January 31, 2002.

NOTE 4 -- RELATED PARTY TRANSACTIONS

     During the second quarter ended June 30, 2001, the Company paid $37,500 for accounting services to an entity majority owned by the President and CFO of the Company.

NOTE 5 -- TREASURY STOCK

     During the second quarter ended June 30, 2001, the Company acquired 55,000 shares of treasury stock for a total value of approximately $156,000. As of June 30, 2001, the Company has a total of

                      VESTIN GROUP, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

857,400 shares held in treasury. Certain reclassifications have been made to stockholder equity to properly account for the transaction with L.L. Bradford & Company.

NOTE 6 -- LINES OF CREDIT

     In June 2001, a line of credit with a financial institution was extended for one year and increased by $1 million for a total of $4 million. The $4 million line of credit has a new expiration date of June 2002. As of June 30, 2001, the outstanding principal balance on this line of credit was zero.

     In addition, the Company was extended a $2 million line of credit with another financial institution which is payable in installments of interest only at the prime lending rate plus 2% and has an expiration date of June 2002. The line of credit is guaranteed by the Company's majority stockholder. As of June 30, 2001, the entire principal balance on this line of credit was outstanding.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

BACKGROUND

     Vestin Group, Inc., was incorporated in Delaware on June 2, 1998 under the name Sunderland Acquisition Corporation ("Vestin Group"). Vestin Group is a holding company which conducts all of its operations through its wholly owned subsidiaries. Vestin Group together with its subsidiaries shall be hereinafter referred to as the "Company."

     On August 13, 1998, Vestin Group filed a Registration Statement on Form 10-SB under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), registering its class of common stock, $.0001 par value per share (the "Common Stock"). On April 27, 1999, Vestin Group acquired all the outstanding capital stock of Capsource, Inc., a licensed Nevada mortgage company ("Capsource"), in exchange for 20,000 shares of Vestin Group's Common Stock. Simultaneously with the acquisition of Capsource, Vestin Group acquired certain assets and assumed certain liabilities of Del Mar Mortgage, Inc. and Del Mar Holdings, Inc. (collectively, the "Del Mar Entities") in exchange for 4,891,270 shares of Common Stock of Vestin Group. The Del Mar Entities are controlled by Michael V. Shustek, Chief Executive Officer and Chairman of the Board of Vestin Group.

     As part of a corporate restructuring, Vestin Group transferred the commercial mortgage brokerage business of the Del Mar Entities to Capsource. On October 15, 1999, Vestin Group filed a Registration Statement on Form SB-2 registering 1,926,270 shares of its Common Stock held by various stockholders. On July 6, 2000, Capsource changed its name to Vestin Mortgage, Inc. ("Vestin Mortgage"). Vestin Mortgage is currently a wholly-owned subsidiary of Vestin Group and holds a mortgage broker's license in Nevada.

     In April 2000, Vestin Group acquired Vestin Capital, Inc., formerly DM Financial Services, Inc., a registered broker-dealer in 49 states ("Vestin Capital"). Vestin Group also acquired DM Mortgage Advisors, Inc., an Arizona based mortgage funding business which has changed its name to Vestin Mortgage Advisors ("VM Advisors"), in exchange for Vestin Group's Common Stock in December 1999. Both Vestin Capital and VM Advisors were wholly owned by Michael Shustek, who received 10,300 shares of Vestin Group's Common Stock for Vestin Capital, and 17,700 shares of Vestin Group's Common Stock for VM Advisors in connection with the acquisitions.

     Vestin Mortgage serves as the manager of Vestin Fund I, LLC (formerly DM Mortgage Investors, LLC), a Nevada limited liability company ("the Fund I"), which was organized to invest in mortgage loans. As of June 30, 2001, the Fund I had sold all of the 10 million units registered under a registration statement on Form S-11. The Company has also organized Vestin Fund II, LLC ("the Fund II"), a second limited liability company to invest in mortgage loans. The second company filed a registration statement on Form S-11 with the Securities Exchange Commission which was declared effective on June 13, 2001. Fund II will issue up to $500 million of its 50 million units. As of June 30, 2001, Fund II has raised approximately $10.5 million from the issuance of units.

THE COMPANY

     The Company is primarily engaged in the commercial mortgage brokerage business. The Company arranges loans to owners and developers of real property whose financing needs are not being met by traditional mortgage lenders. The underwriting standards and length of time required by traditional mortgage lenders, such as commercial banks, results in certain potential borrowers who are unable to or unwilling to go through the process required by traditional lenders. As a non-conventional lender, the Company focuses on the needs of borrowers unable or unwilling to meet the more restrictive requirements of traditional lenders. When evaluating prospective borrowers, the Company will typically focus on the value of collateral, which reduces the paperwork and time needed to evaluate other factors.

MANAGEMENT OF FUND I AND FUND II

     Vestin Mortgage is the Manager of both Fund I and Fund II. As manager, Vestin Mortgage evaluates prospective investments, selects the mortgages in which these Funds will invest and makes all investment decisions for these Funds. Additionally, Vestin Mortgage is responsible for all administrative matters such as accounting, tax and legal requirements for these Funds. Vestin Mortgage receives an annual management fee from each Fund of up to 0.25% of the aggregate capital contributions to each Fund. The Company may, in its sole discretion, waive its management fee. For the quarter ended June 30, 2001, the Company did not receive any management fees from either Fund I or Fund II. As of the same date, the Company received approximately 100,000 units in Fund I for expenses paid by the Company to unaffiliated third parties in connection with the offering of units in Fund I, and 59,000 units for expenses paid to third parties on behalf of Fund II. The Company's ownership in Funds I and II represent approximately 1% and 5% of the outstanding amount of units, respectively, as of June 30, 2001.

FINANCIAL REVIEW

     The following financial review and analysis concerns the financial condition and results of operations of the Company for the quarters ended June 30, 2001 and 2000 and for the six months ended June 30, 2001 and 2000. This information should be read in conjunction with the Company's unaudited Consolidated Financial Statements and accompanying notes and other detailed information regarding the Company appearing elsewhere in this Form 10-QSB.

RESULTS OF OPERATIONS

COMPARISON OF THE QUARTERS ENDED JUNE 30, 2001 AND JUNE 30, 2000 AND FOR THE SIX MONTHS ENDED JUNE 30, 2001 AND 2000

     The historical operations of the Company for the quarters ended June 30, 2001, and June 30, 2000 and for the six month periods ended June 30, 2001 and 2000 are analyzed as follows:

Revenue

     The Company reported total revenues of approximately $4.7 million for the three month period ended June 30, 2001, an increase of 24% from $3.8 million for the three month period ended June 30, 2000. The Company derived approximately 97% and 95% of its revenue in the quarters ended June 30, 2001 and 2000, respectively from its mortgage brokerage operations. The remaining revenue was principally generated by interest earned from investments in mortgage loans and bank depository accounts for the quarters ended June 30, 2001 and 2000.

     For the six months ended June 30, 2001, the Company reported a 32% increase in revenues of approximately $8.6 million as compared to $6.5 million for the same period of the previous year.

     The Company placed approximately $54.8 million and $72.8 million in mortgage loans in the three month periods ended June 30, 2001, and 2000, respectively. The Company uses funds from individual investors, Fund I, Fund II, and its own resources to fund loans to real estate developers and owners for raw land, acquisition and development, construction, commercial, residential and bridge loans.

     The revenues generated by the Company's mortgage brokerage operations for the three month periods ended June 30, 2001 and 2000 are as follows:

                                                              % OF                         % OF
              TYPE OF REVENUE                 6/30/01      TOTAL LOANS     6/30/00      TOTAL LOANS
              ---------------                ----------    -----------    ----------    -----------
Loan placement fees........................  $2,554,000        4.7        $2,481,000        3.4
Loan servicing fees........................  $1,297,000        2.4        $1,002,000        1.5
Loan extension fees........................  $  685,000        1.3        $  109,000        0.1
                                             ----------                   ----------
  Total....................................  $4,536,000                   $3,592,000
                                             ==========                   ==========

     Loan placement fees are directly related to the size of a particular loan and the creditworthiness of the borrower.

     Although the overall amount loaned decreased approximately 25% in second quarter of 2001, as compared to the second quarter in 2000, average loan placement fees increased from 3.4% of the loan amount to 4.7%. The increase in average points charged is primarily related to the placement of two large loans in the amount of $10 million each upon which an average of 6.5% loan origination fees were charged.

     Loan servicing fees are recorded as revenue when such services are rendered.

     Extension fees are recorded as revenue at the extension grant date for a particular loan.

Direct Investment

     Approximately 2% of revenues in the three month periods ended June 30, 2001 and 2000 were derived from investments in mortgage loans. As of June 30, 2001, the Company had approximately $5.2 million invested in mortgage loans. The Company earns additional income from interest earned on monies deposited with financial institutions.

Geographical Expansion

     Although the Company has historically focused its operations in certain Western states, the Company has commenced expansion of its operations throughout the U.S. The Company has developed a significant degree of knowledge with respect to the real estate markets in the Western states. Such knowledge is critical to the Company's business as it enables the Company to process loan applications more quickly than many conventional lenders. The Company is able to rapidly process loan applications in large part because the Company's underwriting standards focus heavily on the value of the underlying property rather than the creditworthiness of the borrower. The Company's ability to quickly assess the underlying value of real estate when it arranges the terms of a mortgage loan is therefore essential to its strategy of providing fast turnaround for loan applications.

     Real estate markets are significantly influenced by local conditions as well as by national economic conditions. Thus, real estate markets vary greatly from place to place and local knowledge of a real estate market is essential to prudent lending. In order to obtain such local knowledge, the Company intends to engage the services of local real estate brokers and real estate lawyers who are believed to be familiar with the markets into which the Company may expand. It is not possible at this time to predict in which areas the Company will expand or if the Company will be successful in this effort. Any difficulties encountered by the Company in this regard could slow down its expansion plans or could result in the Company placing loans which degrade its historical performance.

Sales and Marketing Expenses

     Sales and marketing expenses primarily consist of advertising costs, public relations expenses, commissions and travel expenses. Sales and marketing expenses amounted to approximately 42% and 13% of the Company's total revenues for the three month periods ended June 30, 2001 and 2000, respectively. The increase for the three and six month periods ending June 30, 2001 is primarily related to an increase in advertising costs approximating $0.8 million, an increase in public relations expenses of $0.6 million related to the Company engaging Joe Namath as a spokesperson and the Company's aggressive efforts to enter new markets such as Florida, Oregon, Texas, and Arizona.

General and Administrative Expenses

     General and administrative expenses include payroll and related expenses, consultation fees, professional fees, and general corporate expenses. General and administrative expenses of the Company amounted to $2.3 million or 50% of the total revenues for the second quarter of 2001, an increase of 96% from $1.2 million for the second quarter of 2000. The increase is a result of several factors including an increase in wages of $0.3 million, legal and professional fees of $0.2 million, as well as a general increase in general and administrative expenses related to the Company's growth. The Company has also entered into several other contracts including a consulting agreement for approximately $37,000 per month for general consulting.

     General and administrative expenses, for the six months ended June 30, 2001, approximated $4.4 million as compared to $2.4 million for the same period in 2000. The increase is related to a number of factors including an increase in wages approximating $1.0 million, legal and professional fees approximating $0.2 million, and consultation fees approximating $0.3 million as well as a general increase in general and administrative expenses related to the Company's growth.

Income Before Income Taxes

     As a result of the foregoing factors, results from continuing operations before provision for income taxes resulted in income of approximately $0.3 million for the three month period ended June 30, 2001 as compared to $2.1 million for the second quarter 2000.

     For the six month period ended June 30, 2001, the Company incurred a loss from continuing operations approximating $0.4 million as opposed to an income from continuing operations of $3.1 million for the six months ended June 30, 2000.

Discontinued Operations

     On March 31, 2000, the Company consummated a merger with L.L. Bradford & Company (LLB) acquiring all of LLB's capital stock in exchange for 800,000 shares of the Company's common stock. LLB operates as a certified public accounting and consulting practice in the State of Nevada. The Company accounted for this business combination as a pooling of interests. As a result of the Company's change in business focus in December 2000, the Company consummated a Purchase Agreement on January 1, 2001 with the former shareholders of LLB, whereby, the Company repurchased the 800,000 shares of its common stock originally issued to the former shareholders of LLB and divested itself of LLB. The Company has accounted for this divestiture as a spin-off in accordance with Accounting Principles Board Statement ("APB") No. 29. The repurchase was considered to be a distribution of nonmonetary assets to the former shareholders of LLB, whereby the rescission of prior business combination was based on the historical cost of the nonmonetary assets distributed and no gain or loss was recognized. The repurchase of the 800,000 shares is recorded as Treasury Stock at book value. The Consolidated Financial Statements for the second quarter 2000 reflect L.L. Bradford as a discontinued operation. Accordingly, the revenues, expenses, assets and liabilities, and cash flows of L.L. Bradford have been segregated in the consolidated income statements, and cash flows for the second quarter of 2000 as well as for the six months ended June 30, 2000. For the second quarter of 2000, discontinued operations generated income of approximately $145,000. For the six months ended June 30, 2000, discontinued operations generated income of approximately $282,000.

LIQUIDITY AND CAPITAL RESOURCES

     Liquidity is a measure of an entity's ability to meet potential cash requirements, including ongoing commitments to fund lending activities. The Company has historically met its capital requirements through cash flows from operations and its ability to access individual investors who acquire interests in mortgage loans.

     For the six months ended June 30, 2001, the cash flows used by operating activities of the Company approximated $.9 million or 10% of the Company's total revenue, compared to cash provided by operating activities of $1.9 million or 30% during the six month period ended June 30, 2000. Cash used in investing activities approximated $1.3 million or 15% of the Company's revenues during the six months ended June 30, 2001, compared to cash provided by investing activities approximating $0.3 million or 5% of total revenues during the same period of the prior year. The decrease in cash during the six months ended June 30, 2001 is primarily due to the increased advertising efforts approximating $2.5 million in order to penetrate new markets as well as engaging Joe Namath as a spokesperson which resulted in a cash outlay of $250,000.

     The Company has historically relied upon the cash flow from operations to provide for its capital requirements. During the six months ended June 30, 2001, the Company incurred an operating loss of $0.3 million and a negative operating cash flow of approximately $0.9 million. These results were largely a result of a significant increase in marketing, sales, and general and administrative expenses. Management believes that the results of the first six month period is not indicative of the results for the remainder of the year. The Company believes that cash generated from operations, together with cash and cash flows from investments in mortgage loans on real estate on hand at June 30, 2001, will be sufficient to provide for its capital requirements to sustain currently expected loan volumes for at least the next 12 months.

     However, the Company will require additional financing in order to expand its business operations. The Company maintains a $4,000,000 revolving line of credit with a financial institution. There was no balance outstanding on this line of credit as of June 30, 2001. The line of credit is payable in monthly installments of interest only at the prime lending rate plus 1.0% (6.75% at June 30, 2001) and expires on June 15, 2002. The line of credit is guaranteed by the Company's majority stockholder and is secured by the deeds of trust on the property being advanced against. The line of credit agreement limits payments of dividends on the Company's stock and transfers between related parties without prior written consent from the financial institution. The line of credit contains certain covenants, which the Company has complied with as of June 30, 2001.

     In addition, the Company, on June 26, 2001, secured a $2,000,000 line of credit with another financial institution of which the entire balance was outstanding as of June 30, 2001. The line of credit is payable in installments of interest only at the prime lending rate plus 2% and expires on June 26, 2002. The line of credit is guaranteed by the Company's majority stockholder.

FUNDING SOURCES

     In order to maintain and expand its business, the Company must have access to funding sources that are prepared to invest in mortgage loans which the Company brokers. Historically, the Company has relied primarily upon individual investors for this purpose. Of the approximately $54.8 million of mortgage loans placed by the Company in the three month period ended June 30, 2001, $37.8 million was funded by Fund I, $8.3 million was funded by Fund II, and the remainder was funded by individual investors. The Company has generally experienced a high rate of investors choosing to reinvest through the Company after their mortgage loans mature. For the second quarter 2001, approximately 90% of the individuals who invested through the Company have chosen to reinvest in the loans brokered by the Company. This has provided the Company with a reasonably reliable source of funding for mortgage loans. However, no assurance can be given that the Company will enjoy the same reinvestment rate in the future.

     The Company is currently acting as manager of Fund I and Fund II, limited liability companies organized to invest in mortgage loans. As of June 30, 2001, Fund I has raised the entire $100,000,000 as set forth in its registration statement through a public offering of its units. Fund II has raised approximately $10.5 million through a public offering of its units. Fund II will offer of up to $500,000,000 of its units to the public. The success of raising funds by both Fund I and Fund II will provide an additional source of funding for mortgage loans placed by the Company.

     The Company's ability to attract investors to acquire interests in mortgage loans, either directly or through the limited liability companies discussed above, depends upon a number of factors, some of which are beyond the Company's control. The key factors in this regard include general economic conditions, the condition of real estate markets, the availability of alternative investment opportunities, the Company's track record and the Company's reputation. The Company believes that its ability to attract investors for mortgage loans has been enhanced by the high historical yields generated by such mortgage loans. These yields may prove more attractive in the near term if equity markets continue to decline.

     Notwithstanding the high historical yields generated by its mortgage loans, the Company believes its ability to attract investors may be impaired by the Company's small size and limited operating history. In addition, the mortgage loan investments offered by the Company are not federally insured as are certain bank deposits and the mortgage loan interests are generally illiquid as compared to government or corporate bonds. Thus, the Company's ability to generate high yields is critical to offsetting some of the disadvantages of investments in mortgage loans. The Company's ability to attract investors would suffer if the performance of Company-brokered mortgage loans declines or if alternative investment vehicles offering comparable rates and greater safety or liquidity become available.

     In order to address these issues, the Company has pursued a strategy of:
(i) using great care in the selection of mortgage loans in order to maintain its current track record, and (ii) developing additional funding sources such as the Company-managed limited liability companies discussed above. In this manner, the Company is seeking to maintain its access to funding from current investors while broadening its funding sources, thereby enabling it to expand the scope of its mortgage brokerage operations. No assurance can be given that the Company will be successful in this effort. If its access to funding sources deteriorates for any reason, then the scope of the Company's operations may decline proportionately.

     The Company is also exploring additional sources of funding including new and/or expanded credit facilities. There can be no assurance that the Company will be able to obtain any additional financing.

FACTORS AFFECTING THE COMPANY'S OPERATING RESULTS

     This quarterly report and other written reports and oral statements made from time to time by the Company may contain forward looking statements. Such forward looking statements may be identified by the use of such words as "expects," "plans," "estimates," "forecasts," "projects," "anticipates," "believes" and words of similar meaning. Forward looking statements are likely to address such matters as the Company's business strategy, future operating results, future sources of funding for mortgage loans brokered by the Company, future economic conditions and pending litigation involving the Company. As a result, investors should carefully consider any forward looking statements in light of the various factors which could affect future results. Some of these factors are discussed below.

     The Company's business is subject to numerous factors affecting its operating results. In addition to the factors discussed above, the Company's operating results may be affected by:

LIMITED EXPERIENCE IN CERTAIN REAL ESTATE MARKETS.

     Currently, the Company brokers mortgage loans primarily in areas in which Vestin Mortgage has substantial experience such as Arizona, California and Nevada. Depending on the market and on the Company's performance, it plans to expand the Company's operations throughout the United States. However, Vestin Mortgage has limited experience outside of certain western states. Real estate markets vary greatly from location to location. Vestin Mortgage's limited experience in most U.S. real estate markets may impact its ability to make prudent investment decisions and may delay the loan approval process. This delay could have a material impact on the Company's competitive advantage of providing fast loan approvals. Accordingly, Vestin Mortgage plans to utilize independent real estate advisors located in markets where Vestin Mortgage lacks experience for consultation prior to making investment decisions. No assurance can be given such advisors will provide effective assistance to the Company.

DEPENDENCE ON KEY PERSONNEL.

     The Company's success depends upon the continued contributions of certain key personnel, including Michael V. Shustek, Stephen J. Byrne and Lance Bradford, each of whom would be difficult to replace because of his extensive experience in his field, extensive market contacts and familiarity with the Company's activities. If any of these key employees were to cease employment, the Company's operating results could suffer. The Company's future success also depends in large part upon its ability to hire and retain additional highly skilled managerial, operational and marketing personnel. Should the Company be unable to attract and retain skilled personnel, the Company's performance may suffer.

RISKS OF UNDERWRITING STANDARDS AND PROCEDURES.

     - The Company's underwriting standards and procedures are more lenient than conventional lenders in that the Company will invest in loans to borrowers who will not be required to meet the credit standards of conventional mortgage lenders.

     - The Company approves mortgage loans more quickly than other mortgage lenders. Due to the nature of loan approvals, there may be a risk that the credit inquiry the Company performs may not reveal all material facts pertaining to the borrower and the security.

     The Company's results of operations will vary with changes in interest rates and with the performance of the relevant real estate markets.

     - If the economy is healthy, the Company expects that more people will be borrowing money to acquire, develop or renovate real property. However, if the economy grows too fast, interest rates may increase too much and the cost of borrowing may become too expensive. This could result in a slowdown in real estate lending which may mean the Company will have fewer loans to acquire, thus reducing its revenues and the distributions to stockholders.

     - One of the results of interest rate fluctuations is that borrowers may seek to extend their low-interest-rate mortgage loans after market interest rates have increased. Generally, the Company's loan documents permit the Company to raise the interest rate it charges on extended loans anywhere from between 3/4% to 3% from the then-current rate on the loan. This creates three risks for the Company:

          (i) There can be no assurance that this permitted rate increase will be adequate if interest rates have increased beyond the range contemplated by the Company's loan documents.

          (ii) If interest rates rise, borrowers under loans with monthly or quarterly principal payments may be compelled to extend their loans to decrease the principal paid with each payment because the interest component has increased. If this happens, there is a higher risk that the borrower may default on the extended loan, and the increase in the interest rate on the loan may not be adequate compensation for the increased risk. Distributions on mortgage loans placed by the Company may decline if lenders are unable to reinvest at higher rates or if an increasing number of borrowers default on their loans.

          (iii) If, at a time of relatively low interest rates, a borrower prepays obligations that have a higher interest rate from an earlier period, investors will likely not be able to reinvest the funds in mortgage loans earning that higher rate of interest. In the absence of a prepayment fee, the investors will receive neither the anticipated revenue stream at the higher rate nor compensation for their loss. This in turn could harm the Company's reputation and may make it more difficult for the Company to attract investors willing to acquire interests in mortgage loans.

COMPETITION FOR FUNDS

     The ability of the Company to access funds for mortgage loans depends upon the perceived attractiveness of yields on loans placed by the Company, the safety of the underlying investment, the Company's reputation, general economic conditions and real estate market conditions. The Company's principal advantage in attracting investors is the high historical yields generated by loans brokered by the Company. The Company is at a disadvantage compared to alternative investment vehicles to the extent that an investment in mortgage loans lacks liquidity and is not guaranteed or insured by a governmental agency. In addition, the fact that the Company is smaller than many of the full service financial firms offering alternative investment vehicles and has a more limited operating history may be disadvantages in seeking to attract investors.

COMPETITION FOR BORROWERS

     The Company considers its competitors for borrowers to be the providers of non-conventional mortgage loans, that is, lenders who offer short-term, equity-based loans on an expedited basis for slightly higher fees and rates than those charged by conventional lenders. To a lesser extent, the Company also competes with conventional mortgage lenders and mortgage loan investors, such as commercial banks, thrifts, conduit lenders, insurance companies, mortgage brokers, pension funds and other financial institutions that offer conventional mortgage loans. Many of the companies against which the Company competes have substantially greater financial, technical and other resources than the Company. Competition in the Company's market niche depends upon a number of factors, including price and interest rates of the loan, speed of loan processing, cost of capital, reliability, quality of service and support services.

     REVISION TO DEALER REQUIREMENTS UNDER "INVESTOR SUITABILITY STANDARDS"

     In addition, the NASAA Guidelines require each dealer selling our units to determine that an investment in our units is a suitable and appropriate investment for each prospective investor. In making this determination, the dealer shall ascertain that a prospective investor can meet the established minimum income and net worth standards, reasonably benefit from an investment in our units based on their overall investment objectives and portfolio structure and bear the risks of the investment based on their overall financial condition. They must also determine whether a prospective investor has an apparent understanding of the fundamental risks of the investment, the potential risk of losing the entire investment, the lack of liquidity and restrictions on transferability of the units, the background and qualifications of Vestin Mortgage and the tax consequences of the investment.

                            REVISION TO "MANAGEMENT"

     Vestin Mortgage is currently engaged in litigation in the State of Nevada. Vestin Mortgage, Vestin Group, Michael Shustek and various affiliates of Mr. Shustek are defendants in a civil action entitled Desert Land, L.L.C. et al. v. Owens Financial Group, Inc., et. al., currently pending in the United States District Court for the District of Nevada (the "Civil Action"). The Civil Action was initiated by a borrower which defaulted on various loans arranged by Vestin Mortgage. The Civil Action alleges 18 claims for relief including intentional interference with contractual relations and prospective economic advantage, breach of contract, fraudulent inducement, economic duress, common law fraud and securities fraud. The Civil Action seeks rescission of various contracts entered into between plaintiffs and defendants, compensatory damages in excess of $10,000,000 and punitive damages, among other remedies. The Civil Action was filed on December 7, 2000. The Civil Action is currently in the pleading stage; defendants intend to deny the allegations and vigorously contest the Civil Action.

                  REVISION TO NEW MEXICO SUITABILITY STANDARDS

             1. MINIMUM NET
            WORTH AND MINIMUM   MINIMUM NET   2. ADDITIONAL
 STATE(S)     GROSS INCOME         WORTH        STANDARDS
----------  -----------------   -----------   -------------
New Mexico  $125,000/$50,000     $250,000          N/A

                  REVISION TO TENNESSEE SUITABILITY STANDARDS

             1. MINIMUM NET
            WORTH AND MINIMUM   MINIMUM NET   2. ADDITIONAL
 STATE(S)     GROSS INCOME         WORTH        STANDARDS
----------  -----------------   -----------   -------------
Tennessee   $250,000/$65,000     $500,000          N/A

     REVISION TO "CAPITAL ACCOUNTS" UNDER "SUMMARY OF OPERATING AGREEMENT,
                  RIGHTS OF MEMBERS AND DESCRIPTION OF UNITS"

     As a result, depending upon when units are purchased, the units purchased by our members for ten dollars will likely have:

     - differing distribution and income amounts from our mortgage loans due to the variance in the capital accounts of members, and

              REVISION TO ARTICLE 9.2.2 OF THE OPERATING AGREEMENT

     Article 9.2.2 of the Operating Agreement has been amended by deleting the phrase "as determined in the above paragraph" and in lieu thereof inserting "as determined under Article 9.2.1."

               REVISION TO ARTICLE 14 OF THE OPERATING AGREEMENT

     Article 14 of the Operating Agreement has been amended by adding the following after the first sentence: "The total amount of fees received by the Manager from borrowers in connection with making loans will not exceed the combined amount of Front-End Fees and other fees which would be permitted under the NASAA Guidelines if paid directly by the Company to the Manager."

                      REVISION TO COVER PAGE OF PROSPECTUS

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                    REVISION TO MAXIMUM CAPITAL CONTRIBUTION

     To the extent that expenses consist of payments to non-affiliated third parties, such payments will be deemed a capital contribution to the fund, up to 2% of the total capital contribution received in this offering, provided that in no event shall such amount exceed $1,100,000.

                       PERFORMANCE OF VESTIN FUND I, LLC

     For the 12 month period ended August 31, 2001, Vestin Fund I, LLC (formerly DM Mortgage Investors, LLC) paid its investors a rate of return in excess of 14.25%.

     The yield is calculated based upon the accumulated earnings of the fund and distributions to members, divided by the average number of units held by members, compounded monthly.

                                                    This filing is made pursuant
                                                         to Rule 424(b)(3) under
                                                           the Securities Act of
                                                         1933 in connection with
                                                      Registration No. 333-52484
                                 June 20, 2001

PROSPECTUS

                                50,000,000 UNITS
                     OF LIMITED LIABILITY COMPANY INTEREST

                              VESTIN FUND II, LLC
                            ------------------------

    Vestin Fund II, LLC is a Nevada limited liability company (the "Fund"). We invest in mortgage loans, which are loans where our collateral is real property. The loans will be selected for us by our Manager, Vestin Mortgage, Inc. (formerly Capsource, Inc.; "Vestin Mortgage"). Vestin Mortgage will originate and service our mortgage loans and will be responsible for our day to day operations.

    We are offering and selling to the public up to a maximum of 50,000,000 units for $10.00 per unit. This Offering includes units to be issued under our distribution reinvestment plan.

---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
                                               PRICE TO               SELLING COMMISSIONS/             PROCEEDS TO
                                                PUBLIC              EXPENSE REIMBURSEMENT(2)             THE FUND
---------------------------------------------------------------------------------------------------------------------------
Per Unit............................            $10.00                         --                         $10.00
---------------------------------------------------------------------------------------------------------------------------
Total Maximum.......................      $500,000,000.00(1)                   --                   $500,000,000.00(1)
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

    (1) Includes units purchased under our distribution reinvestment plan.

    (2) All selling commissions and expenses related to this Offering will be paid by Vestin Mortgage. To the extent that such expenses consist of payments to non-affiliated third parties, such payments will be deemed a capital contribution to us, up to 2% of the total capital contribution received in this Offering, provided that in no event shall such amount exceed $2,000,000.

    Of the total net proceeds we receive from this Offering, we intend to use 3% as a cash reserve and we intend to invest 97% in mortgage loans. Thus, if the minimum number of units are sold, we will have $1,455,000 to invest in mortgage loans. If the maximum number of units are sold, we will have $485,000,000 to invest in mortgage loans.

    The most significant risks to your investment include:

    - Restricted right to sell or transfer your units

    - Investment in unspecified mortgage loans

    - Restricted distributions and increased risk due to leveraging

    - Total reliance on Vestin Mortgage

    - Possible lack of asset diversification

    - Conflicts of interest for Vestin Mortgage

    - Payment of substantial fees to Vestin Mortgage

    - Recent organization and lack of significant assets, operating history and financing sources.

    - Tax risks of the Offering and membership in the Fund

    - Limited voting rights of investors

 YOU SHOULD READ THE COMPLETE DISCUSSION OF THE RISK FACTORS BEGINNING ON PAGE
                                      10.

    Units will be sold by Vestin Capital, Inc. (formerly DM Financial Services, Inc.; "Vestin Capital"), the lead dealer selling our units in this Offering, as well as by Vestin Mortgage, where permitted. Vestin Capital and Vestin Mortgage are both owned by the same company, Vestin Group, Inc. (formerly known as Sunderland Corporation; "Vestin Group").

    You must purchase at least 200 units for $2,000 (some states may require higher minimum purchases). To purchase units, you must first sign the enclosed subscription agreement and make the representations and warranties included in that agreement. We will sell up to 50,000,000 units. We will terminate the Offering on June 30, 2003.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE UNITS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. NO ONE IS PERMITTED TO MAKE ANY ORAL OR WRITTEN PREDICTIONS ABOUT THE CASH BENEFITS OR TAX CONSEQUENCES YOU WILL RECEIVE FROM YOUR INVESTMENT.

                        PROSPECTUS DATED JUNE 20, 2001.

                         NOTICE TO CALIFORNIA RESIDENTS

     Any certificates representing units resulting from any offers or sales of units to California residents will bear the following legend restricting transfer:

          It is unlawful to consummate a sale or transfer of this security, or any interest therein, or to receive any consideration therefore, without the prior written consent of the Commissioner of the Corporation of the State of California, except as permitted in the Commissioner's Rules.

A copy of the applicable rule of the California Commissioner of Corporations will be furnished to each California investor by Vestin Mortgage.

                        NOTICE TO PENNSYLVANIA RESIDENTS

     Because the minimum closing amount is less than $50,000,000, you are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of program subscriptions.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
SUMMARY.....................................................    1
RISK FACTORS................................................   10
  Investment Risks..........................................   10
     You will not have the benefit of reviewing our past
      performance...........................................   10
     Your units lack liquidity and marketability............   10
     You have a limited ability to have your units
      redeemed..............................................   10
     The amount raised under this Offering may be
      insufficient to adequately diversify our loan
      portfolio.............................................   11
     The amount raised under this Offering may be
      insufficient to pay our anticipated administrative
      expenses..............................................   11
     We must rely on Vestin Mortgage to manage our
      operations and select our loans for investment........   11
     Our Manager lacks experience with certain real estate
      markets...............................................   11
     We depend on key personnel of Vestin Mortgage..........   11
     You may face a delay before distributions begin........   12
     Any borrowing by us will increase your risk and may
      reduce the amount we have available to distribute to
      members...............................................   12
     Any indemnification of our manager by us will decrease
      the amount available for distribution to you..........   12
  Risks of the Mortgage Lending Business....................   12
     Defaults on our mortgage loans will decrease our
      revenues and your distributions.......................   12
  Risks of Underwriting Standards and Procedures............   14
     Our loans are not guaranteed by any government
      agency................................................   14
     Our mortgage loans will not be marketable and we expect
      no secondary market to develop........................   14
     Our loan portfolio may be riskier if it is not
      diversified geographically............................   14
     We may have difficulty protecting our rights as a
      secured lender........................................   15
     By becoming the owner of property, we may become liable
      for unforeseen environmental obligations..............   15
     Our results are subject to fluctuations in interest
      rates and other economic conditions...................   15
     We face competition for mortgage loans that may reduce
      available yields and fees available...................   16
     Our lending operations are subject to certain
      regulatory requirements...............................   16
  Conflicts of Interest Risks...............................   16
     Vestin Mortgage will face conflicts of interest
      concerning the allocation of its personnel's time.....   16
     Vestin Mortgage will face conflicts of interest arising
      due to our fee structure..............................   17
     Vestin Mortgage will face conflicts of interest
      relating to other investments in mortgage loans.......   17
     We may have a lack of control over participations......   17
  Lack of Control by Members................................   17
     Your right to vote is limited and you are bound by
      majority vote.........................................   17
     The value of your units may decrease below ten dollars
      per unit..............................................   18
  Risks Related to Vestin Capital...........................   18
     Vestin Capital has a limited operating history and
      track record in public offerings......................   18
     Vestin Capital is an Affiliate of Vestin Mortgage......   18
  Federal Income Tax Risks..................................   18
     Your cash flow and distributions will be reduced if we
      are taxed as a corporation............................   18
     An IRS audit of our books and records could result in
      an audit of your tax returns..........................   19
     Inconsistencies between federal, state and local tax
      rules may adversely affect your return................   19
  Retirement Plan Risks.....................................   19
     An investment in the Fund may not qualify as an
      appropriate investment under all retirement plans.....   19
USE OF PROCEEDS.............................................   20
INVESTOR SUITABILITY STANDARDS..............................   22

                                                              PAGE
                                                              ----
OUR BUSINESS STRATEGY.......................................   25
INVESTMENT OBJECTIVES AND POLICIES..........................   25
  Acquisition and Investment Policies.......................   26
  Mortgage Loans to Affiliates..............................   29
  Purchase of Loans from Vestin Mortgage and its
     Affiliates.............................................   29
  Types of Loans We Intend to Invest In.....................   30
  Prepayment Penalties and Exit Fees........................   31
  Balloon Payment...........................................   31
  Repayment of Mortgages on Sales of Properties.............   31
  Variable Rate Loans.......................................   32
  Interest Rate Caps........................................   32
  Borrowing.................................................   32
  No Trust or Investment Company Activities.................   33
  Various Other Policies and Procedures.....................   33
  Competition and General Economic Conditions...............   33
  Regulation................................................   33
MANAGEMENT..................................................   34
  Our Management............................................   34
  Vestin Mortgage...........................................   34
  Removal of Vestin Mortgage as Manager.....................   34
  Evaluation and Acquisition by Vestin Mortgage.............   35
  Mortgage Loans............................................   35
  Prior Experience..........................................   36
  Directors and Executive Officers of Vestin Mortgage and
     Vestin Group...........................................   41
  Executive Compensation....................................   45
  Share Ownership...........................................   46
COMPENSATION OF VESTIN MORTGAGE AND AFFILIATES..............   49
CONFLICTS OF INTEREST.......................................   51
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS.................................   54
FIDUCIARY RESPONSIBILITY....................................   55
  Indemnification...........................................   55
SUMMARY OF OPERATING AGREEMENT, RIGHTS OF MEMBERS AND
  DESCRIPTION OF UNITS......................................   57
  Your Status...............................................   57
  Limited Liability of Members..............................   57
  Term of the Fund..........................................   57
  Meetings..................................................   57
  Voting and Other Rights of Members........................   57
  Description of the Units..................................   58
  Capital Accounts..........................................   58
  Capital Contribution of Vestin Mortgage...................   58
  Unit Repurchases and Deemed Distributions.................   59
  Write-Down of Investments.................................   59
  Members' Return on Investment.............................   59
  Distribution Reinvestment Plan............................   60
  Reinvestment of Proceeds of Capital Transactions..........   60
  Assignment and Transfer of Units..........................   61
  Repurchase of Units, Withdrawal from the Fund.............   61
  Special Power of Attorney.................................   62

                                                              PAGE
                                                              ----
FEDERAL INCOME TAX CONSEQUENCES.............................   63
  Classification as a Partnership...........................   64
  We Will Not Be Classified as a Publicly Traded
     Partnership............................................   64
  General Principles of Partnership Taxation................   66
  Determination of Basis in Units...........................   66
  Allocations of Profits and Losses.........................   67
  Limitations on the Deduction of Losses....................   67
  The Basis Limitation......................................   67
  The At Risk Limitation....................................   67
  The Passive Loss Rules....................................   68
  Computation of Gain or Loss on Sale or Redemption of
     Units..................................................   68
  Character of Gain or Loss.................................   68
  Tax Rates on a Partner's Share of Ordinary Income from the
     Partnership............................................   69
  Distributions and Deemed Distributions....................   69
  Depreciation..............................................   69
  Investment Interest.......................................   69
  Tax Treatment of Tax-Exempt Entities......................   70
  Partnership Tax Returns, Tax Information and Audits.......   71
  Vestin Mortgage is Tax Matters Partner....................   71
  Original Issue Discount Rules.............................   72
  Market Discount...........................................   72
  No Section 754 Election--Impact on Subsequent
     Purchasers.............................................   72
  Treatment of Compensation of Vestin Mortgage and its
     Affiliates.............................................   72
  Possible Legislative Tax Changes..........................   73
  State and Local Taxes.....................................   73
  ERISA Considerations......................................   74
  Annual Valuation..........................................   74
  Plan Assets Generally.....................................   74
HOW WE PROTECT OUR RIGHTS AS A LENDER.......................   76
  Overview of Mortgages.....................................   76
  Foreclosure...............................................   76
  Environmental Risks.......................................   77
  Second Mortgages; Rights of Senior Mortgages..............   77
  Statutory Rights of Redemption............................   78
  Anti-Deficiency Legislation...............................   78
  Bankruptcy Laws...........................................   79
  Enforceability of Certain Provisions......................   79
REPORTS TO MEMBERS..........................................   82
PLAN OF DISTRIBUTION........................................   83
LEGAL MATTERS...............................................   83
EXPERTS.....................................................   84
AVAILABLE INFORMATION.......................................   84

                                    SUMMARY

     Because this is a summary, it does not contain all the information that may be important to you. Before you invest, you should read this entire prospectus carefully, including the section entitled "Risk Factors," beginning at page 10, and the Financial Statements and Notes, beginning at page F-1.

VESTIN FUND II, LLC....... Vestin Fund II, LLC was organized in December 2000 as a Nevada limited liability company. Under our Operating Agreement, our existence ends on December 31, 2020, unless the members vote to extend our duration. In this prospectus we refer to Vestin Fund II, LLC as "the Fund," "we," "us," or "our." Our offices are at 2901 El Camino Avenue, Las Vegas, Nevada 89102, and our telephone number is (702) 227-0965.

OUR MANAGER............... Our Manager is Vestin Mortgage, Inc., a Nevada
                           corporation, which was incorporated in 1997 as Capsource, Inc. Its executive offices are at 2901 El Camino Avenue, Las Vegas, Nevada 89102, and its telephone number is (702) 227-0965. Vestin Mortgage is a mortgage broker licensed in the State of Nevada since 1997.

INVESTMENT POLICIES....... We will invest in mortgage loans where our collateral is real property located anywhere in the United States. There may be commercial or residential buildings on the real property, but our collateral may also consist of real property with buildings under construction or no physical structures at all. The loans will be selected for us by Vestin Mortgage from among loans obtained by Vestin Mortgage or mortgage brokers with which we are not affiliated. We believe these loans will be attractive to borrowers because of the expediency of Vestin Mortgage's loan approval and funding process, which takes from 10 to 20 days. See "Our Business Strategy" on page 25. We do not intend to invest in or own real property. However, we may own real property if we foreclose on a defaulted loan.

                           We expect to obtain a line of credit which we currently intend to use to expand our lending capacity, operate and develop for resale properties on which we have foreclosed, and allocate to other general business purposes. Our total indebtedness under the line of credit will not exceed 70% of the fair market value of the outstanding mortgage loans in our loan portfolio.

                           You will not receive any distributions on your investment before we invest proceeds of this Offering in mortgage loans and receive interest payments on those loans. We intend to invest proceeds from this Offering as soon as practicable; however, we cannot accurately predict when we will invest the proceeds and have funds available for distribution. We believe that the maximum period of time before distribution on your investment will be 3 months after breaking escrow.

SUMMARY RISK FACTORS...... The following are some of the significant risks concerning your investment:

                           - There is no public trading market for the units,
                             and we do not expect one to ever develop. Further, the transfer and redemption of your units is restricted. Consequently, you will have a difficult time trying to obtain cash for your units.

                           - We rely on Vestin Mortgage, our Manager, for the
                             day-to-day management of our business and the selection of our mortgages. Thus, you will not have an opportunity to evaluate the terms of mortgages or other factors involved in a particular loan.

                           - If we do not remain qualified as a partnership for
                             federal income tax purposes, we would be subject to the payment of tax on our income at corporate rates, which would reduce the amount of funds available for payment of distributions to you.

                           - If we are unable to adequately diversify our
                             investments in mortgage loans, there is a greater risk that a default on any one loan could significantly reduce the funds available to pay distributions to our investors. Vestin Mortgage estimates that a minimum of 15 loans is required to adequately diversify our loan portfolio. We anticipate that the average size of our loans will be $2 Million to $5 Million. Therefore, if we do not raise at least $30 Million to $75 Million in this Offering, we may not be able to adequately diversify our portfolio of mortgage loans.

                           - Defaults on our mortgage loans may decrease our
                             revenues and your distributions. Investors should be aware that a substantial portion and perhaps a majority of our loans may be secured by non-income producing properties. If there is a default on these loans, we will not receive any income from the loan during the period when we foreclose on the property and attempt to resell it. This will reduce the funds we have available for distribution to you.

                           - Vestin Mortgage controls our daily business affairs
                             and, subject to the provisions of our Operating Agreement, may modify our investment policies without your consent. Investors only vote on limited matters such as changing our structure or changing our basic business purpose. Thus you will have little control over our operations and where funds are invested.

                           - Vestin Mortgage will receive substantial fees as a
                             result of our investment in mortgage loans. Most of these fees will be paid by borrowers for obtaining, processing, making and brokering, managing and selling of mortgage loans, as well as for other services. Many of these fees are paid on an up-front basis. The fees for these services are described in greater detail under "Compensation to Vestin Mortgage and Affiliates" in this summary and as set forth in greater detail in the main body of this Prospectus.

                           - Any borrowing by us may increase the risk of your
                             investment and reduce the amount we have available to distribute to you.

                           - Changes in the real estate market may reduce the
                             demand for the types of loans that we make. In addition, a decline in real estate values could impair our security in outstanding loans. Such results may affect the amount we have available to distribute to you.

                           - Vestin Mortgage has not yet identified the mortgage
                             loans that we will invest in with the proceeds of this Offering. As a result, you will not have an opportunity to evaluate for yourself the value of the real properties that will constitute our collateral or the creditworthiness of our borrowers.

                           - We were formed in December 2000 and have no
                             significant assets, no operating history and no current sources of financing. You will not be able to review our past performance to evaluate the likelihood of our achieving our investment objectives. Before you invest in the Fund, you should carefully review the complete discussion of "Risk Factors" beginning on page 10 of this prospectus.

ESTIMATED USE OF PROCEEDS
OF OFFERING............... We anticipate that we will invest in mortgage loans approximately 97% of the proceeds of this Offering and the distributions reinvested under our reinvestment plan. We will use approximately 3% of offering proceeds as a working capital reserve.

CONFLICTS OF INTEREST..... We will have no directors, officers or employees and will depend entirely on Vestin Mortgage to manage our operations. Vestin Mortgage will face various conflicts of interest in managing our affairs.

                           - Vestin Mortgage will receive substantial fees from
                             borrowers for obtaining, processing, making and brokering, managing and selling of mortgage loans, as well as for other services. Many of these fees are paid on an up-front basis. The fees for these services are described in greater detail under "Compensation to Vestin Mortgage and Affiliates" in this summary and as set forth in greater detail in the main body of this prospectus. Vestin Mortgage's compensation is based on the volume and size of the mortgages selected for us, and our interests may diverge from those of Vestin Mortgage and Michael Shustek, the indirect owner of a controlling interest in Vestin Mortgage, in deciding whether we should invest in a particular loan. Vestin Mortgage will receive a short-term benefit through the payment of up-front fees from borrowers irrespective of the risk we may bear in connection with such loans.

                           - Vestin Mortgage will be receiving fees from
                             borrowers that would otherwise increase our returns. These fees include the fees listed under "Fees Paid by Borrower" in the above mentioned compensation description. Because Vestin Mortgage receives all of these fees, our interests will diverge from those of Vestin Mortgage and Mr. Shustek when Vestin Mortgage determines whether we should charge higher interest rates or Vestin Mortgage should receive higher fees from the borrower.

                           - Vestin Mortgage must allocate its time between our
                             activities and its other activities. These other activities include its current activities as a licensed mortgage broker and acting as the manager of DM Mortgage Investors, LLC, ("DM Mortgage") a fund with objectives similar to ours. Additional such funds may be formed by Vestin Mortgage in the future. DM Mortgage has raised $100,000,000 pursuant to a registration statement on Form S-11 initially filed with the Securities Exchange Commission on August 23, 2000.

                           - Although we will share our facilities with Vestin
                             Mortgage, we have no ownership in Vestin Mortgage. Therefore, we will not exercise any control over Vestin Mortgage.

                                          VESTIN GROUP, VESTIN MORTGAGE
                                               AND THEIR AFFILIATES
                                    The following chart shows the ownership
                                    structure of the various persons and
                                    entities that are affiliated with Vestin
                                    Group and Vestin Mortgage:

                                    [CHART]

COMPENSATION TO VESTIN
  MORTGAGE................ Vestin Mortgage and Affiliates will receive the following compensation:

                                         TYPE OF COMPENSATION             FORM OF COMPENSATION
                                         --------------------             --------------------
                                                            OFFERING STAGE:
                                                            ---------------
                                    Although our expenses in         Deemed capital contribution of
                                    connection with this prospectus  up to 2% of the total capital
                                    are billed directly to us,       contribution received in this
                                    Vestin Mortgage shall pay such   Offering, such amount not to
                                    expenses. To the extent Vestin   exceed $2,000,000.00
                                    Mortgage pays such expenses to
                                    non-affiliates, Vestin
                                    Mortgage's capital account in
                                    the Fund will be credited up to
                                    2% of the total capital
                                    contribution of funds received
                                    pursuant to this Offering, such
                                    amount not to exceed in any
                                    event $2,000,000. Such offering
                                    expenses may include fees paid
                                    to attorneys, brokers,
                                    accountants, and any other
                                    charges incurred in connection
                                    with this Offering to a
                                    non-related third party. We
                                    anticipate the following
                                    approximate expenses will be
                                    incurred in connection with
                                    this Offering over the next
                                    year:
                                    Legal..................$350,000
                                    Accounting.............$ 80,000
                                    Federal/State..........$162,000
                                    Other..................$308,000

                                                           OPERATIONAL STAGE:
                                    Where the fees below are described as competitive fees or based on local market conditions, that means the fees are determined by price competition within a given market. To ensure that our fees remain competitive, we will directly contact our
                                    competition, such as major banks in the local market or other relevant commercial lenders. We expect that the interest rate on the loans in which we invest will be 2-3 points higher than comparable loans made by banks and that the fees paid to Vestin
                                    Mortgage will be 2-3 points higher than similar fees charged by conventional lenders. We believe that this rate structure is consistent with rates and fees charged by other non-conventional lenders. References below to local law also contemplate
                                    additional requirements imposed by local or state law, such as usury laws.



                                    PAID BY BORROWER
                                    Loan Brokerage Fee.............  2%-6% of each loan, competitive fee based on local market
                                                                     conditions
                                    Loan Evaluation and
                                    Processing Fees................  2%-5% of each loan, competitive fee based on local market
                                                                     conditions
                                    Servicing Fee for
                                    Administering Loans............  Annual fee of up to 0.25% of
                                                                     outstanding principal
                                    Loan Extension or
                                    Modification Fee...............  2%-5% of outstanding principal, as permitted by local law and
                                                                     local market conditions
                                    PAID BY US
                                    Annual Management Fee..........  Up to 0.25% of our aggregate capital contributions, paid
                                                                     monthly in arrears; Vestin
                                                                     Mortgage may in its discretion
                                                                     waive all or a part of its
                                                                     management fee to the extent it
                                                                     deems appropriate to do so. In
                                                                     making such an assessment,
                                                                     Vestin Mortgage will review our
                                                                     performance and the impact of
                                                                     its fees on our performance.
                                    Administrative Fees on Resales
                                    of Foreclosed Property.........  If a foreclosure occurs, up to
                                                                     3% of proceeds to Vestin
                                                                     Mortgage where it substantially
                                                                     contributed to sale; up to 6%
                                                                     for all persons involved. No
                                                                     foreclosed property will be
                                                                     sold to Vestin Mortgage or any
                                                                     of its affiliates.

MEMBERS' RETURN ON
  INVESTMENT.............. Our mortgage loans will generate monthly payments of interest or principal, which Vestin Mortgage intends to distribute to you. Distribu-tions of interest received will be paid monthly by cash or distribution reinvestment. All net income attributable to interest payments from borrowers will be distributed to the members, which will include an allocation to Vestin Mortgage corresponding to the relative size of Vestin Mortgage's capital account. Vestin Mortgage's capital account will consist of cash contributed by Vestin Mortgage directly to the Fund as well as credits for payments made by Vestin Mortgage on our behalf to non-affiliates for services and/or goods rendered in connection with this Offering. Such payments shall be credited up to 2% of the total amount of capital contributions to the Fund (not to exceed $2,000,000). We anticipate the allocation to Vestin Mortgage shall be no less than .4% and no greater than 5%.

                           We will also receive net proceeds in the form of the repayment of principal or the prepayment of a mortgage loan, or net proceeds of a foreclosure sale. We may not actually distribute these proceeds as cash, but under our Operating Agreement, for tax purposes only, any such proceeds are deemed to be distributed to the members and then recontributed to us by the member. Any distributions of net proceeds of loan repayments will be made to the members, including Vestin Mortgage, pro rata based upon their capital accounts.

DISTRIBUTION REINVESTMENT
  PLAN.................... You may elect to reinvest the distributions of our net income that you receive from the Fund when you return your subscription agreement or at a later date. If you so elect to participate in our distribution reinvestment plan, you will be taxed on your share of our taxable income even though you will not receive any cash distributions. Additionally, solely for tax purposes, you will be deemed to have received and recontributed to us any proceeds we receive from loan repayments, foreclosures, other capital transactions, or any loan modifications treated as a disposition for tax purposes. We believe that this characterization will not affect the tax liability of our members. However, if the Internal Revenue Service unexpectedly were to disagree, you may have a tax liability with no cash distributions to pay that liability. We may end the distribution reinvestment plan at any time. See "Summary of Operating Agreement, Rights of Members and Description of Units--Distribution Reinvestment Plan."

ERISA CONSIDERATIONS...... The section of this prospectus entitled "ERISA
                           Considerations" describes the effect the purchase of units will have on individual retirement accounts, or IRAs, retirement plans subject to the Employee Retirement Income Security Act of 1974, also known as ERISA, and the Internal Revenue Code of 1986, which we call the Internal Revenue Code. ERISA is a federal law that regulates the operation of retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an IRA should read this section of the prospectus very carefully.

UNITS..................... Your investment will be recorded on our books only.
                           We will not issue unit certificates. If you wish to redeem or transfer your units, you must send a written request for redemption to us.

OPERATING AGREEMENT....... Your relationship with the Fund and with Vestin
                           Mortgage will be governed by the Operating Agreement. Some of the significant features of the Operating Agreement are as follows:

                           We will allocate to you our income, gains, losses and distributions in the same proportion that your capital account bears to all of the capital accounts of all of our members.

                           Our business operations will be managed by Vestin Mortgage. You will have voting rights only with respect to certain fundamental matters such as changing the manager, mergers, or changing the nature of our business.

                           In this prospectus, when we refer to a majority, we mean those members whose capital accounts together are over 50% of the amount of all of the members' capital accounts. A majority can bind all of our members on fundamental matters affecting our business. If such a vote occurs, you will be bound by the majority vote even if you did not vote with the majority.

                           Michael V. Shustek, an officer and a director of Vestin Mortgage, is the owner of a controlling interest in Vestin Group, the company that owns Vestin Mortgage. Accordingly, Mr. Shustek may be deemed to have indirect control of the conduct of our business, subject to the rights of the majority described above and elsewhere in this prospectus.

                           The Operating Agreement is discussed in more detail in "Summary of Operating Agreement, Rights of Members and Description of Units," beginning on page 57. If any statements in this prospectus differ from the Operating Agreement, you should rely on the Operating Agreement. The Operating Agreement is attached as Exhibit A to this prospectus.

THE OFFERING.............. We are offering for sale up to 50,000,000 units of limited liability company interest at $10.00 per unit. These units include units issued under our distribution reinvestment plan. The minimum initial purchase is 200 units for $2,000, except to the extent that state suitability standards dictate otherwise.

TAX CONSIDERATIONS........ In the opinion of our tax counsel, we will be treated for federal income tax purposes as a partnership. You should consult your own tax advisor regarding personal tax consequences that might be associated with your investment in the units. See "Federal Income Tax Risks," beginning at page 18, and "Federal Income Tax Consequences," beginning at page 63 of this prospectus.

SUITABILITY............... To invest in units, you must have either:

                           - a net worth, exclusive of home, home furnishings
                             and automobiles, of at least $45,000 and a minimum annual gross income of at least $45,000; or

                           - a minimum net worth of at least $150,000. As
                             described more fully in "Investor Suitability Standards," beginning on page 22, a significant number of states have more stringent requirements than those set forth above. Additionally, you will have to make additional representations to us before we determine that the investment is suitable for you.

TO PURCHASE UNITS......... To purchase units you must have received the prospectus prior to completing and signing the subscription agreement, which is Exhibit B to this prospectus at page B-1. You must deliver the subscription agreement to the Manager or the securities dealer that has solicited your investment, together with payment for the number of units specified in the subscription agreement. We may accept or reject your subscription in whole or in part. If we do not accept your subscription, your purchase payment will be returned to you promptly without interest.

                           Our acceptance of your subscription agreement is effective when we countersign it, for the number of units set forth in the subscription agreement. Subscriptions will be accepted no sooner than five
                           (5) business days following the date of the Subscription Agreement or rejected within 30 days of their receipt. If we reject your subscription agreement, your funds will be returned to you within 10 business days. If we accept your subscription agreement, you will be an owner of the units and a member of the Fund within 5 business days after we accept your subscription. If we do accept your subscription agreement, we will provide you with a confirmation of the number of units you have acquired. Because the units are not certificated, we will not mail you a unit certificate.

                                  RISK FACTORS

     You should carefully consider the following risks and other information in the prospectus before purchasing units.

INVESTMENT RISKS

  You will not have the benefit of reviewing our past performance.

     We were organized in December 2000. Accordingly we have no operating history. We have no external source of financing and are relying on capital contributions received via this Offering. We have no significant assets. As a result, you will not be able to review our past performance to determine the likelihood of our achieving our investment objectives.

  Your units lack liquidity and marketability.

     There will be no public trading market for your units, and you cannot freely sell or transfer your units or use them as collateral for a loan. Our Operating Agreement restricts the transfer of units so that we may avoid being classified as a "publicly traded partnership" under Section 7704 of the Internal Revenue Code. Because classification as a publicly traded partnership would significantly decrease the value of the units of all our members, Vestin Mortgage must consent to any sale or assignment of your units. Vestin Mortgage will withhold its consent to the extent necessary to prohibit transfers that could cause us to be classified as a publicly traded partnership. Further, the resale of the units may be restricted by state securities laws. Consequently, you may not be able to obtain cash for your units in a timely manner and you should anticipate holding the units for at least one year and possibly much longer.

  You have a limited ability to have your units redeemed.

     Should you determine to redeem your units, you must deliver written notice requesting redemption to Vestin Mortgage at least 61 days prior to the redemption. You have a limited ability to have your units redeemed by us. The significant limitations on your ability to have your units redeemed are the following:

     - You can only redeem your units after you have held them for one year.

     - Redemption payments only return all or the requested part of your capital account and are not affected by the value of our underlying assets, except for any payment made upon final liquidation.

     - There is no reserve fund for repurchases.

     - Payments are made only to the extent we have available cash from proceeds of repayments of principal and capital contributions and the redemption would not impair the capital or operation of the Fund ("Net Proceeds").

     - The total amount withdrawn by all members during any calendar year cannot exceed 10% of the amount of capital accounts of all the members with a yearly limit of $100,000 subject to the Manager's discretion to allow a greater amount.

     - We will only make redemption payments once a month.

     - If your units are redeemed, you will be paid within 61 to 91 days after you deliver written notice of withdrawal to Vestin Mortgage.

     Because a substantial portion of our loans are made on an "interest only" basis, we will not receive Net Proceeds as frequently as we would with loans where the principal is repaid in periodic installments. To help permit redemptions, we will not refinance or invest in new loans using payments of loan principal by borrowers or new invested capital of members unless we have sufficient funds to cover requested withdrawals.

  The amount raised under this Offering may be insufficient to adequately diversify our loan portfolio.

     If we do not adequately diversify our loan portfolio, our performance will be closely tied to the performance of each loan in which we invest. This would result in a higher risk that a default by any single borrower will significantly reduce the amount available for distribution to you. Vestin Mortgage estimates that we need at least 15 loans to adequately diversify our loan portfolio. We estimate that the average size of our loans will be $2 Million to $5 Million. Therefore, if we do not raise at least $30 Million to $75 Million in this Offering, we may be unable to adequately diversify our loan portfolio. See the risk factor below entitled "Our lending operations are subject to certain regulatory requirements." Our Manager believes that there is a substantial demand for loans in the $300,000 range. In the event we make loans in that range, our Manager will apply the same underwriting guidelines and procedures as we intend to utilize in making larger loans. As a result, our Manager anticipates that such smaller loans will be substantially similar in nature, quality and risk as the larger loans which we anticipate making if we raise sufficient funds.

  The amount raised under this Offering may be insufficient to pay our anticipated administrative expenses.

     Vestin Mortgage anticipates that it must raise at least $10,000,000 in order for its 3% cash reserve to adequately pay for our anticipated administrative expenses. In the event that we do not raise $10,000,000, we may need to reduce the percentage of proceeds invested in mortgage loans below 97% to satisfy required expenses.

  We must rely on Vestin Mortgage to manage our operations and select our loans for investment.

     Our ability to achieve our investment objectives and to pay distributions to you depends upon Vestin Mortgage's performance in obtaining, processing, making and brokering loans for us to invest in and determining the financing arrangements for borrowers. You will have no opportunity to evaluate the financial information or creditworthiness of borrowers, the terms of mortgages, the real property that is our collateral or other economic or financial data concerning our loans. You must rely entirely on the judgment of Vestin Mortgage in investing the proceeds of this Offering.

  Our Manager lacks experience with certain real estate markets.

     Initially we intend to invest in mortgage loans throughout the areas in which Vestin Mortgage has experience, specifically Arizona, California, Hawaii and Nevada. Depending on the market and on the Fund's performance, we plan to expand our investments throughout the United States. However, Vestin Mortgage has limited experience outside of the Southwest. Real estate markets vary greatly from location to location and the rights of secured real estate lenders vary considerably from state to state. Vestin Mortgage's limited experience in most U.S. real estate markets may impact its ability to make prudent investment decisions on our behalf. Accordingly, where Vestin Mortgage deems it necessary, it plans to utilize independent real estate advisors and local legal counsel located in markets where Vestin Mortgage lacks experience for consultation prior to making investment decisions. You will not have an opportunity to evaluate the qualifications of such advisors and no assurance can be given that they will render prudent advice to our Manager.

  We depend on key personnel of Vestin Mortgage.

     We do not have any directors, officers or employees. Our success depends upon the continued contributions of certain key personnel of Vestin Mortgage, including Michael V. Shustek, Stephen J. Byrne, Peggy S. May and Lance K. Bradford, each of whom would be difficult to replace because of their extensive experience in the field, extensive market contacts and familiarity with Vestin Mortgage's activities. If any of these key employees were to cease employment, our operating results could suffer. Our future success also depends in large part upon Vestin Mortgage's ability to hire and retain additional highly skilled managerial, operational and marketing personnel. Vestin Mortgage may require additional operations and marketing people who are experienced in obtaining, processing, making and brokering loans and who also have contacts in the market. The size of our loan portfolio may require Vestin Mortgage to hire and retain additional financial and accounting personnel to assist Mr. Bradford in managing Vestin Mortgage's accounting services. Competition for accounting personnel is intense, and we cannot assure you that Vestin Mortgage will be successful in attracting and retaining skilled personnel. Should Vestin Mortgage be unable to attract and retain key personnel, the ability of Vestin Mortgage to make prudent investment decisions on our behalf may be impaired.

  You may face a delay before distributions begin.

     There will be a period of time before Vestin Mortgage fully invests the proceeds of this Offering. Although this period is difficult to predict, we anticipate that you might have to wait up to three (3) months prior to receiving a distribution. Vestin Mortgage will attempt to invest the proceeds as quickly as prudence and circumstances permit; however, no assurance can be given as to how quickly the proceeds will be invested. Consequently, the distributions you receive on your investment may be reduced pending the investment of the Offering proceeds in mortgage loans.

  Any borrowing by us will increase your risk and may reduce the amount we have available to distribute to members.

     We anticipate that we will borrow funds to expand our capacity to invest in mortgage loans. We may borrow up to 70% of the fair market value of our outstanding mortgage loans at any time. Any such borrowings will require us to carefully manage our cost of funds. No assurance can be given that we will be successful in this effort. Should we be unable to repay the indebtedness and make the interest payments on the loans, the lender will likely declare us in default and require that we repay all amounts owing under the loan facility. Even if we are repaying the indebtedness in a timely manner, interest payments owing on the borrowed funds may reduce our income and the distributions you receive.

     We may borrow funds from several sources, and the terms of any indebtedness we incur may vary. However, some lenders may require as a condition of making a loan to us that the lender will receive a priority on mortgage repayments received by us. As a result, if we do not collect 100% on our investments, the first dollars may go to our lenders and we may incur a loss which will result in a decrease of the amount available for distribution to you.

  Any indemnification of our Manager by us will decrease the amount available for distribution to you.

     Pursuant to our Operating Agreement, we may be required to indemnify Vestin Mortgage or any of its affiliates, agents, or attorneys from any action, claim or liability arising from any act or omission made in good faith and in performance of its duties under the Operating Agreement. The availability of such indemnification may reduce the amount of funds we have available to distribute to you.

RISKS OF THE MORTGAGE LENDING BUSINESS

  Defaults on our mortgage loans will decrease our revenues and your distributions.

     We are in the business of investing in mortgage loans and, as such, we risk defaults by borrowers. Any failure of a borrower to repay loans or interest on loans will reduce our revenues and your distributions, the value of your units and your interest in the Fund as a whole.

     - We depend upon our real estate security to protect us on the loans that we make. We depend upon the skill of independent appraisers to value the security underlying our loans. However, notwithstanding the experience of the appraisers selected by our Manager, they may make mistakes, or the value of the real estate may decrease due to subsequent events. As a result, there may be less security than anticipated at the time the loan was originally made. If there is less security and a default occurs, we may not recover the full amount of our loan, thus reducing the amount of funds available to distribute to you.

     - We will invest approximately 15%, and not more than 25%, of our assets in loans to purchase or develop raw, unimproved land. We determine whether to invest in these loans based upon the "90-day quick sale value" of the property and the borrower's actual capital investment in the property. The "90-day quick sale value" is the highest price for which the land could actually be sold within the next 90 days, as determined by local real estate brokers and others. We believe that this 90-day period approximates the time required for a foreclosure. These loans are riskier because the property is not capable of generating any income, as compared to a commercial property, and because there is no assurance that we will be able to sell the property within the 90-day period.

     - We may invest about 10% to 25% of our assets in acquisition and development loans. These loans enable borrowers to complete the basic infrastructure and development of their property prior to the construction of buildings or structures. Such development may include installing utilities, sewers, water pipes, and/or streets.

     - We will likely invest 10% to 70% of our assets in construction mortgage loans. These are loans generally made to real estate developers to fund the construction of one or more buildings on real property. These loans are riskier than loans secured by income producing properties because during construction the borrower does not receive income from the property to make payments on the loan.

     - We expect to invest approximately 20% to 40% of our assets in commercial property loans. These loans provide necessary funds to allow commercial borrowers to improve or renovate property to increase the net operating income of the property so that it may qualify for institutional refinancing. These loans are riskier because there is no assurance that the commercial borrower will qualify for the refinancing or that the improvements will yield the anticipated increase in value and income.

     - We may invest approximately 5% of our assets in residential loans. Such loans facilitate the purchase or refinance of one to four family residential property units provided the borrower used one of the units on the property as such borrower's principal residence.

     - We may invest in up to 15% of our assets in bridge loans. These loans provide interim financing (up to six months) to enable commercial borrowers to qualify for permanent refinancing. These loans are riskier because there is no assurance that the developer will qualify for the refinancing.

     - We may also invest up to 10% of our assets in second mortgage loans and, in rare instances, wraparound, or all-inclusive, mortgage loans. In a second mortgage loan, our rights as a lender, including our rights to receive payment on foreclosure, will be subject to the rights of the first mortgage lender. In a wraparound mortgage loan, our rights will be similarly subject to the rights of a first mortgage lender, but the aggregate indebtedness evidenced by our loan documentation will be the first mortgage loan plus the new funds we invest. We would receive all payments from the borrower and forward to the senior lender its portion of the payments we receive. Because both of these types of loans are subject to the first mortgage lender's right to payment on foreclosure, we incur a greater risk when we invest in each of these types of loans.

     - We anticipate that 90% to 100% of our loans will have "balloon payments." A balloon payment is a large principal balance that is payable after a period of time during which the borrower has repaid none or only a small portion of the principal balance. Loans with balloon payments are riskier than loans with even payments of principal over an extended time period like 15 or 30 years because the borrower's repayment depends on its ability to refinance the loan or sell the property profitably when the loan comes due. There are no specific criteria used in evaluating the credit quality of borrowers for mortgage loans requiring balloon payments. Furthermore, a substantial period of time may elapse between the review of the financial statements of the borrower and the date when the balloon payment is due. As a result, there is no assurance that a borrower will have sufficient resources to make a balloon payment when due.

     - We will generally invest in loans that constitute an amount equal to the lesser of 5% of the total amount raised in this Offering or $10,000,000. However, we may invest in a larger loan depending on such factors as the performance of the Fund and the value of the collateral; such larger loan shall not exceed an amount equal to 20% of the total capital contribution to be raised in this Offering. These larger loans are risky because they may reduce our ability to diversify our loan portfolio.

     - We may invest up to 20% of our assets in loans where the collateral is an interest in a lease. These loans are riskier because the only rights we will have is to assume the borrower's obligations under the lease and to use the property for the length of time and in the limited manner permitted under the lease.

RISKS OF UNDERWRITING STANDARDS AND PROCEDURES.

     - Our underwriting standards and procedures are more lenient than conventional lenders in that we will invest in loans to borrowers who may not be required to meet the credit standards of conventional mortgage lenders, which may create additional risks to your return.

     - We approve mortgage loans more quickly than other mortgage lenders. Generally, we will not spend more than 20 days assessing the character and credit history of our borrowers. Due to the nature of loan approvals, there is a risk that the credit inquiry we perform will not reveal all material facts pertaining to the borrower and the security. There may be a greater risk of default by our borrowers which may impair our ability to make timely distributions to you and which may reduce the amount we have available to distribute to you.

  Our loans are not guaranteed by any government agency.

     Our loans will not be insured or guaranteed by a federally owned or guaranteed mortgage agency. Consequently, our recourse if there is a default may only be to foreclose upon the mortgaged real property. The value of the foreclosed property may have decreased and may not be equal to the amount outstanding under the corresponding loan, resulting in a decrease of the amount available to distribute to you.

  Our mortgage loans will not be marketable and we expect no secondary market to develop.

     We do not expect our mortgage loans to be marketable and we do not expect a secondary market to develop for them. As a result, we will generally bear all the risk of our investment until the loans mature. This will limit our ability to hedge our risk in changing real estate markets and may result in reduced returns to our investors.

  Our loan portfolio may be riskier if it is not diversified geographically.

     Initially we intend to invest in mortgage loans throughout the areas in which Vestin Mortgage has experience, specifically Arizona, California, Hawaii and Nevada. Depending on the market and on the Fund's performance, we plan to expand our investments throughout the United States. However, Vestin Mortgage has limited experience outside of the Southwest. Real estate markets vary greatly from location to location and the rights of secured real estate lenders vary considerably from state to state. Vestin Mortgage's limited experience in most U.S. real estate markets may impact its ability to make prudent investment decisions on our behalf. Accordingly, where Vestin Mortgage deems it necessary, it plans to utilize independent real estate advisors and local legal counsel located in markets where Vestin Mortgage lacks experience for consultation prior to making investment decisions. You will not have an opportunity to evaluate the qualifications of such advisors and no assurance can be given that they will render prudent advice to our Manager.

  We may have difficulty protecting our rights as a secured lender.

     We believe that our loan documents will enable us to enforce our commercial arrangements with borrowers. However, the rights of borrowers and other secured lenders may limit our practical realization of those benefits. For example:

     - Judicial foreclosure is subject to the delays of protracted litigation. Although we expect non-judicial foreclosure to be quicker, our collateral may deteriorate and decrease in value during any delay in foreclosing on it.

     - The borrower's right of redemption during foreclosure proceedings can deter the sale of our collateral and can for practical purposes require us to manage the property.

     - Unforeseen environmental hazards may subject us to unexpected liability and procedural delays in exercising our rights.

     - The rights of senior or junior secured parties in the same property can create procedural hurdles for us when we foreclose on collateral.

     - We may not be able to pursue deficiency judgments after we foreclose on collateral.

     - State and federal bankruptcy laws can prevent us from pursuing any actions, regardless of the progress in any of these suits or proceedings.

  By becoming the owner of property, we may become liable for unforeseen environmental obligations.

     We intend to own real property only if we foreclose on a defaulted loan and purchase the property at the foreclosure sale. Under applicable environmental laws, however, any owner of real property may be fully liable for the costs involved in cleaning up any contamination by materials hazardous to the environment. Even though we might be entitled to indemnification from the person that caused the contamination, there is no assurance that the responsible person would be able to indemnify us to the full extent of our liability. Furthermore, we would still have court and administrative expenses for which we may not be entitled to indemnification.

  Our results are subject to fluctuations in interest rates and other economic conditions.

     - Based on Vestin Mortgage's historical experience, at least 90% of our loans will not have a prepayment penalty. Should interest rates decrease, our borrowers may prepay their outstanding loans with us in order to receive a more favorable rate. This may reduce the amount of funds we have available to distribute to you.

     - Our results of operations will vary with changes in interest rates and with the performance of the relevant real estate markets. If the economy is healthy, we expect that more people will be borrowing money to acquire, develop or renovate real property. However, if the economy grows too fast, interest rates may increase too much and the cost of borrowing may become too expensive. Alternatively, if the economy enters a recession, real estate development may slow. A slowdown in real estate lending may mean we will have fewer loans to acquire, thus reducing our revenues and the distributions you receive.

     - One of the results of interest rate fluctuations is that borrowers seek to extend their low-interest-rate mortgage loans after market interest rates have increased. Generally, our loan documents permit us to raise the interest rate we charge on extended loans anywhere from between 3/4% to 3% from the then-current rate on the loan. This creates two risks for us:

     - There is no assurance that this permitted rate increase will be adequate if interest rates have increased beyond the range contemplated by our loan documents. If interest rates rise, borrowers under loans with monthly or quarterly principal payments may be compelled to extend their loans to decrease the principal paid with each payment because the interest component has increased. If this happens, we are likely to be at a greater risk of the borrower defaulting on the extended loan, and the increase in the interest rate on our loan may not be adequate compensation for the increased risk. Additionally, any fees paid to extend the loan are paid to Vestin Mortgage, not to us. Our revenues and distributions will decline if we are unable to reinvest at higher rates or if an increasing number of borrowers default on their loans.

     - If, at a time of relatively low interest rates, a borrower should prepay obligations that have a higher interest rate from an earlier period, we will likely not be able to reinvest the funds in mortgage loans earning that higher rate of interest. In the absence of a prepayment fee, we will receive neither the anticipated revenue stream at the higher rate nor any compensation for its loss. This is a risk if the loans we invest in do not have prepayment penalties or exit fees.

     - Our results will also reflect other economic conditions, such as a particular industry migrating to or from one of the states into which we make loans.

  We face competition for mortgage loans that may reduce available yields and fees available.

     Our competitors consist primarily of conventional mortgage lenders and mortgage loan investors including commercial banks, insurance companies, mortgage brokers, pension funds and other institutional lenders. Many of the companies against which we and Vestin Mortgage compete have substantially greater financial, technical and other resources than either the Fund or Vestin Mortgage. Additionally, if our competition decreases interest rates on their loans or makes funds more easily accessible, yields on our loans could decrease and the costs associated with making loans could increase, both of which would reduce our revenues and the distributions you receive.

  Our lending operations are subject to certain regulatory requirements.

     As a company investing in mortgage loans and raising funds through a public offering, we are subject to the NASAA Mortgage Program Guidelines (the "NASAA Guidelines") promulgated by the state securities administrators. The NASAA Guidelines govern, among other things, our debt to equity ratio and the diversity and composition of our investments. For example, the NASAA Guidelines provide that we may not invest in or make mortgage loans to or from any one borrower which would exceed, in the aggregate, an amount greater than 20% of the capital contributions which we will raise. The NASAA Guidelines are intended to protect the interests of investors. However, our flexibility in making business decisions may be limited by our obligation to comply with the NASAA Guidelines.

CONFLICTS OF INTEREST RISKS

     The risk factors below describe material conflicts of interest that may arise in the course of Vestin Mortgage's management and operation of our business. The list of potential conflicts of interest reflects our knowledge of the existing or potential conflicts of interest as of the date of this prospectus. We cannot assure you that no other conflicts of interest will arise in the future.

  Vestin Mortgage will face conflicts of interest concerning the allocation of its personnel's time.

     Vestin Mortgage is the manager of DM Mortgage Investors, LLC ("DM Mortgage"), a fund which has raised $100,000,000 with investment objectives similar to ours. Vestin Mortgage and Mr. Shustek, who indirectly owns a controlling interest in Vestin Mortgage, anticipate that they will also sponsor other real estate programs having investment objectives similar to ours and engage in the business activities described in the "Conflicts of Interest"
section in this prospectus. As a result, Vestin Mortgage and Mr. Shustek may have conflicts of interest in allocating their time and resources between our business and those other activities. During times of intense activity in other programs and ventures, Vestin Mortgage and its key people, Mr. Shustek, Ms. May, Mr. Bradford and Mr. Byrne, will likely devote less time and resources to our business than they ordinarily would. The Operating Agreement does not specify a minimum amount of time and attention that Vestin Mortgage and its key people are required to devote to the Fund. Thus, Vestin Mortgage may not spend sufficient time managing our operations which could result in our not meeting our investment objectives.

  Vestin Mortgage will face conflicts of interest arising from our fee structure.

     Vestin Mortgage will receive substantial fees from borrowers for transactions involving loan mortgages. Many of these fees are paid on an up-front basis. These fees are quantified and described in greater detail under "Compensation to Vestin Mortgage and Affiliates" in the summary and in the compensation table contained in this prospectus. Vestin Mortgage's compensation is based on the volume and size of the mortgages selected for us. Our interests may diverge from those of Vestin Mortgage and Mr. Shustek to the extent that Vestin Mortgage benefits from up-front fees which are not shared with us.

     Vestin Mortgage will be receiving fees from borrowers that would otherwise increase our returns. Because Vestin Mortgage receives all of these fees, our interests will diverge from those of Vestin Mortgage and Mr. Shustek when Vestin Mortgage decides whether we should charge the borrower higher interest rates or Vestin Mortgage should receive higher fees from the borrower.

  Vestin Mortgage will face conflicts of interest relating to other investments in mortgage loans.

     We expect to invest in mortgage loans when one or more other companies managed by Vestin Mortgage are also investing in mortgage loans. There is a risk that Vestin Mortgage may select for us a mortgage loan investment that provides lower returns than a mortgage loan investment purchased by another Vestin Mortgage program or entity. Vestin Mortgage also serves as a manager for DM Mortgage which has the same investment objectives as our Fund. There are no restrictions or guidelines on how Vestin Mortgage will determine which loans are appropriate for us and which are appropriate for DM Mortgage or another company which Vestin Mortgage manages.

  We may have a lack of control over participations.

     We will consider investing in or purchasing loans jointly with other lenders, some of whom might be affiliates of Vestin Mortgage. All loans with non-affiliates shall be structured to provide us with a controlling interest. Although it is not our intention to lose control, there is a risk that we will be unable to remain as the lead lender in the loans in which we participate in the future. In the event of participation with a publicly registered affiliate, the investment objectives of the participants shall be substantially identical. There shall be no duplicate fees. The compensation to the sponsors must be substantially identical, and the investment of each participant must be on substantially the same terms and conditions. Each participant shall have a right of first refusal to buy the other's interest if the co-participant decides to sell its interest. We will not participate in joint ventures or partnerships with affiliates that are not publicly registered except as permitted in the NASAA Guidelines. If our co-participant affiliate determines to sell its interest in the loan, there is no guarantee that we will have the resources to purchase such interest and we will have no control over a sale to a third party purchaser.

LACK OF CONTROL BY MEMBERS

  Your right to vote is limited and you are bound by majority vote.

     You cannot exercise control over our daily business affairs and implement changes in our policy. Vestin Mortgage, subject to the provisions in our Operating Agreement, may modify our investment strategies without your consent. Moreover, Vestin Mortgage may amend the Operating Agreement without the consent of a majority of our members to:

     - remedy any ambiguity or formal defect or omission within the Agreement;

     - conform the Agreement to applicable laws and regulations; and

     - make any changes to the Agreement which, in the judgment of Vestin Mortgage, is not to the prejudice of the members.

     You may vote only in a limited number of specific instances, in which case a majority of our members (not to include Vestin Mortgage), can take action and bind all of the members. These situations in which all members (except Vestin Mortgage) are entitled include votes to:

     - dissolve the Fund;

     - change the nature of our business;

     - amend the Operating Agreement (in certain cases);

     - remove and replace Vestin Mortgage;

     - approve a merger with or into another company; or

     - approve a sale of all or a majority of our assets.

Although Vestin Mortgage may not change the nature of our business without majority approval, Vestin Mortgage may change our investment policies consistent with the fiduciary duties it owes to all of the members. While you will not have any vote on these investment policies, you retain your vote to remove and replace Vestin Mortgage.

  The value of your units may decrease below ten dollars per unit.

     The value of your share of our underlying assets at any time may be less or more than $10.00 per unit, depending on when the unit was purchased. For example, if the fair market value of our assets at the time of a capital contribution or distribution reinvestment is less than the cost of these assets on our books, then the value of your units immediately after a capital contribution or distribution reinvestment may be less than ten dollars.

RISKS RELATED TO VESTIN CAPITAL

  Vestin Capital has a limited operating history and track record in public offerings.

     Vestin Capital, the lead dealer in this Offering, is a securities brokerage firm formed in early 1999 that has previously participated only in the offering of DM Mortgage. As a result, Vestin Capital has a limited history of selling publicly offered securities and in recruiting dealers to assist in the sale of publicly offered securities. The absence of this track record may make it more difficult for it to sell our units. If Vestin Capital does not sell a sufficient number of our units, we may not be able to diversify our portfolio to the extent necessary to achieve our objectives.

  Vestin Capital is an Affiliate of Vestin Mortgage.

     Vestin Capital is wholly owned by Vestin Group Inc., which also owns Vestin Mortgage. Consequently, Vestin Capital may have a conflict of interest in performing its obligations to conduct a "due diligence" investigation of the statements made in this prospectus and may not conduct the investigation with the same degree of care as a non-affiliated dealer. An independent due diligence investigation assists in verifying the information provided in a prospectus. The fact that no independent underwriter will conduct an investigation in connection with this prospectus may increase the likelihood that this prospectus will not disclose risks or other matters you might consider important in determining whether or not to purchase our units.

FEDERAL INCOME TAX RISKS

  Your cash flow and distributions will be reduced if we are taxed as a corporation.

     If we do not qualify as a partnership for any taxable year, we would then be subject to federal income tax on any taxable income in that taxable year at regular corporate rates. You could not then take tax deductions for your share of our deductions or credits. You would be subject to tax on your share of our income to the extent we distribute it to you out of current or accumulated earnings and profits, or as taxable gain in excess of the cost of your units. If we were taxed as a corporation, your cash flow, the distributions you receive and the value of your units will be significantly reduced. See "Federal Income Tax Consequences--General Principles of Partnership Taxation," at page 66 and "--Tax Rates on a Partner's Share of Ordinary Income from the Partnership," at page 69.

     If we are deemed to not be engaged in a trade or business, the tax benefits of partnership status will be adversely affected in that your share of our expenses would be deductible only to the extent that all of your miscellaneous itemized deductions exceed two percent of your adjusted gross income.

     Our tax counsel did not opine as to the proper tax treatment of certain fees and expenses Vestin Mortgage may receive as such treatment depends on circumstances arising during and after the Offering. Such fees and expenses include: the credit Vestin Mortgage may receive for fees paid to non-affiliates in connection with the offering; the management fee of up to 0.25%; and administrative fees of up to 3% on the sale of foreclosed properties. The proper tax treatment of these fees and expenses depends on whether the Internal Revenue Service determines the fees and expenses to be commercially reasonable.

  An IRS audit of our books and records could result in an audit of your tax returns.

     If we are audited by the IRS and it makes determinations adverse to us, including the disallowance of deductions we have taken, the IRS may decide to audit your income tax returns. Any such audit could result in adjustments to your tax return for items of income, deductions or credits, and the imposition of penalties and interest for the adjustments and additional expenses for filing amended income tax returns.

  Inconsistencies between federal, state and local tax rules may adversely affect your return.

     If we are treated as a partnership for federal income tax purposes but as a corporation for state or local income tax purposes, or if deductions that are allowed by the IRS are not allowed by state or local regulators, your cash flow and distributions would be adversely affected.

RETIREMENT PLAN RISKS

  An investment in the Fund may not qualify as an appropriate investment under all retirement plans.

     There are special considerations that apply to pension or profit sharing trusts or IRAs investing in units. If you are investing the assets of a pension, profit sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in the Fund, you could incur liability or subject the plan to taxation if:

     - your investment is not consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

     - your investment is not made in accordance with the documents and instruments governing your plan or IRA, including your plan's investment policy.

     - your investment does not satisfy the prudence and diversification requirements of Sections 40(a)(1)(B) and 404(A)(1)(C) of ERISA.

     - your investment impairs the liquidity of the plan.

     - your investment produces "unrelated business taxable income" for the plan or IRA.

     - you will not be able to value the assets of the plan annually in accordance with ERISA requirements.

     - your investment constitutes a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

                                USE OF PROCEEDS

     The funds we receive pursuant to this Offering, or otherwise, will not be commingled with the funds of Vestin Mortgage or any other party. We will invest approximately 97% of the Offering proceeds in mortgage loans. We will maintain working capital reserves of approximately 3%. This reserve is available to pay any future expenses in excess of revenues, satisfy obligations of underlying security properties, expend money to satisfy our unforeseen obligations and for other permitted uses of our working capital. Working capital reserves of up to 3% in cash or cash equivalents are excluded from the funds committed to mortgage investments in determining what proportion of the Offering proceeds and reinvested distributions have been invested in mortgage loans.

     The following table contains information about the estimated use of the gross proceeds of this Offering.

                                                               MAXIMUM OFFERING     PCT OF
                                                              (50,000,000 UNITS)   OFFERING
                                                              ------------------   --------
Gross Offering Proceeds.....................................     $500,000,000       100.0%
Less:
  Public Offering Expenses..................................               --          --
  Net Amount received in this Offering......................     $500,000,000       100.0%
Less:
  Working Capital Reserves..................................     $ 15,000,000         3.0%
                                                                 ------------       -----
Cash Available for Investment in mortgage loans.............     $485,000,000        97.0%

     Although our expenses in connection with this Offering are billed directly to us, Vestin Mortgage will pay all selling commissions and expenses related to this Offering. Vestin Mortgage may pay normal sales commission to a registered broker-dealer or any other licensed person or entity; however, Vestin Mortgage shall not pay any compensation to any person or entity engaged by a potential investor for investment advice. To the extent that such expenses consist of filing and review fees, legal, accounting, printing and other expenses of this Offering paid to non-affiliates of Vestin Mortgage, payment of such expenses will be deemed a capital contribution to us by Vestin Mortgage up to 2% of the total capital contribution received in this Offering, and in no event shall such amount exceed $2,000,000. Such expenses are described further in the registration statement of which this prospectus forms a part.

     Borrowers will pay to Vestin Mortgage all acquisition, selection, processing, extension and brokerage and selling expenses for loans made by Vestin Mortgage. Consequently, these expenses do not appear in the table.

     Upon initiation of our business operations we will be responsible to pay our operational expenses. We presently anticipate such expenses will include our annual management fee to our Manager (see "Compensation of Vestin Mortgage and Affiliates"), legal fees, accounting fees, tax preparation fees and certain filing fees. We will not have any office expenses as such services will be provided to us by our Manager in consideration of our management fee. We believe that the foregoing expenses will be fully funded out of cash flow from operations or, if necessary, our capital reserve.

     Vestin Mortgage estimates that the average size of our loans will be $2 million to $5 million. In addition, Vestin Mortgage estimates that we will need at least 15 loans requiring us to raise at least $30 million to $75 million in order to adequately diversify our portfolio.

     Vestin Mortgage has not set the amount of sales proceeds to be allocated to the various types of mortgage loans in which we invest, except to the extent of the guidelines described in "Investment Objectives and Policies." Vestin Mortgage reviews each loan to determine if it meets our investment criteria. We plan to invest the entirety of our cash available for investments in mortgage loans. We do not expect to use any of the proceeds of this offering to acquire assets other than in the ordinary course of our business.

     Pending investment in mortgage loans, we may invest the proceeds of this Offering in relatively safe, short-term liquid investments such as U.S. Treasury bills, notes or bonds, certificates of deposit or commercial paper. We anticipate that these proceeds, once received, will be held in an account with US Bank in Las Vegas, Nevada or in an account at a financial institution or securities firm that has assets in excess of $50,000,000.

                         INVESTOR SUITABILITY STANDARDS

     As a result of the risks inherent in an investment in units, the units are suitable only for persons who meet the financial suitability standards adopted by the states in which they live, as set forth below. Our units are only suitable for those who desire a relatively long term investment for which they do not need liquidity for at least one year, in light of the other limitations on redemption and transfer described in this prospectus.

     You must meet one of the investor suitability standards contained in the second and third columns in the table below and the suitability standard contained in the fourth column, if applicable, to purchase units and to participate in our reinvestment plan. Fiduciaries must also meet one of these conditions. If the investment is a gift to a minor, the custodian or the donor must meet these conditions. For purposes of the net worth calculations below, net worth is the amount by which your assets exceed your liabilities, but excluding your house, home furnishings or automobile(s) among your assets. In the subscription agreement, you will have to confirm that you meet these minimum standards. The inclusion of a state in the chart below is for informational purposes only and is not intended to imply that the Offering of units has been qualified in the particular state at this time. We will not sell in a state in which we have not qualified the Offering.

-----------------------------------------------------------------------------------------------------------------------------
                                    1. MINIMUM NET
                                  WORTH AND MINIMUM
           STATE(S)                  GROSS INCOME               MINIMUM NET WORTH                 2. ADDITIONAL STANDARDS
---------------------------------------------------            -------------------            ------------------------------
 Alabama, Arkansas,
 Colorado, Connecticut,
 Delaware, Florida,
 Georgia, Hawaii, Idaho,
 Illinois, Indiana, Kentucky,
 Michigan, Minnesota, Montana,     $ 45,000/$45,000                  $150,000                               N/A
 New Mexico, New York,
 Oklahoma, Oregon, Texas, Utah,
 Vermont, Virginia, Washington,
 West Virginia, Wisconsin                                OR                            AND
---------------------------------------------------            -------------------            ------------------------------
 Arizona, Alaska,
 California, Iowa,                                                                            Minimum investment in Iowa for
 Massachusetts, Mississippi,       $ 60,000/$60,000                  $225,000                     IRAs is $3,000. Minimum
 Missouri, New Jersey,                                                                        investment in North Carolina is
 North Carolina, Tennessee                                                                                $5,000
---------------------------------------------------            -------------------            ------------------------------
 Maine                             $ 50,000/$50,000                  $200,000                               N/A
---------------------------------------------------            -------------------            ------------------------------
 New Hampshire                     $125,000/$50,000                  $250,000                               N/A
---------------------------------------------------            -------------------            ------------------------------
 South Carolina                    $ 65,000/$65,000                  $150,000                               N/A
---------------------------------------------------            -------------------            ------------------------------
 Nevada                                                                                        Minimum investment is $5,000
                                   $ 45,000/$45,000                  $150,000                        ($2,000 for IRAs)
---------------------------------------------------            -------------------            ------------------------------
 Kansas, Nebraska, Ohio,                                                                          Investment is less than
 Pennsylvania                                                                                      10% of Net Worth. We
                                                                                                will make no sales in these
                                   $ 45,000/$45,000                  $150,000                     states until we receive
                                                                                                   proceeds of at least
                                                                                                        $5,000,000.
-----------------------------------------------------------------------------------------------------------------------------

 District of Columbia,               These jurisdictions do not have quantified suitability requirements. We
 Louisiana, North Dakota, Rhode  believe that it is reasonable for us to rely upon the suitability standards set
 Island                          forth above for Alabama et al. when selling units to residents of these jurisdictions.
-----------------------------------------------------------------------------------------------------------------
 Maryland, South Dakota,             No minimum requirements. Disclosure state only. We will follow the
 Wyoming                         guidelines for the preponderance of the states above in selling units in these states.
-----------------------------------------------------------------------------------------------------------------

     In addition to the foregoing suitability standards, we cannot accept subscriptions from anyone if the representations required are either not provided or are provided but are inconsistent with our determination that the investment is suitable for the subscriber. In addition to the financial information we require, the representations we require of you state that you:

     - understand that we will accept your subscription no sooner than five (5) business days following the date of the Subscription Agreement, but not later than 30 days;

     - understand that no federal or state agency has made any finding or determination as to the fairness of public investment in, or made any recommendation or endorsement of, the units; and

     - understand that an investment in us will not, in itself, create a retirement plan as described in the Internal Revenue Code and that, to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

     Each of these representations reflects that we are not indicating any approval by anyone other than Vestin Mortgage or that an investment will have an effect other than to make you a member of the Fund.

     You will also acknowledge that you are familiar with some of the risk factors we describe and that this investment matches your investment objectives. Specifically, you represent to us that you:

     - understand that we intend to be taxed as a partnership and not as a corporation, and that, among other things, this may result in your being required to pay taxes even though we may not have distributed cash to you;

     - understand that there will be no public market for the units, that there are substantial restrictions on repurchase, sale, assignment or transfer of the units, and that it may not be possible readily to liquidate an investment in the units; and

     - have been advised to read the risk factors set forth in this prospectus and to determine whether your investment objectives correspond to those stated in this prospectus; specifically, you acknowledge that the purpose of your investment is to receive monthly cash distributions from the income earned on our mortgage loans and to have us preserve and return your capital contributions.

     You will also represent to us that you have the capacity to invest in the Fund by confirming that:

     - you are legally able to enter into a contractual relationship with us, and, if you are an individual, have attained the age of majority in the state in which you live; and

     - if you are a trustee, you are the trustee for the trust on behalf of which you are purchasing the units, and have due authority to purchase units on behalf of the trust.

     If you are purchasing as a fiduciary, you will also represent that the above representations and warranties are accurate for the person(s) for whom you are purchasing units.

     By executing the subscription agreement, you will not be waiving any rights under the Securities Act of 1933 or the Securities and Exchange Act of 1934.

     The subscription agreement also contains a series of short questions so that we or our dealers may also assess for ourselves the accuracy of these representations. For employee benefit plans, the questions are more expansive because of the application of additional provisions of the Internal Revenue Code relating to retirement plans.

     Due to the nature of our investments, it is likely that all or substantially all of our income will be taxable to you as ordinary income. See "Federal Income Tax Consequences" at page 63. The units may, therefore, be suitable for:

     - persons seeking current taxable income;

     - Keogh Plan accounts or corporation, pension or profit sharing plans, which we refer to collectively as qualified plans;

     - IRAs or Roth IRAs;

     - Simplified Employee Pensions, or SEP's; and

     - other entities exempt from federal income taxation such as endowment partnerships and foundations, and charitable, religious, scientific or educational organizations (assuming the provisions of their governing instruments and the nature of their tax exemptions permit such investment).

     Our investment objectives and policies are intended to make the units suitable investments for employee benefit plans under current law. In this regard, ERISA provides a comprehensive regulatory scheme for plan assets. Further, Vestin Mortgage intends to manage us so that an investment by a qualified plan will not make our assets plan assets under ERISA. The ERISA regulations are also applicable to an IRA. "Federal Income Tax Consequences--ERISA Considerations" at page 74.

     Vestin Mortgage is not permitted to allow any qualified plan to purchase units if Vestin Mortgage has investment discretion over the assets of the qualified plan, or if Vestin Mortgage regularly gives individualized investment advice that serves as the primary basis for the investment decisions made for these assets. This prohibition is designed to prevent a violation of ERISA. You should obtain the advice of your attorney, tax advisor, or business consultant for the legal, tax and business aspects of this investment before subscribing for units.

     To assure that this Offering complies with applicable state law, each dealer selling our units is required to:

     - inquire diligently of all prospective investors to assure that our units are a suitable investment in light of the investor's age, educational level, knowledge of investments, financial means and other pertinent factors;

     - for at least six years, maintain records of the information used to determine that an investment in units is suitable and appropriate for each investor; and

     - transmit promptly to us all properly completed and executed subscription agreements.

                             OUR BUSINESS STRATEGY

     Our business strategy is designed to generate current income by investing in mortgage loans. We believe there is a significant market opportunity to make mortgage loans to owners and developers of real property whose financing needs are not met by traditional mortgage lenders. The strict underwriting standards and length of time required by traditional mortgage lenders such as commercial banks results in some potential borrowers who are unable to obtain such financing or who are unwilling to go through the time consuming process often required by traditional lenders.

     We propose to loan funds to such borrowers provided that they have sufficient equity in the underlying real estate and otherwise meet our lending criteria. We will adopt the underwriting standards of Vestin Mortgage in evaluating potential investments in mortgage loans. Generally speaking, Vestin Mortgage's underwriting standards are less strict than traditional mortgage lenders and Vestin Mortgage's loan approval process is faster than traditional lenders. As a result, in certain cases we may make mortgage loans which are riskier than the mortgage loans made by commercial banks. However, in return we anticipate receiving a higher interest rate and Vestin Mortgage will take steps intended to mitigate the risks, such as imposing a lower loan to value ratio (thereby providing us with a bigger equity cushion if real estate values drop.)

     We believe that by focusing on the value of the underlying real estate which will serve as collateral on our mortgage loans, Vestin Mortgage can expedite the loan approval process and approve loans to certain borrowers who might not qualify for loans from traditional mortgage lenders. Vestin Mortgage will generally spend not more than 20 days assessing the character and credit history of our borrowers. Rather, Vestin Mortgage will focus its underwriting review on the value of the collateral which secures our loan.

     As with all investments, there is a relationship between the risk assumed and the possible reward earned through our business strategy. We will assume more risk than traditional mortgage lenders. In return, we will seek to generate higher yields from our mortgage loans.

                       INVESTMENT OBJECTIVES AND POLICIES

     We intend to invest in mortgage loans throughout the areas in which Vestin Mortgage has experience, specifically Arizona, California, Hawaii and Nevada. Depending on the market and on the Fund's performance, we plan to expand our investments throughout the United States. The loans we invest in will be selected for us by Vestin Mortgage from among loans originated by Vestin Mortgage or non-affiliated mortgage brokers. When Vestin Mortgage or someone else originates a loan for us, that person obtains the borrower, processes the loan application, makes or invests in the loan, and brokers or sells the loan to us. We believe our loans will be attractive to borrowers because of the expediency of Vestin Mortgage's loan approval process, which takes about 10 to 20 days. Vestin Mortgage will obtain, negotiate and make each loan, after which we will acquire the loan, provided that the cost of the mortgage does not exceed the funds reasonably anticipated to be available to us to purchase the loan.

     As a non-conventional lender, we are more willing to invest in mortgage loans to borrowers that conventional lenders would not deem to be creditworthy. See "Risk Factors--Risks of the Mortgage Lending Business." Because of our increased willingness to fund riskier loan types and borrowers, borrowers are willing to pay us an interest rate that is 2-3 points above the rates charged by conventional lenders. We intend to invest in a significant amount in loans in which the real property being developed is not generating any income to the borrower. We anticipate investing 10-70% of our assets in construction loans and not more than 25% of our assets in unimproved land loans. Our second mortgage investments are riskier because our rights will be subject to the rights of the first mortgage lender. We may invest up to 10% of our assets in second mortgage loans. The "balloon payment" loans and bridge loans in which we invest are riskier because the borrower's repayment depends on its ability to refinance the loan or develop the property so it can refinance the loan. We anticipate investing up to 15% of our assets in bridge loans. In addition, we expect to invest approximately 20% to 40% of our assets in commercial property loans,

10% to 25% in acquisition and development loans and 5% in residential property loans. All of these loans are described in greater detail in the pages that follow under "Types of Loans We Intend to Invest In."

     In addition to those policies contained in this prospectus and the Operating Agreement, Vestin Mortgage may establish written policies on loans and borrowings.

     Our principal investment objectives are to:

     - Produce revenues from the interest income on our mortgage loans;

     - Provide monthly cash distributions to you from the net income earned on our mortgage loans;

     - Preserve and return your capital contributions; and

     - Reinvest to the extent permissible payments of principal and proceeds of prepayments, sales and insurance proceeds, net of expenses.

     We cannot assure you that we will achieve these objectives or that your capital will not decrease. Vestin Mortgage may change the overall investment strategy, subject to the fiduciary obligations that it owes to all members. However, Vestin Mortgage may not change the investment objectives above, except upon majority approval. Vestin Mortgage has no authority to do anything that would impair our ability to carry on our ordinary business as a mortgage investor.

ACQUISITION AND INVESTMENT POLICIES

     We will seek to invest substantially all of the Offering proceeds and distribution reinvestments in mortgage loans, after paying applicable fees and expenses, if any. We anticipate that we will invest about 97% of the Offering proceeds and distribution reinvestments in mortgage loans. Approximately 3% will be held as a working capital cash reserve. Vestin Mortgage will receive a credit to its capital account up to 2% of the total proceeds received in this Offering, such amount not to exceed $2,000,000, to the extent that it pays to non-affiliated third parties the expenses of this Offering. Such expenses include those incurred by us and owed or paid to attorneys, accountants, brokers or other nonrelated third parties in connection with the preparation of this Offering.

     We anticipate that the majority of our collateral on our mortgage loans will be the real property that the borrower is purchasing or developing with the funds that we make available. We sometimes refer to these real properties as the security properties. While we may invest in other types of loans, we believe that most of the loans in which we invest will have been made to real estate developers with a lesser proportion of loans involving land loans and bridge financing.

     We will not give any rebates or enter into any reciprocal agreement with Vestin Mortgage or any of its affiliates that enables Vestin Mortgage or its affiliates to receive a rebate. We do not anticipate that our mortgage investments will be insured or guaranteed by any government agency.

     Vestin Mortgage will continuously evaluate prospective investments, select the mortgages in which we invest and make all investment decisions on our behalf in its sole discretion, unless the Operating Agreement provides otherwise. You are not entitled to act on any proposed investment. In evaluating prospective mortgage loan investments, Vestin Mortgage considers such factors as the following:

     - the ratio of the amount of the investment to the value of the property by which it is secured;

     - the potential for capital appreciation or depreciation of the property securing the investment;

     - expected levels of rental and occupancy rates (if applicable);

     - potential for rental increases (if applicable);

     - current and projected revenues from the property;

     - the status and condition of the record title of the property securing the investment;

     - geographic location of the property securing the investment; and

     - the financial condition of the borrowers and their principals, if any, who guarantee the loan.

     Vestin Mortgage may obtain our loans from non-affiliated mortgage brokers and previous borrowers, and by solicitation of new borrowers in those states where permissible. We may purchase existing loans that were originated by third party lenders and acquired by Vestin Mortgage to facilitate our purchase of the loans. Vestin Mortgage will sell the loans to us for no greater than Vestin Mortgage's cost, not including its service fees and compensation. There are no specific requirements or guidelines governing Vestin Mortgage's discretion in determining which mortgage loans it will place with the Fund and which it will place with other funding sources.

     When selecting mortgage loans for us, Vestin Mortgage will adhere to the following guidelines, which are intended to control the quality of the collateral given for our loans:

          1. Priority of Mortgages. We anticipate investing 90% of our assets in secured first mortgages. Other mortgages that we invest in on the security property will not be junior to more than one other mortgage. The only subordinated mortgages we currently intend to invest in at this time are second mortgages, although in the future we may invest in wraparound, or all-inclusive, mortgages.

          2. Loan-to-Value Ratio. We do not anticipate that the amount of our loan combined with the outstanding debt secured by a senior mortgage on a security property will exceed the following percentage of the appraised value of the security property:

                   TYPE OF SECURED PROPERTY                    LOAN-TO-VALUE RATIO
                   ------------------------                    -------------------
           Residential                               75%
           Unimproved Land                           60%
           Commercial                                75%
           Property under Development/Construction   75% (of anticipated post-development
             Loan                                    value)
           Leasehold Interest                        75% (of value of leasehold interest)

          Vestin Mortgage, in its discretion, may increase any of the above loan-to-value ratios if a given loan is supported by credit adequate to justify a higher loan-to-value ratio, including personal guarantees. Occasionally, our collateral may include personal property as well as real property. We do not have specific requirements with respect to the projected income or occupancy levels of a property securing our investment in a particular loan. These loan-to-value ratios will not apply to financing offered by us to the purchaser of any real estate acquired through foreclosure, or to refinance an existing loan that is in default when it matures. In those cases, Vestin Mortgage, in its sole discretion, shall be free to accept any reasonable financing terms it deems to be in our best interest. Nevertheless, in no event will the loan-to-value ratio on any loan exceed 80% of the independently appraised completed value of the property. The target loan-to-value ratio for our loan portfolio as a whole is approximately 70%.

          We will receive an independent appraisal for each property to be security for our investment. Copies of these appraisals will be available for your review at the offices of Vestin Mortgage for a period of six (6) years. We will retain appraisers who will be licensed or qualified as independent appraisers and be certified by or hold designations from one or more of the following organizations: The Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, the National Association of Review Appraisers, the Appraisal Institute, the Society of Real Estate Appraisers, M.A.I., Class IV Savings and Loan appraisers or from among appraisers with other qualifications acceptable to Vestin Mortgage. However, appraisals are only estimates of value and cannot be relied on as measures of realizable value. An employee or agent of Vestin Mortgage will review each appraisal report and will conduct an exterior physical inspection for each property. An exterior physical inspection includes an assessment of the subject property, the adjacent properties and the neighborhood but does not include entering any structures on the property.

          3. Construction Mortgage Loans. We anticipate that we will invest in construction loans other than home improvement loans on residential property, subject to the following guidelines:

             We do not anticipate that the loan-to-value ratio on construction loans in which we invest will exceed 75% of the independently appraised, completed value of the security property.

          4. Terms of Mortgage Loans. Most of our loans will be for one to seven years. We anticipate that 90-100% of our loans will provide for payments of interest only with a "balloon" payment of principal payable in full at the end of the term.

          5. Escrow Conditions. Our loans will often be funded by us through an escrow account held by a title insurance company, subject to the following conditions:

        - Borrowers will obtain title insurance coverage for all loans, with the title insurance policy naming us as the insured and providing title insurance in an amount at least equal to the principal amount of the loan. Title insurance insures only the validity and priority of our deed of trust, and does not insure us against loss by other causes, such as diminution in the value of the security property.

        - Borrowers will obtain fire and casualty insurance for all loans secured by improved real property, naming us as loss payee in an amount sufficient to cover the replacement cost of improvements.

        - All insurance policies, notes, deeds of trust or mortgages, escrow agreements, and any other loan documents for a particular transaction will name us as payee and beneficiary. Mortgage loans will not be written in the name of Vestin Mortgage or any other nominee.

          6. Purchase of Mortgage Investments from Affiliates. We may acquire mortgage loans from our affiliates, including Vestin Mortgage, for a price not in excess of the par value of the note or its fair market value, whichever is lower, plus allowable fees and expenses, but without the allowance of any other compensation for the loans. Except for the compensation paid to Vestin Mortgage described elsewhere in this prospectus, any affiliate from which we purchase mortgage loans will remit to us all income it earns from the mortgage loan while the loan is in its portfolio.

          7. Note Hypothecation. We may also acquire mortgage loans secured by assignments of secured promissory notes. These mortgage loans must satisfy our stated investment standards, including our loan-to-value ratios, and also may not exceed 80% of the principal amount of the assigned note. For example, if the property securing a note we acquire is commercial property, the total amount of outstanding debts secured by the property must not exceed 75% of the appraised value of the property, and the mortgage loan will not exceed 80% of the principal amount of the assigned note. For mortgage loans secured by promissory notes, we will rely on the appraised value of the underlying property, as determined by an independent written appraisal which was conducted within the then-preceding twelve months. If an appraisal was not conducted within that period, then we will arrange for a new appraisal to be prepared for the property.

          8. Participation. We may also participate in loans with other lenders, including affiliates as permitted by NASAA Guidelines, by providing funds for or purchasing an undivided interest in a loan meeting our investment guidelines described above. We would be more likely to participate in loans if, for example:

        - we did not have sufficient funds to invest in an entire loan.

        - we received Offering proceeds that were insufficient to adequately diversify our portfolio.

        - Vestin Mortgage originated a loan that fit within our investment guidelines but it would constitute more than 20% of our anticipated capital contribution or otherwise be disproportionately large given our then existing portfolio.

          We will participate in loans with non-affiliates if we acquire a controlling interest, alone or with any of our publicly registered affiliates meeting the requirements below, in such participation. A controlling interest would enable us to direct or cause the direction of the management and policies of such participation, which would include the authority to:

        - review all material contracts;

        - cause a sale of the mortgage or our interest therein subject in certain cases to limitations imposed by the participation agreement between the parties;

        - approve budgets and major capital expenditures, subject to a stated minimum amount;

        - veto any sale of a mortgage, or alternatively, to receive a specified preference on sale or proceeds; and

        - exercise a right of first refusal on any desired sale by a participant of its interest in a loan except for transfer to its affiliate.

          In the event of participation with a publicly registered affiliate, the investment objectives of the participants shall be substantially identical. There shall be no duplicate fees. The compensation to the sponsors must be substantially identical, and the investment of each participant must be on substantially the same terms and conditions. Each participant shall have a right of first refusal to buy the other's interest if the co-participant decides to sell its interest. We will not participate in joint ventures or partnerships with affiliates that are not publicly registered except as permitted by NASAA Guidelines.

          We will not give Vestin Mortgage, Vestin Group or any of their affiliates any consideration similar to rebates or give-backs or enter into reciprocal arrangements with Vestin Mortgage or its affiliates that might be entered into in lieu of participations.

          9. Diversification. No single mortgage loan will exceed 20% of our anticipated capital contributions. Additionally, mortgage loans in favor of any one borrower will not exceed 20% of the capital to be raised.

          10. Reserve Fund. We will establish contingency working capital reserves of approximately 3% of the gross proceeds of this Offering to cover our unexpected cash needs.

          11. Credit Evaluations. Before making a loan, Vestin Mortgage must first determine that a borrower has sufficient equity in the security property to meet the loan-to-value ratios described above. Vestin Mortgage may also consider the income level and creditworthiness of a borrower to determine its ability to repay the mortgage loan.

          12. Sale of Mortgage Investments. Although Vestin Mortgage has no plan to do so, Vestin Mortgage may sell our mortgage loans or interests in our loans to either affiliates or non-affiliated parties when Vestin Mortgage believes that it is advantageous to us to do so. However, as noted elsewhere in this prospectus, we do not expect that the loans will be marketable or that a secondary market will ever develop for them. In addition, we will not sell our mortgage loans to Vestin Mortgage.

MORTGAGE LOANS TO AFFILIATES

     We will not invest in mortgage loans made to Vestin Mortgage, Vestin Group or any of our affiliates. However, we may acquire an investment in a mortgage loan payable by Vestin Mortgage when Vestin Mortgage has assumed by foreclosure the obligations of the borrower under that loan.

PURCHASE OF LOANS FROM VESTIN MORTGAGE AND ITS AFFILIATES

     In addition to those loans Vestin Mortgage selects for us, we may purchase loans that were originated by Vestin Mortgage or other parties and first held for Vestin Mortgage's own portfolio, as long as the loan is not in default and otherwise satisfies all of our lending criteria. This requirement also applies to any loan originated by an affiliate of Vestin Mortgage, such as Vestin Group, Mr. Shustek or another principal of Vestin Mortgage. However, we will not acquire a loan from or sell a loan to a mortgage program in which Vestin Mortgage has an interest except in compliance with NASAA Guidelines.

TYPES OF LOANS WE INTEND TO INVEST IN

     We primarily invest in loans which will be secured by first or second mortgages on real property. Such loans fall into the following categories: raw and unimproved land, acquisition and development, construction, commercial, residential and bridge loans.

  Raw And Unimproved Land Loans

     Approximately 15 to 25% of the loans invested in by us may be loans made for the purchase or development of raw, unimproved land. Generally, we determine whether to invest in these loans based upon the 90-day quick sale value of the property and the borrower's actual capital investment in the property. The "90-day quick sale value" is the highest price for which the land could actually be sold within the next 90 days, as determined by local real estate brokers. We believe that this 90-day period approximates the time required for a foreclosure. The value is generally the same as the cost of the land to the borrower. Typically, we will invest in loans with a face value which is less than 60% of the "90-day quick sale value," and we usually require that the borrower have invested in the property actual capital expenditures of at least 25% of the property's value.

  Acquisition and Development Loans

     Approximately 10-25% of the loans invested in by us may be acquisition and development loans. These loans enable borrowers to complete the basic infrastructure and development of their property prior to the construction of buildings or structures. Such development may include installing utilities, sewers, water pipes, and/or streets. Generally, we will invest in loans with a face value of up to 60% of the appraised value of the property.

  Construction Loans

     Approximately 10-70% of our loans may be construction loans. A construction loan provides funds for the construction of one or more structures on developed land. Funds under this type of loan will generally not be forwarded to the borrower until work in the previous phase of the project has been completed and an independent inspector has verified certain aspects of the construction and its costs. We will typically require material and labor lien releases by the borrower per completed phase of the project. We will review the appraisal of the value of the property and proposed improvements, and will arrange loans for up to 75% of the appraised value.

  Commercial Property Loans

     Approximately 20-40% of the loans invested in by us may be commercial property loans. Commercial property loans provide funds to allow commercial borrowers to make improvements or renovations to the property in order to increase the net operating income of the property so that it may qualify for institutional refinancing. We will review the appraisal of the value of the property and will invest in loans for up to 75% of such appraised value.

  Residential Loans

     About 5% of the loans invested in by us may be residential loans. Such loans facilitate the purchase or refinance of one to four family residential property units provided the borrower uses one of the units on the property as such borrower's principal residence. We will invest in loans for up to 75% of value of the property.

  Bridge Loans

     Up to 15% of our loans may be bridge loans. Such loans provide interim financing (up to six months) to enable commercial borrowers to qualify for permanent refinancing. We will review the appraisal of the value of the property and will generally invest in loans of up to 75% of that value.

  Collateral

     The types of collateral that will secure the loans brokered by us include a first deed of trust, a second deed of trust or a leasehold interest.

  First Deed of Trust

     The majority of the loans invested in by us are secured by a first deed of trust. Thus the applicable lender will have rights as a first mortgage lender of the collateralized property.

  Second Deed of Trust

     Up to 10% of the loans invested in by us may be in second mortgage loans and in wraparound mortgage loans. In a second mortgage loan, the rights of the lender (such as the right to receive payment on foreclosure) will be subject to the rights of the first mortgage lender. In a wraparound loan, the lender's rights will be comparably subject to the rights of a first mortgage lender, but the aggregate indebtedness evidenced by the loan documentation will be the first mortgage loan plus the new funds the lender invests. The lender would receive all payments from the borrower and forward to the senior lender its portion of the payments the lender receives.

  Leasehold Interest

     Up to 20% of the loans invested in by us may be in loans where the collateral is an interest in a lease.

PREPAYMENT PENALTIES AND EXIT FEES

     Based on Vestin Mortgage's historical experience, we anticipate that at least 90% of the loans we invest in will not contain prepayment penalties or exit fees. If our loans are at a high rate of interest in a market of falling interest rates, the failure to have a prepayment penalty provision or exit fee in the loan allows the borrower to refinance the loan at a lower rate of interest, thus providing a lower yield to us on the reinvestment of the prepayment proceeds. However, these loans will usually be written with relatively high minimum interest rates, which we would expect to minimize the risk of lower yields.

BALLOON PAYMENT

     We anticipate that at least 90% of the loans we invest in or purchase will require the borrower to make a "balloon payment" on the principal amount upon maturity of the loan. There are no specific criteria used in evaluating the credit quality of borrowers for mortgage loans requiring balloon payments. Furthermore, a substantial period of time may elapse between the review of the financial statements of the borrower and the date when the balloon payment is due. As a result, there is no assurance that a borrower will have sufficient resources to make a balloon payment when due. To the extent that a borrower has an obligation to pay mortgage loan principal in a large lump sum payment, its ability to repay the loan may be dependent upon its ability to sell the property, obtain suitable refinancing or otherwise raise a substantial amount of cash. As a result, these loans involve a higher risk of default than loans where the principal is paid at the same time as the interest payments.

REPAYMENT OF MORTGAGES ON SALES OF PROPERTIES

     We may require a borrower to repay a mortgage loan upon the sale of the mortgaged property rather than allow the buyer to assume the existing loan. We will require repayment if we determine that repayment appears to be advantageous to us based upon then-current interest rates, the length of time that the loan has been held by us, the creditworthiness of the buyer and our objectives. We will either invest our net proceeds from any capital transaction in new mortgage loans, hold the net proceeds as cash or distribute them to the members. These net proceeds will also include the principal of a loan deemed to be repaid for tax purposes as a result of the nature of a loan modification or loan extension. Our Operating Agreement provides that whether we choose to distribute the proceeds or reinvest them, you will be deemed to have received a distribution of capital and recontributed the same amount to us. Capital transactions include payments of principal, foreclosures and prepayments of mortgages, to the extent classified as a return of capital under the Internal Revenue Code, and any other disposition of a mortgage or property.

VARIABLE RATE LOANS

     Variable rate loans originated by Vestin Mortgage may use as indices the one and five year Treasury Constant Maturity Index, the Prime Rate Index and the Monthly Weighted Average Cost of Funds Index for Eleventh District Savings Institutions (Federal Home Loan Bank Board). Vestin Mortgage may negotiate spreads over these indices of 2.5% to 5.5%, depending upon market conditions when the loan is made.

     It is possible that the interest rate index used in a variable rate loan will rise (or fall) more slowly than the interest rate of other loan investments available to us. Vestin Mortgage attempts to minimize this interest rate differential by tying variable rate loans to indices that are sensitive to fluctuations in market rates. Additionally, most variable rate loans originated by Vestin Mortgage contain provisions under which the interest rate cannot fall below the initial rate.

INTEREST RATE CAPS

     All our variable rate loans will have interest rate caps. We anticipate that the interest rate cap will be a ceiling that is 2-4% above the starting rate with a floor rate equal to the starting rate. For these loans there is the risk that the market rate may exceed the interest cap rate.

     Variable rate loans of five to ten year maturities are not assumable without the prior consent of Vestin Mortgage. We do not expect to invest in or purchase a significant amount of other assumable loans. To minimize our risk, any borrower assuming an existing mortgage loan will be subject to the same underwriting criteria as the original borrower.

BORROWING

     We will not incur indebtedness until after we commence investing in mortgage loans. Once we begin acquiring loans, we intend to borrow money:

     - to finance our investments in mortgage loans,

     - to prevent a default under mortgage loans that are senior to our mortgage loans,

     - to discharge senior mortgage loans if this becomes necessary to protect our investment in mortgage loans, or

     - to operate or develop a property that we acquired under a defaulted loan.

At no time will our indebtedness exceed 70% of the fair market value of our mortgage loans. This indebtedness may be with recourse to our assets.

     In addition, we may enter into structured arrangements with lenders in order to provide them with a senior position in mortgage loans which we might jointly fund. For example, we might establish a wholly-owned special purpose corporation which would borrow funds from an institutional lender under an arrangement where the resulting mortgage loans would be assigned to a trust, and the trust would issue a senior certificate to the institutional lender and a junior certificate to the special purpose corporation. This would assure the institutional lender of repayment in full prior to our receipt of any repayment on the jointly funded mortgage loans.

NO TRUST OR INVESTMENT COMPANY ACTIVITIES

     We have not qualified as a real estate investment trust under the Internal Revenue Code, and therefore we are not subject to the restrictions on its activities that are imposed on real estate investment trusts. We intend to conduct our business so that we are not an "investment company" within the meaning of the Investment Company Act of 1940. Last, we intend to conduct our business so that we are not to be deemed a "dealer" in mortgage loans for federal income tax purposes.

VARIOUS OTHER POLICIES AND PROCEDURES

     Without approval of a majority of the members, we will not:

     - issue securities senior to the units or issue any units or other securities for other than cash;

     - invest in the securities of other issuers for the purpose of exercising control, except when exercising our rights as a secured lender;

     - underwrite securities of other issuers;

     - discontinue providing our members with the reports described in this prospectus; or

     - offer securities in exchange for property.

COMPETITION AND GENERAL ECONOMIC CONDITIONS

     There are hundreds of commercial banks, insurance companies, mortgage brokers, pension funds and other institutional lenders competing to make the type of loans in which we invest. There is no dominant competitor in this sector. No particular competitor dominates the market. For the past few years, the institutional lenders have not been as active in the commercial mortgage market as in prior years. Recently, however, many major institutional lenders have re-entered the commercial mortgage market due to a stronger economy, stabilized or increased property values and leasing rates, and the decrease in demand for residential loans. As a result, we anticipate competition for investments in mortgages secured by commercial properties, which creates pressure on lenders to lower interest rates. Consequently, we may not be able to obtain as high interest rates on mortgage investments as we would otherwise obtain, which would affect our revenues and the distributions you receive.

REGULATION

     Our operations are conducted by Vestin Mortgage. Vestin Mortgage's operations as a mortgage company are subject to extensive regulation by federal, state and local laws and governmental authorities. Vestin Mortgage conducts its real estate mortgage business under a license issued by the State of Nevada Financial Institutions Division. Under applicable Nevada law, the division has broad discretionary authority over Vestin Mortgage's activities, including the authority to conduct periodic regulatory audits of all aspects of Vestin Mortgage's operations.

     We and Vestin Mortgage are also subject to the Equal Credit Opportunity Act of 1974, which prohibits creditors from discriminating against loan applicants on the basis of race, color, sex, age or marital status, and the Fair Credit Reporting Act of 1970, which requires lenders to supply applicants with the name and address of the reporting agency if the applicant is denied credit. We are also subject to various other federal and state securities laws regulating the issuance and sale of securities, as well as the Employee Retirement Income Security Act of 1974.

     Should we or Vestin Mortgage not adhere to these regulations, we could face potential disciplinary or other civil action that could have a material adverse effect on our business.

                                   MANAGEMENT

OUR MANAGEMENT

     Our business is managed by Vestin Mortgage. The telephone number for Vestin Mortgage's offices is (702) 227-0965. Vestin Mortgage is a mortgage broker licensed in the State of Nevada and a wholly owned subsidiary of Vestin Group. Vestin Group is a Delaware corporation with publicly held common stock that trades on the Nasdaq Small Cap Market under the symbol "VSTN". Until early July 2000, Vestin Group traded under the symbol "DLMA." Vestin Group had a net worth of approximately $7,800,000 as of March 31, 2001 and is briefly described later in this section.

VESTIN MORTGAGE

     Vestin Mortgage manages and controls our affairs and has responsibility and final authority in almost all matters affecting our business. These duties include dealings with members, accounting, tax and legal matters, communications and filings with regulatory agencies and all other needed management and operational duties. Additionally, because Michael Shustek owns a controlling interest in Vestin Group and Vestin Group wholly owns Vestin Mortgage, Mr. Shustek may be deemed to control our activities through Vestin Mortgage. As our only Manager, Vestin Mortgage has complete authority and responsibility for:

     - evaluating and choosing the mortgage loans in which we will invest;

     - deciding what agreements we will enter into and whether we will enter into joint ventures with other companies to invest in mortgage loans;

     - originating, servicing and managing our mortgage loan investments; and

     - managing all our other operations.

     Notwithstanding that Vestin Mortgage has the broad authority described above, neither Vestin Mortgage directly nor Mr. Shustek indirectly may do any of the following:

     - impair our ability to carry on or change the nature of our business;

     - admit a Manager without prior approval of a majority of the members;

     - sell all or over 50% of our assets or dissolve the Fund without prior majority approval; and

     - anything else not permitted in the Operating Agreement.

     You have no right to participate in the management or control of our business or affairs other than to exercise the limited voting rights provided for members in the Operating Agreement. Vestin Mortgage has primary responsibility for the initial selection, evaluation and negotiation of our mortgage loans. Vestin Mortgage will provide all executive, supervisory and administrative services for our operations, including servicing the mortgage loans we hold. Our books and records are maintained by Vestin Mortgage, subject to audit by independent certified public accountants.

REMOVAL OF VESTIN MORTGAGE AS MANAGER

     Vestin Mortgage will cease to be our Manager upon its removal, withdrawal or dissolution, or if it is found to be bankrupt. A majority, excluding Vestin Mortgage's interest, can remove Vestin Mortgage as our Manager upon the following conditions:

     - if the members have not previously elected an additional Manager, the removal will not become effective for at least 120 days following the consent or authorizing vote by the majority;

     - during the 120 days set forth above, a majority can agree in writing to continue our business and, within six months following the termination date of the last remaining Manager, elect and admit a new Manager who agrees to continue our existence; and

     - the substitution of a new Manager shall be effective when the new Manager accepts in writing the duties and responsibilities of a Manager.

     If our business continues after Vestin Mortgage is no longer our Manager, then we will pay Vestin Mortgage a sum equal to all amounts then owing to it. By majority vote, we may terminate Vestin Mortgage's interest in the Fund by paying an amount equal to the then-present fair market value of Vestin Mortgage's interest in the Fund, which would be Vestin Mortgage's outstanding capital account at such time. In the event Vestin Mortgage and the Fund cannot agree as to the then present fair market value, then the dispute shall be settled by arbitration in accordance with the then current rules of the American Arbitration Association. All payments to a terminated Manager must be fair and must protect our solvency and liquidity.

     If a majority does not designate and admit a new Manager within the time specified, we will dissolve. Vestin Mortgage may assign its interest in the Fund, but our Manager may not be changed except as set forth above.

EVALUATION AND ACQUISITION BY VESTIN MORTGAGE

     Vestin Mortgage considers and evaluates prospective loans for us. In that regard, Vestin Mortgage evaluates the credit of prospective borrowers, analyzes the return to us of potential mortgage loan transactions, reviews property appraisals, and determines which types of transactions appear to be most favorable to us. We will not establish our own underwriting standards and will solely rely on Vestin Mortgage to provide such services.

MORTGAGE LOANS

     Vestin Mortgage identifies a potential loan and then processes the application. When processing a loan, Vestin Mortgage will

     - order and review a property title search,

     - perform an exterior property inspection,

     - obtain an appraisal which is reviewed for reasonableness, and

     - perform credit underwriting through borrower interviews, credit reports and review of borrower and principals' financials.

After processing the loan, Vestin Mortgage reviews the loan through its loan committee.

     After we acquire mortgage loans, Vestin Mortgage also manages our mortgage loan portfolio. Vestin Mortgage is responsible for:

     - reviewing of loans;

     - recommending changes in loans;

     - employing and supervising employees who handle the loans;

     - preparing and reviewing projected performance;

     - reviewing of reserves and working capital;

     - collecting and maintaining all loans;

     - creating and implementing investment policies in furtherance of those contained in the Operating Agreement;

     - preparing and reviewing budgets, economic surveys, cash flow and taxable income or loss projections and working capital requirements;

     - preparing and reviewing of reports for securities filings, distribution to our members or otherwise;

     - communicating with members;

     - supervising and reviewing our bookkeeping, accounting and audits;

     - supervising and reviewing the preparation of our state and federal tax returns; and

     - supervising professionals employed by us, including attorneys, accountants and appraisers.

PRIOR EXPERIENCE

     In April 1999, Vestin Group, then known as Sunderland, acquired the mortgage brokerage business of Del Mar Mortgage, Inc. and Del Mar Holdings, Inc. from Michael Shustek by purchasing their assets and assuming their liabilities in exchange for shares of common stock. As part of a corporate reorganization, Vestin Group transferred the existing mortgage brokerage business of Del Mar Mortgage and Del Mar Holdings to Vestin Mortgage, then known as Capsource. Although Vestin Mortgage acquired its existing commercial mortgage brokering business, Del Mar Mortgage, which is owned by Mr. Shustek, continues to operate primarily as a residential mortgage broker.

     Vestin Mortgage holds a mortgage broker's license in Nevada. As a licensed mortgage broker, Vestin Mortgage is subject to regular on site examinations by the Financial Institutions Division of the State of Nevada, which also reviews its advertising, mandates strict record maintenance, and reviews its financial reporting, including its financial statements and monthly activity reports.

     Vestin Mortgage obtains borrowers through approved advertisements, referrals and repeat business, and obtains investors interested in funding the loan in the same manner. It then matches the two together in compliance with Nevada law.

     Vestin Mortgage does not charge any fees to investors. Vestin Mortgage's compensation is primarily in the form of loan evaluation and processing fees as well as placement fees paid by borrowers, each ranging from three to five percent of the respective loan amount.

     Upon obtaining a loan, Vestin Mortgage processes the application by

     - ordering and reviewing a property title search;

     - performing an exterior property inspection;

     - obtaining an appraisal which is reviewed for reasonableness; and

     - performing credit underwriting through borrower interviews, credit reports and review of borrower and principals' financials.

     After processing the loan, Vestin Mortgage reviews the loan through its loan committee, and then presents the loan to investors. Investors select the loan(s) they wish to invest in and receive an assignment from Vestin Mortgage in the form of an individual promissory note and trust deed issued by the borrower. The investors receive a lender's policy of title insurance reflecting their beneficial interest in the real property. Nevada law requires mortgage companies to provide copies of loan documentation and borrower information (credit underwriting criteria), as well as real estate lending risk disclosures, to the investors (lenders). Vestin Mortgage also services loans once they have closed.

     Vestin Mortgage acts as a mortgage broker originating many separate loans, each of which is separately funded by institutions and individuals. In contrast, here we will be the party investing in loans with our own funds. Our assets will be a pool of loans, the distributions from and proceeds of which will be passed through to you as described in this prospectus. Unlike the Fund, Vestin Mortgage does not and will not own the loans. The assets of Vestin Mortgage are primarily receivables in the form of evaluation, processing, extension, placement and servicing fees.

     Since 1995 until the present, Vestin Mortgage and its predecessor Del Mar Mortgage have acted as mortgage brokers for the investment by about 4,500 investors in approximately 580 mortgage loans totaling about $759 million. As of March 31, 2001, Vestin Mortgage has serviced about 110 loans totaling approximately $346 million. The collateral for these loans are real properties primarily located in Nevada, California and Arizona. Approximately 758 single family residential loans have been originated by Vestin Mortgage and its predecessor Del Mar Mortgage since 1995 with a face value of $88,659,954. Vestin Mortgage used working capital obtained from capital contributions to fund some of these loans prior to selling them as part of its mortgage brokerage business, except for $1,980,000 of indebtedness incurred to finance these transactions. Vestin Mortgage and Del Mar Mortgage limit their businesses to mortgage lending, and have not acquired any real properties except in connection with loan foreclosures. The investors serviced by Vestin Mortgage have similar investment objectives to those of the Fund.

     For the three-year period ended December 31, 2000, the properties securing these loans can be subdivided as follows:

                                           NUMBER OF                      AGGREGATE AMOUNT INVESTED
           PROPERTY TYPE                   PROPERTIES        (AS PERCENTAGE OF TOTAL PURCHASES BY THESE PROGRAMS)
           -------------              --------------------   ----------------------------------------------------
Commercial (total)..................                                                  59%
Land Acquisition....................                                                  34%
Residential.........................                                                   7%

     Of the loans described in the foregoing table, 90% by dollar amount were development loans, including construction loans, the balance were land acquisition loans and loans secured by developed properties.

     There have been no major adverse conditions with respect to Vestin Mortgage's or Del Mar Mortgage's businesses. Of the loans that have been made, we are aware of only five properties that have gone to foreclosure sale over the last six years. The default rate on the loans brokered by Vestin Mortgage and Del Mar Mortgage has averaged less than 1% during the last three years.

     The following table sets forth the type, amount of loan placements and the dollar value of such placements for each year by Vestin Mortgage since its incorporation to the present. Construction loans, except as indicated otherwise, are loans for the construction of buildings on property which has been improved through the installation of utilities, roads or infrastructure. Commercial loans are made to finance operations or improvements for property that has already been fully constructed.

                   TYPE                     NUMBER    COMMERCIAL     CONSTRUCTION       TOTAL
                   ----                     ------    -----------    ------------    ------------
YEAR 1995
Home Builders SFR/Multi Family............    34                     $12,913,197     $ 12,913,197
Apts/Rentals..............................     8      $   539,500                    $    539,500
Unimproved Land Zoned SFR.................     1      $   200,500                    $    200,500
Grand Total: Non-SFR......................    43                                     $ 13,653,197
Single Family Residential.................    62                                     $  6,383,431
YEAR 1996
Home Builders SFR/Multi Family............    97                     $67,339,702     $ 67,339,702
Apts/Rentals..............................     5      $   362,000    $ 4,350,000     $  4,712,000
Retail Building...........................     1                     $   545,000     $    545,000
Office Building...........................     2                     $ 2,640,000     $  2,640,000
Assisted Living/Medical...................     2                     $ 1,900,000     $  1,900,000
Land Acquisition/Development (Zoned
  SFR)....................................     3                     $ 4,480,000     $  4,480,000
Unimproved Land (Zoned SFR)...............     2      $ 2,205,000                    $  2,205,000
Unimproved Land (Zoned Commercial)........     1      $ 1,661,500                    $  1,661,500
Grand Total: Non-SFR......................   113                                     $ 85,483,202
Single Family Residential.................   221                                     $ 28,205,659
YEAR 1997
Home Builders SFR/Multi Family............    86                     $89,450,450     $ 89,450,450
Apts/Rentals..............................     3                     $ 8,500,000     $  8,500,000

                   TYPE                     NUMBER    COMMERCIAL     CONSTRUCTION       TOTAL
                   ----                     ------    -----------    ------------    ------------
Retail Building...........................     2                     $ 3,650,000     $  3,650,000
Office Building...........................     1      $ 1,650,000                    $  1,650,000
Assisted Living/Medical...................     1                     $ 2,450,000     $  2,450,000
Industrial/storage/Warehouse..............     1                     $ 2,800,000     $  2,800,000
Land Acquisition/Development (Zoned
  SFR)....................................     5                     $ 8,435,000     $  8,435,000
Land Acquisition/Development (Zoned
  Commercial).............................     2                     $ 2,226,000     $  2,226,000
Unimproved Land (Zoned SFR)...............     4      $ 3,976,900                    $  3,976,900
Unimproved Land (Zoned Commercial)........     5      $ 3,650,000                    $  3,650,000
Grand Total: Non-SFR......................   110                                     $126,788,350
Single Family Residential.................   252                                     $ 29,488,158
YEAR 1998
Home Builders SFR/Multi Family............    72                     $29,199,200     $ 29,199,200
Apts/Rentals..............................     5      $ 6,756,000                    $  6,756,000
Retail Building...........................     3                     $ 3,293,000     $  3,293,000
Office Building...........................     3      $ 1,690,000    $ 3,000,000     $  4,690,000
Assisted Living/Medical...................     2                     $ 9,690,000     $  9,690,000
Industrial/Storage/Warehouse..............     2                     $ 9,795,000     $  9,795,000
Restaurant/Bar............................     3      $ 1,050,000    $ 2,400,000     $  3,450,000
Hotel.....................................     2      $   535,000    $ 2,900,000     $  3,435,000
Land Acquisition/Development (Zoned
  SFR)....................................    10                     $12,488,000     $ 12,488,000
Land Acquisition/Development (Zoned
  Commercial).............................     7                     $17,125,000     $ 17,125,000
Unimproved Land (Zoned SFR)...............     6      $ 7,575,000                    $  7,575,000
Unimproved Land (Zoned Commercial)........     7      $ 5,638,250                    $  5,638,250
Grand Total: Non-SFR......................   122                                     $113,134,450
Single Family Residential.................   158                                     $ 18,050,925
YEAR 1999
Home Builders SFR/Multi Family............    49                     $29,662,020     $ 29,662,020
Apt/Rental................................     5      $12,160,000    $13,000,000     $ 25,160,000
Retail Building...........................     6                     $ 6,625,000     $  6,625,000
Office Building...........................     5      $ 4,350,000    $ 2,762,000     $  7,112,000
Assisted Living/Medical...................     2                     $ 8,000,000     $  8,000,000
Hotel.....................................     2                     $ 5,050,000     $  5,050,000
Gaming....................................     3      $ 3,600,000    $20,200,000     $ 23,800,000
Land Acquisition/Development (Zoned
  SFR)....................................    10                     $16,402,500     $ 16,402,500
Land Acquisition/Development (Zoned
  Commercial).............................     9                     $57,160,000     $ 57,160,000
Unimproved Land (Zoned SFR)...............     6      $ 5,521,000                    $  5,521,000
Unimproved Land (Zoned Commercial)........    11      $13,658,500                    $ 13,658,500
Grand Total: Non-SFR......................   108                                     $198,151,020
Single Family Residential.................    65                                     $  6,531,781
YEAR 2000
Home Builders SFR/Multi Family............    31      $ 4,405,000    $19,041,066     $ 23,446,066
Apt/Rentals...............................     3      $ 1,885,000    $15,050,000     $ 16,935,000
Retail Building...........................     5      $ 7,096,000    $ 8,800,000     $ 15,896,000
Office Building...........................     4      $ 4,778,650    $ 5,730,000     $ 10,508,650
Assisted Living/Medical...................     1                     $ 5,300,000     $  5,300,000
Industrial/Storage/Warehouse..............     2                     $ 4,750,000     $  4,750,000
Restaurant/Bar............................     2      $ 5,750,000                    $  5,750,000
Hotel.....................................     1                     $ 5,350,000     $  5,350,000

                   TYPE                     NUMBER    COMMERCIAL     CONSTRUCTION       TOTAL
                   ----                     ------    -----------    ------------    ------------
Gaming....................................     3      $28,700,000    $16,000,000     $ 44,700,000
Health Club...............................     1                     $ 8,750,000     $  8,750,000
RV Park...................................     1                     $17,500,000     $ 17,500,000
Land Acquisition/Development (Zoned
  SFR)....................................    12                     $20,766,684     $ 20,766,684
Land Acquisition/Development (Zoned
  Commercial).............................     7                     $19,840,000     $ 19,840,000
Unimproved Land (Zoned SFR)...............     4      $12,032,555                    $ 12,032,555
Unimproved Land (Zoned Commercial)........     7      $10,670,884                    $ 10,670,884
Grand Total: Non-SFR......................    84                                     $222,195,839
Single Family Residential.................     0                                                0

     Vestin Mortgage closed down its Single Family Residential unit in the last quarter of 1999. Vestin Mortgage originated these loans but then brokered them to other wholesale lenders who funded them. Vestin Mortgage does not currently service residential loans.

     The description above of Vestin Mortgage and its predecessors is not intended to provide a description of the loans to be invested in or purchased by us in the future.

     Vestin Mortgage is currently acting as Manager of a fund named DM Mortgage, which has investment objectives similar to ours. DM Mortgage commenced a public offering of its securities and commenced business operations on September 1, 2000. DM Mortgage has raised $100,000,000 for investment in mortgage loans.

     The following tables set forth certain information with respect to DM Mortgage's experience in raising and investing funds and operating results for the period ending March 31, 2001.

               TABLE I. EXPERIENCE IN RAISING AND INVESTING FUNDS

                                                              DM MORTGAGE
                                                              ------------
AS OF MARCH 31, 2001:
Dollar amount offered.......................................  $100,000,000
Dollar amount raised (62%)..................................  $ 62,430,000
Less offering expenses:
  Selling commission and discounts retained by affiliates...  $          0
  Organizational expenses...................................  $          0
  Other.....................................................  $          0
Reserves (4%--the required amount is 3%)....................  $  2,490,000
  Percent available for investment..........................            97%
Acquisition costs:
  Prepaid items and fees related to purchase of property....  $          0
  Cash down payment.........................................  $          0
  Acquisition fees..........................................  $          0
  Other.....................................................  $          0
Total acquisition cost......................................  $          0
Percent leverage (mortgage financing divided by total
  acquisition cost).........................................             0%
Date offering began.........................................    09/01/2000
Length of offering..........................................     24 months
Months to invest 90% of amount available for investment.....           N/A

     There were no offering expenses or acquisition costs incurred by DM Mortgage as of March 31, 2001. Approximately 84,000 units were issued to Vestin Mortgage for offering expenses. Additionally, DM Mortgage did not make any payments, including real estate commissions and other fees in connection with the acquisition or disposition of a property, to Vestin Mortgage within the last three years. Vestin Mortgage will provide, at no charge, a copy of the Form 10-K Annual Report for DM Mortgage for fiscal year ended December 31, 2000, upon request of an investor. Additionally, Vestin Mortgage will provide copies of the exhibits listed in such annual report, for a reasonable fee, if so requested by an investor. Inquiries should be directed to Vestin Mortgage at 2901 El Camino Avenue, Las Vegas, Nevada 89102.

                       TABLE II. COMPENSATION TO SPONSOR

                    TYPE OF COMPENSATION                      DM MORTGAGE
                    --------------------                      -----------
Date offering commenced.....................................   09/01/2000
Dollar amount raised........................................  $62,430,000
Amount paid to sponsor from proceeds of offering............  $         0
  Underwriting fees.........................................            0
  Acquisition fees..........................................            0
  - Real estate commissions.................................            0
  - Advisory fee............................................            0
  - Management fees.........................................  $         0
Other.......................................................            0
Dollar amount of cash generated from operations before
  deducting Payments to sponsor.............................  $ 2,416,000
Amount paid to sponsor from operations:
  Property management fees..................................            0
  Partnership management fees...............................       57,000
  Reimbursements............................................            0
  Leasing commissions.......................................            0
  Other.....................................................            0
Dollar amount of property sales and refinancing before
  deducting Payments to sponsor.............................            0
  - Cash....................................................            0
  - Notes...................................................            0
Amount paid to sponsor from property sales and refinancing:
  Real estate commissions...................................            0
  Incentive fees............................................            0
  Other.....................................................            0

------------------
Note: Amounts reflected in Table II are cumulative amounts from September 1, 2000 (Date of Commencement) through March 31, 2001.

                 TABLE III. OPERATING RESULTS OF PRIOR PROGRAMS

                           DM MORTGAGE INVESTORS, LLC

                                                         FOR THE THREE         FOR THE
                                                         MONTH PERIOD         YEAR ENDED
                                                        ENDED MARCH 31,      DECEMBER 31,
                                                             2001                2000
                                                        ---------------   ------------------
Gross Revenues........................................    $1,776,000          $1,267,000
Less: Operating expenses..............................        53,000              25,000
Net income-GAAP Basis.................................    $1,723,000          $1,242,000
                                                          ==========          ==========
Taxable income from operations........................    $1,723,000          $1,242,000
                                                          ==========          ==========
Cash generated from operations........................    $1,551,000          $  807,000
Less: Cash distributions to investors
  - from operating cash flow..........................    $1,242,000          $  660,000
  - from sales and refinancing........................            --                  --
  - from other........................................            --                  --
Cash generated (deficiency) after cash
  distributions.......................................             0                   0
Less: Special items...................................            --                  --
                                                          ----------          ----------
Cash generated (deficiency) after cash distributions
  and special items...................................    $        0          $        0
                                                          ==========          ==========
Tax and Distribution Data Per $1,000 Invested Federal
  Income Tax Results:
  Ordinary income (loss)
  - from operations...................................    $1,723,000          $1,242,000
                                                          ==========          ==========
  - from recapture....................................    $       --          $       --
                                                          ==========          ==========
  Capital gain (loss).................................    $       --          $       --
                                                          ==========          ==========
Cash Distributions to Investors Source (on GAAP basis)
  - Investment income.................................    $1,242,000          $  660,000
                                                          ==========          ==========
  - Return of capital.................................    $       --          $       --
                                                          ==========          ==========
Source (on cash basis)
  - Sales.............................................    $       --          $       --
                                                          ==========          ==========
  - Refinancing.......................................    $       --          $       --
                                                          ==========          ==========
  - Operations........................................    $1,242,000          $  660,000
                                                          ==========          ==========
  - Other.............................................    $       --          $       --
                                                          ==========          ==========

------------------
Note: DM Mortgage commenced operations on September 1, 2000.

DIRECTORS AND EXECUTIVE OFFICERS OF VESTIN MORTGAGE AND VESTIN GROUP

     The directors and executive officers of Vestin Mortgage are listed below:

                   NAME                     AGE                          TITLE
                   ----                     ---                          -----
Stephen J. Byrne..........................  44    Chief Executive Officer and Director
Peggy S. May..............................  32    President
Stephen A. Schneider......................  54    Vice President
Michael V. Shustek........................  42    Director and Chairman of the Board
Lance K. Bradford.........................  34    Treasurer, Secretary and Director

     The directors and officers of Vestin Group are as follows:

                   NAME                     AGE                          TITLE
                   ----                     ---                          -----
Michael V. Shustek........................  42    Chairman of the Board, Chief Executive Officer and
                                                  Director
Lance K. Bradford.........................  34    President, Chief Financial Officer, Treasurer and
                                                  Director
Ira S. Levine.............................  40    Executive Vice President of Legal and Corporate
                                                  Affairs and Secretary
Stephen J. Byrne..........................  44    Chief Operations Officer and Director
Michael J. Whiteaker......................  51    Vice President of Regulatory Affairs
Robert J. Aalberts........................  50    Director
John E. Dawson............................  43    Director
Robert L. Forbuss.........................  52    Director
Robert A. Groesbeck.......................  40    Director
James C. Walsh............................  60    Director

     All the directors of Vestin Mortgage and Vestin Group hold office until the next annual meeting of shareholders or period of one year. The last annual meeting of Vestin Group stockholders was June 23, 2000. Vestin Group, as the only shareholder of Vestin Mortgage, can change the composition of Vestin Mortgage's Board of Directors at its sole discretion. Similarly, Michael Shustek can cause a change in the Board of Directors of Vestin Group by virtue of his controlling ownership interest in Vestin Group. Vestin Group, which is a reporting company under the Securities Exchange Act of 1934, as amended, has established an audit committee consisting of three independent directors and requires that its audit committee be comprised of independent directors. Vestin Mortgage, which is privately held and has only three directors, has no audit committee and no requirement of independence at this time. The By-laws of Vestin Mortgage and Vestin Group provide for up to 10 directors and permit the Board of Directors to fill any vacancy on the Board of Directors. Officers of both companies serve at the discretion of the Board of Directors.

     The principal occupation and business experience for each of our officers and directors and key employees, for at least the last five years, are as follows:

     Michael V. Shustek has been a director of Vestin Mortgage and Chairman of the Board of Directors, Chief Executive Officer and a director of Vestin Group since April 1999. In 1995, Mr. Shustek founded Del Mar Mortgage, and has been involved in various aspects of the real estate industry in Nevada since 1990. In 1993, he founded Foreclosures of Nevada, Inc., a company specializing in non-judicial foreclosures. In 1993, Mr. Shustek also started Shustek Investments, a company that originally specialized in property valuations for third-party lenders or investors and which continues today as the primary vehicle for his private investment portfolio. In 1997, Mr. Shustek was involved in the initial founding of Nevada First Bank, with the largest initial capital base of any new state charter in Nevada's history. In 2000, Mr. Shustek co-authored a book, Trust Deed Investments, on the topic of private mortgage lending. Mr. Shustek is a guest lecturer at the University of Nevada, Las Vegas, where he also teaches a course in Real Estate Law and Ethics. Mr. Shustek received a Bachelor of Science degree in Finance at the University of Nevada, Las Vegas.

     On November 9, 1998, the State of Nevada, Department of Business and Industry, Financial Institutions Division (the "Division") and Del Mar Mortgage Inc., which is owned by Mr. Shustek, settled allegations of noncompliance brought by the Financial Institutions Division. Del Mar Mortgage neither admitted nor denied the Division's allegations. On February 11, 1999, the Division issued an order against Del Mar Mortgage, which alleged violations of the Nevada regulatory statutes and established a conservator to oversee Del Mar Mortgage's operations. On February 16, 1999, Del Mar Mortgage sued the Division, contesting the order. On March 26, 1999, Del Mar Mortgage and the Division entered into a stipulated court order that effectively superceded the November 1998 agreement. The stipulated court order also vacated the Division's order and removed the conservator. Without admitting any facts, and solely to settle these matters, Del Mar Mortgage agreed to assure compliance with applicable law in all advertisements, solicitations of mortgage borrowers and in its making and servicing of mortgage loans. Vestin Mortgage and Vestin Group, as successors to the mortgage company business of Del Mar Mortgage, agreed to adhere to the terms of the stipulation. Del Mar Mortgage also paid an additional $20,000 to the Division under the November 1998 agreement, in addition to the $30,000 Del Mar Mortgage had paid prior to February.

     Stephen J. Byrne has been the Chief Executive Officer of Vestin Mortgage and the Chief Operations Officer of Vestin Group since January 2001. Mr. Byrne has also been a director of Vestin Mortgage since 1997 and of Vestin Group since April 1999. From its inception in 1997 to 2000, Mr. Byrne was the President of Vestin Mortgage. From 1999 to 2000, Mr. Byrne also served as the President of Vestin Group. Mr. Byrne joined Del Mar Mortgage in June 1998 as its Senior Lending Officer. In 1997, Mr. Byrne founded Capsource, Inc., a predecessor of Vestin Mortgage, which he owned and operated before joining Del Mar Mortgage. From 1991 to 1997, Mr. Byrne served as Vice President of Wells Fargo Bank and of its predecessor First Interstate Bank of Nevada. Mr. Byrne served in various capacities with First Interstate Bank, including Manager of the Diversified Asset Group based in Las Vegas and the commercial Diversified Asset Group in Houston, Texas. Mr. Byrne received a Bachelor of Science degree in Business Administration from Hastings College, Hastings, Nebraska.

     Ira S. Levine has been the Executive Vice President of Legal and Corporate Affairs since September 2000. Mr. Levine has also been the Corporate Secretary of Vestin Group since January 2001. Mr. Levine received his BS in Business Administration specializing in accounting from the University of Nevada in 1982, his Juris Doctor from Pepperdine University School of Law in 1985 and his Masters of Legal Letters in Taxation from New York University in 1986. Mr. Levine is a member of the state bars of both Nevada and California. Since 1997, Mr. Levine has been a partner in the law firm of Berkley, Gordon, Levine, Goldstein & Garfinkel, LLP. Prior to that he was a shareholder in the law firm of Levine, McBride & Garfinkel, LLP. From 1995 to 1997, Mr. Levine was a shareholder in the law firm of Streich Lang. Prior to that, Mr. Levine was senior vice president, secretary and general counsel of United Gaming, Inc. now known as Alliance Gaming, Inc. Mr. Levine started his legal career with the law firm of McKenna, Conner & Cuneo in Los Angeles, CA.

     Peggy S. May has been with Vestin Group since September 1995, and has been the President of Vestin Mortgage since January 2001. From 1997 to 2000, Ms. May was the Senior Vice President of Vestin Mortgage. She is responsible for all new and existing clients, loan packages and manages investor relationships and serves as the administrator of the corporate offices. Ms. May has over ten years of experience in title, escrow and private lending.

     Lance K. Bradford has been the President of Vestin Group since January 2001. In addition, Mr. Bradford has been a director, Treasurer and Secretary of Vestin Mortgage and the Chief Financial Officer, Treasurer, and a director of Vestin Group since April 1999. From 1999 to 2000, Mr. Bradford was also the Corporate Secretary of Vestin Group. Since 1992, Mr. Bradford has been a partner in L.L. Bradford & Company, Las Vegas, Nevada, a Certified Public Accounting firm that he founded. From 1988 to 1991, Mr. Bradford served as an accountant with Ernst & Young International. Mr. Bradford received a Bachelor of Science degree in Accounting from the University of Nevada, in Reno, Nevada.

     Stephen A. Schneider has been Vice President of Vestin Mortgage since January 2001. From July 2000 to December 2000, Mr. Schneider was the Chief Operation Officer of Vestin Group. Mr. Schneider is responsible for the maintenance of all banking and financial relationships. Mr. Schneider has over 26 years experience in the financial services industry. He worked at US Bank where he managed the bank's business banking department and underwrote loans for companies with sales of $1 million to $10 million and maintained relationships with the bank's business customers. Mr. Schneider sits on the boards of Focus Las Vegas and Leadership Las Vegas Youth as well as several other organizations. He will assist in the creation of the Vestin Foundation, a non-profit organization aimed at funding local charitable organizations.

     Michael J. Whiteaker has been Vice President of Regulatory Affairs of Vestin Group since May 14, 1999 and is experienced in the banking and finance regulatory fields, having most recently served with the

State of Nevada--from 1982 to 1999--as its Supervisory Examiner, responsible for the financial and regulatory compliance audits of all financial institutions in Nevada. Mr. Whiteaker has worked extensively on matters pertaining to both state and federal statutes, examination procedures, policy determination and credit administration for commercial and real estate loans. From 1973 to 1982 Mr. Whiteaker was Assistant Vice President of Nevada National Bank, responsible for a variety of matters including loan review.

     Robert J. Aalberts has been a director of Vestin Group since April 1999. Since 1991, Mr. Aalberts has held the Ernst Lied Professor of Legal Studies professorship at the University of Nevada, Las Vegas. From 1984 to 1991, Mr. Aalberts was an Associate Professor of Business Law at Louisiana State University in Shreveport, Louisiana. From 1982 through 1984, he served as an attorney for Gulf Oil Company. Mr. Aalberts has co-authored a book relating to the regulatory environment, law and business of real estate; and he is the author of numerous legal articles, dealing with various aspects of real estate, business and the practice of law. Mr. Aalberts received his Juris Doctor degree from Loyola University, in New Orleans, Louisiana and received a Master of Arts from the University of Missouri. He is a member of the State Bar of Louisiana.

     John E. Dawson has been a director of Vestin Group since March 2000. Since 1995, Mr. Dawson has been a partner at the law firm of Marquis & Aurbach. Before joining Marquis & Aurbach, Mr. Dawson was affiliated with the law firm of Jeffrey L. Burr & Associates. Mr. Dawson co-authored the Asset Protection Guidebook for Attorneys and Accountants and has presented seminars on asset protection. Mr. Dawson received his Bachelor's Degree from Weber State and his Juris Doctor from Brigham Young University. Mr. Dawson received his Masters of Law (L.L.M.) in Taxation from the University of San Diego in 1993. Mr. Dawson was admitted to the Nevada Bar in 1988 and the Utah Bar in 1989.

     Robert L. Forbuss has been a director of Vestin Group since March 2000. Since February 1999, Mr. Forbuss has been the President of Strategic Alliances, a business and government affairs consulting organization. From March 1998 through February 1999, he was the President of Medical Transportation of America. From February 1997 to March 1998, Mr. Forbuss was the Chief Executive Officer of the Southwest Division of American Medical Response. From March 1994 to February 1997, he was Senior Vice President of Laidlaw Medical Transportation, which had acquired Mercy Medical Services, Inc., a company that Mr. Forbuss founded, owned and managed for 22 years. The latter four companies are all in the business of providing emergency ambulance and transportation services. Mr. Forbuss received his Bachelor of Arts in Public Administration and Political Science from the University of California at Long Beach, California.

     Robert A. Groesbeck has been a director of Vestin Group since August 2000. Mr. Groesbeck received his Bachelor of Arts in Criminal Justice from the University of Nevada in 1985, his Juris Doctor from Thomas S. Cooley School of Law in 1990 and his Masters of Business Administration from National University in 1993. Mr. Groesbeck is the founder of Home Works, a full service home services company. From 1994 to June 2000, Mr. Groesbeck was the General Counsel of Republic Silver State Disposal, Inc. From 1993 to 1997, Mr. Groesbeck was the Mayor of Henderson, Nevada. Mr. Groesbeck currently serves on numerous charitable boards.

     James C. Walsh has been a director of Vestin Group since January 2001. Mr. Walsh has practiced law in New York City since 1966, after receiving his law degree from the University of Alabama. Mr. Walsh specializes in the representation of professional athletes and entertainers. Mr. Walsh has been the exclusive attorney, agent and business manager of Joe Namath since 1969. Mr. Walsh is a member of the New York and Louisiana Bar Association.

     Daniel B. Stubbs has been Underwriting Administrator of Vestin Mortgage since January 2000. Mr. Stubbs serves on the loan committee and is responsible for analyzing the risks of each loan as well as prescribing Title Insurance coverage for each individual transaction. In addition, Mr. Stubbs acts as a liaison between Vestin Mortgage and the various banks that carry its lines of credit. Mr. Stubbs has over 13 years of experience in the Title Insurance industry. Mr. Stubbs received his Bachelor of Arts in Communications Studies from the University of Nevada, in Las Vegas, Nevada.

EXECUTIVE COMPENSATION

     The following information about executive compensation has been provided by Vestin Group and Vestin Mortgage. Vestin Group employees receive no extra pay for serving as directors. Each non-employee director receives $1,500 per monthly meeting, which includes personal attendance at one monthly board meeting. Each Vestin Group outside director receives 15,000 options to acquire Vestin Group common stock at the then fair market value on the later of the date the non-employee director is elected to the Board or the date the option is approved by Vestin Group's stockholders and the underlying shares of common stock are registered. Vestin Group provides directors' and officers' liability insurance of $5,000,000 and also has agreed to indemnify each director to the fullest extent of Delaware law.

     The following Summary Compensation Table sets forth the compensation paid or awarded for the fiscal year ended December 31, 2000 to Vestin Group and Vestin Mortgage's Chief Executive Officers and the next most highly compensated executive officers whose compensation for the fiscal year ended December 31, 2000 exceeded $100,000. No other executive officer received compensation in excess of $100,000 for fiscal year ended December 31, 2000 from either Vestin Group or Vestin Mortgage.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG TERM
                                                      ANNUAL COMPENSATION               COMPENSATION
                                              -----------------------------------   ---------------------
                                                                                          ALL OTHER
                                                                                    ---------------------
             NAME AND POSITION                YEAR   SALARY($)   BONUS($)   OTHER   AWARDS   COMPENSATION
             -----------------                ----   ---------   --------   -----   ------   ------------
Michael V. Shustek..........................  2000    844,500     40,000       0        0           0
  Chief Executive Officer of Vestin Group
Stephen J. Byrne............................  2000    223,535    142,081       0        0           0
  Chief Executive Officer of Vestin Mortgage
Lance K. Bradford...........................  2000    228,994          0       0        0           0
  President of Vestin Group
Peggy S. May................................  2000    118,800     13,500       0        0           0
  President of Vestin Mortgage

     The compensation above for each of Messrs. Shustek and Byrne includes compensation for services rendered to Vestin Mortgage and other affiliates of Vestin Group. Of the amounts set forth above, Mr. Shustek received $360,000 of his total compensation for services rendered to Vestin Mortgage, and Mr. Byrne received $286,515 of his total compensation for services rendered to Vestin Mortgage. Ms. May provided services to and received her compensation directly from Vestin Mortgage.

     The following Option/SAR Grants Table sets forth the individual grants of stock options made in fiscal 2000 to Vestin Group and Vestin Mortgage's Chief Executive Officers and the next most highly compensated executive officers named in the Summary Compensation Chart above.

                   OPTION/SAR GRANTS IN THE LAST FISCAL YEAR
                              (INDIVIDUAL GRANTS)

                                             NUMBER OF     PERCENT OF TOTAL
                                             SECURITIES      OPTIONS/SARS
                                             UNDERLYING       GRANTED TO
                                            OPTIONS/SARS      EMPLOYEES       EXERCISE OR BASE   EXPIRATION
                   NAME                      GRANTED(#)     IN FISCAL 2000      PRICE($/SH)         DATE
                   ----                     ------------   ----------------   ----------------   ----------
Michael V. Shustek........................    500,000            51.9%              $  4          10/31/10
                                              -------            ----               ----          --------
Stephen J. Byrne..........................    100,000            10.4%              $  4          10/31/10
                                              -------            ----               ----          --------
Lance K. Bradford.........................          0               0                  0                 0
                                              -------            ----               ----          --------
Peggy S. May..............................     10,000             1.0%              $  4          10/31/10
                                              -------            ----               ----          --------

     Michael V. Shustek entered into an Employment Agreement with Vestin Group in December, 1999 to document his position as Chief Executive Officer of Vestin Group. Pursuant to the agreement, Mr. Shustek shall receive a minimum annual salary of $720,000 and such additional salary as the Board of Directors deems appropriate. Mr. Shustek shall also receive an automobile and a living allowance in the amount of $1,000 per month during the term of the agreement. The agreement additionally provides that Mr. Shustek is to receive a minimum of 200,000 shares pursuant to Vestin Group's 2000 Stock Option Plan and warrants to purchase 50,000 shares of Vestin Group's Common Stock. The agreement terminates on November 30, 2002, but will continue for successive one year periods unless either Vestin Group or Mr. Shustek provides thirty days notice.

     On November 3, 1998, Stephen J. Byrne entered into an Employment Agreement with Del Mar Mortgage to serve as its Chief Loan Officer for the operation of the mortgage broker business in the State of Nevada. The terms of such employment include an annual salary of $60,000 and such additional salary as the Board of Directors deems appropriate. The agreement also provides for a commission/incentive plan whereby Mr. Byrne shall receive monthly payments of three eighths of one percent (0.375%) in the event the monthly Nevada loan volume equals or exceeds $3,000,000. The agreement is terminable by either Vestin Group (formerly known as Del Mar Mortgage) or Mr. Byrne with thirty days notice.

     Lance K. Bradford entered into an Employment Agreement with Vestin Group on April 1, 2000 to serve as Chief Financial Officer of Vestin Group. Pursuant to the agreement, Mr. Bradford shall receive an annual salary of $296,000 and such additional salary as the Board of Directors deems appropriate. Mr. Bradford shall also receive an automobile and a living allowance in the amount of $1,000 per month during the term of the agreement. The agreement terminates March 31, 2003 but will continue for successive one year periods unless either Vestin Group or Mr. Bradford provides thirty days notice.

SHARE OWNERSHIP

     The following table indicates the beneficial ownership of the Company's voting securities by each person known by the Company to be the beneficial owner of more than 5% of such securities, as well as the securities of the Company beneficially owned by all officers and directors of the Company as of March 31, 2001. Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the shares shown.

                                                                                       PERCENT OF
                                                                COMMON STOCK          COMMON STOCK
                           NAME                              BENEFICIALLY OWNED   BENEFICIALLY OWNED(1)
                           ----                              ------------------   ---------------------
Michael V. Shustek, Chairman and Chief Executive Officer...      3,770,000(2)             56.4%
2901 El Camino Avenue
Las Vegas, Nevada 89102

Stephen J. Byrne, Chief Operations Officer, Director and
  Chief Executive Officer of Vestin Mortgage...............        130,200(3)              2.0%
2901 El Camino Avenue
Las Vegas, Nevada 89102

Ira S. Levine, Executive Vice President of Legal and
  Corporate Affairs and Corporate Secretary................         75,100(4)              1.2%
2901 El Camino Avenue
Las Vegas, Nevada 89102

Peggy S. May, President of Vestin Mortgage.................         50,200(5)                *
2901 El Camino Avenue
Las Vegas, Nevada 89102

                                                                                       PERCENT OF
                                                                COMMON STOCK          COMMON STOCK
                           NAME                              BENEFICIALLY OWNED   BENEFICIALLY OWNED(1)
                           ----                              ------------------   ---------------------
Lance K. Bradford, President, Chief Financial Officer,
  Treasurer and Director of Vestin Mortgage................         30,000(6)                *
2901 El Camino Avenue
Las Vegas, Nevada 89102

Stephen A. Schneider, Vice President.......................             --                   *
2901 El Camino Avenue
Las Vegas, Nevada 89102

Michael J. Whiteaker, Vice President of Regulatory
  Affairs..................................................         16,867(7)                *
2901 El Camino Avenue
Las Vegas, Nevada 89102

Robert J. Aalberts, Director...............................          6,000(8)                *
2901 El Camino Avenue
Las Vegas, Nevada 89102

Robert W. Fine.............................................        400,000                 6.5%
2901 El Camino Avenue
Las Vegas, Nevada 89102

John E. Dawson, Esq., Director.............................         13,200(9)                *
2901 El Camino Avenue
Las Vegas, Nevada 89102

Robert L. Forbuss, Director................................          5,000(10)               *
2901 El Camino Avenue
Las Vegas, Nevada 89102

Robert A. Groesbeck, Director..............................          5,000(11)               *
2901 El Camino Avenue
Las Vegas, Nevada 89102

James C. Walsh, Director...................................      1,200,000(12)            16.2%
2901 El Camino Avenue
Las Vegas, Nevada 89102

All directors and executive officers as a group (12
  persons).................................................      5,301,567(13)            65.3%

------------------
  *  Less than 1%

 (1) Based upon 6,189,270 shares outstanding on March 31, 2001.

 (2) Includes warrants to purchase up to 500,000 shares of Common Stock.

 (3) Includes options to purchase up to 100,000 shares of Common Stock.

 (4) Includes options to purchase up 75,000 shares of Common Stock.

 (5) Includes options to purchase up to 10,000 shares of Common Stock.

 (6) Mr. Bradford's share ownership decreased from 350,000 (fiscal 1999) to 30,000 (fiscal 2000) as a result of the divestiture of L.L. Bradford & Company.

 (7) Includes options to purchase up to 16,667 shares of Common Stock.

 (8) Includes options to purchase up to 5,000 shares of Common Stock.

 (9) Includes options to purchase up to 5,000 shares of Common Stock.

(10) Includes options to purchase up to 5,000 shares of Common Stock.

(11) Includes options to purchase up to 5,000 shares of Common Stock.

(12) Includes warrants to purchase up to 1.2 million shares of Common Stock granted to Planned Licensing, Inc. ("PLI"). Mr. Walsh has a majority equity interest in PLI.

(13) Includes warrants and options to purchase up to 1,921,667 shares of Common Stock.

                 COMPENSATION OF VESTIN MORTGAGE AND AFFILIATES

     Vestin Mortgage and Affiliates of the Fund will receive up to .25% in management fees for conducting our operations. Should we raise the minimum amount under this prospectus, Vestin Mortgage shall receive up to $3,750 in management fees. Should we raise the maximum amount possible under this prospectus, Vestin Mortgage and affiliates shall receive up to $1,250,000 in management fees. Vestin Mortgage shall not receive any incentive fee related to the Fund's operating results.

Compensation to Vestin Mortgage and
Affiliates...........................      Up to .25% in management fees for
                                           performing services in connection
                                           with our operations.

                       OFFERING AND ORGANIZATIONAL STAGE

     Although our expenses in connection with this Offering are billed directly to us, Vestin Mortgage will pay all selling commissions and expenses related to this Offering. To the extent that such expenses consist of filing fees, legal, accounting, printing and other expenses of this Offering paid to non-affiliates of Vestin Mortgage, payment of such expenses will be deemed a capital contribution by Vestin Mortgage up to 2% of the total capital contribution received in this Offering, such amount not to exceed $2,000,000. Should we raise the minimum amount under this prospectus, Vestin Mortgage shall be credited with a capital contribution of up to $30,000. Should we raise the maximum amount possible under this prospectus, Vestin Mortgage shall be credited with a capital contribution of up to $2,000,000 depending on the actual amount of expenses paid by Vestin Mortgage to non-affiliates on our behalf.

Public Offering Expenses.............      Vestin Mortgage shall be credited up
                                           to 2% of the total capital
                                           contribution received in this
                                           Offering, such amount not to exceed
                                           $2,000,000, for expenses incurred on
                                           our behalf to non-affiliates and in
                                           connection with this Offering.

     We anticipate the approximate Offering expenses over the next year to include such fees as:

Legal.......................................................  $350,000
Accounting..................................................  $ 80,000
Federal/State...............................................  $162,000
Other.......................................................  $308,000

                               OPERATIONAL STAGE

     Where the fees below are described as competitive fees or based on local market conditions, that means the fees are determined by price competition within a given market. Additionally, the amount of the fees is dependent upon the size of a particular loan. To ensure that our fees remain competitive, we will directly contact our competition, such as major banks in the local market or other relevant commercial lenders. We expect that the interest rate on the loans in which we invest will be 2-3 points higher than comparable loans made by banks and that the fees paid to Vestin Mortgage will be 2-3 points higher than similar fees charged by conventional lenders. We believe that this rate structure is consistent with rates and fees charged by other non-conventional lenders. References below to local law also contemplate additional requirements imposed by local or state law, such as usury laws.

PAID BY BORROWERS

Loan Placement Fees for Loan
Selection and Brokerage..............      2%-6% of each loan, the percentage
                                           shall be a competitive fee based on
                                           local market conditions. These fees
                                           are paid by the borrower no later
                                           than when the loan proceeds are
                                           disbursed.

Loan Evaluation and Processing
Fees.................................      2%-5% of each loan, the percentage
                                           shall be a competitive fee based on
                                           local market conditions.

                                           These fees are paid by the borrower
                                           no later than when the loan proceeds
                                           are disbursed.

Service Fee for Administering
Loans................................      Vestin Mortgage or its affiliates may
                                           receive mortgage service fees, which
                                           when added to all other fees paid in
                                           connection with the servicing of a
                                           particular mortgage, does not exceed
                                           1/4 of one percent (1%) of the
                                           principal outstanding on such loan.
                                           These fees will be paid by the
                                           borrower either annually or added to
                                           the monthly payments.

Loan Extension or Modification Fee...      2%-5% of outstanding principal, as
                                           permitted by local law and local
                                           market conditions. The amount to be
                                           received is not determinable at this
                                           time. These fees will be paid when
                                           the loan is extended.

PAID BY US

Annual Management Fee................      Up to 0.25% of our aggregate capital
                                           contributions, paid monthly in
                                           arrears. Vestin Mortgage may in its
                                           discretion waive all or a part of its
                                           management fee to the extent it deems
                                           appropriate to do so. In making such
                                           an assessment, Vestin Mortgage will
                                           review our performance and the impact
                                           of its fees on our performance.

Administrative Fees to Vestin
Mortgage for Resales of Foreclosed
  Property...........................      The total compensation paid to all
                                           persons for the sale of property held
                                           by us as a result of foreclosure
                                           shall be limited to a competitive
                                           real estate commission not to exceed
                                           six percent (6%) of the contract
                                           price for the sale of such property.
                                           If Vestin Mortgage provides a
                                           substantial amount of the services in
                                           connection with the foreclosure, it
                                           may receive up to half of the
                                           competitive real estate commission,
                                           not to exceed three percent (3%) of
                                           the contract price for the sale of
                                           the property. No foreclosed property
                                           will be sold to Vestin Mortgage or
                                           any of its affiliates.

     Vestin Mortgage will make arrangements with the respective borrowers for Vestin Mortgage's fees owing from those borrowers. Vestin Mortgage anticipates that borrowers will pay its compensation out of the proceeds of loans or upon closing the relevant transaction. For loan servicing fees, Vestin Mortgage will receive these fees monthly in arrears along with the payments it receives on loans that we have acquired.

     The Manager may, in its sole discretion, share with us the loan placement fees it receives from borrowers. The Manager is under no obligation to share its placement fees and investors should not assume that any placement fees will be shared with the Fund.

                             CONFLICTS OF INTEREST

     The relationships among us, Vestin Mortgage and the directors and other affiliates of Vestin Mortgage will result in various conflicts of interest. Vestin Mortgage and its directors and other affiliates are engaged in business activities involving real estate lending, including the management of DM Mortgage, a fund with investment objectives similar to ours. Vestin Mortgage anticipates engaging in additional business activities in the future that may be competitive with us. Vestin Mortgage and its officers and directors will exercise their fiduciary duties to us and to you in a manner they believe will preserve and protect your rights as a member. Additionally, our Operating Agreement contains provisions that limit our ability to enter into transactions with Vestin Mortgage and its affiliates.

     In addition, we will comply with the NASAA Guidelines in all of our transactions with Vestin Mortgage or any of its affiliates. The NASAA guidelines are the Mortgage Program Guidelines of the North American Securities Administrators Association, Inc. further described in our Operating Agreement. We may purchase mortgage loans from Vestin Mortgage if they were acquired for the purpose of facilitating our acquisition of such loans. Vestin Mortgage must sell such loans to us for a price no greater than the lesser of Vestin Mortgage's cost, excluding certain service fees and compensation, or the fair market value of such loans. However, we will not sell our mortgage loans to Vestin Mortgage, nor acquire mortgage loans from, or sell mortgages to, a program in which Vestin Mortgage has an interest, except as permitted under the NASAA Guidelines.

     We may participate in mortgage loans with publicly registered affiliates if the investment objectives of the participants are substantially identical, there are no duplicate fees, the sponsors receive substantially identical compensation, the investment of each participant is on substantially the same terms, and the participants have a right of first refusal with regard to the sale of any participant's interest in such loans. In addition, we will not participate in mortgage loans with non-publicly registered affiliates, except as permitted under the NASAA Guidelines.

     The paragraphs below describe material conflicts of interest that may arise in the course of Vestin Mortgage's management and operation of our business. The list of potential conflicts of interest reflects our knowledge of the existing or potential conflicts of interest as of the date of this prospectus. We cannot assure you that no additional conflicts of interest will arise in the future.

     The organizational structure of Vestin Group, Vestin Mortgage and their affiliates is as follows:

                                        MICHAEL SHUSTEK
                      VESTIN GROUP, INC.                            DEL MAR MORTGAGE, INC.
        (controlling interest owned by Michael Shustek)         (100% owned by Michael Shustek)
        VESTIN MORTGAGE                 VESTIN CAPITAL
 (100% owned by Vestin Group)    (100% owned by Vestin Group)
 Manager and initial Member of            Lead Dealer
    DM Mortgage (a fund with
  investment objectives similar
      to ours) and the Fund

     1. Payment of Fees and Expenses. Vestin Mortgage and its affiliates will receive substantial fees and expenses from the proceeds of the Offering and our ongoing operations, including:

     Paid by Borrowers:

     - loan brokerage fees

     - loan evaluation and processing fees

     - loan servicing fees

     - loan extension or modification fees

     Paid by Us:

     - annual management fee, and

     - real estate brokerage commissions payable upon the resale of foreclosed properties.

Fees charged to us will be payable even if we are not profitable or the particular transaction causes us to incur a loss.

     We will pay an annual management fee to Vestin Mortgage of up to 0.25% of the aggregate capital contributions to the Fund. Vestin Mortgage will pay and will not be reimbursed by us for any general or administrative overhead expenses it incurs in connection with managing the operation of the Fund even if such amounts exceed its annual management fee. However, Vestin Mortgage may be reimbursed for expenses paid to non-affiliates on our behalf. We anticipate such expenses will consist of legal, accounting and tax preparation fees. Such amounts will be paid from available cash. In the event available cash is inadequate to cover such expenses, Vestin Mortgage shall advance such expenses on our behalf and will be repaid for such advances when there are adequate funds in the cash reserve.

     2. Purchase Of Mortgage Notes from Vestin Mortgage. We will acquire our mortgage loans from or through Vestin Mortgage pursuant to NASAA Guidelines. Vestin Mortgage is in the business of obtaining, processing, making, brokering and selling, and managing and servicing mortgage loans. All our mortgage loans purchased from Vestin Mortgage will be at prices no higher than the lesser of the cost of the mortgage loan to Vestin Mortgage or the then current market value of the mortgage loan. A committee of officers and directors of Vestin Mortgage makes all decisions concerning the mortgage loans in which we will invest or purchase. This committee is currently comprised of Stephen J. Byrne, Steve A. Schneider, Mike J. Whiteaker, Peggy S. May, and Daniel B. Stubbs. Because Vestin Mortgage's fees are generated by the volume of the mortgage loans we purchase, Vestin Mortgage will face a conflict of interest in determining whether a loan not squarely within our investment guidelines is appropriate for our loan portfolio.

     3. Non-Arm's Length Agreements. Our agreements and arrangements for compensating Vestin Mortgage are not the result of arm's-length negotiations. Additionally, none of the three directors of Vestin Mortgage is independent.

     4. Competition for the Time and Services of Common Officers. We will rely on Vestin Mortgage and its directors and officers for the management of our operations. When performing their duties, the officers, directors and employees of Vestin Mortgage may, for their own account or that of others, originate mortgages and acquire investments similar to those made or acquired by us. The directors of Vestin Mortgage also may act as trustees, directors or officers, or engage in other activities for themselves and/or other entities and may acquire, broker and originate similar mortgage investments for their own account or that of others. Vestin Mortgage is the manager of DM Mortgage, a fund which has raised $100 million with investment objectives similar to ours. Accordingly, conflicts of interest will arise in operating more than one entity for allocating time between the entities. The directors and officers of Vestin Mortgage will devote such time to our affairs and as they determine in good faith and in compliance with their fiduciary obligations to us and our members, to be necessary for our benefit.

     Vestin Mortgage believes it has sufficient staff to be capable of discharging its responsibility to us and to all other entities to which they or their officers or affiliates are responsible. However, during times when we and the other businesses are handling a high volume of loans, a conflict will arise as to which company's loan processing to complete first.

     5. Competition between the Fund, DM Mortgage, Vestin Mortgage and Vestin Mortgage's Affiliates for Investment Opportunities. Vestin Mortgage anticipates that it or its affiliates will engage in businesses which are or will be competitive with ours or which have the same management as we do. To the extent that these other entities with similar investment objectives have funds available for investment when we do and a potentially suitable investment has been offered to us or one of these programs, conflicts of interest will arise as to which entity should acquire the investment.

     If any conflict arises between us and any other affiliated program as to which company will have the right to invest in a particular mortgage loan or other investment, Vestin Mortgage will make the determination largely based on a review of the respective loan portfolios. Vestin Mortgage will also base the decision on factors such as the amount of funds available for investment, yield, portfolio diversification, type and location of the property on which Vestin Mortgage will make the mortgage loan, and proposed loan or other transaction terms. The officers and directors of Vestin Mortgage will be responsible for monitoring this allocation method to be sure that it is applied fairly.

     Vestin Mortgage remains subject to a fiduciary duty to us and our members described in this prospectus. Subject to this fiduciary duty, neither Vestin Mortgage nor its affiliates will be obligated to present to us any particular investment opportunity that comes to their attention, even if the opportunity is of a character that might be suitable for us.

     6. Lack of Separate Representation. We are represented by the same counsel as Vestin Mortgage and its affiliates, and we anticipate that this multiple representation by our attorneys will continue in the future. If a dispute arises between us and Vestin Mortgage or any of its affiliates, Vestin Mortgage or the affiliate will either obtain separate counsel or facilitate our retaining separate counsel for such matters. However, we do not anticipate obtaining separate counsel should there be a need in the future to negotiate or prepare contracts or other agreements between us and Vestin Mortgage for services including those contemplated by this prospectus, and as a result these agreements will not reflect arm's length bargaining.

     7. Rights of Affiliates. Any director or officer of Vestin Mortgage and any other affiliate may acquire, own, hold and dispose of units for his individual account and may exercise all rights of a member, except for voting rights with respect to the Manager, to the same extent and in the same manner as if he were not an affiliate of ours.

     8. We May Co-Invest in Mortgages Acquired by Vestin Mortgage. If Vestin Mortgage determines that an entire loan is not suitable for our loan portfolio, we may co-invest in the loan with Vestin Mortgage or DM Mortgage pursuant to NASAA Guidelines. If we co-invest in a loan with Vestin Mortgage, our investment will be on substantially the same terms as those of Vestin Mortgage. A conflict of interest may arise between us and Vestin Mortgage if the borrower defaults on the loan and each of us seeks to protect our interests in the loan and in the security property. Also, we have no written or oral agreement or understanding with Vestin Mortgage concerning our relative priority when a borrower defaults; as a result, you must rely on Vestin Mortgage to act in accordance with its fiduciary duty under the Operating Agreement to protect your interest.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

TWELVE MONTH PLAN OF OPERATION

     During the next 12 months, we plan to invest in mortgage loans where our collateral is real property located throughout the United States. Vestin Mortgage will select mortgage loans for us, and also will assist us by obtaining, processing and managing these loans for us. The number of loans in which we invest will depend upon the gross proceeds raised in this Offering. If we sell the maximum number of units, we anticipate investing in several hundred mortgage loans. We believe that we will have an adequate number of opportunities to invest in mortgage loans nationwide. To sufficiently diversify our loan portfolio, Vestin Mortgage anticipates that we need to raise $22.5-30 million.

     We anticipate that we must raise at least $10,000,000 in order for our 3% cash reserve to be adequate to pay our administrative expenses.

     We do not anticipate hiring any employees, acquiring any fixed assets like office equipment or furniture, or incurring material office expenses during the next 12 months because we will be utilizing Vestin Mortgage's personnel and office equipment. We will pay Vestin Mortgage a flat, annual management fee of up to 0.25% of our aggregate capital contributions.

     We intend to establish a line of credit for future use and may enter into financing arrangements with institutional lenders to expand our portfolio of mortgage loans.

     We will not engage in hedging transactions or acquire derivative instruments in an effort to mitigate risks of interest rate changes.

     Most of our assets will be fixed rate, secured loans. We will not engage in hedging transactions or acquire derivative instruments in an effort to mitigate risks of interest rate changes. While we believe such hedging transactions are not necessary in light of the short term nature of our investments, failure to engage in hedging transactions may expose use to losses if there are significant changes in prevailing interest rates.

                      GENERAL INFORMATION AS TO PROMOTERS

     Vestin Mortgage is the promoter of the Fund. Currently, Vestin Mortgage serves as our Manager (see "Management" Section of this prospectus). Vestin Mortgage is wholly owned by Vestin Group, a publicly traded company. Mr. Shustek owns a controlling interest in Vestin Group and thus indirectly determines policies the Manager chooses to implement in connection with providing services to the Fund.

                            FIDUCIARY RESPONSIBILITY

     Vestin Mortgage is a fiduciary for you and the Fund. As a fiduciary, Vestin Mortgage must exercise good faith and integrity when handling our affairs. Vestin Mortgage must not take advantage of us, and must make full disclosure of any conflicts of interest or benefit to it in its dealings with us. As set forth in the Operating Agreement, Vestin Mortgage has fiduciary responsibility for the safekeeping and use of all of our funds and assets and Vestin Mortgage will not use, or permit another to use our funds or assets in any manner except for our exclusive benefit. Vestin Mortgage will not allow our assets to be commingled with its assets or the assets of any other person or company. Vestin Mortgage and its affiliates may engage in activities similar to or identical with our business, but Vestin Mortgage must devote such of its time to our business as it determines, in good faith, to be reasonably necessary. Vestin Mortgage also acts for its own account as a mortgage broker. In connection with this activity, it also brokers, arranges and services mortgage loans for investors that it obtains in the ordinary course of its mortgage brokerage business, including by way of seminars, general solicitations and referrals. When it acts in those capacities, it has a fiduciary duty to each company as set forth in the respective organizational documents, if any, and under applicable law, and Vestin Mortgage is bound to treat each fairly and with appropriate access to investment opportunities.

     Additionally, Vestin Mortgage could change our investment guidelines when a reasonably prudent person would do likewise, subject to its fiduciary duties to our members. However, Vestin Mortgage can only change our investment objectives upon approval of a majority of our members.

     The above described fiduciary duty is both contractual, arising by virtue of the Operating Agreement, and imposed by Nevada common law.

     You have the following legal rights and remedies concerning Vestin Mortgage and the conduct of our operations:

     - you may bring individual actions on behalf of yourself or class actions on behalf of yourself and other members to enforce your rights under the Operating Agreement and Nevada limited liability company law, including for breaches by Vestin Mortgage of its fiduciary duty;

     - a majority may remove Vestin Mortgage as our Manager, as described elsewhere in this prospectus;

     - you may bring actions on our behalf for claims we might have as derivative actions, if Vestin Mortgage refuses to bring suit; and

     - you may bring actions under federal or state securities laws, either individually or as part of a class of members, if Vestin Mortgage has violated those laws in connection with the offer and sale, or repurchase of units.

     This is a rapidly changing and developing area of law. If you have questions concerning the fiduciary duties of Vestin Mortgage in its role as our Manager, you should consult with your own legal counsel.

INDEMNIFICATION

     We may indemnify Vestin Mortgage or hold it harmless under certain circumstances. We will not indemnify Vestin Mortgage or any of its affiliates, agents, attorneys, nor any person acting as securities broker or dealer for any loss or liability suffered by the Fund, unless all of the following conditions are met:

     - Vestin Mortgage has determined in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Fund;

     - Vestin Mortgage was acting on behalf of or performing services for the Fund;

     - such liability or loss was not the result of negligence or misconduct by the Manager; and

     - such indemnification or agreement to hold harmless is recoverable only out of the assets of the Fund and not from the members.

     Notwithstanding the statements regarding indemnification in the preceding paragraph, we will not indemnify Vestin Mortgage or any of its affiliates, agents, or attorneys, nor any person acting as securities broker or dealer for the units from any liability, loss or damage incurred by them arising due to an alleged violation of federal or state securities laws unless:

     - there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular party;

     - the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular party; or

     - a court of competent jurisdiction approves a settlement of the claims against the particular party and finds that indemnification of the settlement and related costs should be made.

Before seeking a court approval for indemnification, the party seeking indemnification must apprise the court of the position of the Securities and Exchange Commission and the Nevada Administrator concerning indemnification for securities violations.

     We will not purchase any insurance that protects a party from any liability for which we could not indemnify that party.

     We will advance funds to Vestin Mortgage or its affiliates for legal expenses and other costs incurred as a result of any legal action if the following conditions are satisfied:

     - the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf;

     - the legal action is initiated by a third party who is not a Member, or the action is initiated by a Member and a court specifically approves such advancement; and

     - the Manager or its affiliates undertake to repay the advanced funds to us in the event Vestin Mortgage or its affiliates is not entitled to indemnification.

                        SUMMARY OF OPERATING AGREEMENT,
                   RIGHTS OF MEMBERS AND DESCRIPTION OF UNITS

     This is a summary of the Operating Agreement and does not contain all the information that may be important to you. Furthermore, you will be bound by the Operating Agreement by purchasing your units. Consequently, you should read carefully both this prospectus and the Operating Agreement, which is attached as Exhibit A to this prospectus.

YOUR STATUS

     Our acceptance of your subscription agreement is effective when we countersign it. Subscriptions will be accepted or rejected no sooner than 5 business days after the date of the Subscription Agreements and within 30 days of their receipt. If we reject your subscription agreement, your funds will be returned to you within 10 business days. If we accept your subscription and payment for units, you will receive units in, and be a member of, the Fund within 5 business days after we accept your subscription. We will promptly send you a confirmation of the number of units you have acquired. This will be evidence that you are a member of the Fund. As a member, you have the rights that are outlined in this prospectus.

LIMITED LIABILITY OF MEMBERS

     The Nevada statute under which the Fund has been formed provides that members are not personally liable for the obligations of their limited liability company. The Operating Agreement also provides that every written agreement entered into by us is not enforceable against our members personally.

TERM OF THE FUND

     The Fund will cease operating on December 31, 2020. Before then, the members may vote by a majority to extend its life or to dissolve it sooner. Additionally, we may dissolve earlier if Vestin Mortgage ceases serving as the Manager and the members cannot agree on a new Manager within six months.

MEETINGS

     Either Vestin Mortgage or members owning capital accounts with at least 10% of the amounts in all capital accounts may call meetings of the members. Vestin Mortgage has informed us that it has no present intention of calling any meetings of the members. Any voting by the members is anticipated to be by written consent.

VOTING AND OTHER RIGHTS OF MEMBERS

     - Vestin Mortgage may amend the Operating Agreement without your consent to

        -- remedy any ambiguity or formal defect or omission,

        -- conform it to applicable laws and regulations, and

        -- make any change which, in the judgment of Vestin Mortgage, is not to the prejudice of the members.

     - We require the vote or consent of a majority of members (excluding Vestin Mortgage) to do any of the following:

        -- amend the Operating Agreement, except in the instances mentioned above,

        -- dissolve the Fund and wind up our business,

        -- add or remove a Manager,

        -- cause us to merge with another company, and

        -- approve or disapprove the sale of more than 50% of our assets.

     You may inspect certain of our books and records at our principal office during our regular business hours. We also maintain a copy of each appraisal for the security property where we have invested in a mortgage loan at our principal office for at least six years after the last date that we held the related mortgage. You may inspect and copy these appraisals during our regular business hours. We may charge you a fee for copying them.

DESCRIPTION OF THE UNITS

     Each unit represents an undivided equity interest in a Nevada limited liability company. The units in the Fund are not evidenced by a certificate. Units are non-assessable and are entitled to a pro rata share of the Fund's profits and losses in accordance with the terms of the Operating Agreement. There are various limitations on the transfer of units. The Manager may reject any proposed transfer which would jeopardize the tax status of the Fund. Owners of units must hold their units for at least one year. After the one year holding period, an owner may redeem his/her units by submitting a written request for redemption to our Manager, subject to our having adequate Net Proceeds to make the requested redemption and subject to an overall cap that not more than 10% of the units may be redeemed in any 12 month period. There are no outstanding securities senior to the units and senior securities may only be issued with the approval of a majority of the holders of the units. Each holder of units is entitled to vote on matters pertaining to the Fund in accordance with the terms of the Operating Agreement.

CAPITAL ACCOUNTS

     Vestin Mortgage will credit the capital account it establishes for you when we receive your initial investment. We will allocate to your capital account the percentage of our income, gains, losses and distributions that the amount in your capital account bears to all members' capital accounts. Your capital account will increase by the amount of additional capital contributions you make, including distribution reinvestments, and by your share of income and gains realized by us. Your capital account will decrease by your share of losses realized by us and any income or capital we distribute to you. Increases and decreases in your capital account do not depend on the number of units you own.

     Except for when we write down our investments, we do not adjust capital accounts to reflect unrealized appreciation or depreciation of our underlying assets. Consequently, the amount in your capital account may not reflect your portion of the fair market value of our underlying assets. This is a continuous offering in which allocations will be made based on the proportionate interest of capital accounts. As a result, depending upon when units are purchased, the units purchased by our members for ten dollars will likely have:

     - different rights to distributions and income from our mortgage loans, and

     - different proportionate interests in the fair market value of our underlying assets.

     If the fair market value of our assets is less than the cost of the assets on our books when you make a capital contribution, then the value of your units' interest in the fair market value of our underlying assets may be less than ten dollars. Conversely, if the fair market value of our assets is greater than the cost of the assets on our books when a new member makes a capital contribution, then your units' interest in the realized gains in the fair market value of our assets will be shared with the new members making the contribution or reinvestment. This will result in a dilution in the value of your units' interest in the fair market value of our underlying assets. These principles apply equally for when a member makes a distribution reinvestment.

CAPITAL CONTRIBUTION OF VESTIN MORTGAGE

     Vestin Mortgage's capital account will be credited up to 2% of the total capital contribution received in this Offering, and such amount shall not exceed $2,000,000, for expenses of this Offering which it pays to non-affiliated third parties. In addition, Vestin Mortgage may make a cash capital contribution to us.

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UNIT REPURCHASES AND DEEMED DISTRIBUTIONS

     The number of units you hold will decrease when we return capital to you and will increase when you contribute or are deemed to recontribute capital. If we return capital to you, we will treat it as a redemption of units in an amount proportionate to the amount in your capital account. We will provide statements to you reflecting the number of units that we have redeemed and the number of units that you still own as a result of the redemption.

     Additionally, for tax purposes you will be deemed to have received a return of capital and recontributed to us any proceeds we receive from loan repayments, foreclosures or other capital transactions, or any loan modifications or extensions treated as a disposition for tax purposes. While we believe that this characterization will not affect the tax liability of our members, if the Internal Revenue Service unexpectedly were to disagree, you may have a tax liability with no cash distributions to pay that liability.

WRITE-DOWN OF INVESTMENTS

     As indicated above, we make quarterly downward adjustments to the fair market value of our assets to reflect then-current market conditions. We refer to these downward adjustments as write-downs. We will make any necessary write-downs within 30 days following the end of each calendar quarter. Our accountants will then confirm that the write-down conforms with generally accepted accounting principles. If a write-down is required, the write-down shall be effective on the last day of the calendar quarter and the capital accounts of all members on that date shall be reduced accordingly.

MEMBERS' RETURN ON INVESTMENT

     Our mortgage loans will generate monthly payments of interest and/or principal to us. We intend to distribute these payments to you as described below. These distributions will be paid monthly in arrears in cash or via reinvestment. We will not accumulate assets other than mortgage notes or similar instruments and we will not accumulate cash on hand, except for working capital reserves of approximately 3% of capital contributions. We cannot make distributions to you until we have received the proceeds from the Offering, and invested them in mortgage loans. Thereafter, our first distribution to you will be your share of our distribution for the month in which your contribution is actually received by us and invested. We calculate the amount of your distributions on a pro rata basis, based upon the monthly return, if any, on all of our assets, the size of your capital account and, if applicable, when during the month we received your contribution.

     We will distribute all net income attributable to interest and fee payments we receive from borrowers. When we distribute net income attributable to these payments, all distributions will be made to the members, including Vestin Mortgage, in proportion to their contributed capital.

     Net proceeds will include the proceeds from the repayment of principal or the prepayment of a mortgage loan, or the net proceeds of a foreclosure sale. Vestin Mortgage may consider the alternatives listed below in determining whether and how much of the net proceeds to distribute in cash:

     - reinvesting in new loans,

     - improving or maintaining any properties that we acquire through foreclosure,

     - paying permitted operating expenses, or

     - distributing to the members.

     Before making a distribution, we will pay our expenses and other liabilities and confirm that our working capital reserves are adequate.

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DISTRIBUTION REINVESTMENT PLAN

     You can elect to participate in the distribution reinvestment plan by so indicating in your completed subscription agreement, or you can later elect to become a participant. We will treat you as a distribution reinvestment plan participant on the date we actually receive your initial investment, if you indicate in your subscription agreement that you want to participate in the plan. You may also make an election or revoke a previous election at any time by sending us written notice. Units purchased under the plan will be credited to your capital account as of the first day of the month following the month in which the reinvested distribution was made. If you notify us prior to 10 days before the end of any given month, you will be removed from the reinvestment plan during that month and any distribution you receive that month will be paid in cash. If you notify us within ten days of the end of the month, you will need to wait a month to receive cash instead of units.

     Your continued participation in the plan depends on whether you meet our investor suitability standards. While you are a participant, for each $10.00 in distributions you reinvest, you will acquire one unit. Vestin Mortgage may terminate or reinstate, as applicable, the distribution reinvestment plan at any time. Vestin Mortgage shall not earn any fees when you reinvest net proceeds.

     If you choose to reinvest your distributions in units, we will send you a report within 30 days after each time you receive units describing the distributions you received, the number of units you purchased, the purchase price per Unit, and the total number of units accumulated. We will also send you a current prospectus and tax information for income earned on units under the reinvestment plan for the calendar year when you receive annual tax information from us. You must pay applicable income taxes upon all distributions, whether the distribution is paid in cash or reinvested.

     No reinvestment participant shall have the right to draw checks or drafts against his distribution reinvestment account.

     Units you acquire through the distribution reinvestment plan carry the same rights as the units you acquired through your original investment. However, as previously noted, the value of the new units issued for ten dollars will not necessarily be the same as those previously acquired for ten dollars.

     We may amend or end the distribution reinvestment plan for any reason at any time by mailing a notice to you at your last address of record at least 30 days before the effective date of our action. Vestin Mortgage specifically reserves the right to suspend or end the distribution reinvestment plan if:

     - Vestin Mortgage determines that the distribution reinvestment plan impairs our capital or operations;

     - Vestin Mortgage determines that an emergency makes continuing the plan unreasonable;

     - any governmental or regulatory agency with jurisdiction over us requires us to do so;

     - in the opinion of our counsel, the distribution reinvestment plan is no longer permitted by federal or state law;

     - if transactions involving units within the previous twelve (12) months would result in our being considered terminated under Section 708 of the Internal Revenue Code; or

     - Vestin Mortgage determines that allowing any further reinvestments would create a material risk that we would be treated as a "publicly traded partnership" within the meaning of Section 7704 of the Internal Revenue Code.

REINVESTMENT OF PROCEEDS OF CAPITAL TRANSACTIONS

     We will either invest our net proceeds from any capital transaction in new mortgage loans, hold the net proceeds as cash or distribute them to the members. Capital transactions include payments of principal, foreclosures and prepayments of mortgages, to the extent classified as a return of capital under the Internal Revenue Code, and any other disposition of a mortgage or property. Net proceeds of capital

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

transactions will also include the principal of a loan deemed to be repaid for tax purposes as a result of a loan modification or loan extension. Our Operating Agreement provides that if we reinvest the proceeds, you will be deemed to have received a distribution of capital and recontributed the same amount to us for tax purposes. We will reinvest proceeds from a capital transaction only within 7 years of the effective date of this Prospectus. We will not reinvest proceeds from a capital transaction unless we have sufficient funds to pay any state or federal income tax in connection with the disposition or refinancing of mortgages. Units purchased by virtue of a deemed recontribution of distributed capital will be credited to your capital account as of the day when the distribution was deemed to be made. Units you acquire through the deemed recontribution of capital carry the same rights as the units you acquired through your original investment. However, as previously noted, the value of the new units issued for ten dollars will not necessarily be the same as those previously acquired for ten dollars.

ASSIGNMENT AND TRANSFER OF UNITS

     Your rights to sell or transfer units are limited. There is no public market in which you may sell your units. We do not expect a public market to emerge anytime in the future. You may not sell parts of units unless required by law and you may not transfer any units if, as a result, you would own fewer than 200 units. You may transfer your units using a form approved by Vestin Mortgage and must obey all relevant laws when you are permitted to transfer units. Any person who buys units from you must meet the investor suitability requirements in his home state. Vestin Mortgage must approve any new members and all transfers of membership must comply with the Operating Agreement. Vestin Mortgage's consent to transfers will be withheld to the extent needed to prohibit transfers that would cause us to be classified as a publicly traded partnership under the Internal Revenue Code. In the event Vestin Mortgage approves of such transfers or assignment, our records will be amended to reflect such transfer or assignment within one month of the transaction.

REPURCHASE OF UNITS, WITHDRAWAL FROM THE FUND

     You may withdraw, or partially withdraw, from the Fund and obtain the return of all or part of your capital account within 61 to 91 days after you deliver written notice of withdrawal to Vestin Mortgage, subject to the following additional conditions:

     - You may not withdraw from the Fund until one year after you purchased units.

     - We can only make cash payments in return of an outstanding capital account from net proceeds and capital contributions.

     - The Manager must determine that your proposed withdrawal will not impair the capital or operation of the Fund.

     - We are not required to sell any portion of our assets to fund a withdrawal.

     - The amount to be distributed to you depends solely on your capital account on the date of the distribution, even if this is not the same as your proportionate share of the then fair market value of our assets.

     - We will not permit more than 10% of the outstanding capital accounts of members to be withdrawn during any calendar year, except upon dissolution of the Fund.

     - If your capital account is reduced below $2,000 due to any withdrawal payment, we may distribute all remaining amounts in your capital account to you in cancellation of your units, and you will then cease to be a member.

     - All payments to meet requests for withdrawal are on a "first-come, first-served" basis. If the sums needed to fund withdrawals in any particular month exceed the amount of cash available for withdrawals, funds will be distributed first to the member whose request we received first, until his withdrawal request is paid in full.

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SPECIAL POWER OF ATTORNEY

     Under the terms of the Operating Agreement and the subscription agreement, you appoint Vestin Mortgage your attorney-in-fact for certain documents, including the signing of the Operating Agreement. You cannot revoke this special power of attorney, which will survive your death and stays with your units even if they are assigned.

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

                        FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the anticipated federal income tax aspects of an investment in units. Because this is a summary, it does not contain all the information that may be important to you. This summary is based on the Internal Revenue Code as in existence on the date of this prospectus, existing laws, judicial decisions and administrative regulations, rulings and practice, any of which are subject to change, and these changes could be retroactive.

     We and our members may be subject to state and local taxes in states and localities in which the IRS or state authorities deem us to be doing business, and except where we reference specific states, this discussion does not cover state or local tax consequences you may incur in connection with your investment.

     Some of the deductions we intend to claim or positions we intend to take for tax purposes may be challenged by the IRS. The IRS has increased its audit efforts with respect to limited partnerships and limited liability companies, and an audit of our information return may result in, among other things, an increase in our gross income, the disallowance of certain deductions or credits we have claimed or in an audit of your income tax returns.

     Any audit adjustments made by the IRS could adversely affect you even if none of these adjustments are ultimately sustained, since you and the other members will, directly or indirectly, bear the expense of contesting the adjustments.

     We advise you to consult your own tax advisors, with specific reference to your own tax situation and potential changes in applicable laws and regulations.

     Vestin Mortgage will prepare our information returns, which will not be reviewed by our independent accountants or tax counsel. Vestin Mortgage will handle all of our other tax matters, often with the advice of independent accountants and/or tax counsel.

     Tax counsel has delivered an opinion letter to us which is attached as an exhibit to the Registration Statement of which this prospectus forms a part. This letter contains the following opinions with respect to tax matters affecting us:

     - we will be classified as a partnership rather than as an association taxable as a corporation for federal income tax purposes and

     - we will not be classified as a publicly traded partnership for federal income tax purposes.

     In addition, unless otherwise expressly indicated, the following discussion concerning other federal income tax matters constitutes tax counsel's opinion as to the material federal income tax consequences of an investment in units.

     The discussion considers existing laws, applicable current and proposed Treasury Regulations, current published administrative positions of the IRS contained in revenue rulings, revenue procedures and other IRS pronouncements, and published judicial decisions. We do not know whether a court would sustain any position we take for tax purposes, if contested, or whether there might be legislative or administrative changes or court decisions that would modify this discussion. Any of these changes may or may not be retroactive with respect to transactions prior to the date of the changes.

     Moreover, it is possible that the changes, even if not applied retroactively, could reduce the tax benefits anticipated to be associated with an investment in units.

     This discussion on federal income tax consequences sets forth the general principles of taxation and does not address how such principles may affect an individual. Thus, we recommend that you consult and rely upon your own tax advisor to determine your individual federal and state consequences and impact arising from an investment in units. The cost of the consultation could, depending on the amount charged to you, decrease any return anticipated on the investment. Nothing in this prospectus is or should be construed as legal or tax advice to any specific investor as individual circumstances may vary. This federal

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

income tax consequences section of this prospectus only provides the current state of tax laws. You should be aware that the IRS may not agree with all tax positions taken by us and that legislative, administrative or court decisions may reduce or eliminate your anticipated tax benefits.

CLASSIFICATION AS A PARTNERSHIP

     Under Treasury Regulations issued in December 1996, a domestic limited liability company with more than one member will be classified as a partnership for federal income tax purposes unless it makes an election to be classified as an association taxable as a corporation. We are a domestic limited liability company, and we have more than one member. Vestin Mortgage will not cause us to make an election to be classified as an association taxable as a corporation. Based on the foregoing, it is the opinion of tax counsel that we will be classified as a partnership for federal income tax purposes.

     Assuming that we will be classified as a partnership for federal income tax purposes, in the discussion that follows, as the context requires:

     - the use of the term partnership will be construed to refer also to a limited liability company classified as a partnership for federal income tax purposes;

     - the use of the term partner will be construed to refer also to a member of a limited liability company; and

     - the use of the terms partnership interest or interest in the partnership or similar terms will be construed to refer also to the interest of a member in a limited liability company.

WE WILL NOT BE CLASSIFIED AS A PUBLICLY TRADED PARTNERSHIP

     Section 7704 of the Internal Revenue Code treats publicly traded partnerships as corporations for federal income tax purposes. Section 7704(b) of the Internal Revenue Code defines the term publicly traded partnership as any partnership, including a limited liability company otherwise classified as a partnership for federal income tax purposes, where the equity interests are:

     - readily traded on an established securities market; or

     - readily tradable on a secondary market or the substantial equivalent of a secondary market. In the discussion that follows, the references to a secondary marked also include the substantial equivalents to a secondary market.

     In 1995, the IRS issued final Treasury Regulations under Section 7704 of the Internal Revenue Code. These regulations provide that an established securities market includes:

     - a national securities exchange registered under the Securities Exchange Act of 1934;

     - a national securities exchange exempt from registration because of the limited volume of transactions;

     - a foreign securities exchange;

     - a regional or local exchange; and

     - an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise.

     In determining when partnership interests will be treated as readily tradable on a secondary market, there are a number of safe harbors that allow certain transactions to be disregarded including a safe harbor that is available if the sum of the percentage interests in partnership capital or profits that are sold or otherwise disposed of during the taxable year does not exceed two percent (2%) of the total interests in partnership capital or profits.

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

     The IRS will disregard certain transfers for purposes of determining whether this safe harbor is met:

     - transfers at death,

     - transfers in which the basis is determined under Section 732 of the Internal Revenue Code,

     - interests issued by the partnership for cash, property or services, and

     - interests in the partnership which are redeemed pursuant to the safe harbor discussed in the next paragraph.

     The IRS also will disregard transfers of an interest in a partnership pursuant to a redemption or repurchase agreement where the partnership maintains a plan of redemption or repurchase in which the partners may tender their partnership interests for purchase by the partnership, another partner or persons related to another partner. These transfers will be disregarded in determining that our units are readily tradable on a secondary market if:

     - the redemption agreement requires that the redemption cannot occur until at least 60 calendar days after the partner notifies the partnership in writing of the partner's intention to exercise the redemption rights;

     - the redemption agreement requires that the redemption price cannot be established until at least 60 days after receipt of the notification by the partnership or the price is established not more than 4 times during the partnership's taxable year; and

     - the sum of the percentage interests in partnership capital and profits represented by partnership interests that are transferred, other than in transfers otherwise disregarded, as described above, during the taxable year of the partnership, does not exceed 10% of the total interests in partnership capital or profits.

     Our Operating Agreement provides that, subject to the limitations described elsewhere in this prospectus, you may withdraw or partially withdraw as a member and obtain the return of your outstanding capital account. These provisions constitute a redemption or repurchase agreement within the meaning of these regulations.

     The limitations on your right to withdraw your capital account set forth in our Operating Agreement include:

     - a requirement that the withdrawal will not be made until at least 61 days after written notice of withdrawal is delivered to Vestin Mortgage;

     - the amount distributed to you will be a sum equal to your capital account as of the date of the distribution; and

     - in no event will Vestin Mortgage permit the withdrawal during any calendar year of more than 10% of the outstanding units.

     In the opinion of tax counsel, the foregoing limitations satisfy the requirements applicable to the safe harbor for transfers made pursuant to a redemption or repurchase agreement.

     Our Operating Agreement provides that you may not transfer your units if Vestin Mortgage determines that the transfer would result in our being classified as a publicly traded partnership within the meaning of Section 7704(b) of the Internal Revenue Code. To prevent this classification, our Operating Agreement provides that:

     - Vestin Mortgage will not permit trading of units on an established securities market within the meaning of Section 7704(b) of the Internal Revenue Code;

     - Vestin Mortgage will prohibit any transfer of units which would cause the sum of percentage interests in our capital or profits represented by partnership interests that are transferred during any taxable year to exceed the limitation under the safe harbor which applies if the sum of the

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

       percentage interests in the partnership capital or profits that are sold or otherwise disposed of during the taxable year does not exceed two percent of the total interests in partnership capital or profits; and

     - Vestin Mortgage will not permit any withdrawal of units except in compliance with the provisions of our Operating Agreement.

     Based upon the provisions of our Operating Agreement and the representations of Vestin Mortgage, tax counsel's opinion is that:

     - units will not be traded on an established securities market within the meaning of Section 7704 of the Internal Revenue Code;

     - our operation with regard to the withdrawal by members will qualify for the safe harbor that applies to interests which are transferred pursuant to a redemption or repurchase agreement;

     - our operation with regard to the transfer of units by members will qualify for the above-referenced safe harbor that applies based upon the percentage interests in the partnership capital or profits that are sold or otherwise disposed of during the taxable year;

     - units will not be considered as readily tradable on a secondary market;
       and

     - we will not be classified as a publicly traded partnership for purposes of Section 7704 of the Internal Revenue Code.

     A partnership which is classified as a publicly traded partnership under
Section 7704 of the Internal Revenue Code will not be treated as a corporation for federal income tax purposes if 90% or more of its gross income is qualifying income. Qualifying income under Section 7704(c) includes for these purposes, among other passive-type items, interest, dividends, real property rents, and gains from the sale of real property, but excludes interest derived in the conduct of a financial business.

     If a publicly traded partnership is not taxed as a corporation because it meets the qualifying income test, the passive loss rules discussed below are applied separately to the partnership, and a tax-exempt partner's share of the partnership's gross income is treated as income from an unrelated trade or business under the unrelated trade or business taxable income rules discussed below.

     It is not clear whether we would satisfy the qualifying income test of
Section 7704(c) of the Internal Revenue Code, and tax counsel is unable to give an opinion on this issue. This would be relevant only if it were determined that we should be classified as a publicly traded partnership. Vestin Mortgage expects that more than 90% of our income will be qualifying income. However, it is not clear whether we will be engaged in the conduct of a financial business, and tax counsel is unable to give an opinion on this issue. If we were classified as a publicly traded partnership and considered to be engaged in a financial business, we would be treated as a corporation for federal income tax purposes.

GENERAL PRINCIPLES OF PARTNERSHIP TAXATION

     A partnership is not subject to any federal income taxes. We will file information returns reporting our operations on the accrual basis for each calendar year.

DETERMINATION OF BASIS IN UNITS

     You will not be taxed on distributions you receive from us unless the distributions exceed your adjusted basis in your units. Your adjusted basis in your units is the amount you originally paid for the units increased by:

     - your proportionate share of partnership indebtedness with respect to which no member is personally liable;

     - your proportionate share of our taxable income, and

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

     - any additional capital contributions made by you, and decreased by:

     - your proportionate share of our losses,

     - the amount of cash, and fair value of noncash, distributions to you, and

     - any decreases in your share of any of partnership nonrecourse liabilities.

     Any increase in nonrecourse liabilities is treated as a cash contribution and a decrease in nonrecourse liabilities is treated as a cash distribution, even though you do not actually contribute or receive cash. Distributions in excess of your basis generally will be treated as gain from the sale or exchange of your units.

ALLOCATIONS OF PROFITS AND LOSSES

     We will allocate to the members profits and losses and cash distributions in the manner described in our Operating Agreement. Any allocation of profits and losses will be recognized as long as it has substantial economic effect under the Treasury Regulations promulgated under Section 704(b) of the Internal Revenue Code by satisfying one of these tests:

     - it has substantial economic effect;

     - it is in accordance with the partners' interest in the partnership, determined by taking into account all facts and circumstances; or

     - it is deemed to be in accordance with the partners' interest in the partnership.

     We have decided to establish the validity of the allocations of profits and losses under our Operating Agreement by demonstrating that these allocations will be in accordance with the partners' interest in the partnership. The allocations of profits, losses and cash distributions contained in our Operating Agreement will be substantially proportionate to the capital accounts of the members. For this reason, in the opinion of tax counsel, the IRS should treat the allocations as being substantially in accordance with the partners' interests in the partnership within the meaning of this alternative method for establishing the validity of allocations.

LIMITATIONS ON THE DEDUCTION OF LOSSES

     We do not expect that we will incur net losses in any taxable year. However, if we were to incur losses in any year, your ability to deduct your distributive share of the losses would be subject to the potential application of the limitations discussed below.

                    THE BASIS LIMITATION

     Section 704(d) of the Internal Revenue Code provides that a partner's share of partnership losses is deductible only to the extent of his adjusted basis in his partnership interest at the end of the year in which the losses occur. Losses disallowed under Section 704(d) of the Internal Revenue Code may be carried forward indefinitely until adequate basis is available to permit their deduction. Due to this limitation, you will be precluded from deducting losses in excess of your adjusted basis in your units.

                    THE AT RISK LIMITATION

     Section 465 of the Internal Revenue Code provides that a partner's share of partnership losses is deductible only to the extent the partner is at risk. The primary effect of this provision is to limit the availability of tax losses of a partnership as offsets against other taxable income of a partner to the partner's adjusted basis in his partnership interest, excluding any portion of adjusted basis attributable to partnership nonrecourse indebtedness. In addition, the at risk amount does not include contributions by a partner to the extent the partner used the proceeds of a nonrecourse borrowing to make the contributions.

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                    THE PASSIVE LOSS RULES

     Section 469 of the Internal Revenue Code limits the deductibility of losses from passive activities for individuals, estates, trusts and certain closely-held corporations. A passive activity includes an activity which involves the conduct of a trade or business in which the taxpayer does not materially participate. Losses from passive activities are only allowed to offset income from passive activities and will not be allowed to offset portfolio income, trade or business income or other nonpassive income, including wages or salaries. Suspended losses and credits attributable to passive activities are carried forward and treated as deductions and credits from passive activities in the next year. Suspended losses from a passive activity are allowed in full when the taxpayer disposes of his entire interest in the passive activity in a taxable transaction.

     The Treasury Regulations under Section 469 of the Internal Revenue Code provide that in certain situations, net income, but not net loss from a passive activity is treated as nonpassive. One of the items covered by these regulations is net income from an equity-financed lending activity. An equity-financed lending activity is defined as an activity that involves a trade or business of lending money, if the average outstanding balance of liabilities incurred in the activity for the taxable year does not exceed 80% of the average outstanding balance of the interest-bearing assets held in the activity for the year.

     Vestin Mortgage expects that at no time will the average outstanding balance of our liabilities exceed 80% of the average outstanding balance of our mortgage loans. If we are deemed to be engaged in the trade or business of lending money, our income will generally be recharacterized as nonpassive income, even though our net losses or your loss on the sale of a unit will be treated as passive activity losses.

     If we are not considered engaged in a trade or business of lending money, then income and loss will be considered portfolio income and loss, and you will not be permitted to offset passive losses from other activities against your share of our income.

     Section 67(a) of the Internal Revenue Code provides that most miscellaneous itemized deductions are deductible by an individual taxpayer only to the extent that they exceed 2% of the taxpayer's adjusted gross income and are subject to additional limitations for certain high-income taxpayers. Deductions from a trade or business are not subject to these limitations. Your allocable share of our expenses will be considered miscellaneous itemized deductions subject to this 2% limitation only if we are not considered to be in the trade or business of lending money.

COMPUTATION OF GAIN OR LOSS ON SALE OR REDEMPTION OF UNITS

     If you sell your units, including a sale of your units to us in a redemption transaction, you will recognize gain or loss on the sale measured by the difference between the amount realized and your adjusted basis in the units.

CHARACTER OF GAIN OR LOSS

     Gain on the sale of units which have been held over 12 months should be taxable as long-term capital gain, except for that portion of the gain allocable to substantially appreciated inventory items and unrealized receivables, as those terms are defined in Section 751 of the Internal Revenue Code, which would be treated as ordinary income. We may have unrealized receivables arising from the ordinary income component of market discount bonds. In addition, if we hold property as a result of foreclosure, which is unsold at the time you sell your units, or hold an investment in a mortgage loan that is classified as an equity interest, the amount of ordinary income that would result if we were to sell the property is expected to be an unrealized receivable.

     For noncorporate taxpayers, long-term capital gain for assets held longer than 12 months is subject to a maximum rate of 20%, or 10% for individuals in the 15% tax bracket. The amount of ordinary income against which a noncorporate taxpayer may deduct a capital loss is the lower of $3,000 or $1,500 in the case of a married taxpayer filing a separate return, or the excess of these losses of the taxpayer over the taxpayer's capital gain.
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TAX RATES ON A PARTNER'S SHARE OF ORDINARY INCOME FROM THE PARTNERSHIP

     Your tax liability with respect to an investment in units will depend upon your individual tax bracket. Currently, there are five tax brackets for individuals. For calendar year 2001.

     - the first bracket is at 15% on taxable income not over $45,200 in the case of married taxpayers filing joint returns,

     - the second at 28% on taxable income from $45,200-$109,250,

     - the third at 31% on taxable income from $109,250-$166,450,

     - the fourth at 36% on taxable income from $166,450-$297,300, and

     - the fifth at 39.6% on taxable income over $297,300.

DISTRIBUTIONS AND DEEMED DISTRIBUTIONS

     Distributions to you from us may take the form of either actual cash distributions or so-called "deemed distributions." A deemed distribution is treated as a cash distribution and can result from your decision to participate in our distribution reinvestment plan. If you elect to participate in our distribution reinvestment plan, under the terms of our Operating Agreement, you will be deemed to have received a distribution of your share of net income and to have recontributed the same amount to the Fund.

     Our Operating Agreement also provides that a deemed distribution and an equivalent recontribution will result if we reinvest our net proceeds from any capital transactions in new mortgage loans. Capital transactions are defined in the Operating Agreement to include payments of principal, foreclosures and prepayments of mortgages, or any other disposition of a mortgage or property. For this purpose, a disposition of a mortgage is deemed to occur if "significant modifications" to the mortgage are made within the meaning of Section 1001 of the Internal Revenue Code and the regulations thereunder.

     Distributions to you, including deemed distributions, will not generate taxable income to you unless and to the extent the amount of any such distribution exceeds your basis in your units. We do no anticipate that you will recognize any taxable income as a result of any deemed distributions resulting from your election to participate in our distribution reinvestment plan or from our decision to reinvest net proceeds from any capital transactions (including significant modifications of any existing mortgage).

DEPRECIATION

     From time to time we may acquire equity or leasehold interests in real property by foreclosure. The cost of the improvements on any of these owned real property may be recovered through depreciation deductions over a period of 39 years.

INVESTMENT INTEREST

     Section 163(d) of the Internal Revenue Code, applicable to noncorporate taxpayers and S corporation shareholders, limits the deductibility of interest incurred on loans used to acquire or carry property held for investment. Property held for investment includes all investments held for the production of taxable income or gain, but does not include trade or business property or interest incurred to construct trade or business property. Investment interest is deductible by noncorporate taxpayers and S corporation shareholders only to the extent it does not exceed net investment income for the taxable year.

     Net investment income is the excess of investment income over the sum of investment expenses. Interest expense we incur and interest expense you incur to acquire your units will not be treated as investment interest to the extent attributable to a passive activity conducted by us. However, that portion of interest expense allocable to portfolio investments is subject to the investment interest limitations.

     Interest attributable to debt you incur in order to purchase or carry units may constitute investment interest subject to these deductibility limitations. You should consider the effect of investment interest limitations on using debt financing for your purchase of units.

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TAX TREATMENT OF TAX-EXEMPT ENTITIES

     Sections 511 through 514 of the Code impose a tax on the "unrelated business taxable income" of organizations otherwise exempt from tax under
Section 501(a) of the Code. The entities subject to the unrelated business income tax include:

     - qualified plans, and

     - IRAs.

     Other charitable and tax-exempt organizations are also generally subject to the unrelated business income tax. Interest income is not subject to this tax unless it constitutes debt-financed income.

     Unrelated business taxable income includes gross income, which may be subject to certain deductions and modifications, derived from any trade or business regularly carried on by a partnership. Among the items excluded from unrelated business taxable income are

     - interest and dividend income (except to the extent such income is debt-financed);

     - rents from real property (other than debt-financed real property or property from which participating rentals are derived); and

     - gains on the sale, exchange or other disposition of assets held for investment.

     The receipt of unrelated business taxable income by an entity subject to tax on unrelated business taxable income has no effect on such entity's tax-exempt status or on the exemption from tax of its other income. In certain circumstances, the continual receipt of unrelated business taxable income may cause charitable organizations which are tax exempt to lose their exemption. In the case of a charitable remainder annuity trust or unitrust, the receipt of any unrelated business income taxable will cause all income of the entity to be subject to tax. If you are a tax exempt entity, we urge you to consult your own tax advisors concerning the possible adverse tax consequences resulting from an investment in units.

     Vestin Mortgage expects to obtain a bank line of credit, which we intend to use from time to time to acquire or make mortgage loans, operate and develop for resale properties on which we have foreclosed and for other general business purposes. Any taxable income attributable to such borrowing, including net interest income from mortgage investments, net rental income from property acquired as a result of foreclosure and gain from the sale of property acquired through foreclosure will be subject to characterization as debt-financed income and, therefore, as unrelated business taxable income.

     Our total indebtedness under the line of credit will not exceed 70% of the fair market value of the outstanding mortgage loans in our loan portfolio. If we were to borrow the maximum amount available to us under the line of credit, we estimate that approximately [14%] of a tax exempt member's distributive share of income from its investment in any year may be classified as unrelated business taxable income as a result of such borrowing.

     Except as described in the preceding two paragraphs, we intend to invest our assets and structure our operations in such a manner that tax-exempt members will not derive unrelated business taxable income or unrelated debt-financed income with respect to their membership interests. However, if we acquire property (e.g., through foreclosure) subject to acquisition indebtedness, the income attributable to the portion of the property which is debt- financed may be treated as unrelated business taxable income to the entity holding units.

     Sales of foreclosure property might also produce unrelated business taxable income if we are characterized as a "dealer" with respect to that property. Mortgage loans which we invest in or purchase made which permit us to participate in the appreciation in value of the properties may be recharacterized by the IRS as an equity interest and such recharacterization could result in unrelated debt-financed income. The IRS might not agree that our other income is not subject to tax under the unrelated business income and unrelated debt-financed income tax provisions.

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

     If an IRA or qualified plan is a member and its partnership income constitutes unrelated business taxable income, this income is subject to tax only to the extent that its unrelated business taxable income from all sources exceeds $1,000 for the taxable year.

     In considering an investment in units of a portion of the assets of a qualified plan or IRA, a fiduciary should consider

     - whether the investment is in accordance with the documents and instruments governing the plan;

     - whether the investment satisfies the diversification requirements of
       Section 404(a)(1)(C) of the Employee Retirement Income Security Act of 1974 ("ERISA");

     - whether the investment is prudent considering, among other matters, that there probably will not be a market created in which the investment can be sold or otherwise disposed of; and

     - whether the investment would cause the IRS to impose an excise tax under
       Section 4975 of the Code.

     We do not expect an investment by an IRA to be subject to the above diversification and prudence requirements of ERISA unless the IRA also is treated under Section 3(2) of ERISA as part of an employee pension benefit plan which is established or maintained by an employer, employee organization, or both.

PARTNERSHIP TAX RETURNS, TAX INFORMATION AND AUDITS

     Vestin Mortgage will prepare our information income tax returns. In connection with the preparation of our income tax returns, Vestin Mortgage will prepare and distribute to the Members not later than seventy-five (75) days after the close of each fiscal year all information necessary in the preparation of the Members' federal income tax returns, including our Schedule K (Form
1065), Partner's Share of Income, Credits, Deductions, and each Member's respective Schedule K-1. Such information will not be supplied to assignees who are not substitute Members.

     You are required to report your distributive share of the items set forth on your Schedule K-1 on your individual tax return consistent with our treatment of the items on our returns. You may report an item inconsistently if you file a statement with the IRS identifying the inconsistency. Otherwise, the IRS may summarily assess additional tax necessary to make your treatment of the item consistent with our treatment of the item without a notice of deficiency or an opportunity to protest the additional tax in the Tax Court being afforded to you. Penalties for intentional disregard of the consistency requirements may also be assessed.

     Our tax returns may be audited by the IRS. Tax audits and adjustments are made at our level in once unified proceeding, the results of which are binding on all members. You may, however, protest the additional tax paying the full amount thereof and suing for a refund in either the U.S. Claims Court or a U.S. District Court.

VESTIN MORTGAGE IS TAX MATTERS PARTNER

     A limited liability company which is classified as partnership for tax purposes must designate a tax matters partner to represent it in dealing with the IRS. Vestin Mortgage will serve as the tax matters partner to act on our behalf and on behalf of the members with respect to partnership items, to deal with the IRS and to initiate any appropriate administrative or judicial actions to contest any proposed adjustments at the partnership level.

     If you own less than a 1% of the units, you will not receive notice from the IRS of these administrative proceedings unless you form a group with other members, having an aggregate interest of 5% or more, and request the notice. However, all members have the right to participate in the administrative proceedings will be our responsibility and may adversely affect the profitability, if any, of our operations.

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

     Adjustments, if any, resulting from any audit may require you to file an amended tax return, and may result in an audit of your own tax return. Any audit of your tax return could result in adjustments of items unrelated to our operations as well as income and losses from our operations.

ORIGINAL ISSUE DISCOUNT RULES

     The original issue discount rules under the Internal Revenue Code pertain to mortgage loans and obligations issued by us. The effect will be that we will realize as interest income the amount that economically accrues under a mortgage loan during the course of the year, using compound interest concepts, even where a lesser amount is actually paid or accrued under its terms. Identical concepts will be used for determining our interest deduction on our obligations, if any.

MARKET DISCOUNT

     We may purchase mortgage investments for an amount substantially less than the remaining principal balance of the mortgage investments. Each monthly payment which we receive from a mortgagor will consist of interest at the stated rate for the investment in a mortgage loan and a principal payment. If we purchase an investment in a mortgage loan at a discount, for federal income tax purposes the principal portion of each monthly payment will constitute the return of a portion of our investment in the investment in a mortgage loan and the payment of a portion of the market discount for the investment in a mortgage loan.

     We will recognize the amount of each monthly payment attributable to market discount as ordinary income, but the amount of each monthly payment representing the return of our investment will not constitute taxable income to us. The Internal Revenue Code also treats accrued market discount as ordinary income on the sale of an investment in a mortgage loan.

NO SECTION 754 ELECTION--IMPACT ON SUBSEQUENT PURCHASERS

     Section 754 of the Internal Revenue Code permits a partnership to elect to adjust the basis of its property in the case of a transfer of an interest in the partnership. The effect of this election would be that, with respect to the transferee only, the basis of our property would either be increased or decreased by the difference between the transferee's basis for his units and his proportionate share of our basis for all proportionate share of our basis for all property we own.

     Vestin Mortgage has decided that due to the accounting difficulties which would be involved, it will not cause us to make an election pursuant to Section 754 of the Internal Revenue Code. Accordingly, our basis in our assets will not be adjusted to reflect the transferee's purchase price of his units.

     This treatment might not be attractive to prospective purchasers of units, and you might have difficulty for that reason in selling your units or you might be forced to sell at a discounted price.

TREATMENT OF COMPENSATION OF VESTIN MORTGAGE AND ITS AFFILIATES

     In connection with services provided during the offering stage, Vestin Mortgage's capital account will be credited up to a maximum of 2% of the total proceeds received under this Offering, not to exceed $2,000,000, for offering expenses paid by Vestin Mortgage on our behalf to unaffiliated third parties. In addition, we will pay Vestin Mortgage and its affiliates certain fees and expenses for services relating to the conduct of our business, including administrative fees of up to 3% of proceeds from the resale of foreclosed property and annual management fee of up to 0.25%.

     In computing our taxable income for each year, we intend:

     - to reduce our gain from the resale of any foreclosed property sold during such year by the amount of all administrative fees paid to Vestin Mortgage and its affiliates, and

     - to allocate income and losses to Vestin Mortgage consistent with its capital account.

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

     Our ability to obtain the foregoing tax treatment relative to these fees depends in large measure on the value of the services rendered in exchange therefore, which is a question of fact that may depend on events to occur in the future. Due to this uncertainty, tax counsel was unable to give an opinion as to the proper tax treatment of such fees. The tax risk associated with this uncertainty is the possibility that the IRS may attempt to disallow (in whole or in part) the deduction of fees paid. If these deductions were disallowed (in whole or in part) by the IRS, our taxable income would be increased by the amount of the disallowed deductions, and the amount of income you would be required to include in your tax return would increase by your share of such increase in our taxable income.

     Vestin Mortgage will also be entitled to fees payable by borrowers in connection with our investing in or purchasing a mortgage loan. These fees include loan placement fees for loan selection and brokerage (2%-6% of each loan), loan evaluation and processing fees (2%-5% of each loan), and loan extension or modification fees (2%-5% of outstanding principal). The exact amount of the foregoing fees will be negotiated with prospective borrowers on a case-by-case basis. In addition, Vestin Mortgage will act as a servicing agent with respect to our investments, for which it will be paid by the relevant borrower an annual fee of up to one-quarter of one percent (0.25%) of the unpaid balance of the respective mortgage loan serviced.

     Since any of the commissions or fees described in the preceding paragraph will be payable by the borrowers, such payment should not have any effect on the calculation of our taxable income. However, the IRS could take the position that these commissions or fees, or any of them, are: (a) constructively paid by us, and (b) not deductible to the extent they exceed reasonable compensation for the services rendered. Since this is ultimately an issue of fact which may depend on future events, tax counsel was unable to give an opinion regarding the issue.

     If the IRS were to make and prevail on such an assertion as to the treatment of these fees or commissions, the tax effect would be that our income would be increased by the amount of the fees and commissions, and the fees and commissions would be deductible by us only to the extent they constitute reasonable compensation for the services rendered. This would result in an increase in our taxable income to the extent the deductibility of the fees and commissions is disallowed, and the amount of income you would be required to include in your taxable income would be increased by your share of such increase in our taxable income.

POSSIBLE LEGISLATIVE TAX CHANGES

     In recent years there have been a number of proposals made in Congress by legislators, government agencies and by the executive branch of the federal government for changes in the federal income tax laws. In addition, the IRS has proposed changes in regulations and procedures, and numerous private interest groups have lobbied for regulatory and legislative changes in federal income taxation. It is impossible to predict the likelihood of adoption of any proposal, the likely effect of any proposals upon the income tax treatment presently associated with investment in mortgage loans or units, or the effective date, which could be retroactive, of any legislation which may derive from any past or future proposal.

     We strongly urge you to consider ongoing developments in this uncertain area and to consult your own tax advisors in assessing the risks of investment in units.

STATE AND LOCAL TAXES

     We currently contemplate investing in or purchasing loans in Nevada, California, Hawaii and Arizona. Nevada does not have an income tax law, and, we believe that no taxes will be imposed by the State of Nevada or any of its localities on our assets or income or on any member's share of any income derived from our activities in Nevada.

     California, Hawaii and Arizona may impose a tax on our assets or income, or on each member based on his share of any income derived from our activities in those states. In addition, we may decide to invest in or purchase loans secured by properties in other states and localities which also may impose these taxes.

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

     If you are an entity that is exempt from federal income taxation, it is likely that you are also exempt from state and local taxation.

     The state in which you reside may impose taxes on your share of any income derived from your interest in us. You should consult with your own tax advisors concerning the applicability and impact of any state and local tax laws in your state of residence.

ERISA CONSIDERATIONS

     ERISA requires that the assets of qualified plans be held in trust and that the trustee, or a duly authorized investment Manager, within the meaning of
Section 3(38) of ERISA shall have exclusive authority and sole discretion to manage and control the assets of the plan. ERISA also imposes certain duties on persons who are fiduciaries of employee benefit plans subject to its provisions and prohibits certain transactions between ERISA and an employee benefit plan and the parties in interest with respect to qualified plans, including fiduciaries.

     Under the Internal Revenue Code, similar prohibitions apply to all qualified plans and IRAs. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a qualified plan or IRA is considered to be a fiduciary of the plan or IRA, subject to certain exceptions not here relevant.

     ERISA and the Internal Revenue Code also prohibit parties in interest, including fiduciaries of an IRA or qualified plan, from engaging in various acts of self-dealing. To prevent a possible violation of these self-dealing rules, Vestin Mortgage may not permit the purchase of units with assets of any IRA or qualified plan if Vestin Mortgage:

     - has investment discretion with respect to the assets of the plan or IRA, or

     - regularly gives individualized investment advice which serves as the primary basis for the investment decisions made with respect to the assets of the plan or IRA.

ANNUAL VALUATION

     Fiduciaries of any qualified plan subject to ERISA are required to determine annually the fair market value of the assets of the plan as of the close of the plan's fiscal year. Although Vestin Mortgage will provide annually upon the written request of a member an estimate of the value of the units based upon, among other things, outstanding mortgage investments, fair market valuation based on trading will not be possible because there will be no market for the units.

PLAN ASSETS GENERALLY

     If our assets are deemed to be plan assets under ERISA:

     - our investment will be subject to the prudence standards and other provisions of ERISA applicable to investments by qualified plans and their fiduciaries would extend to investments made by us,

     - certain transactions that we might seek to enter into might constitute prohibited transactions under ERISA and the Internal Revenue code because Vestin Mortgage would be deemed to be a fiduciary of the plans, and

     - our audited financial information would have to be reported annually to the Department of Labor.

     In 1986, the Department of Labor promulgated final regulations defining the term plan assets. Under these regulations, when a plan makes an equity investment in another entity, the underlying assets of that entity will be considered plan assets unless one or more of the following exemptions applies:

     - equity participation by benefit plan investors is not significant,

     - the entity is a real estate operating company, or

     - the equity interest is a publicly-offered security.

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

     Exemption for Insignificant Participation by Qualified Plans. This exemption is available if less than 25% of each class of equity interests in the corporation or partnership is held in the aggregate by qualified plans or IRAs.

     For purposes of this 25% rule, the interests of any person who had discretionary authority or control with respect to the assets of the entity, or who provides investment advice for a fee with respect to the assets of the entity, or any affiliate of a person who has that authority or control, shall be disregarded.

     Thus, while Vestin Mortgage and its affiliates are not prohibited from purchasing units, any purchases of units by any of them will be disregarded in determining whether this exemption is satisfied. We cannot assure you that we will always qualify for this exemption.

     Exemption for a Real Estate Operating Company. For purposes of this exemption, an entity is a real estate operating company if at least 50% of its assets valued at cost, other than short-term investments pending long-term commitment, are invested in real estate which is managed or developed and with respect to which the entity has the right substantially to participate directly in the management or development of real estate.

     The preamble to these regulations states the Department of Labor's view that an entity would not be engaged in the management or development of real estate if it merely services mortgages on real estate. Thus, it is unlikely that we would qualify for an exemption from plan assets treatment as a real estate operating company.

     Exemption for Publicly Offered Securities. For purposes of this exemption, a publicly offered security is a security that is:

     - freely transferable,

     - part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, and

     - either part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act of 1934, or sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which the security is a part is registered under the Securities Exchange Act of 1934 within 120 days, or such later time as may be allowed by the Securities and Exchange Commission, after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

     For purposes of this definition, whether a security is freely transferable is a factual question to be determined on the basis of all relevant facts. If a security is part of an offering in which the minimum is $10,000 or less, however, certain customary restrictions on the transferability of partnership interests necessary to permit partnerships to comply with applicable federal and state laws, to prevent a termination or of the entity for federal or state tax purposes and to meet certain enumerated administrative needs not, alone or in combination, affect a finding that such securities are freely transferable.

     The units will be sold as part of an offering of securities to the public pursuant to registration under the Securities Act, and Vestin Mortgage has represented that it will cause us to register the units under the Exchange Act within 120 days, or such later time as may be allowed by the Securities and Exchange Commission, after the end of our fiscal year during which the Offering of units to the public occurred. The units will not be subject to any restrictions on transfer other than those enumerated in the Operating Agreement, these regulations and referenced in the preceding paragraph. Based on the foregoing, the units should be publicly offered securities within the meaning of these regulations. As a result, our underlying assets should be not considered to be plan assets under these regulations.

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                     HOW WE PROTECT OUR RIGHTS AS A LENDER

     The following discussion is a summary of legal aspects of mortgage loans. Because this is a summary, it does not contain all the information that may be important to you. Many of the legal aspects of mortgage loans are governed by applicable state laws, which may vary substantially. The following material does not reflect the laws of any particular state, unless specifically indicated.

OVERVIEW OF MORTGAGES

     We invest in mortgage loans. In connection with these loans, we receive mortgages or other similar instruments such as deeds of trust, granting us rights in the security properties. Our authority under a mortgage is governed by applicable law and the express provisions of the mortgage.

     Priority of liens on mortgaged property created by mortgages depends on their terms and on the order of filing with a state, county or municipal office, although this priority may be altered by the mortgagee's knowledge of unrecorded liens against the security property. However, filing or recording does not establish priority over governmental claims for real estate taxes and assessments. In addition, the Internal Revenue Code provides priority for certain tax liens over the mortgage.

FORECLOSURE

  Non-judicial Foreclosure

     If a mortgage loan secured by a deed of trust is in default, we will protect our rights by foreclosing by a non-judicial sale. Deeds of trust differ from mortgages in form, but are in most other ways similar to mortgages. Deeds of trust will contain specific provisions enabling non-judicial foreclosure in addition to those provided for in applicable statutes upon any material default by the borrower. Applicable state law controls the extent that we have to give notice to interested parties and the amount of foreclosure expenses and costs, including attorney's fees, which may be covered by a lender, and charged to the borrower.

  Judicial Foreclosure

     Foreclosure under mortgage instruments other than deeds of trust is more commonly accomplished by judicial action initiated by the service of legal pleadings. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming. A judicial foreclosure is subject to most of the delays and expenses of other litigation, sometimes requiring up to several years to complete. For this reason, we do not anticipate using judicial foreclosure to protect our rights due to the incremental time and expense involved in these procedures.

     When foreclosing under a mortgage instrument, the sale by the designated official is often a public sale. The willingness of third parties to purchase the property will depend to some extent on the status of the borrower's title, existing redemption rights and the physical condition of the property. It is common for the lender to purchase the security property at a public sale where no third party is willing to purchase the property, for an amount equal to the outstanding principal amount of the indebtedness and all accrued and unpaid interest and foreclosure expenses. In this case, the debt owed to the mortgagee will be extinguished. Thereafter, the mortgagee would assume the burdens of ownership, including paying operating expenses and real estate taxes and making repairs. The lender is then obligated as an owner until it can arrange a sale of the property to a third party. If we foreclose on the security property, we expect to obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal our investment in the property. A lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings.

     Lenders also need to comply with procedure-related environmental rules and regulations. An increasing number of states require that any environmental hazards are eliminated before a property may be resold. A lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. As a result, a lender could realize an overall loss on a

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mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

     In foreclosure proceedings, courts frequently apply equitable principles, which are designed to relieve the borrower from the legal effects of his immaterial defaults under the loan documents or the exercise of remedies that would otherwise be unjust in light of the default. These equitable principles and remedies may impede our efforts to foreclose.

ENVIRONMENTAL RISKS

     Our security property may be subject to potential environmental risks. Of particular concern may be those security properties which are, or have been, the site of manufacturing, industrial or disposal activity. These environmental risks may give rise to a diminution in value of the security property or liability for clean-up costs or other remedial actions. This liability could exceed the value of the real property or the principal balance of the related mortgage loan. For this reason, we may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

     Under the laws of certain states, an owner's failure to perform remedial actions required under environmental laws may give rise to a lien on mortgaged property to ensure the reimbursement of remedial costs. In some states this lien has priority over the lien of an existing mortgage against the real property. Because the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

     The state of law is currently unclear as to whether and under what circumstances clean-up costs, or the obligation to take remedial actions, can be imposed on a secured lender. If a lender does become liable for clean up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but these persons or entities may be bankrupt or otherwise judgment-proof. Furthermore, an action against the borrower may be adversely affected by the limitations on recourse in the loan documents.

     For the foregoing reasons, we anticipate that Vestin Mortgage will protect us and you by requiring a Phase I Environmental Site Assessment of the security properties prior to selecting a loan for us to invest in.

SECOND MORTGAGES; RIGHTS OF SENIOR MORTGAGES

     We do not presently intend to acquire mortgages that are subordinate to more than one other mortgage. Our rights as mortgagee or beneficiary under a second mortgage will be subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive rents, hazard insurance and condemnation proceeds and to cause the security property to be sold upon default of the mortgagor. This can extinguish a second mortgage unless we assert our subordinate interest in foreclosure litigation or satisfy the defaulted senior loan. In many states a junior mortgagee may satisfy a defaulted senior loan in full, or may cure the default, and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, or unless required by state law, a senior mortgagee need not give notice of default to a junior mortgagee.

     The form of mortgage used by many institutional lenders confers on the mortgagee the right both to receive insurance proceeds and condemnation awards. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the first mortgagee will have the prior right to collect any insurance proceeds payable and any condemnation award of damages in and to apply the same to the indebtedness secured by the senior mortgage. Proceeds in excess of the amount of senior indebtedness will, in most cases, be applied to the indebtedness secured

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by a junior mortgage. The right to insurance proceeds and condemnation awards may be limited, as in cases where the mortgagor is allowed to use the insurance proceeds and condemnation award to repair the damage unless the security of the mortgagee has been impaired.

     The form of mortgage used by many institutional lenders also contains a "future advance" clause, which provides that additional amounts advanced to or on behalf of the mortgagor by the mortgagee are to be secured by the mortgage. While this type of clause is valid under the laws of most states, the priority of any advance made under the clause may depend on whether the advance was an "obligatory" or "optional" advance. If the mortgagee is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage, notwithstanding that there may be intervening junior mortgages and other liens and notwithstanding that the mortgagee or beneficiary had actual knowledge of them. Where the mortgagee is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages and other liens, the advance may be subordinate to these intervening junior mortgages and other liens. Priority of advances under a "future advance" clause may also rest on state law giving priority to advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     We can also protect ourselves by including provisions obligating the mortgagor to do the following:

     - pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage,

     - to provide and maintain fire insurance on the property,

     - to maintain and repair the property,

     - and not to commit or permit any waste on the property, and

     - to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage.

     Upon a failure of the mortgagor to perform any of these obligations, we would have the right under the mortgage to perform the obligation, with the mortgagor agreeing to reimburse us for any sums we expend on behalf of the mortgagor. All sums we expend become part of the indebtedness secured by the mortgage.

STATUTORY RIGHTS OF REDEMPTION

     After a foreclosure sale pursuant to a mortgage, the borrower and foreclosed junior lienors may have a statutory period in which to redeem the property from the foreclosure sale. Redemption may be limited to where the mortgagee receives payment of all or the entire principal balance of the loan, accrued interest and expenses of foreclosure. The statutory right of redemption diminishes the ability of the lender to sell the foreclosed property. The right of redemption may defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale. One remedy we may have is to avoid a post-sale redemption by waiving our right to a deficiency judgment. Consequently, as noted above, the practical effect of the redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION

     We may acquire interests in mortgage loans which limit our recourse to foreclosure upon the security property, with no recourse against the borrower's other assets. Even if recourse is available pursuant to the terms of the mortgage loan against the borrower's assets in addition to the mortgaged property, we may confront statutory prohibitions which impose prohibitions against or limitations on this recourse. For example, the right of the mortgagee to obtain a deficiency judgment against the borrower may be precluded following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the security and the amount due to the lender. Other statutes require the mortgagee to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. We may elect, or be deemed to have elected, between exercising our remedies with respect to the security or the deficiency balance. The practical effect of this election requirement is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale.

     In Nevada, we can pursue a deficiency judgment against the borrower or a guarantor if the value of the property securing the loan is insufficient to pay back the debt owed to us. In jurisdictions like California, however, if we desire to seek a judgment in court against the borrower for the deficiency balance, we may be required to seek judicial foreclosure and/or have other security from the borrower. We would expect this to be a more prolonged procedure, and is subject to most of the delays and expenses that affect other lawsuits.

BANKRUPTCY LAWS

     We may be subject to delays from statutory provisions that afford relief to debtors from our ability to obtain payment of the loan, to realize upon collateral and/or to enforce a deficiency judgment. Under the United States Bankruptcy Code of 1978, which we refer to as the Bankruptcy Code, and analogous state laws, foreclosure actions and deficiency judgment proceedings are automatically suspended upon the filing of the bankruptcy petition, and often no interest or principal payments are made during the course of the bankruptcy proceeding. The delay and consequences in obtaining our remedy can be significant. Also under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of the holder of a second mortgage may prevent the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, the amount and terms of a mortgage on property of the debtor may be modified under equitable principles or otherwise. Under the terms of an approved bankruptcy plan, the court may reduce the outstanding amount of the loan secured by the real property to the then current value of the property in tandem with a corresponding partial reduction of the amount of the lender's security interest. This leaves the lender having the status of a general unsecured creditor for the differences between the property value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each monthly payment, which may result from a reduction in the rate of interest and/or the alteration of the repayment schedule, and/or change in the final maturity date. A court may approve a plan, based on the particular facts of the reorganization case that effected the curing of a mortgage loan default by paying arrearage over time. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor to de-accelerate a mortgage loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage or deed of trust may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

     In a bankruptcy or similar proceeding action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the lender. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

ENFORCEABILITY OF CERTAIN PROVISIONS

  Due-On-Sale Provisions

     Federal law pre-empts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these claims in accordance with their terms. As a result, due-on-sale clauses are enforceable except in those states whose legislatures exercised their limited authority to regulate the enforceability of these clauses. Due-on-sale clauses will not be enforceable in bankruptcy proceedings.

  Acceleration on Default

     We may invest in mortgage loans which contain a "debt-acceleration" clause, which permits us to accelerate the full debt upon a monetary or nonmonetary default of the borrower. The courts of most states will enforce clauses providing for acceleration in the event of a material payment default after we give appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage when an acceleration of the indebtedness would be inequitable or unjust. Furthermore, a borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorney's fees incurred by the lender in collecting these defaulted payments.

     State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of installment contracts. For example, a lender's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearage or otherwise permit reinstatement of the contract following a default. If a borrower under an installment contract has significant equity in the property, a court may apply equitable principles to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

  Prepayment Provisions

     In the absence of state statutory provisions prohibiting prepayment fees, we expect that the courts will enforce claims requiring prepayment fees. However, in some states prepayment fees may be unenforceable for residential loans or after a mortgage loan has been outstanding for a number of years. Applicable law may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of month's interest on the prepaid amount. We may have to contend with laws that render prepayment provisions on default or other involuntary acceleration of a mortgage loan unenforceable against the mortgagor or trustor. Some state statutory provisions may also treat prepayment fees as usurious if they exceed statutory limits. We anticipate that our loans will not have prepayment provisions.

  Secondary Financing: Due-on-Encumbrance Provisions

     Some mortgage loans may have no restrictions on secondary financing, thereby permitting the borrower to use the mortgaged property as security for one or more additional loans. We are more likely to invest in mortgage loans that permit us, as first lender, to accelerate the maturity of a loan if the borrower grants a second mortgage or in mortgage loans that require our consent to any junior or substitute financing.

     Where a borrower encumbers the mortgaged property with one or more junior liens, the first lender is subjected to the following additional risks:

     - the borrower may have difficulty servicing and repaying multiple loans;

     - acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender;

     - if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and even prevent the taking of action by the senior lender;

     - the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

     We expect that our loans will prohibit junior mortgages and intend to monitor our loans closely so that we will know when a junior lien holder acquires an interest in the security property.

  Applicability of Usury Laws

     State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of points and fees as interest, but may exclude payments in the form of reimbursement of foreclosure expenses or other charges found to be distinct from interest. If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the form employed and the degree of overcharge are both immaterial. Statutes differ in their provision as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may have the recorded mortgage or deed of trust cancelled upon paying its debt with lawful interest, or the lender may foreclose, but only for the debt plus lawful interest. Under a second, more severe type of statute, a violation of the usury law results in the invalidation of the transaction, thereby permitting the borrower to have the recorded mortgage or deed of trust cancelled without any payment and prohibiting the lender from foreclosing.

     Nevada law does not apply limitations on interest that may be charged on the type of loans that we intend to invest in or purchase. In California, we will only invest in loans that were made through real estate brokers licensed by the California Department of Real Estate. Mortgage loans made or arranged by a licensed real estate broker are exempt from the California usury law provisions that restrict the maximum rate of interest on California loans. All underlying mortgage loans on California property that are invested in or purchased by us will be arranged for us by such a licensed California real estate broker.

                               REPORTS TO MEMBERS

     Pursuant to applicable state guidelines and the undertakings we have made to the Securities and Exchange Commission in our filings, we will be required to deliver certain reports to our members and make various filings with the Securities and Exchange Commission, particularly in the early stages of our operations. These reports and filings are described in this section.

     Within 75 days after the close of our fiscal year, Vestin Mortgage will prepare and distribute to you all the information about us you need to prepare your federal income tax return.

     Copies of the financial statements and reports referred to above, other than those delivered for purposes of your income tax return, shall be distributed to you within 90 days after the close of each taxable year. The materials delivered to you annually will include:

     - audited financial statements: balance sheet, statements of income or loss, members' equity, and cash flow;

     - a statement as to any transactions between us and Vestin Mortgage or its affiliates, and of the fees, commissions, compensation and other benefits paid by us or accrued to Vestin Mortgage or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the respective services performed; and

     - a report identifying distributions from:

        -- cash flow from operations during that year,

        -- cash flow from operations of prior years that had been held as reserves,

        -- proceeds from capital transactions, lease payments on net leases with builders and sellers, and

        -- reserves from the gross proceeds of the Offering originally obtained from our members.

     We will also provide you with the information required by Form 10-Q within 45 days of the end of each fiscal quarter.

     Because the Securities and Exchange Commission has declared effective the Registration Statement of which this prospectus is a part, we have become subject to the reporting requirements of the Securities Exchange Act of 1934. This means that we will be required to file periodic reports, including quarterly reports within 45 days after the end of each fiscal quarter and annual reports within 90 days of the end of each fiscal year. Such reports will be prepared, at our expense, by Vestin Mortgage. These reports contain financial information and an analysis of our business for that quarter or year, including comparisons with prior performance, as well as additional disclosure in the annual reports. The holders of over 5% of our units will be required to file reports reflecting their levels of unit ownership. Furthermore, for so long as the proceeds of this Offering are not fully committed or returned to investors, Vestin Mortgage shall prepare a special report containing a statement of the amount of the mortgage loans in which we have invested, the material terms of these loans, the identity of the borrower and the real property securing the mortgage loans and the appraised values of that real property. This report may be included in the quarterly report described below. We will send you copies of the report within sixty (60) days after the end of each quarter. Vestin Mortgage will not prepare a special report during quarters when there are no mortgage loans or placement or evaluation fees.

                              PLAN OF DISTRIBUTION

     Vestin Capital, our lead dealer, is using this prospectus to offer units to the public on our behalf. Vestin Capital, which is an NASD member, is an affiliate of Vestin Mortgage and wholly owned subsidiary of Vestin Group, the Delaware corporation that owns Vestin Mortgage. In addition, employees of Vestin Mortgage, where they may legally do so, will sell units directly. They will not receive any compensation for such sales. Vestin Mortgage may pay Vestin Capital up to 1.0% of the gross proceeds of the sale of units it sells as a fee for selling the units and for managing any selected dealers. Vestin Capital may engage non-affiliated securities brokerage firms that are members of the NASD to act as selected dealers to sell units to the public. Vestin Mortgage will pay the selected dealers sales commissions of up to 2.5% of the gross proceeds of their respective sales of units. We will not reimburse Vestin Mortgage for such commissions or any expenses incurred by Vestin Capital and reimbursed by Vestin Mortgage in connection with this Offering. Vestin Mortgage's capital account in the Fund will be credited up to 2% of the total capital contribution received in this Offering, and in no event shall such amount exceed $2,000,000. for Offering expenses paid by Vestin Mortgage on our behalf to third parties that are not affiliated with Vestin Mortgage. In no event will the maximum compensation to be paid to NASD members by Vestin Mortgage in connection with this Offering exceed 10% of the gross proceeds plus 0.5% for bona fide due diligence expenses.

     We will be reviewing subscription applications as they are received. We will indicate our acceptance of your subscription agreement by countersigning it and indicating the number of units we will issue.

     We will continue to sell units to the public through Vestin Capital, Vestin Mortgage where permitted, and selected dealers. We will seek to sell a total of 50,000,000 units for $500,000,000, which includes units to be issued under our distribution reinvestment plan. We may sell units through June 30, 2003, or we may decide to end the Offering. In certain states where the Offering will be made, we may not be allowed to extend the Offering beyond one year unless we have the permission of the appropriate state agency.

     As there is no established public trading market and no comparable securities for reference purposes, our unit price was determined arbitrarily by Vestin Mortgage.

     If you want to purchase units, you should complete the subscription agreement, which you can find at Exhibit B to this prospectus and which will be provided by the person or the securities dealer that offered you the units. You should return the subscription agreement and full payment for the units being purchased to that dealer, and make your payment to "Vestin Fund II, LLC". You may obtain additional copies of the subscription agreement from the Manager or Vestin Capital, whose address is 2901 El Camino Avenue, Las Vegas, Nevada 89102, telephone number (702) 876-1143.

     By submitting the signed Subscription Agreement with payment for the purchase of units, you:

     - agree to be bound by the Operating Agreement;

     - grant a special and limited power of attorney to Vestin Mortgage; and

     - represent and warrant that you meet the relevant standards specified in the Subscription Agreement and are eligible to purchase units.

     Neither Vestin Capital nor any other securities brokerage firm will permit sales to discretionary accounts without prior specific written approval of the owner of the account.

                                 LEGAL MATTERS

     For matters of Nevada law, Berkley, Gordon, Levine, Goldstein & Garfinkel, LLP, Vestin Mortgage's attorneys, have reviewed the legality of our issuance of units. Ira Levine, Executive Vice President of Legal and Corporate Affairs and Secretary of Vestin Group is a partner in Berkley, Gordon, Levine, Goldstein & Garfinkel, LLP. Our tax counsel is Wendel, Rosen, Black & Dean, LLP, Oakland, California.

                                    EXPERTS

     Grant Thornton LLP has audited our financial statements for the period from December 7, 2000 (date of inception) through December 8, 2000. These financial statements are included in this prospectus and in the registration statement of which this prospectus forms a part. We include Grant Thornton's report here and elsewhere in this registration statement. We rely on Grant Thornton as experts in auditing and on the Grant Thornton report for the financial statements we include here.

     Grant Thornton LLP has also audited the financial statements of Vestin Group, Inc. as of December 31, 2000 and for the two years ended included in this prospectus or in the Registration Statement. We include Grant Thornton's report here and elsewhere in this Registration Statement. We rely on Grant Thornton as experts in auditing and on the report of Grant Thornton for the financial statements included here.

                             AVAILABLE INFORMATION

     This prospectus does not contain all the information in the Registration Statement on Form S-11 (No. 333-52484) and accompanying exhibits which we have filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933. Additionally, we will become subject to the reporting requirements of the Securities and Exchange Act of 1934 and, consequently, will file annual and quarterly reports and other information with the Commission. Copies of the Registration Statement on Form S-11 and all amendments thereto and other reports and information filed by us can be inspected and copied at the public reference facilities (phone number (800) SEC-0330) maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of that material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a World Wide Web site that contains reports, proxy and information statements and other information for registrants that file electronically with the Commission. The address of this site is http://www.sec.gov.

     As required by the Commission in connection with real estate related offerings on Form S-11, we have also undertaken to provide you directly with the financial statements required by Form 10-K for the first full year of operations of the Fund and to file with the Commission "sticker supplements" to this prospectus during the distribution period.

     You will also be able to review our filing on Form 8-K that we will file after the end of the distribution period. This report will contain additional financial statements and information required under the Securities Exchange Act for purchases made after the end of the distribution period involving the use of 10 percent or more, on a cumulative basis, of the net proceeds of the Offering. We will also provide the information contained in this report to the members at least once each quarter after the distribution period of the Offering has ended.

     We will be distributing sales literature in connection with this Offering. Such literature may include information presented through seminars, brochures and promotional literature disseminated through print and broadcast media. Such literature may be disseminated by us directly or through Vestin Mortgage or Vestin Capital.

                         INDEX TO FINANCIAL STATEMENTS

VESTIN FUND II, LLC

Report of Independent Certified Public Accountants..........   F-2

Balance Sheet at December 8, 2000...........................   F-3

Statement of Members' Equity for the Period from December 7,
  2000 (Date of Inception) through December 8, 2000.........   F-4

Notes to the Financial Statements...........................   F-5

VESTIN GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheet for the Three Months Ended March
  31, 2001 (unaudited)......................................   F-8

Consolidated Statements of Operations for the Three Months
  Ended March 31, 2001 (unaudited)..........................   F-9

Consolidated Statements of Cash Flows for the Three Months
  Ended March 31, 2001 (unaudited)..........................  F-10

Notes to Consolidated Financial Statements (unaudited)......  F-11

Report of Independent Certified Public Accountants..........  F-13

Consolidated Balance Sheet at December 31, 2000.............  F-14

Consolidated Statements of Income for the Years Ended
  December 31, 2000 and 1999................................  F-15

Consolidated Statements of Stockholders' Equity for the
  Years Ended December 31, 2000 and 1999....................  F-16

Consolidated Statements of Cash Flows for the Years Ended
  December 31, 2000 and 1999................................  F-17

Notes to Consolidated Financial Statements..................  F-18

Introductory Note: Set forth below are the Balance Sheet and Statement of Members' Equity as of and for the period ended December 8, 2000. Since December 8, 2000, Vestin Fund II, LLC has not commenced operations and has not acquired any assets, nor incurred any liabilities and is not subject to any contingent liabilities or commitments.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Member
Vestin Fund II, LLC

We have audited the accompanying balance sheet of Vestin Fund II, LLC (A Development Stage Company), as of December 8, 2000, and the related statement of members' equity for the period from December 7, 2000 (date of inception) through December 8, 2000. These financial statements are the responsibility of the Company's management and Board of Directors. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vestin Fund II, LLC, as of December 8,2000, in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP
Reno, Nevada
December 8, 2000

                              VESTIN FUND II, LLC
                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEET

                                                              DECEMBER 8,
                                                                 2000
                                                              -----------
ASSETS
Deferred offering costs.....................................     $195
                                                                 ----
     Total assets...........................................     $195
                                                                 ====

LIABILITIES AND MEMBERS' EQUITY
Liabilities.................................................     $ --
Members' equity--actual 20 units at $10 per unit............      195
                                                                 ----
     Total liabilities and members' equity..................     $195
                                                                 ====

        The accompanying notes are an integral part of these statements.

                              VESTIN FUND II, LLC
                         (A DEVELOPMENT STAGE COMPANY)

                          STATEMENT OF MEMBERS' EQUITY

            FOR THE PERIOD FROM DECEMBER 7, 2000 (DATE OF INCEPTION)
                            THROUGH DECEMBER 8, 2000

Inception, December 7, 2000.................................  $ --
Issuance of units...........................................   195
                                                              ----
Members' equity at December 8, 2000.........................  $195
                                                              ====

        The accompanying notes are an integral part of these statements.

                              VESTIN FUND II, LLC
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 8, 2000

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  1. Organization

     Vestin Fund II, LLC, a Nevada Limited Liability Company, (the Company) is a development stage company primarily engaged in business as a mortgage lender to make and purchase first, second, wraparound, participating and commercial mortgage investments secured by deeds of trust and mortgages on real estate. The Company was organized on December 7, 2000 (date of formation) and will continue until December 31, 2020 unless dissolved prior or extended thereto under the provisions of the Operating Agreement.

     The Manager of the Company is Vestin Mortgage, Inc., a Nevada corporation engaged in the business of mortgage services, specifically the selection and brokerage of mortgages. Vestin Mortgage, Inc. is a wholly-owned subsidiary of Vestin Group, Inc., a Delaware Corporation, whose common stock is publicly held and is traded on the Nasdaq Small Cap Market under the symbol "VSTN".

     For the period from December 7, 2000 (date of inception) through December 8, 2000, the Company has not commenced its planned operations and the only transactions were non-cash deferred offering costs which were paid by the Manager on behalf of the Company. These costs are deemed capital contributions by the Manager.

     The fiscal year end of Vestin Fund II, LLC is December 31.

  2. Management Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  3. Income Taxes

     Income tax effects resulting from the Company's operations pass through to the members individually and, accordingly, no provision for income taxes is included in the financial statements.

  4. Revenue Recognition

     Interest is recognized as revenue when earned according to the terms of the loan.

  5. Debt Securities

     The Company will classify its debt securities as held-to-maturity, as the Company has the ability and the intent to hold the securities until maturity. These securities will be recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts. A decline in the market value of any held-to-maturity security below cost that is deemed to be other than temporary will result in a reduction in carrying amount to fair value. The impairment would be charged to earnings and a new cost basis for the security would be established. Premiums and discounts will be amortized or accreted over the life of the related security as an adjustment to yield using the effective interest method.

                              VESTIN FUND II, LLC
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

                                DECEMBER 8, 2000

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

  6. Loans Secured by Trust Deeds

     Loans secured by trust deeds will be originated by Vestin Mortgage, Inc. and will be recorded at cost. Interest income on loans will be accrued by the simple interest method. The Company will not recognize interest income on loans once they are determined to be impaired until the interest is collected in cash. A loan is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement and a specific reserve has been recorded. Cash receipts will be allocated to interest income, except when such payments are specifically designated as principal reduction or when management does not believe the Company's investment in the loan is fully recoverable.

  7. Recent Accounting Pronouncements

     In December 1999, the SEC issued Staff Accounting Bulletin ("SAB") 101, Revenue Recognition, which outlines the basic criteria that must be met to recognize revenue and provide guidance for presentation of revenue and for disclosure related to revenue recognition policies in financial statements filed with the SEC. The adoption of SAB 101 has not had a material impact on the Company's financial position and results of operation.

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivatives and Hedging Activities, ("SFAS 133"). SFAS 133, as amended, is effective for all fiscal quarters of all fiscal years beginning after June 15, 1999. SFAS 133, as amended, establishes accounting and reporting standards of derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. We will adopt SFAS 133 in our quarter ending March 31, 2001 and do not expect such adoption to have a material effect on our financial statements.

NOTE B--MEMBERS' EQUITY

  1. Membership Units

     The Manager (in its Capacity as the Initial Member) shall contribute to the capital of the Company such amount as it deems appropriate; provided that the Manager shall be deemed to have contributed to the capital of the Company an amount equal to expenses of the Company incurred in connection with the offering up to 2% of the total capital contribution received in this offering, and in no event shall such amount to exceed $2,000,000, to the extent such expenses are paid by the Manager to non-affiliated parties. The members shall contribute to the capital of the Company an amount equal to $10.00 for each unit subscribed for by each member, with a minimum subscription of 200 units per member. The total Capital contributions of the members will not exceed $500,000,000.

  2. Allocations and Distributions

     In accordance with the Operating Agreement, the Company's income, gains and losses are to be credited to and charged against each member in proportion to their respective capital accounts as of the close of business on the last day of each calendar month.

     Distributions of interest received on mortgage loans are paid monthly in cash or as reinvested distributions. All of net income attributable to interest payments from borrowers is distributed to the members, which will include an allocation to Vestin Mortgage, Inc. corresponding to the relative size of Vestin Mortgage's capital account.

                              VESTIN FUND II, LLC
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

                                DECEMBER 8, 2000

NOTE B--MEMBERS' EQUITY--(CONTINUED)

     Distributions of net proceeds in the form of the repayment of principal, the prepayment of a mortgage loan, net proceeds of a foreclosure sale, or deemed proceeds resulting from loan modifications or extensions will be made to members, including Vestin Mortgage, Inc. pro rata based upon their capital accounts.

NOTE C--TRANSACTIONS WITH THE MANAGER AND ITS AFFILIATES

  1. Fees Paid by the Company

     a. The Company shall pay the Manager an annual management fee up to 0.25% of aggregate capital contributions to the Company, paid monthly in arrears.

     b. Vestin Mortgage, Inc. will receive fees for reselling properties foreclosed upon. These fees are to be not greater than 3.00% of the proceeds where substantial service has been performed by the Manager.

  2. Fees Paid by Borrowers

     a. Vestin Mortgage, Inc. will receive fees of 2.00% to 5.00% of each loan as compensation for loan evaluation and processing fees. The percentage shall be a competitive fee based on local market conditions. These fees are paid by the borrower no later than when the loan proceeds are disbursed.

     b. Vestin Mortgage, Inc. will originate all loans the Company invests in. Vestin Mortgage, Inc. has the ability to act as broker for which it will receive a commission of approximately 2.00% to 6.00% of the principal amount of each mortgage investment made during the year. The percentage shall be a competitive fee based on local market conditions. These fees are paid by the borrower no later than when the loan proceeds are disbursed.

     c. All of the Company's loans are to be serviced by Vestin Mortgage, Inc., in consideration for which Vestin Mortgage, Inc. will receive up to 0.25% of the total unpaid principal balance of each mortgage investment serviced.

     d. Vestin Mortgage, Inc. will receive loan extension fees of 2.00% to 5.00% of the outstanding principal as permitted by local law and local market conditions.

     Vestin Mortgage, Inc. has the right to purchase from the Company the interest receivable or principal on delinquent loans held by the Company. The Company shall not sell a foreclosed property to the Manager or to another program in which the Manager or its affiliates has an interest.

                      VESTIN GROUP, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)

                                                              THREE MONTHS
                                                                 ENDED
                                                               MARCH 31,
                                                                  2001
                                                              ------------
ASSETS
Cash........................................................  $   601,213
Accounts receivable.........................................    3,087,883
Due from stockholder........................................      333,203
Due from affiliate..........................................       21,570
Notes receivable............................................    1,063,464
Investments in marketable securities, available for sale....       31,297
Investments in mortgage loans on real estate................    5,853,651
Other investments...........................................    2,019,648
Deferred tax asset..........................................      455,005
Property and equipment, net.................................      240,374
Other assets, net...........................................       87,724
                                                              -----------
     Total assets...........................................  $13,795,032
                                                              ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable............................................  $   721,905
Accrued expenses............................................      145,454
Income taxes payable........................................    1,680,012
Due to related party........................................      154,457
Notes payable...............................................    2,450,000
Lines of credit.............................................      850,000
                                                              -----------
     Total liabilities......................................    6,001,828
Commitments and contingencies...............................           --
Stockholders' equity
  Preferred stock, $.0001 par value; 20 million shares
     authorized; no shares issued...........................           --
  Common stock, $.0001 par value; 100 million shares
     authorized; 6,989,270 shares issued and outstanding....          699
Treasury stock, at cost, 892,016 shares.....................     (352,016)
Additional paid-in capital..................................    1,972,193
Retained earnings...........................................    6,332,361
Accumulated other comprehensive loss........................     (160,033)
                                                              -----------
     Total stockholders' equity.............................    7,793,204
                                                              -----------
     Total liabilities and stockholders' equity.............  $13,795,032
                                                              ===========

        The accompanying notes are an integral part of these statements.

  The investors in Vestin Fund II, LLC are not acquiring an interest in Vestin
                         Group, Inc. and Subsidiaries.

                      VESTIN GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                                 THREE MONTHS ENDED
                                                                     MARCH 31,
                                                              ------------------------
                                                                 2001          2000
                                                              ----------    ----------
Revenues
  Loan placement and related fees...........................  $3,716,068    $2,558,454
  Interest income...........................................     209,422       233,333
  Other income..............................................      60,587        13,781
                                                              ----------    ----------
     Total revenues.........................................   3,986,077     2,805,568
Operating expenses
Sales and marketing.........................................   1,817,588       650,608
General and administrative..................................   2,757,094     1,064,061
Interest expenses...........................................     130,723        26,057
                                                              ----------    ----------
     Total operating expenses...............................   4,705,405     1,740,726
Income (loss) from continuing operations before provision
  for income taxes..........................................    (719,328)    1,064,842
Provision for income taxes..................................    (244,572)      362,046
                                                              ----------    ----------
Net income (loss) from continuing operations................    (474,756)      702,796
                                                              ----------    ----------
Discontinued Operations
Income from discontinued operations--Financial Service
  Division, net of income taxes of $-0- and $69,821.........          --       135,534
                                                              ----------    ----------
Net income (loss)...........................................  $ (474,756)   $  838,330
                                                              ==========    ==========
EARNINGS (LOSS) PER COMMON SHARE--BASIC AND DILUTED
Income from continuing operations...........................  $     (.07)   $      .10
                                                              ==========    ==========
Income from discontinued operations.........................  $       --    $      .02
                                                              ==========    ==========
Net Income..................................................  $     (.07)   $      .12
                                                              ==========    ==========
Weighted average number of common shares used in per share
  calculation--basic........................................   6,943,103     6,989,270
                                                              ==========    ==========
Weighted average number of common shares used in per share
  calculation--diluted......................................   8,971,570     6,989,270
                                                              ==========    ==========

        The accompanying notes are an integral part of these statements.

  The investors in Vestin Fund II, LLC are not acquiring an interest in Vestin
                         Group, Inc. and Subsidiaries.

                      VESTIN GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                  THREE MONTHS ENDED
                                                                      MARCH 31,
                                                              --------------------------
                                                                 2001           2000
                                                              -----------    -----------
Cash flows from operating activities:
  Net income (loss).........................................  $  (474,756)   $   838,330
  Less net income from discontinued operations..............           --        135,534
                                                              -----------    -----------
  Income (loss) from continuing operations..................     (474,756)       702,796
  Adjustments to reconcile net income (loss) to net cash
    used by operating activities:
    Depreciation and amortization...........................       11,820          2,558
    Expenses related to warrants granted....................      232,074             --
    Changes in operating assets and liabilities:
      Increase in accounts receivable.......................     (648,852)      (265,058)
      Increase in deferred tax assets.......................     (244,572)            --
      Increase in other assets..............................      (52,159)      (205,397)
      Increase in due from stockholder and affiliate........       (7,378)      (168,844)
      Increase (decrease) in accounts payable and accrued
       expenses.............................................      105,798       (255,297)
      Decrease in due to related party......................      (49,542)      (189,966)
      Increase (decrease) in income taxes payable...........     (500,000)       162,046
                                                              -----------    -----------
         Net cash used by operating activities..............   (1,627,567)      (217,162)
                                                              -----------    -----------
Cash flows from investing activities:
Cash outlay for property and equipment......................      (67,511)       (10,728)
Payments received on notes receivable.......................      236,500         30,903
Cash outlay for other investments...........................     (477,411)       118,815
Purchase of mortgage loans on real estate...................   (4,168,887)    (9,111,972)
Sale of mortgage loans on real estate.......................    3,803,974      9,829,664)
Purchase of investments in marketable securities............      (16,030)       (92,907)
Increase in real estate held for sale.......................           --        (13,707)
                                                              -----------    -----------
         Net cash provided (used) by investing activities...     (689,365)       750,068
                                                              -----------    -----------
Cash flows from financing activities:
Distribution to the stockholders............................           --        (60,034)
Purchase of Treasury Stock..................................     (340,710)            --
Net advances (payments) on notes payable and lines of
  credit....................................................    2,210,000       (960,161)
                                                              -----------    -----------
         Net cash provided (used) by financing activities...    1,869,290     (1,020,195)
                                                              -----------    -----------
         Net cash used in continuing operations.............     (447,642)      (487,289)
         Net cash provided by discontinued operations.......           --         60,834
Cash-beginning balance......................................    1,048,855      1,093,045
                                                              -----------    -----------
Cash-ending balance.........................................  $   601,213    $   666,590
                                                              ===========    ===========

SUPPLEMENTAL CASH FLOW INFORMATION:

                                                                 2001           2000
                                                              -----------    -----------
  Cash paid for federal income taxes........................      500,000             --
  Cash paid for interest....................................      130,723             --

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

     During January 2001, the Company sold real estate investments totaling $896,000 in exchange for a note receivable.

     During January 2001, the Company divested its subsidiary, L.L. Bradford & Company, to the original shareholders of L.L. Bradford and Company in exchange for 800,000 shares of the Company's common stock.

        The accompanying notes are an integral part of these statements.

  The investors in Vestin Fund II, LLC are not acquiring an interest in Vestin
                         Group, Inc. and Subsidiaries.

                      VESTIN GROUP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 1--BASIS OF PRESENTATION

     The accompanying consolidated financial statements have been prepared in accordance with Securities and Exchange Commission requirements for interim financial statements. Therefore, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The financial statements should be read in conjunction with the financial statements for the year ended December 31, 2000 of Vestin Group, Inc. ("Vestin" or "the Company").

     The results of operations for the interim periods shown in this report are not necessarily indicative of results to be expected for the full year. In the opinion of management, the information contained herein reflects all adjustments necessary to make the results of operations for the interim periods a fair statement of such operation. All such adjustments are of a normal recurring nature.

NOTE 2--OTHER INVESTMENTS

     In August 2000, the Securities Exchange Commission (SEC), declared effective the registration statement of DM Mortgage Investors, LLC ("DM" or "the Fund") under which it will offer up to 10,000,000 units at $10 per unit. The Fund will invest in mortgage loans secured by real property. Vestin Mortgage, Inc. a subsidiary of the Company is the managing member of the Fund. As of March 31, 2001, Vestin's investment in the Fund approximated $1,163,000 which is included as other investments totaling $2,019,648. Vestin Mortgage, Inc., as the managing member, is entitled to an annual management fee of up to 0.25% of the aggregate capital contributions to the Fund which will be paid by the Fund. Vestin Mortgage, Inc. has received management fees approximating $32,000 for the three months ended March 31, 2001. In addition, as of March 31, 2001, other investments consisted of $277,939 in another fund which is in organization and which intends to have business objectives similar to DM and which will be managed by the Company; $328,500 in prepaidadvisors.com (a company in which the Company's president is an officer); and $150,000 in creditmart.com (the president of creditmart.com is a shareholder and former director of the Company).

NOTE 3--DUE FROM STOCKHOLDER

     As of March 31, 2001, due from stockholder of approximately $333,000 consists of advances made to an officer and director of the Company. Amount due from stockholder is non-interest bearing and due on demand.

NOTE 4--CONSULTING AGREEMENT

     In January 2001, the Company consummated a Consulting Agreement with Joe Namath, a National Football League Hall of Fame inductee, to act as a spokesperson on behalf of the Company for five years. In consideration, Mr. Namath will be compensated in the amount of $1,000,000 cash annually and received warrants to purchase 800,000 shares of the Company's common stock at an exercise price of $0.01 and warrants to purchase 400,000 shares of the Company's common stock at an exercise price of $4.60. The 800,000 warrants vest immediately, and the 400,000 warrants vest within one year. The outstanding warrants granted have a term of ten years from the date of grant. The fair value of the warrants was estimated as of the measurement date using the Black-Scholes option pricing model with the following assumptions: Dividend yield of 0.0%, expected volatility of 54.51%, risk-free interest rate of 5.77% and an expected holding period of 5 years. Based on these assumptions, total compensation expense of the warrants granted was approximately $4,650,000 and will be recognized over five years, the length of the consulting agreement. For the three months ended March 31, 2001, the Company has expensed $483,000 related to the Consulting Agreement, including $233,000 related to the warrants granted.

                      VESTIN GROUP, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

NOTE 5--NOTES PAYABLE

     As of March 31, 2001, notes payable consist of a short-term promissory note totaling $1,500,000 due April 2, 2001, interest at 14% annually; and promissory notes totaling $950,000 to various private investors, due on demand, interest of 12.75% annually. On April 2, 2001, the $1,500,000 note was repaid in full.

NOTE 6--DIVESTITURES OF L.L. BRADFORD & COMPANY

     On March 31, 2000, the Company consummated a merger with L.L. Bradford & Company acquiring all of LLB's capital stock in exchange for 800,000 shares of the Company's common stock. LLB operates as a certified public accounting and consulting practice in the State of Nevada. The Company accounted for this business combination as a pooling of interests. As a result of the Company's change in business focus in December 2000, the Company consummated a Purchase Agreement on January 1, 2001 with the former shareholders of LLB, whereby, the Company repurchased the 800,000 shares of its common stock originally issued to the former shareholders of LLB and divested itself of LLB. The Company has accounted for this divestiture as a spin-off in accordance with Accounting Principles Board Statement ("APB") No. 29. The repurchase was considered to be a distribution of nonmonetary assets to the former shareholders of LLB, whereby the rescission of prior business combination was based on the historical cost of the nonmonetary assets distributed and no gain or loss was recognized. The repurchase of the 800,000 shares is recorded as Treasury Stock at book value.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Vestin Group, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Vestin Group, Inc. and Subsidiaries as of December 31, 2000, and the related consolidated statements of income, stockholders' equity and cash flows for the years ended December 31, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Vestin Group, Inc. and Subsidiaries as of December 31, 2000, and the consolidated results of their operations and their consolidated cash flows for the years ended December 31, 2000 and 1999 in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP
Reno, Nevada
February 2, 2001

                      VESTIN GROUP, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 2000

                                     ASSETS

Cash........................................................  $ 1,048,855
Accounts receivable.........................................    2,439,031
Due from stockholder........................................      331,862
Due from related parties....................................       15,533
Notes receivable............................................      403,964
Investments in marketable securities available for sale.....       59,510
Investment in real estate held for sale, net................      896,000
Investments in mortgage loans on real estate................    5,488,738
Other investments...........................................    1,542,237
Other assets................................................       35,565
Property and equipment, net.................................      184,683
Deferred tax assets.........................................      210,433
Net assets of discontinued operations.......................      572,147
                                                              -----------
     Total assets...........................................  $13,228,558
                                                              ===========
                  LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses.......................  $   761,561
Income taxes payable........................................    2,180,012
Due to related parties......................................      236,838
Note payable................................................    1,090,000
                                                              -----------
     Total liabilities......................................    4,268,411
                                                              -----------
Commitments and contingencies...............................           --
                                                              -----------
Stockholders' equity
  Preferred stock, $.0001 par value; 20 million shares
     authorized; no shares issued...........................           --
  Common stock, $.0001 par value; 100 million shares
     authorized; 6,989,270 shares issued and outstanding....          699
  Treasury stock, at cost...................................      (11,306)
  Additional paid-in capital................................    1,739,427
  Retained earnings.........................................    7,347,117
  Accumulated other comprehensive loss......................     (115,790)
                                                              -----------
     Total stockholders' equity.............................    8,960,147
                                                              -----------
     Total liabilities and stockholders' equity.............  $13,228,558
                                                              ===========

         The accompanying notes are an integral part of this statement.

  The investors in Vestin Fund II, LLC are not acquiring an interest in Vestin
                         Group, Inc. and subsidiaries.

                      VESTIN GROUP, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                            YEARS ENDED DECEMBER 31,

                                                                 2000           1999
                                                              -----------    -----------
REVENUES
  Loan placement and related fees...........................  $14,549,415    $11,237,208
  Interest income...........................................      724,919        612,391
  Other income..............................................       78,333         19,319
                                                              -----------    -----------
         Total revenues.....................................   15,352,667     11,868,918
                                                              -----------    -----------
EXPENSES
  Sales and marketing expenses..............................    2,185,356      1,749,948
  General and administrative expenses.......................    7,069,482      6,106,525
  Interest expenses.........................................      312,596        142,489
                                                              -----------    -----------
         Total expenses.....................................    9,567,434      7,998,962
                                                              -----------    -----------
         Income from continuing operations before provision
           for income taxes.................................    5,785,233      3,869,956
PROVISION FOR INCOME TAXES..................................    2,019,893        959,333
                                                              -----------    -----------
         Net income from continuing operations..............    3,765,340      2,910,623
DISCONTINUED OPERATIONS
  Income from discontinued operations--Financial Services
    Division, net of income taxes of $140,869 and $-0-......      361,658        376,597
                                                              -----------    -----------
         NET INCOME.........................................  $ 4,126,998    $ 3,287,220
                                                              ===========    ===========
EARNINGS PER COMMON SHARE--BASIC AND DILUTED
  Income from continuing operations.........................  $      0.54
                                                              ===========
  Income from discontinued operations.......................  $      0.05
                                                              ===========
  Net income................................................  $      0.59
                                                              ===========
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
  OUTSTANDING--BASIC........................................    6,989,206
                                                              ===========
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
  OUTSTANDING--DILUTED......................................    7,010,127
                                                              ===========
PRO FORMA INFORMATION (UNAUDITED) (NOTE A)
  Historical income from continuing operations before income
    taxes...................................................                 $ 3,869,956
  Pro forma income taxes....................................                   1,315,785
                                                                             -----------
  Pro forma net income from continuing operations...........                   2,554,171
                                                                             -----------
  Pro forma income from discontinued operations.............                     376,597
  Pro forma income taxes from discontinued operations.......                     128,043
                                                                             -----------
  Pro forma net income from discontinued operations--net of
    income tax..............................................                     248,554
                                                                             -----------
         Pro forma net income...............................                 $ 2,802,725
                                                                             ===========
  Earnings per common share--Basic and Diluted
    Pro forma income from continuing operations.............                 $      0.37
                                                                             ===========
    Pro forma income from discontinued operations...........                 $      0.03
                                                                             ===========
    Pro forma net income....................................                 $      0.40
                                                                             ===========
  Pro forma weighted average number of common shares
    outstanding--Basic and Diluted..........................                   6,982,914
                                                                             ===========

         The accompanying notes are an integral part of this statement.

  The investors in Vestin Fund II, LLC are not acquiring an interest in Vestin
                         Group, Inc. and subsidiaries.

                      VESTIN GROUP, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                     YEARS ENDED DECEMBER 31, 2000 AND 1999

                              PREFERRED STOCK      COMMON STOCK       TREASURY STOCK     ADDITIONAL    RECEIVABLE
                              ---------------   ------------------   -----------------     PAID-IN        FROM        RETAINED
                              SHARES   AMOUNT    SHARES     AMOUNT   SHARES    AMOUNT      CAPITAL     STOCKHOLDER    EARNINGS
                              ------   ------   ---------   ------   ------   --------   -----------   -----------   ----------
Balance at January 1,
 1999.......................     --     $ --    5,719,270    $572       --    $     --   $ 3,135,064    $(535,646)   $  344,347
Cancellation of $0.0001
 common stock in connection
 with recapitalization......     --       --     (100,000)    (10)      --          --            --           --            --
Issuance of $0.0001 common
 stock in connection with
 recapitalization...........     --       --    1,350,000     135       --          --           291           --            --
Distribution of assets, net
 of liabilities, to Del Mar
 Mortgage, Inc..............     --       --           --      --       --          --    (1,152,046)          --            --
Distribution of assets, net
 of liabilities, to Del Mar
 Holdings, Inc..............     --       --           --      --       --          --      (643,260)          --            --
Acquisition of Vestin
 Mortgage, Inc. (formerly
 Capsource, Inc.)...........     --       --       20,000       2       --          --        12,358           --            --
Contribution by stockholder
 through relief of note payable...    --    --         --      --       --          --       350,000           --            --
Payments received on
 receivable from
 stockholder................     --       --           --      --       --          --            --      535,646            --
Distribution to stockholders
 of
L.L. Bradford and Company...     --       --           --      --       --          --            --           --      (350,635)
Cash contributions..........     --       --           --      --       --          --        37,020           --            --
Net income..................     --       --           --      --       --          --            --           --     3,287,220
                               ----     ----    ---------    ----    -----    --------   -----------    ---------    ----------
Balance at December 31,
 1999.......................     --       --    6,989,270     699       --          --     1,739,427           --     3,280,932
Comprehensive income:
Net income..................     --       --           --      --       --          --            --           --     4,126,998
Net unrealized loss on
 investments available-for-
 sale, net of tax of
 $59,649....................
Total comprehensive
 income.....................
Treasury stock acquired,
 $4.6875 per share..........     --       --           --      --    2,400     (11,306)           --           --            --
Distribution to stockholders
 of
 L.L. Bradford & Company....     --       --           --      --       --          --            --           --       (60,813)
                               ----     ----    ---------    ----    -----    --------   -----------    ---------    ----------
Balance at December 31,
 2000.......................     --     $ --    6,989,270    $699    2,400    $(11,306)  $ 1,739,427    $      --    $7,347,117
                               ====     ====    =========    ====    =====    ========   ===========    =========    ==========

                               ACCUMULATED
                                  OTHER
                              COMPREHENSIVE
                                 INCOME          TOTAL
                              -------------   -----------
Balance at January 1,
 1999.......................    $      --     $ 2,944,337
Cancellation of $0.0001
 common stock in connection
 with recapitalization......           --             (10)
Issuance of $0.0001 common
 stock in connection with
 recapitalization...........           --             426
Distribution of assets, net
 of liabilities, to Del Mar
 Mortgage, Inc..............           --      (1,152,046)
Distribution of assets, net
 of liabilities, to Del Mar
 Holdings, Inc..............           --        (643,260)
Acquisition of Vestin
 Mortgage, Inc. (formerly
 Capsource, Inc.)...........           --          12,360
Contribution by stockholder
 through relief of note paya           --         350,000
Payments received on
 receivable from
 stockholder................           --         535,646
Distribution to stockholders
 of
L.L. Bradford and Company...           --        (350,635)
Cash contributions..........           --          37,020
Net income..................           --       3,287,220
                                ---------     -----------
Balance at December 31,
 1999.......................           --       5,021,058
Comprehensive income:
Net income..................           --       4,126,998
Net unrealized loss on
 investments available-for-
 sale, net of tax of
 $59,649....................     (115,790)       (115,790)
Total comprehensive
 income.....................     (115,790)      9,032,266
Treasury stock acquired,
 $4.6875 per share..........           --         (11,306)
Distribution to stockholders
 of
 L.L. Bradford & Company....           --         (60,813)
                                ---------     -----------
Balance at December 31,
 2000.......................    $(115,790)    $ 8,960,147
                                =========     ===========

         The accompanying notes are an integral part of this statement.

  The investors in Vestin Fund II, LLC are not acquiring an interest in Vestin
                         Group, Inc. and subsidiaries.

                      VESTIN GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                            YEARS ENDED DECEMBER 31,

                                                                 2000           1999
                                                              -----------    ----------
Cash Flow from Operating Activities:
  Net income................................................  $ 4,126,998    $3,287,220
  Less net income from discontinued operations..............      361,658       376,597
                                                              -----------    ----------
  Income from continuing operations.........................    3,765,340     2,910,623
  Adjustments to reconcile net income from continuing
    operations to net cash provided by operating activities:
    Depreciation and amortization...........................       19,479         6,806
    Loss on investment in real estate held for sale.........      397,194            --
    Changes in operating assets and liabilities:
      Accounts receivable...................................   (1,530,184)     (507,321)
      Other assets..........................................      (35,565)       (8,170)
      Due from stockholder..................................     (331,862)     (292,033)
      Due from related parties..............................      (15,533)           --
      Deferred tax asset....................................     (123,243)      (27,542)
      Accounts payable and accrued expenses.................      330,597       751,199
      Due to related parties................................       (7,803)      332,270
      Income taxes payable..................................    1,443,137       736,875
                                                              -----------    ----------
        Net cash provided by operating activities of
        continuing operations...............................    3,911,557     3,902,707
                                                              -----------    ----------
Cash Flows from Investing Activities:
  Purchase of property and equipment........................     (169,157)      (19,507)
  Cash advanced on notes receivable.........................     (250,964)     (323,000)
  Principal payments received on notes receivable...........      170,000            --
  Purchase of investment in marketable securities...........     (120,000)     (114,949)
  Purchase of other investments.............................   (1,422,622)       (3,194)
  Purchase of investments in mortgage loans on real estate,
    net of sales............................................       27,506    (3,055,520)
                                                              -----------    ----------
        Net cash used in investing activities of continuing
        operations..........................................   (1,765,237)   (3,516,170)
                                                              -----------    ----------
Cash Flows from Financing Activities:
  Advances (payments) on line of credit, net................  $(1,980,000)   $1,980,000
  Payments on notes payable.................................     (200,000)           --
  Payments on short-term note...............................           --      (100,000)
  Distribution to stockholders..............................      (60,813)   (2,132,305)
  Payments received from note receivable from stockholder...           --       535,646
  Deferred offering costs...................................           --      (115,100)
  Proceeds from stockholders................................           --        37,020
  Purchase of treasury stock................................      (11,306)           --
                                                              -----------    ----------
        Net cash (used in) provided by financing activities
        of continuing operations............................   (2,252,119)      205,261
                                                              -----------    ----------
        Net cash (used in) provided by continuing
        operations..........................................     (105,799)      591,798
        Net cash provided by discontinued operations........       61,609        14,849
                                                              -----------    ----------
        Net (decrease) increase in cash.....................      (44,190)      606,647
Cash at beginning of year...................................    1,093,045       486,398
                                                              -----------    ----------
Cash at end of year.........................................  $ 1,048,855    $1,093,045
                                                              ===========    ==========
Supplemental Cash Flow Information:
  Cash paid for federal income taxes........................  $   800,000    $  250,000
                                                              ===========    ==========
  Cash paid for interest....................................  $   326,302    $  134,566
                                                              ===========    ==========
Noncash Investing and Financing Activities:
  Investment in real estate held for sale...................  $        --    $1,290,000
                                                              ===========    ==========
  Contribution by stockholder through relief of note
    payable.................................................  $        --    $  350,000
                                                              ===========    ==========
  Distribution of liabilities, net of assets assumed to
    stockholders of Del Mar Mortgage, Inc. and Del Mar
    Holdings, Inc...........................................  $        --    $  336,999
                                                              ===========    ==========
  Purchase of property and equipment on line of credit......  $        --    $    6,976
                                                              ===========    ==========
  Purchase of property and equipment on capital lease.......  $        --    $    9,435
                                                              ===========    ==========

        The accompanying notes are an integral part of these statements.

  The investors in Vestin Fund II, LLC are not acquiring an interest in Vestin
                         Group, Inc. and subsidiaries.

                      VESTIN GROUP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2000 AND 1999

NOTE A--ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization

     Vestin Group, Inc. ("Vestin Group" or the "Company"), formerly Sunderland Corporation, was incorporated in the State of Delaware on June 2, 1998. The Company conducts its operations primarily through Vestin Mortgage, Inc., a wholly owned subsidiary. Vestin Mortgage, Inc. ("Vestin Mortgage") operates as a mortgage company licensed in the state of Nevada. Vestin Mortgage is engaged in the brokerage and placement of commercial loans secured by real property. The Company's primary operations consist of arranging for investor funding of mortgage loans for the commercial, construction, acquisition and development, land, and residential projects in Southern Nevada. The Company also services such loans.

     On April 27, 1999, Vestin Group, a non-operating public company with nominal net assets, acquired certain assets and assumed certain liabilities representing the operations of Del Mar Mortgage, Inc. and Del Mar Holdings, Inc. (the "Del Mar Entities") in exchange for 4,891,270 shares of Vestin Group common stock (post 5-for-3 stock split). The combination of the Del Mar Entities has been accounted for in a manner similar to a pooling of interest, as the companies were under common control. Vestin Group concurrently acquired 100% of the outstanding common stock of Vestin Mortgage in exchange for 20,000 shares of Vestin Group common stock.

     Under generally accepted accounting principles, the acquisition of the Del Mar Entities is considered to be a capital transaction in substance, rather than a business combination. That is, the acquisition is equivalent to the issuance of stock by the Del Mar Entities for the net monetary assets of Vestin Group, accompanied by a recapitalization, and is accounted for as a change in capital structure. Accordingly, the accounting for the acquisition is identical to that resulting from a reverse acquisition, except that no goodwill is recorded. Under reverse takeover accounting, the post reverse-acquisition comparative historical financial statements of the "legal acquirer" ("Vestin Group"), are those of the "legal acquiree" ("Del Mar Entities") (i.e., the accounting acquirer).

     Accordingly, the consolidated financial statements of Vestin Group for the year ended December 31, 1999 are the combined historical financial statements of Del Mar Mortgage, Inc. and Del Mar Holdings, Inc., as restated to reflect the business combination accounted for as a pooling-of-interest as discussed in Note
S. The assets not acquired, net of the liabilities not assumed, have been accounted for as distributions to Del Mar Mortgage, Inc. and Del Mar Holdings, Inc.'s stockholders.

     The business combination with Vestin Mortgage has been accounted for as a purchase business combination. The cost of Vestin Mortgage is based upon the fair value of the 20,000 common shares issued to the Vestin Mortgage shareholder, which was $12,360. The acquisition resulted in the recognition of $1,390 of goodwill.

     In February 2000, the Company changed its business focus to provide a wide array of financial services. As a result of this business focus change, the Company acquired L.L. Bradford & Company ("LLB") and Mortgage Source, Inc. ("MSI") during fiscal year 2000. However, due to unfavorable changing market conditions, the Company reverted back to its original business focus of providing commercial loans in December 2000. Accordingly, the Company divested itself of LLB and terminated its acquisition of MSI in January 2001 as further described in Note S.

     As disclosed in Note S, the Company acquired all of the outstanding common stock of Vestin Capital, Inc. (formerly DM Financial Services, Inc.) and DM Mortgage Advisors, Inc. These acquisitions have been accounted for as a pooling of interests, and accordingly, the accompanying consolidated financial

                      VESTIN GROUP, INC. AND SUBSIDIARIES

                           DECEMBER 31, 2000 AND 1999

NOTE A--ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

statements of the Company have been restated to include the accounts and operations for all periods presented.

     The Company operates in one business segment as a result of the LLB and MSI divestiture discussed above.

  Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and it's wholly-owned subsidiaries. All significant inter-company transactions and balances have been eliminated in consolidation.

  Concentrations

     Substantially all of the Company's operations are derived from the Southwestern region of the United States. Consequently, the Company's results of operations and financial condition are affected by general trends in the Southwestern States' economy and its commercial and residential real estate market.

     Financial instruments, which potentially subject the Company to credit risk, include cash in bank and mortgage loans.

     The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits.

     The Company's investments in mortgage loans on real estate will require the borrower to make a balloon payment of the principal at maturity. To the extent that a borrower has an obligation to pay a mortgage loan in a lump sum payment, its ability to satisfy this obligation may be dependent upon its ability to refinance or raise a substantial amount of cash. An increase in interest rates over the mortgage rate applicable at origination of the loan may have an adverse effect on the borrower's ability to refinance.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Revenue Recognition

     The Company recognizes revenue primarily from loan placement fees, loan servicing fees, extension fees and accounting services. Loan placement fees are recorded as revenue at the close of escrow and reduced by direct loan placement costs. Loan servicing fees are recorded as revenue when such services are rendered. Principally, servicing fees represent the interest spread between what is paid to the investor and what the borrower pays for the use of the money. This can vary from loan to loan. Extension fees are recorded as revenue at the extension grant date.

     Loan origination fees related to the Company's investments in mortgage loans on real estate are amortized principally by the effective interest method over the term of the related obligation.

                      VESTIN GROUP, INC. AND SUBSIDIARIES

                           DECEMBER 31, 2000 AND 1999

NOTE A--ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

  Investments in Marketable Securities

     Investments in equity securities consist of common stock. The securities are stated at market value as determined by the most recently traded price of each security at the balance sheet date. All marketable securities are defined as available-for-sale securities under the provisions of Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities.

     Management determines the appropriate classification of its investments in marketable securities at the time of purchase and reevaluates such determination at each balance sheet date. Securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities, and unrealized holding gains and losses are included in earnings. Debt securities for which the Company does not have the intent or ability to hold to maturity and equity securities are classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of tax, reported in other comprehensive income. The cost of investments sold is determined on the specific identification or the first-in, first-out method.

  Other Investments

     Other investments consist primarily of equity holdings in DM Mortgage Investors LLC and Creditmart.com (see Note K). These investments are recorded at historical cost and although the market value of these investments are not readily determinable, management believes the fair value of these investments exceeds its carrying cost.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets ranging from 3 to 7 years. The cost of repairs and maintenance is charged to expense as incurred.

  Advertising Costs

     Advertising costs are expensed as incurred and amounted to $1,035,485 and $365,836 for the years ended December 31, 2000 and 1999, respectively.

  Income Taxes

     The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for the future tax consequences attributable to differences between carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  Impairment of Long-Lived Assets

     The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the

                      VESTIN GROUP, INC. AND SUBSIDIARIES

                           DECEMBER 31, 2000 AND 1999

NOTE A--ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

  Stock-Based Compensation

     The Company accounts for employee stock options in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), Accounting for Stock Issued to Employees. Under APB 25, the Company recognizes no compensation expense related to employee stock options, as no options are granted at a price below the market price on the day of grant.

     In 1996, FAS No. 123, Accounting for Stock-Based Compensation, became effective for the Company. FAS 123, which prescribes the recognition of compensation expense based on the fair value of options on the grant date, allows companies to continue applying APB 25 if certain pro forma disclosures are made assuming hypothetical fair value method application. See Note P for pro forma disclosures required by FAS 123 plus additional information on the Company's stock options.

  Recent Pronouncements

     In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin 101, Revenue Recognition in Financial Statements ("SAB 101"). SAB 101 provides guidance on the recognition, presentation and disclosure of revenues in financial statements and requires adoption no later than the fourth quarter of fiscal 2001. The Company has evaluated the impact of SAB 101 and its related interpretations and determined that it will not have a material effect on the Company's consolidated financial position and results of operations.

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivatives and Hedging Activities ("SFAS 133"), as amended. SFAS 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. SFAS 133, as amended, establishes accounting and reporting standards of derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. We will adopt SFAS 133 in our quarter ending March 31, 2001 and do not expect such adoption to have a material effect on our financial statements.

  Pro Forma Financial Information (Unaudited)

     Prior to the recapitalization of the Company (April 27, 1999) and the acquisition of L.L. Bradford & Company, the earnings of Del Mar Mortgage, Inc. and L.L. Bradford & Company, which are included in the Consolidated Statement of Income, were taxed to the shareholders of Del Mar Mortgage, Inc. and L.L. Bradford & Company. The pro forma information reflects a provision for income taxes as if Del Mar Mortgage, Inc. and L.L. Bradford & Company had been a C corporation for the entire year ended December 31, 1999 using an assumed effective tax rate of 34%. Pro forma net income per share has been computed by dividing pro forma net income by the weighted average shares outstanding, assuming that the shares exchanged for the purchase of L.L. Bradford & Company were outstanding for the entire year.

  Reclassifications

     The 1999 financial statements reflect certain reclassifications, which have no effect on net income, to conform to classifications in the current year.

                      VESTIN GROUP, INC. AND SUBSIDIARIES

                           DECEMBER 31, 2000 AND 1999

NOTE B--ACCOUNTS RECEIVABLE

     The Company services loans which have been arranged for the investor parties through a servicing agreement. The servicing agreement stipulates that all extension fees charged in behalf of the investors shall be retained by the Company as part of the loan servicing fees. Accounts receivable represent extension and loan placement fees earned but not yet received.

NOTE C--INVESTMENT IN REAL ESTATE HELD FOR SALE

     The Company has an investment in real estate held for sale net of allowance for losses of $410,901 at December 31, 2000. The investment in real estate held for sale is recorded at the lower of cost or fair value less cost to sell. Subsequent to year end, the Company entered into a contract to sell the investment in real estate held for sale.

NOTE D--INVESTMENTS IN MORTGAGE LOANS ON REAL ESTATE

     The Company invests in mortgage loans. The mortgage loans are secured by first and second trust deeds on real estate. These loans have maturities of one year or less with interest rates ranging from 12% to 14% payable monthly, with principal due at maturity. Management believes the underlying value of the assets securing the mortgage loans was sufficient at December 31, 2000 to realize their carrying value. Accordingly, no allowance for loan losses has been established.

NOTE E--PROPERTY AND EQUIPMENT

     Property and equipment consists of the following as of December 31, 2000:

Furniture and equipment...................................  $ 74,983
Computers.................................................   171,991
                                                            --------
                                                             246,974
Less: Accumulated depreciation............................    62,291
                                                            --------
Total property and equipment..............................  $184,683
                                                            ========

NOTE F--NOTE PAYABLE

     In 1999, the Company foreclosed on real estate subject to an existing lien (the "note"). The note is due on demand with interest at 12.75% per annum. The note is secured by certain real estate that the Company holds for sale (see Note
C). The note requires monthly interest payments with the balance of unpaid principal and interest due on demand.

NOTE G--LINES OF CREDIT

     The Company maintains a $3,000,000 floating line of credit with a financial institution. There was no balance outstanding on this line of credit as of December 31, 2000. The line of credit is payable in monthly installments of interest only at the prime lending rate plus 1.0% (10.5% at December 31, 2000) and expires on June 12, 2001. The line of credit is guaranteed by the Company's majority stockholder and is secured by the deeds of trust on the property being advanced against. The line of credit agreement limits payments of dividends on the Company's stock and transfers between related parties without prior written consent from the financial institution. The line of credit contains certain covenants, which the Company has complied with or received waivers for as of December 31, 2000.

                      VESTIN GROUP, INC. AND SUBSIDIARIES

                           DECEMBER 31, 2000 AND 1999

NOTE G--LINES OF CREDIT--(CONTINUED)

     The Company also maintains an equipment line of credit with a financial institution. The available amount on this line of credit is $50,000 and is for the acquisition of equipment through February 26, 2001. Principal and interest is payable on each advance over a payment schedule of not less than 36 months or more than 96 months, as agreed by the Company and the bank. At the time of each advance, the Company can either elect a fixed or a variable interest rate. The fixed interest rate is 2.875% above the treasury rate in effect as of the close of the business on the Thursday of the week preceding disbursement of the advance, rounded to the nearest .05%. The variable interest rate is at .5% above the prime rate. The outstanding balance as of December 31, 2000 totaled $41,058 and is at the fixed interest rate (10.65% at December 31, 2000). The line of credit is secured by the Company's equipment purchased or acquired in whole or in part with the advance.

     The following are the maturities under the lines of credit as of December 31, 2000:

2001.......................................................  $16,308
2002.......................................................   16,570
2003.......................................................    7,812
2004.......................................................      368
                                                             -------
                                                             $41,058
                                                             =======

     The $50,000 line of credit is included on the Balance Sheet under the caption of Net assets of discontinued operations.

NOTE H--CREDIT AGREEMENT

     The Company has entered into a credit agreement with a financial institution that maintains non-interest bearing trust funds held on behalf of the investors and the Company. The credit agreement allows the Company to borrow funds up to the amount held in the trust accounts and other funds held at the institution at a rate of 1% and invest those funds in commercial paper (securities). The Company has provided the financial institution with a security interest in the securities and, at all times, the securities remain in the financial institution's custody and control. The balance drawn down upon the credit agreement was $2,942,221 at December 31, 2000.

NOTE I--TRUST ACCOUNTS

     The Company manages certain trust assets including cash and receivables on behalf of the investors. The cash is held at a financial institution, and the Company records and reconciles the receivables from borrowers. At December 31, 2000, the cash held in trust was $2,419,515, and the trust receivable was $1,137,163. The related trust liability was $3,556,678 at December 31, 2000. The trust assets and liabilities are not recorded on the balance sheet of the Company at December 31, 2000.

NOTE J--LOANS SERVICED FOR OTHERS

     The Company services loans for others, which are not shown on the balance sheet. The face amount of these loans at December 31, 2000 approximated $326,000,000. Loans serviced for others include commercial loans that are placed by the Company.

                      VESTIN GROUP, INC. AND SUBSIDIARIES

                           DECEMBER 31, 2000 AND 1999

NOTE K--RELATED PARTY TRANSACTIONS

     On April 27, 1999, the Company entered into a non-renewable transition agreement (the "Agreement") with Del Mar Mortgage, Inc., a company wholly owned by the Company's majority stockholder. The Agreement requires the Company to pay Del Mar Mortgage, Inc. 25% of loan origination fees earned from April 27, 1999 through October 26, 1999 and 12.5% of such fees from October 27, 1999 through April 26, 2000. The Agreement also requires the Company to remit to Del Mar Mortgage, Inc. all future loan servicing and extension fees recognized on loans placed by the Company prior to April 27, 1999. The Agreement terminates on April 26, 2000. The Company incurred $286,580 and $2,597,641 in fees related to the Agreement for the years ended December 31, 2000 and 1999, respectively, which have been recorded as general and administrative expenses in the consolidated financial statements.

     The Company has $331,862 due from the majority stockholder and $13,243 due from affiliates of the Company at December 31, 2000. These balances bear no interest and are due on demand.

     Notes receivable of $403,964 includes a $250,964 note from an employee of the Company dated April 19, 2000. The note is unsecured, matures on April 19, 2004 and bears interest at 10%. Interest only payments are made on a semi-annual basis with the principal along with any accrued interest due as a lump sum on the date of maturity.

     The Company has $196,614 due to Del Mar Mortgage Investors, LLC at December 31, 2000. This balance bears no interest and is due on demand.

     Included in net assets of discontinued operations are amounts due from LLB Investments, Inc. and LLB, LLC totaling $241,379 at December 31, 2000. LLB Investments, Inc. and LLB, LLC are entities majority owned by an officer and stockholder of the Company. These balances bear no interest and are due on demand.

     At December 31, 2000, the Company had a due from L.L. Bradford & Company of $2,290 and a due to L.L. Bradford & Company of $40,224. In addition, the Company paid $150,000 in fees for accounting services performed by L.L. Bradford & Company for each of the two years ending December 31, 2000 and 1999. Normally, balances with subsidiaries would have been eliminated in consolidated financial statements. However, since L.L. Bradford & Company is being accounted for as a discontinued operation, the intercompany balances are not eliminated in consolidation.

     The Company is the manager of DM Mortgage Investors, LLC, a company primarily engaged in the business of mortgage lending. The Company's investment in DM Mortgage Investors, LLC is approximately $1,030,000 and is less than 5% of DM Mortgage Investors, LLC's equity. Under the management agreement, the Company is entitled to receive a management fee of up to 0.25% of the aggregate capital contributions, paid monthly in arrears and up to 3.0% of the selling proceeds for reselling properties foreclosed upon. During the year ended December 31, 2000, the Company received approximately $25,000 in management fees. The Company will also receive from the borrowers of DM Mortgage Investors, LLC loan evaluation and processing fees, loan placement fees, servicing fees and extension fees. Total fees received by the Company from the borrowers were approximately $4,700,000 for the year ended December 31, 2000.

     The Company has an investment in Creditmart.com, an internet credit reporting start-up company, of $150,000 recorded at cost as of December 31, 2000. The President of Creditmart.com is a stockholder and former Director of the Company. The Company also guarantees a sub-lease of office space for Creditmart.com. The President of Creditmart.com has pledged the Company 50,000 shares of his common stock in Vestin Group, Inc. as collateral for the guarantee. The sub-lease agreement calls for monthly payments of approximately $14,400 and continues until June 2002.

                      VESTIN GROUP, INC. AND SUBSIDIARIES

                           DECEMBER 31, 2000 AND 1999

NOTE L--INCOME TAXES

     The components of income tax expense (benefit) are as follows at December
31:

                                                          2000         1999
                                                       ----------    --------
Current..............................................  $2,284,006    $986,875
Deferred.............................................    (182,893)    (27,542)
Discontinued operations..............................    (140,869)         --
Other comprehensive loss.............................      59,649          --
                                                       ----------    --------
                                                       $2,019,893    $959,333
                                                       ==========    ========

     Deferred taxes result from temporary differences in the recognition of certain revenue and expense items for income tax and financial reporting purposes. The significant components of the Company's deferred taxes as of December 31st are as follows:

                                                            2000       1999
                                                          --------    -------
Deferred tax assets:
  Nondeductible reserves and expenses...................  $210,433    $27,542
Less: Valuation allowance...............................        --         --
                                                          --------    -------
Net deferred taxes......................................  $210,433    $27,542
                                                          ========    =======

     The reconciliation of the statutory federal rate to the Company's effective income tax rate is as follows:

                                                         2000          1999
                                                      ----------    ----------
Statutory tax provision.............................  $1,966,979    $1,332,880
Earnings taxed to shareholder.......................          --      (381,867)
Non-deductible expenses.............................      52,914         8,320
                                                      ----------    ----------
                                                      $2,019,893    $  959,333
                                                      ==========    ==========

                      VESTIN GROUP, INC. AND SUBSIDIARIES

                           DECEMBER 31, 2000 AND 1999

NOTE M--EARNINGS PER COMMON SHARE

     Basic earnings per common share is calculated by dividing net income by the weighted average number of common share outstanding during the period. Diluted earnings per common share is calculated by dividing net income by the sum of the weighted average number of common shares outstanding, plus all additional common shares that would have been outstanding if potentially dilutive securities or common stock equivalents had been issued. The following table reconciles the weighted average number of shares used in the earnings per share calculations as of December 31, 2000 and 1999:

                                                           FOR THE YEAR ENDED DECEMBER 31, 2000
                                                         -----------------------------------------
                                                           INCOME          SHARES        PER-SHARE
                                                         (NUMERATOR)    (DENOMINATOR)     AMOUNT
                                                         -----------    -------------    ---------
Income from continuing operations:                       $3,765,340
                                                         ----------
  Basic EPS:
     Income available to common stockholders...........   3,765,340       6,989,206        $0.54
                                                         ----------                        -----
  Effect of Dilutive securities:
     Stock options.....................................                      20,921
                                                                          ---------
  Diluted EPS:
     Income available to common stockholders plus
       assumed conversions.............................  $3,765,340       7,010,127        $0.54
                                                         ==========       =========        =====
Income from discontinued operations:                     $  361,658
                                                         ----------
  Basic EPS:
     Income available to common stockholders...........     361,658       6,989,206        $0.05
                                                         ----------                        -----
  Effect of Dilutive securities:
     Stock options.....................................                      20,921
                                                                          ---------
  Diluted EPS:
     Income available to common stockholders plus
       assumed conversions.............................  $  361,658       7,010,127        $0.05
                                                         ==========       =========        =====
Net income:                                              $4,126,998
                                                         ----------
  Basic EPS:
     Income available to common stockholders...........   4,126,998       6,989,206        $0.59
                                                         ----------                        -----
  Effect of Dilutive securities:
     Stock options.....................................                      20,921
                                                                          ---------
  Diluted EPS:
     Income available to common stockholders plus
       assumed conversions.............................  $4,126,998       7,010,127        $0.59
                                                         ==========       =========        =====

                      VESTIN GROUP, INC. AND SUBSIDIARIES

                           DECEMBER 31, 2000 AND 1999

NOTE M--EARNINGS PER COMMON SHARE--(CONTINUED)


                                                               PRO FORMA INFORMATION FOR THE
                                                         YEAR ENDED DECEMBER 31, 1999 (UNAUDITED)
                                                         -----------------------------------------
                                                           INCOME          SHARES        PER-SHARE
                                                         (NUMERATOR)    (DENOMINATOR)     AMOUNT
                                                         -----------    -------------    ---------
Income from continuing operations:                       $2,554,171
                                                         ----------
  Basic and Diluted EPS:
     Income available to common stockholders...........  $2,554,171       6,982,914        $0.37
                                                         ==========       =========        =====
Income from discontinued operations:                     $  248,554
                                                         ----------
  Basic and Diluted EPS:
     Income available to common stockholders...........  $  248,554       6,982,914        $0.03
                                                         ==========       =========        =====
Net income:                                              $2,802,725
                                                         ----------
  Basic and Diluted EPS:
     Income available to common stockholders...........  $2,802,725       6,982,914        $0.40
                                                         ==========       =========        =====

NOTE N--EMPLOYEE BENEFIT AND STOCK OPTION PLAN

  401(k) Plan

     The Company maintains a 401(k) Savings Plan which covers substantially all full-time employees. Participants may make tax-deferred contributions of up to 15% of annual compensation (subject to other limitations specified by the Internal Revenue Code). The Company matches employee contributions dollar for dollar up to 5% of compensation. The Company contributed $27,854 and $37,537 to the plan for the years ended December 31, 2000 and 1999, respectively.

NOTE O--STOCKHOLDERS' EQUITY

  Stock Options

     During fiscal year 2000, the Company's stockholders approved the adoption of a stock option plan for the benefit of its eligible employees, consultants, officers and directors. The plan provides for 600,000 shares of common stock to be issued upon exercise of stock options. As of December 31, 2000, 461,800 options were granted. The outstanding options granted as of December 31, 2000, have a term of ten years from the date of grant. Options granted generally vest and become exercisable with the following vesting schedule: 33% at the date of grant, 33% every year, and fully vested in two years. Additionally, the Company granted its Chief Executive Officer warrants to purchase 500,000 shares of the Company's common stock during fiscal year 2000 exclusive of the approved stock option plan. The options granted to the Chief Executive Officer are fully vested and have a strike price equal to the fair value of such shares at the date of grant with a life of ten years.

                      VESTIN GROUP, INC. AND SUBSIDIARIES

                           DECEMBER 31, 2000 AND 1999

NOTE O--STOCKHOLDERS' EQUITY--(CONTINUED)

  Stock Option Activity

     The following table summarizes the Company's stock option activity:

                                                                           WEIGHTED
                                                                           AVERAGE
                                                               NUMBER      EXERCISE
                                                              OF SHARES     PRICE
                                                              ---------    --------
Balance, January 1, 2000....................................        --      $  --
Options granted and assumed.................................   961,800       4.00
Options exercised...........................................        --         --
Options forfeited/expired...................................        --         --
                                                               -------      -----
Balance, December 31, 2000..................................   961,800      $4.00
                                                               =======      =====

     The following table summarizes information about options outstanding and exercisable at December 31, 2000:

     SHARES UNDERLYING OPTIONS OUTSTANDING          SHARES UNDERLYING
-----------------------------------------------    OPTIONS EXERCISABLE
             SHARES       WEIGHTED                ----------------------
           UNDERLYING      AVERAGE     WEIGHTED     SHARES      WEIGHTED
            OPTIONS/      REMAINING    AVERAGE    UNDERLYING    AVERAGE
EXERCISE    WARRANTS     CONTRACTUAL   EXERCISE     OPTIONS     EXERCISE
 PRICES    OUTSTANDING      LIFE        PRICE     OUTSTANDING    PRICE
--------   -----------   -----------   --------   -----------   --------
 $4.00       961,800     9.83 years     $4.00       699,300      $4.00
 =====       =======     ==========     =====       =======      =====

  Pro Forma Disclosure

     SFAS No. 123 requires companies that follow APB No. 25 to provide a pro forma disclosure of the impact of applying the fair value method of SFAS No.
123. Accordingly, had compensation cost been recognized based on the fair value of options granted at the date of grant in 2000, the pro forma amounts of the Company's net income and net income per share for the year ended December 31, 2000 would have been as follows:

                                                              AS REPORTED    PRO FORMA
                                                              -----------    ----------
Net income--as reported.....................................  $4,126,998     $3,005,000
Earnings per common share--Basic and Diluted:
  Income from continuing operations.........................  $     0.54     $     0.38
  Income from discontinued net income.......................  $     0.05     $     0.05
  Net income................................................  $     0.59     $     0.43

     The fair value for each option granted was estimated at the date of grant using the Black-Scholes option-pricing model, assuming no expected dividends and the following weighted average assumptions as of December 31, 2000:

Average risk-free interest rates............................  5.77%
Average expected life (in years)............................  3
Volatility..................................................  54.51%

                      VESTIN GROUP, INC. AND SUBSIDIARIES

                           DECEMBER 31, 2000 AND 1999

NOTE O--STOCKHOLDERS' EQUITY--(CONTINUED)

     The weighted average fair value of options granted with exercise prices at the current fair value of the underlying stock during 2000 was approximately $1,700,000, or $1.77 per option. During 2000, there were no options granted with an exercise price below the fair value of the underlying stock at the grant date.

NOTE P--EMPLOYMENT AGREEMENTS

     The Company has employment agreements and arrangements with certain officers and key employees. The agreements generally continue for a period of three years or until terminated by the executive or the Company with cause. The agreements and arrangements provide the employees with a base salary and benefits. The agreements contain covenants against competition with the Company, which extend for a period of time after termination.

NOTE Q--FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of cash, accounts receivable, notes receivable, mortgage loans, accounts payable and notes payable approximate fair value because of the short-term maturity of these instruments.

NOTE R--COMMITMENTS AND CONTINGENCIES

  Lease Commitments

     The Company operates from leased office facilities under a noncancellable operating lease. The lease requires the Company to pay certain escalation clauses for real estate taxes, operating expense, usage and common area charges. The Company also leases equipment under a noncancellable operating lease. Rent expense for leased office facilities and equipment charged to operations for the year ended December 31, 2000 and 1999 was $180,418 and $254,278, respectively.

     Future minimum rental payments required under the operating leases as of December 31, 2000, are as follows:

2001......................................................  $198,282
2002......................................................   201,817
2003......................................................   205,217
2004......................................................    74,452
2005......................................................     8,089
                                                            --------
                                                            $687,857
                                                            ========

NOTE S--ACQUISITIONS AND DIVESTITURES

  Vestin Capital, Inc. and DM Mortgage Advisors, Inc.

     On December 23, 1999, the Company consummated an agreement to acquire all the outstanding capital stock of Vestin Capital, Inc., a newly formed Las Vegas, Nevada based securities broker-dealer for 10,300 shares of the Company's common stock and DM Mortgage Advisors, Inc., a Phoenix, Arizona based mortgage funding company for 17,700 shares of the Company's common stock. The acquisition of Vestin Capital, Inc. and DM Mortgage Advisors, Inc. is accounted for as a pooling of interest, and accordingly, the accompanying consolidated financial statements have been restated to include the accounts and operations for all periods presented.

                      VESTIN GROUP, INC. AND SUBSIDIARIES

                           DECEMBER 31, 2000 AND 1999

NOTE S--ACQUISITIONS AND DIVESTITURES--(CONTINUED)

  L.L. Bradford & Company

     On March 31, 2000, the Company consummated a merger with L.L. Bradford & Company whereby acquiring all of LLB's capital stock in exchange for 800,000 shares of the Company's common stock. LLB operates as a certified public accounting and consulting practice in the State of Nevada. The Company accounted for this business combination as a pooling of interests. As a result of the Company's change in business focus in December 2000, the Company consummated a Purchase Agreement on January 1, 2001 with the former shareholders of LLB, whereby, the Company repurchased the 800,000 shares of its common stock originally issued to the former shareholders of LLB and divested itself of LLB. The Company has accounted for this divestiture as a spin-off in accordance with Accounting Principles Board Statement ("APB") No. 29. The repurchase will be considered to be a distribution of nonmonetary assets to the former shareholders of LLB, whereby the rescission of prior business combination will based on the historical cost of the nonmonetary assets distributed and no gain or loss will be recognized.

     As of December 31, 2000, the consolidated financial statements have been reclassified to reflect the spin-off of LLB as a discontinued operation. Accordingly, the revenues, expenses, assets and liabilities, cash flows of LLB have been segregated in the Consolidated Balance Sheets, Income Statements, and Cash Flows.

  Mortgage Source, Inc.

     On August 31, 2000, the Company consummated a merger with Mortgage Source, Inc., whereby, acquiring all of MSI's capital stock in exchange for 251,000 shares of the Company's common stock. MSI operates as residential mortgage company in the State of Nevada. The Company accounted for this business combination as a pooling of interests. As a result of certain claims related to the acquisition, the Company consummated a Termination Agreement on January 10, 2001 rescinding the August 31, 2000 merger with MSI. Furthermore, the Company paid the former shareholder of MSI the sum of $175,000 as consideration for the termination and release of all potential and future claims of both parties. The Company has accounted for this termination as a reversal of the business combination. Accordingly, these financial statements do not reflect the financial position, results of operation, and cash flows of MSI.

     Information required under APB No. 16 to disclose the operating results of L.L. Bradford & Company as a result of the pooling are not presented due to the presentation of L.L. Bradford & Company as a discontinued operation under APB No. 30 discussed above. The acquisitions of Vestin Capital, Inc. and DM Mortgage Advisors, Inc. are not separately disclosed as the effects on revenue and net income is immaterial.

NOTE T--LITIGATION

     The Company is a defendant in various lawsuits incurred in the normal course of business. In the opinion of management, after consulting with legal counsel, the liabilities, if any, resulting from these matters will not have a material effect on the consolidated financial statements of the Company.

NOTE U--SUBSEQUENT EVENT

     In January 2001, the Company consummated a Consulting Agreement with Joe Namath, a National Football League Hall of Fame inductee, to act as a spokesperson on behalf of the Company for five years. In consideration, Mr. Namath will be compensated in the amount of $1,000,000 cash annually and received warrants to purchase 800,000 shares of the Company's common stock at an exercise price of

                      VESTIN GROUP, INC. AND SUBSIDIARIES

                           DECEMBER 31, 2000 AND 1999

NOTE U--SUBSEQUENT EVENT--(CONTINUED)

$0.01 and warrants to purchase 400,000 shares of the Company's common stock at an exercise price of $4.60. The 800,000 warrants vest immediately, and the 400,000 warrants vest within one year. The outstanding warrants granted have a term of ten years from the date of grant. The fair value of the warrants was estimated as of the measurement date using the Black-Scholes option pricing model with the following assumptions: Dividend yield of 0.0%, expected volatility of 54.51%, risk-free interest rate of 5.77% and an expected holding period of 5 years. Based on these assumptions, total compensation expense of the warrants granted was approximately $4,650,000 and will be recognized over five years, the length of the consulting agreement.

                                   EXHIBIT A
                              VESTIN FUND II, LLC

                 LIMITED LIABILITY COMPANY OPERATING AGREEMENT
                              VESTIN FUND II, LLC

                               TABLE OF CONTENTS

ARTICLE 1
       ORGANIZATION OF THE LIMITED LIABILITY COMPANY........   A-1
 1.1   Formation............................................   A-1
 1.2   Name.................................................   A-1
 1.3   Place of Business....................................   A-1
 1.4   Purpose..............................................   A-1
 1.5   Articles of Organization.............................   A-1
 1.6   Term of Existence....................................   A-1
 1.7   Power of Attorney....................................   A-2
 1.8   Nature of Power of Attorney..........................   A-2

ARTICLE 2
       DEFINITIONS..........................................   A-2
 2.1   Acquisition and Investment Evaluation Expenses.......   A-2
 2.2   Acquisition and Investment Evaluation Fees...........   A-2
 2.3   Administrator........................................   A-2
 2.4   Affiliate............................................   A-2
 2.5   Agreement............................................   A-3
 2.6   Capital Account......................................   A-3
 2.7   Capital Contribution.................................   A-3
 2.8   Capital Transaction..................................   A-3
 2.9   Cash Flow............................................   A-4
 2.10  Code.................................................   A-4
 2.11  Company..............................................   A-4
 2.12  Deed of Trust........................................   A-4
 2.13  Financing............................................   A-4
 2.14  Fiscal Year..........................................   A-4
 2.15  Gross Asset Value....................................   A-4
 2.16  Independent Expert...................................   A-4
 2.17  Interest.............................................   A-4
 2.18  Investment in Mortgage Loans.........................   A-5
 2.19  Majority.............................................   A-5
 2.20  Manager..............................................   A-5
 2.21  Member...............................................   A-5
 2.22  Mortgage Investment(s)...............................   A-5
 2.23  Mortgage Loans.......................................   A-5
 2.24  NASAA Guidelines.....................................   A-5
 2.25  Net Income Available for Distribution................   A-5
 2.26  Net Proceeds.........................................   A-5
 2.27  Net Worth............................................   A-5
 2.28  Nevada Statutes......................................   A-5
 2.29  Offering.............................................   A-5
 2.30  Organization and Offering Expenses...................   A-5

 2.31  Person...............................................   A-5
 2.32  Profits and Losses...................................   A-6
 2.33  Program..............................................   A-6
 2.34  Prospectus...........................................   A-6
 2.35  Purchase Price.......................................   A-6
 2.36  Real Property........................................   A-6
 2.37  Regulations..........................................   A-6
 2.38  Reinvested Distributions.............................   A-6
 2.39  Roll-Up..............................................   A-6
 2.40  Roll-Up Entity.......................................   A-6
 2.41  Sponsor..............................................   A-7
 2.42  Subscription Agreement...............................   A-7
 2.43  Units................................................   A-7
 2.44  Writedown............................................   A-7
 2.45  Writedown Amount.....................................   A-7

ARTICLE 3
       THE MANAGER..........................................   A-7
 3.1   Control in Manager...................................   A-7
 3.2   Limitations on Manager's Authority...................   A-8
 3.3   Right to Purchase Receivables and Loans..............   A-9
 3.4   Extent of Manager's Obligation and Fiduciary Duty....   A-9
 3.5   Liability and Indemnification of Manager.............  A-10
 3.6   Assignment by the Manager............................  A-11
 3.7   Removal of Manager...................................  A-11
 3.8   Right to Rely on Manager.............................  A-11
 3.9   Transfer of the Control of the Manager...............  A-12
 3.10  Amendment to the Manager's Duties....................  A-12

ARTICLE 4
       INVESTMENT AND OPERATING POLICIES....................  A-12
 4.1   Commitment of Capital Contributions..................  A-12
 4.2   Investment Policy....................................  A-12
ARTICLE 5
       CAPITAL CONTRIBUTIONS; LOANS TO COMPANY..............  A-12
 5.1   Capital Contribution by Manager......................  A-12
 5.2   Contributions of Other Members.......................  A-12
 5.3   Interest.............................................  A-12
 5.4   Loans................................................  A-12
ARTICLE 6
       VOTING AND OTHER RIGHTS OF MEMBERS...................  A-13
 6.1   No Participation in Management.......................  A-13
 6.2   Rights and Powers of Members.........................  A-13
 6.3   Meetings.............................................  A-13
 6.4   Limited Liability of Members.........................  A-14
 6.5   Access to Books and Records..........................  A-14
 6.6   Representation of Company............................  A-14

ARTICLE 7
       PROFITS AND LOSSES; CASH DISTRIBUTIONS...............  A-14
 7.1   Allocation of Profits and Losses.....................  A-14
 7.2   Net Income Available For Distribution................  A-14
 7.3   Net Proceeds.........................................  A-15
 7.4   Cash Distributions Upon Dissolution..................  A-15
 7.5   Special Allocation Rules.............................  A-15
 7.6   Code Section 704(c) Allocations......................  A-16
 7.7   Intent of Allocations................................  A-16
 7.8   Quarterly Valuation of Assets........................  A-16

ARTICLE 8
       REINVESTED DISTRIBUTIONS PLAN........................  A-17
 8.1   Members' Reinvested Distributions....................  A-17
 8.2   Purchase of Additional Units.........................  A-17
 8.3   Statement of Account.................................  A-17
 8.4   Continued Suitability Requirements...................  A-17
 8.5   Changes or Termination of the Plan...................  A-17

ARTICLE 9
       BOOKS AND RECORDS, REPORTS AND RETURNS...............  A-17
 9.1   Books and Records....................................  A-17
 9.2   Annual Statements....................................  A-18
 9.3   Special Quarterly Reports............................  A-18
 9.4   Filings..............................................  A-19
 9.5   Suitability Requirements.............................  A-19
 9.6   Fiscal Matters.......................................  A-19

ARTICLE 10
       TRANSFER OF COMPANY INTERESTS........................  A-20
10.1  Interest of Manager...................................  A-20
10.2  Transfer of Member's Interest.........................  A-20
10.3  Further Restrictions on Transfers.....................  A-21

ARTICLE 11
      DEATH, LEGAL INCOMPETENCY, OR WITHDRAWAL OF A MEMBER;
      WITHDRAWAL OF MANAGER.................................  A-21
11.1  Effect of Death or Legal Incompetency of a Member on
      the Company...........................................  A-21
11.2  Rights of Personal Representative.....................  A-21
11.3  Withdrawal of Members Other than Managers.............  A-22
11.4  Withdrawal by Manager.................................  A-23
11.5  Payment to Terminated Manager.........................  A-23

ARTICLE 12
      DISSOLUTION OF THE COMPANY............................  A-23
12.1  Events Causing Dissolution............................  A-23
12.2  Winding Up............................................  A-23
12.3  Order of Distribution of Assets.......................  A-24
12.4  No Recourse to Manager................................  A-24
12.5  Compliance With Timing Requirements of Regulations....  A-24

ARTICLE 13
      ROLL-UPS AND INVESTMENTS IN OTHER PROGRAMS............  A-24
13.1  Roll-Up Transactions: Appraisal.......................  A-24
13.2  Members' Rights in a Roll-Up..........................  A-24
13.3  Limitations on Roll-Ups...............................  A-25

ARTICLE 14
      COMPENSATION TO THE MANAGER AND ITS AFFILIATES........  A-25

ARTICLE 15
      MISCELLANEOUS.........................................  A-25
15.1  Covenant to Sign Documents............................  A-25
15.2  Notices...............................................  A-25
15.3  Right to Engage in Competing Business.................  A-26
15.4  Amendment.............................................  A-26
15.5  Entire Agreement......................................  A-26
15.6  Waiver................................................  A-26
15.7  Severability..........................................  A-26
15.8  Application of Nevada law.............................  A-26
15.9  Captions..............................................  A-27
15.10 Number and Gender.....................................  A-27
15.11 Counterparts..........................................  A-27
15.12 Waiver of Action for Partition........................  A-27
15.13 Defined Terms.........................................  A-27
15.14 Binding on Assignees..................................  A-27

                              OPERATING AGREEMENT
                                       OF
                              VESTIN FUND II, LLC
                       A NEVADA LIMITED LIABILITY COMPANY

     THIS OPERATING AGREEMENT (this "Agreement") was made and entered into as of the 7th day of December, 2000, by and among Vestin Mortgage, Inc., a Nevada corporation (the "Manager" and, in its capacity as a member of the Company, the "Initial Member" and collectively with all Persons who may become members of the Company from time to time in accordance herewith, the "Members"), and Vestin Fund II, LLC, a Nevada limited liability company (the "Company").

                                   WITNESSETH

     WHEREAS, the Initial Member and the Company desire to enter into an Operating Agreement to govern the Company's operations;

     NOW, WHEREFORE, in consideration for the mutual agreements, covenants and premises set forth herein, the Operating Agreement is hereby adopted:

                                   ARTICLE 1
                 ORGANIZATION OF THE LIMITED LIABILITY COMPANY

     1.1 Formation. The Initial Member caused the formation of the Company on December 7, 2000 under the provisions of Title 7, Chapter 86, of the Nevada Statutes.

     1.2 Name. The name of the Company is VESTIN FUND II, LLC.

     1.3 Place of Business. The principal place of business of the Company is and will be located at 2901 El Camino Avenue, Las Vegas, Nevada 89102, until the Manager changes it after giving the Members notice. In addition, the Company may maintain such other offices and places of business in the United States as the Manager may deem advisable. The Manager will file all necessary or desirable documents to permit the Company to conduct its business lawfully in any state or territory of the United States.

     1.4 Purpose. The primary purpose of this Company is to generate cash flow and to distribute to the Members the Profits of the Company from its operations. The Company will invest in and purchase first, second, wraparound, participating and construction Mortgage Investments, and do all things reasonably related thereto, including developing, managing and either holding for investment or disposing of real property acquired through foreclosure, either directly or through general partnerships or other joint ventures, all as further provided for in this Agreement.

     1.5 Articles of Organization. The Company's Articles of Organization, as amended, and Certificate of Acceptance of Appointment of Resident Agent have been duly executed, acknowledged and filed with the Office of the Secretary of State of the State of Nevada under the provisions of the Nevada Statutes. The Initial Member hereby approves, ratifies and confirms all of these actions. The Manager is authorized to execute and cause to be filed additional Certificates of Amendment of the Articles of Organization whenever required by the Nevada Statutes or this Agreement.

     1.6 Term of Existence. The Company's existence began on December 7, 2000 and, notwithstanding anything to the contrary in the Articles of Organization, will continue until December 31, 2020, unless earlier terminated under the provisions of this Agreement or by operation of law. A Majority may extend the Company's term, provided that the Company remains in compliance with the NASAA Guidelines.

     1.7 Power of Attorney. Each of the Members irrevocably constitutes and appoints the Manager as his true and lawful attorney-in-fact, with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file:

        1.7.1 This Agreement, the Articles of Organization, as well as any and all amendments thereto required under the laws of the State of Nevada or of any other state, or which the Manager deems advisable to prepare, execute and file;

        1.7.2 Any certificates, instruments and documents, including, without limitation, Fictitious Business Name Statements, as may be required to be filed by the Company by any governmental agency or by the laws of any state or other jurisdiction in which the Company is doing or intends to do business, or which the Manager deems advisable to file; and

        1.7.3 Any documents which may be required to effect the continuation of the Company, the admission of an additional or substituted Member, or the dissolution and termination of the Company, provided that the continuation, admission, substitution or dissolution or termination, as applicable, is in accordance with the terms of this Agreement.

     1.8 Nature of Power of Attorney.  The grant of authority in Section 1.7:

        1.8.1 Is a Special Power of Attorney coupled with an interest, is irrevocable, survives the death of the Member and shall not be affected by the subsequent incapacity of the Member;

        1.8.2 May be exercised by the Manager for each member by a facsimile signature of or on behalf of the Manager or by listing all of the members and by executing any instrument with a single signature of or on behalf of the Manager, acting as attorney-in-fact for all of them; and

        1.8.3 Shall survive the delivery of an assignment by a Member of the whole or any portion of his Interest; except that where the assignee thereof has been approved by the Manager for admission to the Company as a substituted Member, the Special Power of Attorney shall survive the delivery of the assignment for the sole purpose of enabling the person to execute, acknowledge, and file any instrument necessary to effect the substitution.

                                   ARTICLE 2
                                  DEFINITIONS

     Unless stated otherwise, the terms set forth in this Article 2 shall, for all purposes of this Agreement, have the following meanings:

     2.1 Acquisition and Investment Evaluation Expenses means expenses including but not limited to legal fees and expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses, title insurance funded by the Company, and miscellaneous expenses related to the evaluation, selection and acquisition of Mortgage Investments, whether or not acquired.

     2.2 Acquisition and Investment Evaluation Fees means the total of all fees and commissions paid by any Person when purchasing or investing in Mortgage Investments. Included in the computation of these fees or commissions shall be any selection fee, mortgage placement fee, nonrecurring management fee, and any evaluation fee, loan fee, or points paid by borrowers to the Manager, or any fee of a similar nature, however designated.

     2.3 Administrator means the agency or official administering the securities law of a state in which units are registered or qualified for offer and sale.

     2.4 Affiliate means, (a) any person directly or indirectly controlling, controlled by or under common control with the Person, (b) any other Person owning or controlling ten percent (10%) or more of the outstanding voting securities of the Person, (c) any officer, director or Member of the Person, or
(d) if the

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other Person is an officer, director or Manager, any company for which the
Person acts in any similar capacity.

     2.5 Agreement means this Operating Agreement, as amended from time to time.

     2.6 Capital Account means, for any Member, the Capital Account maintained for the Member in accordance with the following provisions:

        2.6.1 The Manager shall credit to each Member's Capital Account the Member's Capital Contribution, the Member's distributive share of Profits, any items in the nature of income or gain (from unexpected adjustments, allocations or distributions) that are specially allocated to a Member, and the amount of any Company liabilities that are assumed by the Member or that are secured by any Company property distributed to the Member.

        2.6.2 The Manager shall debit from each Member's Capital Account the amount of cash and the fair market value of any Company property distributed to the Member under any provision of this Agreement, the Member's distributive share of Losses, and any items in the nature of expenses or losses that are specially allocated to a Member and the amount of any liabilities of the Member that are assumed by the Company or that are secured by any property contributed by the Member to the Company.

     If the Gross Asset Value of a Company asset is adjusted as a result of a Writedown, the Manager shall concurrently adjust the Capital Accounts of all Members in order to reflect the aggregate net adjustment that would have occurred if the Company had recognized Losses equal to the Writedown Amount and the Losses were allocated under Article 7.

     If any interest in the Company is transferred in accordance with Section
10.2 of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

     The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with the Regulation. If the Manager determines that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with the then existing Treasury Regulation, the Manager may make the modification, provided that it is not likely to have a material effect on the amounts distributable to any Member under Articles 7 and 12 of this Agreement upon the dissolution of the Company. The Manager shall adjust the amounts debited or credited to Capital Accounts for
(a) any property contributed to the Company or distributed to the Manager, and
(b) any liabilities that are secured by the contributed or distributed property or that are assumed by the Company or the Manager, if the Manager determines the adjustments are necessary or appropriate under Treasury Regulation Section 1.704-1(b)(2)(iv). The Manager shall make any appropriate modification if unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulation Section 1.704-1(b) as provided for in Sections 7.7 and 15.4.

     2.7 Capital Contribution means the total investment and contribution to the capital of the Company made by a Member (i) in cash, (ii) by advancing expenses to non-affiliated third parties on behalf of the Company and with the Company's authorization or (iii) by way of automatic reinvestment of Company distributions (or deemed distributions) of capital and/or net income. "Initial Capital Contribution" means the amount paid in cash by each Member with his original subscription for an acquisition of units of the Company under the prospectus plus, in the case of the Manager, the amount advanced to non-affiliated third parties on behalf of the Company in connection with the Offering.

     2.8 Capital Transaction means (i) the repayment of principal or prepayment of a Mortgage Investment, including deemed repayments of Mortgage Investments or other dispositions thereof, to the extent classified as a return of capital under the Code, (ii) the foreclosure, sale, exchange, condemnation, eminent domain taking or other disposition under the Code of a Mortgage Investment or Real Property

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subject to a Mortgage Investment, or (iii) the payment of insurance or a guarantee for a Mortgage Investment.

     2.9 Cash Flow means cash funds provided from operations (other than repayments of mortgage loan principal) including without limitation, interest, points, revenue participations, participations in property appreciation, and interest or dividends from interim investments paid to the Company after deducting cash funds used to pay general Company expenses and debt payments.

     2.10 Code means the Internal Revenue Code of 1986, as amended from time to time, and corresponding provisions of subsequent revenue laws.

     2.11 Company means Vestin Fund II, LLC, the Nevada limited liability company to which this Agreement pertains.

     2.12 Deed(s) of Trust means the lien(s) created on the Real Property of borrowers securing their respective obligations to the Company to repay Mortgage Investments, whether in the form of a deed of trust, mortgage or otherwise.

     2.13 Financing means all indebtedness incurred by the Company, the principal amount of which is scheduled to be paid over a period of not less than 48 months, where not more than 50% of the principal amount of which is scheduled to be paid during the first 24 months.

     2.14 Fiscal Year means, subject to the provisions of Section 706 of the Code and Section 9.6.1, (i) the period commencing on the date of formation of the Company and ending on December 31, 2000 (ii) any subsequent 12 month period on January 1 and ending on December 31 and (iii) the period commencing January 1 and ending on the date on which all Company assets are distributed to the Members under Article 12.

     2.15 Front-End Fees means any fees and expenses paid by any party for any services rendered to organize the Company and to acquire assets for the Company, including Organization and Offering Expenses, Acquisition and Investment Evaluation Expenses and Acquisition and Investment Evaluation Fees, interest on deferred fees and expenses, and any other similar fees, however designated by the Company.

     2.16 Gross Asset Value means, for any Company asset, the following:

        2.16.1 The initial Gross Asset Value of any Company asset at the time that it is contributed by a Member to the capital of the Company shall be an amount equal to the fair market value of the Company asset (without regard to the provisions of Code Section 7701(g)), as determined by the contributing Member and the Manager;

        2.16.2 The Gross Asset Values of all Company assets shall be adjusted, as determined by the distributed Member and the Manager, to equal their respective fair market values upon the distribution to a Member by the Company of more than a de minimis amount of Company assets (other than money), unless all Members simultaneously receive distributions of undivided interests in the distributed Company assets in proportion to their respective Capital Accounts;

        2.16.3 The Gross Asset Values of all Company assets shall be adjusted to equal their respective fair market values (as determined by the Manager, in its reasonable discretion) upon the termination of the Company for Federal income tax purposes under Code Section 708(b)(1)(B); and

        2.16.4 The Gross Asset Value of a Company asset shall be adjusted in the case of a Writedown of the Company asset in accordance with Sections 2.41, 2.42 and 7.8.

     2.17 Independent Expert means a Person with no material current or prior business or personal relationship with the Manager, who is engaged to a substantial extent in the business of rendering opinions

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regarding the value of assets of the type held by the Company, and who is qualified to perform the services.

     2.18 Interest means the Capital Accounts of Members, which are divided into "units."

     2.19 Investment in Mortgage Loans means the amount of Capital Contributions used to make or invest in Mortgage Investments or the amount actually paid or allocated to the purchase of Mortgage Investments, working capital reserves allocable thereto (except that working capital reserves in excess of 3.0% shall not be included), and other cash payments such as interest and taxes but excluding Front-End Fees.

     2.20 Majority means any group of Members who together hold a majority of the total outstanding Interests of the Company as of a particular date (or if no date is specified, the first day of the then current calendar month).

     2.21 Manager means Vestin Mortgage, Inc., a Nevada corporation, in that capacity, or any Person replacing Vestin Mortgage under this Agreement. For greater certainty, Vestin Mortgage, in its capacity as the Initial Member, is a distinct entity from the Manager for purposes of this Agreement unless the context should indicate to the contrary.

     2.22 Member means an owner of units in the Company, unless the instruments through which the units were transferred to the owner did not also convey the transferor's status as a Member.

     2.23 Mortgage Investment(s) means the Mortgage Loan(s) or an interest in the Mortgage Loans that are held by the Company.

     2.24 Mortgage Loans means investments of the Company that are notes, debentures, bonds and other evidences of indebtedness or obligations that are negotiable or non-negotiable and secured or collateralized by Deeds of Trust on Real Property.

     2.25 NASAA Guidelines means the Mortgage Program Guidelines of the North American Securities Administrators Association, Inc. adopted on September 10, 1996, as amended from time to time unless indicated to the contrary by the context.

     2.26 Net Income Available for Distribution means Cash Flow less amount set aside for creation or restoration of reserves during the month; provided that:

        2.26.1 The operating expenses shall not include any general overhead expenses of the Manager; and

        2.26.2 Net Income Available for Distribution shall not exceed the amount of cash on hand.

     2.27 Net Proceeds means the net cash proceeds (or deemed net proceeds) from any Capital Transaction.

     2.28 Net Worth means the excess of total assets over total liabilities as determined by generally accepted accounting principles consistently applied, except that if any of the assets have been depreciated, then the amount of the depreciation relative to any particular asset may be added to the depreciated cost of the asset to compute total assets, provided that the amount of depreciation may be added only to the extent that the amount resulting after adding the depreciation does not exceed the fair market value of the asset.

     2.29 Nevada Statutes means Nevada Revised Statutes, as amended from time to time, unless indicated to the contrary by the context.

     2.30 Offering means the offer and sale of units of the Company made under the Prospectus.

     2.31 Organization and Offering Expenses means those expenses incurred in connection with the Offering of units in the Company pursuant to this Prospectus and paid or owed to a nonrelated third party. Such Organization and Offering Expenses include fees paid to attorneys, brokers, accountants, and any other charges incurred in connection with the Offering pursuant to the Company's Prospectus.
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     2.32 Person means any natural person, partnership, corporation, unincorporated association or other legal entity.

     2.33 Profits and Losses mean, for each Fiscal Year or any other period, an amount equal to the Company's taxable income or loss for the Fiscal Year or other given period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately under Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

        2.33.1 Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses under this Section 2.30 shall be added to the taxable income or loss;

        2.33.2 Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures under Treasury Regulation Section
               1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses under this Section 2.30, shall be subtracted from the taxable income or loss.

     If any Company asset has a Gross Asset Value which differs from its adjusted cost basis, gain or loss resulting from the disposition of the Company asset shall be computed using the Gross Asset Value (rather than adjusted cost basis) of the Company asset.

     Notwithstanding any other provision of this Section, any items in the nature of income, gain, expenses or losses, which are specially allocated under
Section 7.5.1, 7.5.2 and 7.6, shall not be taken into account in computing Profits or Losses.

     2.34 Program means a limited or general partnership, limited liability company, limited liability partnership, trust, joint venture, unincorporated association or similar organization other than a corporation formed and operated for the primary purpose of investing in mortgage loans.

     2.35 Prospectus means the prospectus that forms a part of the Registration Statement on Form S-11 to be filed under the Securities Act of 1933 with the Securities and Exchange Commission and any supplement or amended prospectus or new prospectus that forms a part of a supplement to the Registration Statement filed by the Company, unless the context should indicate to the contrary.

     2.36 Purchase Price means the price paid upon or in connection with the purchase of a mortgage, but excludes points and prepaid interest.

     2.37 Real Property means and includes (a) land and any buildings, structures, and improvements, and (b) all fixtures, whether in the form of equipment or other personal property, that is located on or used as part of land. Real Property does not include Deeds of Trust, mortgage loans or interests therein.

     2.38 Regulations means, except where the context indicates otherwise, the permanent, temporary, proposed, or proposed and temporary regulations of the U.S. Department of the Treasury under the Code, as the regulations may be lawfully changed from time to time.

     2.39 Reinvested Distributions means units purchased under the Company's Plan (as defined in Article 8 of this Agreement).

     2.40 Roll-Up means a transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity. "Roll-Up" does not include a transaction involving (i) securities of the Company, if any, listed on a national securities exchange or quoted on the Nasdaq National Market for 12 months or (ii) conversion to corporate, trust, limited liability company, or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in any of the following: (a) Members' voting

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rights; (b) the term of existence of the Company; (c) Manager compensation; (d)
the Company's investment objectives.

     2.41 Roll-Up Entity means a company, real estate investment trust, corporation, limited liability company, limited or general partnership or other entity that would be created or would survive after the successful completion of a proposed Roll-Up.

     2.42 Sponsor means any Person (a) directly or indirectly instrumental in organizing, wholly or in part, a Program, or a Person who will manage or participate in the management of a Program, and any Affiliate of any Person, but does not include a Person whose only relation with a Program is that of an independent property manager or other provider of services (such as attorneys, accountants or underwriters), whose only compensation is received in that capacity, or (b) is a "Sponsor" as otherwise defined in the NASAA Guidelines. Vestin Group, Inc., the Manager's parent company, is the initial Sponsor of the Company.

     2.43 Subscription Agreement means the document that is an exhibit to and part of the prospectus that every Person who buys units of the Company must execute and deliver with full payment for the units and which, among other provisions, contains the written consent of each Member to the adoption of this Agreement.

     2.44 Units mean the units of equity in the Company evidencing the Company's Interests that are (a) issued to Members upon their admission to the Company under the Subscription Agreement and the prospectus or (b) transferred to those who become substituted Members under Section 10.2 hereof. The Manager may purchase units on the same basis as other Members. Units purchased at different times do not necessarily represent the same underlying amount of Interests.

     2.45 Writedown means a determination by the Manager for a particular Mortgage Investment or other Company investment (which determination has been verified by the Company's accountants as being in conformity with generally accepted accounting principles) that the fair market value of the investment at the time the determination is made is less than the amount actually paid or allocated to the purchase of the investment, which determination shall be made by the Company and its accountants within thirty (30) days of the end of each calendar quarter and any Writedown shall be effective on the last day of the relevant calendar quarter during the term of this Agreement.

     2.46 Writedown Amount means, for any Mortgage Investment or other Company investment, the amount by which, at the time that a Writedown is determined for the Investment, the amount actually paid or allocated to the purchase of the investment exceeds its fair market value.

                                   ARTICLE 3
                                  THE MANAGER

     3.1 Control in Manager. Subject to the provisions of Section 3.2 and except as otherwise expressly stated elsewhere in this Agreement, the Manager has exclusive control over the business of the Company (with all acts and decisions being in its sole discretion except as specifically set forth in this Agreement), including the power to assign duties, to determine how to invest the Company's assets, to sign bills of sale, title documents, leases, notes, security agreements, Mortgage Investments and contracts, and to assume direction of the business operations. As Manager of the Company and its business, the Manager has all duties generally associated with that position, including dealing with Members, being responsible for all accounting, tax and legal matters, performing internal reviews of the Company's investments and loans, determining how and when to invest the Company's capital, and determining the course of action to take for Company loans that are in default. The Manager also has all of these powers for ancillary matters. Without limiting the generality of the foregoing, the powers include the right (except as specifically set forth in this Agreement, including under Section 3.2):

        3.1.1 To evaluate potential Company investments and to expend the capital of the Company in furtherance of the Company's business;

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        3.1.2  To acquire, hold, lease, sell, trade, exchange, or otherwise dispose of all or any portion of Company property or any interest therein at a price and upon the terms and conditions as the Manager may deem proper;

        3.1.3 To cause the Company to become a joint venturer, general or limited partner or member of an entity formed to own, develop, operate and dispose of properties owned or co-owned by the Company acquired through foreclosure of a Mortgage Loan;

        3.1.4 To manage, operate and develop Company property, or to employ and supervise a property manager who may, or may not, be an Affiliate of the Manager;

        3.1.5 To borrow money from banks and other lending institutions for any Company purpose, and as security therefor, to encumber Company property;

        3.1.6 To repay in whole or in part, refinance, increase, modify, or extend, any obligation, affecting Company property;

        3.1.7 To employ from time to time, at the expense of the Company, persons, including the Manager or its Affiliates, required for the operation of the Company's business, including employees, agents, independent contractors, brokers, accountants, attorneys, and others; to enter into agreements and contracts with persons on terms and for compensation that the Manager determines to be reasonable; and to give receipts, releases, and discharges for all of the foregoing and any matters incident thereto as the Manager may deem advisable or appropriate; provided, however, that any agreement or contract between the Company and the Manager or between the Company and an Affiliate of the Manager shall contain a provision that the agreement or contract may be terminated by the Company without penalty on sixty (60) days' written notice and without advance notice if the Manager or Affiliate who is a party to the contract or agreement resigns or is removed under the terms of this Agreement;

        3.1.8 To maintain, at the expense of the Company, adequate records and accounts of all operations and expenditures and furnish the Members with annual statements of account as of the end of each calendar year, together with all necessary tax-reporting information;

        3.1.9 To purchase, at the expense of the Company, liability and other insurance to protect the property of the Company and its business;

        3.1.10 To refinance, recast, modify, consolidate, extend or permit the assumption of any Mortgage Loan or other investment owned by the Company;

        3.1.11 To pay all expenses incurred in the operation of the Company;

        3.1.12 To file tax returns on behalf of the Company and to make any and all elections available under the Code;

        3.1.13 To modify, delete, add to or correct from time to time any provision of this Agreement as permitted under Section 15.4 hereof.

     3.2 Limitations on Manager's Authority.  The Manager has no authority to:

        3.2.1  Do any act in contravention of this Agreement;

        3.2.2 Do any act which would make it impossible to carry on the ordinary business of the Company;

        3.2.3  Confess a judgment against the Company;

          3.2.4 Possess Company property or assign the rights of the Company in property for other than a Company purpose;

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

          3.2.5 Admit a person as a Manager without the prior affirmative vote or consent of a Majority, or any higher vote as may be required by applicable law;

          3.2.6 Voluntarily withdraw as Manager without the prior affirmative vote or consent of a Majority unless its withdrawal would neither affect the tax status of the Company nor materially adversely affect the Members (subject to any delay in effectiveness of the withdrawal as set forth elsewhere herein);

          3.2.7 Sell all or substantially all of the assets of the Company in one or a series of related transactions that is not in the ordinary course of business, without the prior affirmative vote or consent of a Majority;

          3.2.8 Amend this Agreement without the prior affirmative vote or consent of a Majority, except as permitted by Section 15.4 of this Agreement;

          3.2.9 Dissolve or terminate the Company without the prior affirmative vote or consent of a Majority;

          3.2.10 Cause the merger or other reorganization of the Company without the prior affirmative vote or consent of a Majority;

          3.2.11 Grant to the Manager or any of its Affiliates an exclusive right to sell any Company assets;

          3.2.12 Receive or permit the Manager or any Affiliate of the Manager to receive any insurance brokerage fee or write any insurance policy covering the Company or any Company property;

          3.2.13 Receive from the Company a rebate or participate in any reciprocal business arrangement which would enable the Manager or any of its Affiliates to do so;

          3.2.14 Commingle the Company's assets with those of any other Person;

          3.2.15 Use or permit another Person to use the Company's assets in any manner, except for the exclusive benefit of the Company;

          3.2.16 Pay or award, directly or indirectly, any commissions or other compensation to any Person engaged by a potential investor for investment advice as an inducement to the advisor to advise the purchase of units; provided, however, that this clause shall not prohibit the payment of Sales Commissions;

          3.2.17 Make loans to the Manager or an Affiliate of the Manager; or

          3.2.18 Pay, directly or indirectly, a commission or fee (except as otherwise set forth in Article 14 hereof) to the Manager or any Affiliate of the Manager in connection with the reinvestment or distribution of the proceeds of a Capital Transaction.

     3.3 Right to Purchase Receivables and Loans. As long as the requirements of Article 4 are met and the Company adheres to the investment policy described in the prospectus, the Manager, in its sole discretion, may at any time, but is not obligated to:

          3.3.1 Purchase from the Company the interest receivable or principal on delinquent Mortgage Loans held by the Company;

          3.3.2 Purchase from a senior lien holder the interest receivable or principal on mortgage loans senior to Mortgage Loans held by the Company; and/or

          3.3.3 Use its own monies to cover any other costs associated with Mortgage Loans held by the Company such as property taxes, insurance and legal expenses.

     3.4 Extent of Manager's Obligation and Fiduciary Duty. The Manager shall devote the portion of its time to the business of the Company as it determines, in good faith, to be reasonably necessary to conduct
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the Company's business. The Manager shall not be bound to devote all of its business time to the affairs of the Company, and the Manager and its Affiliates may engage for their own account and for the account of others in any other business ventures and employments, including ventures and employments having a business similar or identical or competitive with the business of the Company. The Manager has fiduciary responsibility for the safekeeping and use of all funds and assets of the Company, whether or not in the Manager's possession or control, and the Manager will not employ, or permit another to employ the Company's funds or assets in any manner except for the exclusive benefit of the Company. The Manager will not allow the assets of the Company to be commingled with the assets of the Manager or any other Person. The Company shall not permit a Member to contract away the fiduciary duty owed to any Member by the Manager under common law. The Manager, for so long as it owns any units as a Member, hereby waives its right to vote its units and to have them considered as outstanding in any vote for removal of the Manager or for amendment of this Agreement (except as provided in Sections 3.1.13 and 15.4) or otherwise.

     3.5 Liability and Indemnification of Manager. Any right to indemnification hereunder shall be subject to the following:

        1. The Company shall not indemnify the Manager for any liability or loss suffered by the Manager, nor shall the Manager be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met:

           a. the Manager has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company;

           b. the Manager was acting on behalf of or performing services for the Company;

           c. such liability or loss was not the result of the negligence or misconduct by the Manager; and

           d. such indemnification or agreement to hold harmless is recoverable only out of the assets of the Company and not from the Members.

        2. Notwithstanding anything to the contrary contained in subsection 1 above, the Manager (which shall include Affiliates only if such Affiliates are performing services on behalf of the Company) and any Person acting as a broker-dealer shall not be indemnified for any losses, liabilities or expenses arising from an alleged violation of federal or state securities laws unless the following conditions are met:

           a. there has been a successful adjudication on the merits of each count involving alleged securities law violation as to the particular indemnitee; or

           b. such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

           c. a court of competent jurisdiction has approved a settlement of the claims against a particular indemnitee and has determined that indemnification of the settlement and related costs should be made; and

           d. in the case of subparagraph c of this paragraph, the court of law considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and the position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws; provided that the court need only be advised of and consider the positions of the securities regulatory authorities of those states:

               (1) which are specifically set forth in the Company agreement;
                   and

               (2) in which plaintiffs claim they were offered or sold Company interests.

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        3. The Company may not incur the cost of that portion of liability insurance which insures the Manager for any liability as to which the Manager is prohibited from being indemnified under this subsection.

        4. The provision of advancement from Company funds to the Manager or its Affiliates for legal expenses and other costs incurred as a result of any legal action is permissible if the following conditions are satisfied:

           a. the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company;

           b. the legal action is initiated by a third party who is not a Member, or the legal action is initiated by a Member and a court of competent jurisdiction specifically approves such advancement; and

           c. the Manager or its Affiliates undertake to repay the advanced funds to the Company in cases in which such Person is not entitled to indemnification under paragraph 1 of this section 3.5.

     3.6 Assignment by the Manager. The Manager's Interest in the Company may be assigned at the discretion of the Manager, subject to Section 10.1.

     3.7 Removal of Manager. The Manager may be removed upon the following conditions:

        3.7.1 The Members may remove the Manager by written consent or vote of a Majority (excluding any Interest of the Manager being removed). This removal of the Manager, if there is no other Manager, shall not become effective for at least 120 days following the consent or vote of the Majority.

        3.7.2 During the 120 day period described in Section 3.8.1, the Majority (excluding any Interest of the removed Manager) shall have the right to agree in writing to continue the business of the Company and, within six months following the termination date of the last remaining Manager, elect and admit a new Manager(s) who agree(s) to continue the existence of the Company.

        3.7.3 Substitution of a new Manager, if any, shall be effective upon written acceptance of the duties and responsibilities of a Manager by the new Manager. Upon effective substitution of a new Manager, this Agreement shall remain in full force and effect, except for the change in the Manager, and business of the Company shall be continued by the new Manager. The new Manager shall thereupon execute, acknowledge and file a certificate of amendment to the Articles of Organization of the Company in the manner required by
              Section 26.221 of the Nevada Law.

        3.7.4 Failure of a Majority to designate and admit a new Manager within the time specified herein shall dissolve the Company, in accordance with the provisions of Article 12 of this Agreement.

     3.8 Right to Rely on Manager. Any person dealing with the Company may rely (without duty of further inquiry) upon a certificate signed by the Manager as to:

        3.8.1 The identity of the Manager or any Member;

        3.8.2 The existence or nonexistence of any fact or facts which constitute a condition precedent to acts by the Manager or which are in any further manner germane to the affairs of the Company;

        3.8.3 The persons who are authorized to execute and deliver any instrument or document of the Company; and

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

        3.8.4 Any act or failure to act by the Company or any other matter whatsoever involving the Company or any Member.

     3.9 Transfer of the Control of the Manager. A sale or transfer of a controlling interest in the Manager will not terminate the Company or be considered the withdrawal or resignation of the Manager. By majority vote, the Company may terminate the then Manager's interest in the Company by paying an amount equal to the then-present fair market value of such Manager's interest in the Company. In the event the Company and the Manager disagree as to the then-present fair market value, then the dispute shall be settled by arbitration in accordance with the then current rules of the American Arbitration Association.

     3.10 Amendment to the Manager's duties. Any amendment to this Operating Agreement modifying the rights and/or duties of the Manager shall require the Manager's consent.

                                   ARTICLE 4
                       INVESTMENT AND OPERATING POLICIES

     4.1 Commitment of Capital Contributions. The Manager shall take all reasonable steps to commit ninety-seven percent (97%) of Capital Contributions to Investments in Mortgage Loans, provided that under no circumstances may such commitment decrease below the applicable percentage in the NASAA Guidelines. The Company may invest in or purchase Mortgage Loans of such duration and on such real property and with such additional security as the Manager in its sole discretion shall determine, subject to Section 4.2. These Mortgage Loans may be senior to other mortgage loans on the real property, or junior to other mortgage loans on the real property, all in the sole discretion of the Manager.

     4.2 Investment Policy. In making investments, the Manager shall follow the investment policy described in the prospectus.

                                   ARTICLE 5
                    CAPITAL CONTRIBUTIONS; LOANS TO COMPANY

     5.1 Capital Contribution by Manager. The Manager (in its capacity as the Initial Member) shall contribute to the capital of the Company such amount as it deems appropriate; provided that the Manager shall be deemed to have contributed to the capital of the Company an amount equal to expenses of the Company incurred in connection with the Offering up to 2% of the aggregate capital contributions to the Company, provided that, in no event shall such amount exceed $2,000,000, to the extent such expenses are paid by the Manager to non-affiliated parties.

     5.2 Contributions of Other Members. Members other than the Manager shall acquire units in accordance with the terms of the Subscription Agreement or any future subscription materials approved by the Manager. The names, addresses, date of admissions and Capital Contributions of the Members shall be set forth in a schedule maintained by the Manager. The Manager shall update the schedule to reflect the then-current ownership of units (and Interests) without any further need to obtain the consent of any Member, and the schedule, as revised from time to time by the Manager, shall be presumed correct absent manifest error. Any member shall have a right to inspect such schedule upon written request to the Manager.

     5.3 Interest. No interest shall be paid on, or in respect of, any contribution to Company Capital by any Member, nor shall any Member have the right to demand or receive cash or other property in return for the Member's Capital Contribution, subject to Article 11 hereof.

     5.4 Loans. Any Member or Affiliate of a Member may, with the written consent of the Manager, lend or advance money to the Company. If the Manager or, with the written consent of the Manager, any Member shall make any loans to the Company or advance money on its behalf, the amount of any loan or advance shall not be treated as a contribution to the capital of the Company, but shall be a debt due from the Company. Any loans made by the Manager shall conform to NASAA Guidelines. The amount of any
                                       A-12
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loan or advance by a lending Member or an Affiliate of a Member shall be repayable out of the Company's cash and shall bear interest at a rate of not in excess of the lesser of (i) the prime rate established, from time to time, by any major bank selected by the Manager for loans to the bank's most creditworthy commercial borrowers, plus five percent (5%) per annum, or (ii) the maximum rate permitted by applicable law. The inability of the Company to obtain more favorable loan terms shall be a condition to obtaining such loans from a Member or affiliate of a Member. None of the Members or their Affiliates shall be obligated to make any loan or advance to the Company. This section shall be subject to the Company's Investment Policy as it relates to transactions with the Manager or its Affiliates.

                                   ARTICLE 6
                       VOTING AND OTHER RIGHTS OF MEMBERS

     6.1 No Participation in Management. Except as expressly provided in this Agreement, no Member shall take part in the conduct or control of the Company's business or have any right or authority to act for or bind the Company.

     6.2 Rights and Powers of Members. In addition to the rights of the Members to remove and replace the Manager and as otherwise provided for in Section 3.2, the Members shall have the right to vote upon and take any of the following actions upon the approval of a Majority, without the concurrence of the Manager, and an affirmative vote of a Majority shall be required to allow or direct the Manager to:

        6.2.1 Dissolve and windup the Company before the expiration of the term of the Company;

        6.2.2 Amend this Agreement, subject to the rights to the Manager granted in Section 15.4 of this Agreement and subject also to the prior consent of the Manager if either the distributions due to the Manager or the duties of the Manager are affected;

        6.2.3 Merge the Company or sell all or substantially all of the assets of the Company, otherwise than in the ordinary course of its business.

        6.2.4 Change the nature of the Company's business; and

        6.2.5 Elect to continue the business of the Company other than in the circumstances described in Section 3.8 of this Agreement.

     6.3 Meetings.

        6.3.1 The Members may hold meetings of Members within or outside the State of Nevada at any place selected by the Person or Persons calling the meeting. If no other place is stated, meetings shall be held at the Company's principal place of business as established in accordance with Section 1.3 of this Agreement. The Members may approve by written consent of a Majority any matter upon which the Members are entitled to vote at a duly convened meeting of the Members, which consents will have the same effect as a vote held at a duly convened meeting of the Members.

        6.3.2 The Manager, or Members representing more than ten percent (10%) of the outstanding Interests for any matters on which the Members may vote, may call a meeting of the Company. If Members representing the requisite Interests present to the Manager a statement requesting a Company meeting, or the Manager calls the meeting, the Manager shall fix a date for a meeting and shall (within ten (10) days after receipt of a statement, if applicable) give personal or mailed notice or notice by any other means of written communication, addressed to each Member at the respective address of the Member appearing on the books of the Company or given to the Company for the purpose of notice, not less than fifteen (15) or more than sixty (60) days before the date of the meeting, to all Members of the date, place and time of the meeting and the purpose for which it has been called. Unless otherwise specified, all meetings of the Company shall be held at 2:00 p.m. local time at the principal office of the Company.

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

        6.3.3 Members may vote in person or by proxy. A Majority, whether present in person or by proxy, shall constitute a quorum at any meeting of Members. Any question relating to the Company which may be considered and acted upon by the Members may be considered and acted upon by vote at a Company meeting, and any vote required to be in writing shall be deemed given if approved by a vote by written ballot.

     6.4 Limited Liability of Members. Units are non-assessable. No Member shall be personally liable for any of the expenses, liabilities, or obligations of the Company or for any Losses beyond the amount of the Member's Capital Contribution to the Company and the Member's share of any undistributed net income and gains of the Company.

     6.5 Access to Books and Records. The Members and their designated representatives shall have access to books and records of the Company during the Company's normal business hours. An alphabetical list of the names, addresses and business telephone numbers, to the extent such are available, of all Members together with the number of units held by each of them will be maintained as a part of the books and records of the Company. The Company shall make the list available on request to any Member or his representative for a stated purpose including, without limitation, matters relating to Members' voting rights, tender offers, and the exercise of Members' rights under federal proxy law. A copy of the Members list shall be mailed to any Member requesting it within ten business days of the request, although the Company may charge a reasonable amount for the copy work. The Member list shall be updated at least quarterly to reflect changes in the information contained therein.

     If the Manager neglects or refuses to exhibit, produce or mail a copy of the Member list as requested, the Manager shall be liable to any Member requesting the list for the costs, including attorney fees, incurred by that Member for compelling the production of the list, and for actual damages suffered by the Member by reason of the refusal or neglect. However, the Company need not exhibit, produce or mail a copy of the Member list if the actual purpose and reason for the request therefor is to secure the list or other information for the purpose of selling the list or copies thereof, or of using it for a commercial purpose other than in the interest of the Person as a Member in the Company. The Manager may require the Person requesting the list to represent that the list is not requested for any commercial purpose. The remedies provided hereunder to Members requesting copies of the list are in addition to, and shall not in any way limit, other remedies available to Members under federal or Nevada law.

     6.6 Representation of Company. Each of the Members hereby acknowledges and agrees that the attorneys representing the Company and the Manager and its Affiliates do not represent and shall not be deemed under the applicable codes of professional responsibility to have represented or be representing any or all of the Members in any respect at any time. Each of the Members further acknowledges and agrees that the attorneys shall have no obligation to furnish the Members with any information or documents obtained, received or created in connection with the representation of the Company, the Manager and its Affiliates.

                                   ARTICLE 7
                     PROFITS AND LOSSES; CASH DISTRIBUTIONS

     7.1 Allocation of Profits and Losses. The Manager shall credit all Company Profits to and charge all Company Losses against the Members in proportion to their respective Interests. The Manager shall allocate to the Members all Profits and Losses realized by the Company during any month as of the close of business on the last day of each calendar month, in accordance with their respective Interests and in proportion to the number of days during the month that they owned the Interests (i.e., a weighted average Capital Account), without regard to Profits and Losses realized for time periods within the month.

     7.2 Net Income Available For Distribution. The Company shall distribute Net Income Available for Distribution to Members according to the allocations provided for in Section 7.1, in cash to those Members who have on file with the Company their written election to receive cash distributions, as a pro rata share of the total Net Income Available for Distribution. The Company shall make these distributions monthly in proportion to the weighted average Capital Account of each Member during the preceding calendar month.

     7.3 Net Proceeds. Net Proceeds may also be distributed to Members in cash or retained by the Company for other uses as set forth herein. Net Proceeds will be deemed to be distributed to the Members upon receipt by the Company thereof, regardless of whether any actual cash distributions of the Net Proceeds occur. Immediately thereafter, there shall be a deemed recontribution by each Member to the extent of the deemed distribution of Net Proceeds. The Company may use Net Proceeds to make new loans, improve or maintain properties acquired by the Company through foreclosure or to pay operating expenses. Distributions of Net Proceeds shall be in accordance with the allocations provided for in Section 7.1 above.

     7.4 Cash Distributions Upon Dissolution. Upon dissolution and winding up of the Company, the Company shall thereafter distribute Net Income Available for Distribution and Net Proceeds available for distribution, if any, to the Members in accordance with the provisions of Section 12.3 of this Agreement.

     7.5 Special Allocation Rules.

        7.5.1 For purposes of this Agreement, a loss or allocation (or item thereof) is attributable to non-recourse debt which is secured by Company property to the extent of the excess of the outstanding principal balance of the debt (excluding any portion of the principal balance which would not be treated as an amount realized under Section 1001 of the Code and Treasury Regulation Section 1.1001-2 if the debt were foreclosed upon) over the adjusted basis of the property. This excess is called "Minimum Gain" (whether taxable as capital gain or as ordinary income) as more explicitly set forth in Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d). Notwithstanding any other provision of Article 7, the allocation of loss or deduction (or item thereof) attributable to non-recourse debt which is secured by Company property will be allowed only to the extent that the allocation does not cause the sum of the deficit Capital Account balances of the Members receiving the allocations to exceed the Minimum Gain determined at the end of the Company's taxable year to which the allocations relate. The balance of the losses shall be allocated to the Manager. Any Member with a deficit Capital Account balance resulting in whole or in part from allocations of loss or deduction (or item thereof) attributable to non-recourse debt which is secured by Company property shall, to the extent possible, be allocated income or gain (or item thereof) in an amount not less than the Minimum Gain at a time no later than the time at which the Minimum Gain is reduced below the sum of the deficit Capital Account balances. This section is intended and shall be interpreted to comply with the requirements of Treasury Regulation Section 1.704-2(f).

        7.5.2 If any Member receives any adjustments, allocations or distributions, not covered by Subsection 7.5.1, so as to result in a deficit Capital Account, items of Company income and gain shall be specially allocated to the Members in an amount and manner sufficient to eliminate the deficit balances in his Capital Account created by the adjustments, allocations or distributions as quickly as possible. This Section shall constitute a qualified income offset under Treasury Regulation Section 1.704-1(b)(2)(ii).

        7.5.3 For purposes of determining the Profits, Losses, Net Income Available for Distribution or any other items allocable to any period, these other items shall be determined on a daily, monthly, or other basis, as determined by the Manager using any permissible method under Section 706 of the Code and the Treasury Regulations thereunder.

        7.5.4 Notwithstanding Sections 7.1 and 7.2 hereof, (i) Net Losses, if any, allocable to the period before the admission of any additional Members under Section 5.2 hereof shall be allocated ninety-nine (99.0%) to the Manager and one percent (1.0%) to the Initial Member, and Net Income during that same period, if any, shall be allocated to the Manager, and

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

              (ii) Profits or Losses allocable to the period commencing with the admission of any additional Members and all subsequent periods shall be allocated under Section 7.1.

        7.5.5 Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as they share Net Income or Net Losses, as the case may be, for the year.

     7.6 Code Section 704(c) Allocations.

        7.6.1 Income, gains, losses and deductions, as determined for Federal income tax purposes, for any Company asset which has a Gross Asset Value that differs from its adjusted basis for Federal income tax purposes shall, solely for Federal income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of the Company asset to the Company for Federal income tax purposes and its initial Gross Asset Value in accordance with Code Section 704(c) and the Treasury Regulations thereunder. In furtherance of the foregoing, it is understood and agreed that any income, gain, loss, or deduction attributable to Code Section 704(c) property shall be allocated to the Members in accordance with the traditional method of making Code Section 704(c) allocations, in accordance with Treasury Regulation ss.1.704-3(b).

        7.6.2 If the Gross Asset Value of any Company asset is adjusted under and under Section 2.17, subsequent allocations of income, gain, losses and deductions, as determined for Federal income tax purposes, for the Company asset shall, solely for Federal income tax purposes, take account of any variation between the adjusted basis of the Company asset for Federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.

        7.6.3 Allocations under this Section 7.6 are solely for purposes of Federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account.

        7.6.4 Except as otherwise set forth in this Agreement, any elections or other decisions relating to allocations under this Section 7.6 shall be made by the Manager, with the review and concurrence of the Company's accountants, in a manner that reasonably reflects the purpose and intention of this Agreement.

     7.7 Intent of Allocations. It is the intent of the Company that this Agreement comply with the safe harbor test set out in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d) and 1.704-2 and the requirements of those Sections, including the qualified income offset and minimum gain charge-back, which are hereby incorporated by reference. If, for whatever reasons, the Company is advised by counsel or its accountants that the allocation provisions of this Agreement are unlikely to be respected for federal income tax purposes, the Manager is granted the authority to amend the allocation provisions of this Agreement, to the minimum extent deemed necessary by counsel or its accountants to effect the plan of Allocations and Distributions provided in this Agreement. The Manager shall have the discretion to adopt and revise rules, conventions and procedures as it believes appropriate for the admission of Members to reflect Members' interests in the Company at the close of the years.

     7.8 Quarterly Valuation of Assets. For each of the Company's Mortgage Investments and other investments, the Manager shall review the investments at the end of each calendar quarter and determine if a Writedown is required with respect thereto. The Manager shall cause the Company's accountants, within thirty (30) days of the end of each calendar quarter, to verify that the Manager's determination was made in compliance with generally accepted accounting principles. Any Writedown of an asset resulting from the valuation shall be effective on the last day of the respective calendar quarter during the term of this Agreement.

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                                   ARTICLE 8
                         DISTRIBUTION REINVESTMENT PLAN

     8.1 Members' Reinvested Distributions. A Member may elect to participate in the Company's Distribution Reinvestment Plan (the "Plan") at the time of his purchase of units, by electing to do so in the Subscription Agreement executed by the Member. The Member's participation in the Plan commences after the Company has accepted the Member's Subscription Agreement. Subsequently, a Member may revoke any previous election or make a new election to participate in the Plan by sending written notice to the Company. The notice shall be effective for the month in which the notice is received, if received at least ten (10) days before the end of the calendar month. Otherwise the notice is effective the following month. The Company will not reinvest proceeds from a capital transaction unless the Company has sufficient funds to pay any state or federal income tax due to the disposition or refinancing of mortgages.

     8.2 Purchase of Additional Units. Under the Plan, participating Members use distributions to purchase additional units at ten dollars ($10.00) per Unit. The Manager will credit units purchased under the Plan to the Member's Capital Account as of the first day of the month following the month in which the Reinvested Distribution is made. If a Member revokes a previous election to participate in the Plan, subsequent to the month in which the Company receives the revocation notice, the Company shall make distributions in cash to the Member instead of reinvesting the distributions in additional in units.

     8.3 Statement of Account. Within 30 days after the Reinvested Distributions have been credited to Members participating in the Plan, the Manager will mail to participating Members a statement of account describing the Reinvested Distributions received, the number of incremental units purchased, the purchase price per Unit (if other than ten dollars ($10.00) per Unit), and the total number of units held by the Member. Before the Members' reinvestment of distributions in the Company, the Manager will also mail an updated prospectus or other updated disclosure document to each Member that fully describes the Plan, including the minimum investment amount, the type or source of proceeds which may be reinvested and the tax consequences of the reinvestment to the Members.

     8.4 Continued Suitability Requirements. Each Member who is a participant in the Plan must continue to meet the investor suitability standards described in the Subscription Agreement and prospectus (subject to minimum requirements of applicable securities laws) to continue to participate in reinvestments. It is the responsibility of each Member to notify the Manager promptly if he no longer meets the suitability standards set forth in the prospectus for a purchase of units in the offering. The Members acknowledge that the Company is relying on this notice in issuing the units, and each Member shall indemnify the Company if he fails to so notify the Company and the Company suffers any damages, losses or expenses, or any action or proceeding is brought against the Company due to the issuance of units to the Member.

     8.5 Changes or Termination of the Plan. The terms and conditions of the Plan may be amended, supplemented, suspended or terminated for any reason by the Manager at any time by mailing notice thereof at least thirty (30) days before the effective date of the action to each participating Member at his last address of record.

                                   ARTICLE 9
                     BOOKS AND RECORDS, REPORTS AND RETURNS

     9.1 Books and Records. The Manager shall cause the Company to keep the following:

        9.1.1 Complete books and records of account in which shall be entered fully and accurately all transactions and other matters relating to the Company;

        9.1.2 A current list setting forth the full name and last known business or residence address of the Manager and each Member which shall be listed in alphabetical order and stating his respective Capital Contribution to the Company and share in Profits and Losses;

        9.1.3 A copy of the filed Articles of Organization, and all amendments thereto;

        9.1.4 Copies of the Company's federal, state and local income tax returns and reports, if any, for the six (6) most recent years;

        9.1.5 Copies of this Agreement, including all amendments thereto; and

        9.1.6 The financial statements of the Company for the three (3) most recent years.

     All books and records shall be maintained at the Company's principal place of business and shall be available for inspection and copying by, and at the sole expense of, any Member, or any Member's duly authorized representatives, during the Company's normal business hours.

     9.2 Annual Statements.

        9.2.1 The Manager shall cause to be prepared at least annually, at the Company's expense, audited financial statements prepared in accordance with generally accepted accounting principles and accompanied by a report thereon containing an opinion of an independent certified public accountant. The financial statements will include: an audited balance sheet, statements of income or loss, Members' equity, and a statement of cash flows.

        9.2.2 The Company's accounts will itemize the costs of any verification performed by them and may be reimbursed to the Manager by the Company only to the extent that the reimbursement when added to the costs for administrative services rendered does not exceed the competitive rate for the services as determined in the above paragraph.

        9.2.3 Notwithstanding the 120-day period specified in Section 9.2.3(b) below, the Manager shall cause to be prepared and distributed to the Members not later than 75 days after the close of each fiscal year of the Company all Company information necessary in the preparation of the Members' federal income tax returns. Such information will include:

              (a) a statement as to any transactions with the Manager or its
                  Affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Manager or its Affiliates from the Company for the fiscal year completed, showing the amount paid or accrued to each recipient and the respective services performed; and

              (b) a report identifying distributions from (i) Cash Flow during that year, (ii) Cash Flow for prior years that had been held as reserves, (iii) Net Proceeds, (iv) lease payments on net leases with builders and sellers, and (v) reserves from the gross proceeds of the Offering originally obtained from the Members. Copies of the aforementioned financial statements and reports shall be distributed to each Member within 120 days after the close of each taxable year of the Company.

     9.3 Special and Quarterly Reports.

        9.3.1 For each quarter in which the Company bought or invested in a Mortgage Loan or it or a borrower incurred placement or evaluation fees, and for so long as the proceeds of the Offering are not fully committed and/or returned to investors, at the Company's expense, the Manager shall cause to be prepared a special report (which may be included in the quarterly report described below) which shall contain a statement listing:

              (a) the amount of the Mortgage Loans purchased or invested in;

              (b) the material terms of the loans;

              (c) the identity of the borrower; and

              (d) the real property securing the Mortgage Loan and the appraised value of that real property.

         Copies of the statements shall be distributed to each Member within sixty (60) days after the end of the quarterly period.

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

        9.3.2 The Manager will supply to each Member the information required by Form 10-Q (if Form 10-Q is required to be filed with the Securities and Exchange Commission) within 45 days of the end of each quarterly period.

        9.3.3 If the Company is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, the Manager shall cause to be prepared, at Company expense, a quarterly report for each of the first three quarters in each fiscal year containing unaudited financial statements (consisting of a balance sheet, a statement of income or loss and a statement of cash flow) and a statement of other pertinent information regarding the Company and its activities during the period covered by the report. Copies of the statements and other pertinent information shall be distributed to each Member within 60 days after the close of each quarter. This report may be combined with the delivery of information described in the immediately preceding Section 9.3.2, subject to the 45-day period described therein.

     9.4 Filings. The Manager, at Company expense, shall cause the income tax returns for the Company to be prepared and timely filed with the appropriate authorities. The Manager, at Company expense, shall also cause to be prepared and timely filed with and/or delivered to appropriate federal and state regulatory and administrative bodies and/or the Members applicable, all reports required to be filed with or delivered to those entities or Members under applicable law, including those described in the Company's undertakings in any securities filing. The reports shall be prepared using the accounting or reporting basis required by the relevant regulatory bodies. The Company will provide a copy of the reports to each Member who requests one, without expense to the Member. The Manager, at Company expense, shall file, with the Administrators for the states in which this Company is registered, as required by these states, a copy of each report referred to under this Article 9.

     9.5 Suitability Requirements. The Manager, at Company expense, shall maintain for a period of at least six years a record of the documentation indicating that a Member complies with the suitability standards set forth in the prospectus.

     9.6 Fiscal Matters.

        9.6.1 Fiscal Year. The Company has previously adopted the Fiscal Year for tax and accounting purposes. Subject to the provisions of
              Section 706 of the Code and approval by the Internal Revenue Service and the applicable state taxing authorities, in the Manager's sole discretion and without the approval of a Majority, from time to time the Manager may change the Company's fiscal year to a period to be determined by the Manager.

        9.6.2 Method of Accounting. The Company shall continue to use the accrual method of accounting for both income tax purposes and financial reporting purposes.

        9.6.3 Adjustment of Tax Basis. Upon the transfer of an interest in the Company, the Company may, at the sole discretion of the Manager, elect under Code Section 754, to adjust the basis of the Company property as allowed by Sections 734(b) and 743(b) thereof.

        9.6.4 Tax Matters Partner. The Manager shall act as the "Tax Matters Partner" ("TMP") and shall have all the powers and duties assigned to the TMP under Sections 6221 through 6234 of the Code and the Treasury Regulations thereunder. The Members agree to perform all acts necessary under Section 6231 of the Code and Treasury Regulations thereunder to designate the Manager as the TMP.

                                   ARTICLE 10
                         TRANSFER OF COMPANY INTERESTS

     10.1 Interest of Manager. A successor or additional Manager may be admitted to the Company as follows:

        10.1.1 With the consent of all Managers (should there be any manager other than the Manager) and a Majority, a manager may at any time designate one or more Persons to be a successor to it or to be an additional manager, in each case with the participation in the Manager's Interest as they may agree upon, so long as the Company and the Members shall not be adversely affected thereby.

        10.1.2 Upon any sale or transfer of a manager's Interest, if there is an additional or successor manager of the Company, the successor manager shall succeed to all the powers, rights, duties and obligations of the assigning Manager hereunder, and the assigning Manager shall thereupon be irrevocably released and discharged from any further liabilities or obligations of or to the Company or the Members accruing after the date of the transfer. The sale, assignment or transfer of all or any portion of the outstanding stock of the Manager, or of any interest therein, or an assignment of the Manager's Interests for security purposes only, shall not be deemed to be a sale or transfer of the Manager's Interests subject to the provisions of this Section 10.1.

     10.2 Transfer of Member's Interest. To the extent any of the following restrictions is not necessary to the Company, in the discretion of the Manager reasonably exercised, the Manager may eliminate or modify any restriction. Subject to the immediately preceding sentence, no assignee of the whole or any portion of a Member's Interest in the Company shall have the right to become a substituted Member in place of his assignor, unless the following conditions are first met:

        10.2.1 No Member may transfer a fractional Unit, and no Member may transfer units where, as a result of the transfer, the Member would thereafter, own fewer than two hundred (200) units, except where the transfer occurs by operation of law;

        10.2.2 The assignor shall designate its intention in a written instrument of assignment, which shall be in a form and substance reasonably satisfactory to the Manager;

        10.2.3 The transferring Member shall first obtain written consent of the Manager to the substitution. The Manager shall not unreasonably withhold its consent, but the Manager will withhold its consent to the extent necessary to prohibit transfers that could cause us to be classified as a publicly traded partnership. The Manager will also withhold consent if it determines that the sale or transfer will otherwise jeopardize the continued ability of the Company to qualify as a "partnership" for federal income tax purposes or that the sale or transfer may violate any applicable securities laws (including any investment suitability standards);

        10.2.4 The assignor and assignee named therein shall execute and acknowledge any other instruments as the Manager may deem necessary or desirable to effect the substitution, including, but not limited to, a power of attorney;

        10.2.5 The assignee shall accept, adopt and approve in writing all of the terms and provisions of this Agreement as the same may have been amended;

        10.2.6 The assignee shall pay or, at the election of the Manager, obligate himself to pay all reasonable expenses connected with the substitution, including but not limited to reasonable attorneys' fees associated therewith; and

        10.2.7 The Company has received, if required by the Manager, a legal opinion satisfactory to the Manager that the transfer will not violate the registration provisions of the Securities Act of 1933, as amended, or any applicable state securities laws, which opinion shall be furnished at the Member's expense.

Assignments complying with the above shall be recognized by the Company not later than the last day of the calendar month in which the written notice of assignment is received by the Company.

     10.3 Further Restrictions on Transfers. Notwithstanding any provision to the contrary contained in this Agreement, the following restrictions shall also apply to any and all proposed sales, assignments and transfer of Interests, and any proposed sale, assignment or transfer in violation of same shall be void and of no effect:

        10.3.1 No Member shall make any transfer or assignment of all or any part of his Interest if said transfer or assignment would, when considered with all other transfers during the same applicable twelve month period, cause a termination of the Company for federal or Nevada state income tax (if any) purposes;

        10.3.2 Notice to California residents:

          IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

        10.3.3 Appropriate legends (including the legend above) under applicable securities laws shall be affixed to certificates evidencing the units and issued or transferred to purchasers in other states.

        10.3.4 No Member shall make any transfer or assignment of all or any of his Interest if the Manager determines that the transfer or assignment would result in the Company being classified as a "publicly traded partnership" with the meaning of Section 7704(b) of the Code or Regulations. To prevent that:

               (a) The Manager will not permit trading of units on an
                   established securities market within the meaning of Section 7704(b);

               (b) The Manager will prohibit any transfer of units which would cause the sum of percentage interest in Company capital or profits represented by Interests that are sold or otherwise disposed of during any taxable year of the Company to exceed two percent (2%) of the total Interests in Company capital or profits; and

               (c) The Manager will not permit any withdrawal of units except in compliance with the provisions of this Agreement.

                                   ARTICLE 11
             DEATH, LEGAL INCOMPETENCY, OR WITHDRAWAL OF A MEMBER;
                           WITHDRAWAL OF THE MANAGER

     11.1 Effect of Death or Legal Incompetency of a Member on the Company. The death or legal incompetency of a Member shall not cause a dissolution of the Company or entitle the Member or his estate to a return of his Capital Account.

     11.2 Rights of Personal Representative. On the death or legal incompetency of a Member, his personal representative shall have all the rights of that Member for the purpose of settling his estate or managing his property, including the rights of assignment and withdrawal.

     11.3 Withdrawal of Members Other than Managers. With the sole discretion of the Manager reasonably exercised, the Manager may modify, eliminate or waive any such limitation on the withdrawal rights of a member as set forth below, on a case by case basis or by class so long as the modifying, waiving, or elimination of the limitation does not: (a) adversely effect rights of the other members as a whole; or (b) result in the Company being classified as a "publicly traded partnership" within the meaning of Section 7704(b) of the Code of Regulations. To withdraw, or partially withdraw from the Company, a Member must give written notice thereof to the Manager and may thereafter obtain the return, in cash, of his Capital Account, or the portion thereof as to which he requests withdrawal, within sixty-one (61) to ninety-one (91) days after written notice of withdrawal is delivered to the Manager, subject to the following limitations:

        11.3.1 Except with regard to the right of the personal representative of a deceased Member under Section 11.2 above, no notice of withdrawal shall be honored and no withdrawal made of or for any units until the expiration of at least one year from the date of purchase of those units in the offering, other than purchases by way of automatic reinvestment of Company distributions described in Article 8 of this Agreement;

        11.3.2 To assure that the payments to a Member or his representative do not impair the capital or the operation of the Company, any cash payments in return of an outstanding Capital Account shall be made by the Company only from Net Proceeds and Capital Contributions;

        11.3.3 The Member shall have the right to receive distributions of cash from their Capital Accounts only to the extent that funds described in Subsection 11.3.2 are available; the Manager shall not be required to establish a reserve fund for the purpose of funding the payments; the Manager shall not be required to use any other sources of Company funds other than those set forth in
               Section 11.3.2; the Manager shall not be required to sell or otherwise liquidate any portion of the Company's Mortgage Investments or any other asset in order to make a cash distribution of any Capital Account under this Section 11.3;

        11.3.4 Subject to Section 7.3, during the ninety (90) days following receipt of written notice of withdrawal from a Member, the Manager shall not refinance any loans of the Company or reinvest any Net Proceeds or Capital Contributions in new loans or other non-liquid investment unless and until the Company has sufficient funds available in cash to distribute to the withdrawing Member the amount that he is withdrawing from his Capital Account;

        11.3.5 Subject to the restrictions on withdrawal contained in this Agreement, the amount to be distributed to any withdrawing Member shall be an amount equal to the amount of the Member's Capital Account as of the date of the distribution, as to which the Member has given a notice of withdrawal under this Section 11.3, notwithstanding that the amount may be greater or lesser than the Member's proportionate share of the current fair market value of the Company's net assets;

        11.3.6 In no event shall the Manager permit the withdrawal during any calendar year of total amounts from the Capital Accounts of members that exceeds ten percent (10%) of the aggregate Interests, except upon the vote of the Members to dissolve the Company under this Agreement;

        11.3.7 Requests by Members for withdrawal will be honored in the order in which they are received by the Manager. If any request may not be honored, due to any limitations imposed by this Section 11.3 (except the one year holding limitation set forth in Subsection 11.3.1), the Manager will so notify the requesting Member in writing, whose request, if not withdrawn by the Member, will be honored if and when the limitation no longer is imposed; and

        11.3.8 If a Member's Capital Account would have a balance of less than two thousand dollars ($2,000) following a requested withdrawal, the Manager, at its discretion, may distribute to the Member the entire balance in the account.

     11.4 Withdrawal by Manager. The Manager may withdraw from the Company upon not less than 120 days written notice of the same to all Members, but only with the affirmative vote or consent of a Majority, as noted in Section 3.2. The withdrawing Manager shall not be liable for any debts, obligations or other responsibilities of the Company or this Agreement arising after the effective date of the withdrawal.

     11.5 Payment to Terminated Manager. If the business of the Company is continued as provided elsewhere in this Agreement upon the withdrawal, removal, dissolution, or bankruptcy of the Manager, then the Company shall pay to the Manager a sum equal to all amounts then accrued and owing to the Manager. The Company may terminate the Manager's interest in the Company by paying an amount equal to the then-present fair market value of the Manager's interest in the Company, which the Company and Manager acknowledge is the outstanding Capital Account as of the date of the removal, withdrawal, dissolution or bankruptcy. If the business of the Company is not so continued, then the Manager shall receive from the Company the sums it would have received in the course of dissolving the Company and winding up its affairs, as provided in Section 12.2 below.

     The method of payment to any terminated Manager must be fair and must protect the solvency and liquidity of the program. Where the termination is voluntary, the method of payment will be deemed presumptively fair where it provides for a non-interest bearing unsecured promissory note with principal payable, if at all, from distributions which the terminated Manager otherwise would have received under this Agreement had the Manager not terminated. Where the termination is involuntary, the method of payment will be deemed presumptively fair where it provides for an interest bearing promissory note coming due in no less than five years with equal installments each year.

                                   ARTICLE 12
                           DISSOLUTION OF THE COMPANY

     12.1 Events Causing Dissolution. The Company shall dissolve upon occurrence of the earlier of the following events:

        12.1.1 The expiration of the term of the Company as stated in Section
               1.6 of this Agreement;

        12.1.2 Upon the written consent of the Manager and any other Person who is then a manager, and the affirmative vote or consent of a Majority;

        12.1.3 The withdrawal, removal, dissolution or bankruptcy of the Manager, unless, if there is no remaining manager, a Majority agree in writing to continue the business of the Company and, within six months after the last remaining manager has ceased to be a manager, admit one or more managers who agree to such election and join the Company as managers.

     12.2 Winding Up. Upon the occurrence of an event of dissolution, the Company shall immediately be dissolved, but shall continue until its affairs have been wound up according to the provisions of the Nevada Statutes. Upon dissolution of the Company, unless the business of the Company is continued as provided above, the Manager will wind up the Company's affairs as follows:

        12.2.1 No new Mortgage Investments shall be invested in or purchased;

        12.2.2 The Manager(s) shall liquidate the assets of the Company as promptly as is consistent with recovering the fair market value thereof, either by sale to third parties or by servicing the Company's outstanding Mortgage Investments in accordance with their terms;

        12.2.3 All sums of cash held by the Company as of the date of dissolution, together with all sums of cash received by the Company during the winding up process from any source whatsoever, shall be distributed in accordance with Section 12.3 below.

     12.3 Order of Distribution of Assets.  If the Company is dissolved under
Section 12.1 above, the assets of the Company shall be distributed in accordance with Nevada Statutes Section 86.521.

     12.4 No Recourse to Manager. Upon dissolution and winding up under the Nevada Statutes, each Member shall look solely to the assets of the Company for the return of his Capital Account, and if the Company assets remaining after the payment or discharge of the debts and liabilities of the Company are insufficient to return the amounts of the Capital Account of Members, Members shall have no recourse against the Manager or any other Member. The winding-up of the affairs of the Company and the distribution of its assets shall be conducted exclusively by the Manager. The Manager is hereby authorized to do any and all acts and things authorized by law for these purposes. If the Manager becomes insolvent or bankrupt, dissolves, withdraws or is removed by the Members, the winding-up of the affairs of the Company and the distribution of its assets shall be conducted by the person or entity selected by a vote of a Majority, which person or entity is hereby authorized to do any and all acts and things authorized by law for such purposes.

     12.5 Compliance With Timing Requirements of Regulations. If the Company is "liquidated" within the meaning of Treasury Regulation Section
1.704-1(b)(2)(ii)(g):

        12.5.1 Distributions shall be made under this Article 12 (if such liquidation constitutes a dissolution of the Company) or Article 7 hereof (if it does not) to the Manager and Members who have positive Capital Accounts in compliance with Treasury Regulation
               Section 1.704-1(b)(2)(ii)(b)(2); and

        12.5.2 if the Manager's Capital Account has a deficit balance (after giving effect to all contributions, distributions, and allocations for all taxable years, including the year during which such liquidation occurs), the Manager shall contribute to the capital of the Company the amount necessary to restore such deficit balance to zero in compliance with Treasury Regulation
               Section 1.704-1(b)(2)(ii)(b)(3).

                                   ARTICLE 13
                                    ROLL-UPS

     13.1 Roll-Up Transactions: Appraisal. If the Company proposes to enter into a Roll-Up transaction, an appraisal of all Company assets shall be obtained from a competent, Independent Expert. If the appraisal will be included in a prospectus to offer the securities of a Roll-Up entity to the Members, the appraisal shall be filed with the Securities and Exchange Commission and the states as an exhibit to the Registration Statement for that offering. The Independent Expert will appraise the assets of the Company on a consistent basis, and conduct the appraisal based on an evaluation of the Company's assets as of a date immediately before the announcement of the proposed Roll-Up. In performing the appraisal, the Independent Expert shall assume an orderly liquidation of the Company's assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Company and its Members. The Company shall include a summary of the Independent Expert's appraisal, indicating all material assumptions underlying the appraisal, in a report to the Members regarding the proposed Roll-Up.

     13.2 Members' Rights in a Roll-Up. If a Roll-Up is effected as to the Company, the Roll-Up Entity making the offer to the Company shall offer to each Member who votes against the Roll-Up the choice of

        13.2.1 accepting the securities of the Roll-Up Entity that were offered in the proposed Roll-Up, or

        13.2.2 either (a) remaining as a Member of the Company and preserving its interests therein unchanged; or (b) receiving cash in an amount equal to the Member's pro-rata share of the appraised Net Asset Value of the Company.

     13.3 Limitations on Roll-Ups. The Company's ability to participate in a Roll-Up is also subject to the following:

        13.3.1 The Company shall not participate in any proposed Roll-Up which would result in Members having voting rights in the Roll-Up Entity which are less than those provided in Section 6.2 of this Agreement.

        13.3.2 If the Roll-Up Entity is a corporation, the voting rights of the Members shall correspond to the voting rights provided in this Agreement to the extent reasonably possible.

        13.3.3 The Company will not participate in any proposed Roll-Up which includes provisions which would operate to materially impede or frustrate the accumulation of shares, units or other equity interests, however denominated, by any purchaser of the securities of the Roll-Up Entity (except to the minimum necessary to preserve the tax status of the Roll-Up Entity).

        13.3.4 The Company will not participate in any proposed Roll-Up which would limit the ability of a Member to exercise the voting rights of the securities of the Roll-Up Entity on the basis of the value of the Interest held by the Member.

        13.3.5 The Company will not participate in any proposed Roll-Up in which the Members' rights as securities holders to access the records of the Roll-Up Entity will be less than those provided for in this Agreement or in which any of the costs of the Roll-Up transaction would be borne by the Company if the Roll-Up is not approved by necessary vote of the Members.

                                   ARTICLE 14
                 COMPENSATION TO THE MANAGER AND ITS AFFILIATES

     The Company shall pay the Manager the compensation and permit the Manager to charge and collect the fees and other amounts from borrowers as set forth in the prospectus. In addition to the foregoing, under no circumstances may the Manager receive any compensation not permitted under the NASAA Guidelines. The Company shall pay the Manager an annual management fee up to 0.25% of the aggregate Capital Contributions received pursuant to the Prospectus, such amount not to exceed $2,000,000. Any amendment to this Operating Agreement modifying the Manager's compensation or distribution to which the Manager is entitled shall require the Manager's consent. No additional reimbursement shall be paid to the Manager or its Affiliates for any general or administrative overhead expenses incurred by the Manager or its Affiliates or for any other expenses they may incur.

                                   ARTICLE 15
                                 MISCELLANEOUS

     15.1 Covenant to Sign Documents. Each Member covenants, for himself and his successors and assigns, to execute, with acknowledgment or verification, if required, any and all certificates, documents and other writings which may be necessary or expedient to form the Company and to achieve its purposes, including, without limitation, any amendments to the Articles of Organization and any filings, records or publications necessary or appropriate under the laws of any jurisdiction in which the Company shall conduct its business.

     15.2 Notices. Except as otherwise expressly provided for in this Agreement, all notices which any Member may desire or may be required to give any other Members shall be in writing and shall be deemed duly given when delivered personally or when deposited in the United States mail, first-class postage pre-paid. Notices to Members shall be addressed to the Members at the last address shown on the Company records. Notices to the Manager or to the Company shall be delivered to the Company's principal place of business, as set forth in Section 1.3 above or as hereafter changed as provided herein.

     15.3 Right to Engage in Competing Business. Nothing contained in this Agreement shall preclude any Member from purchasing or lending money upon the security of any other property or rights therein, or in any manner investing in, participating in, developing or managing any other venture of any kind, without notice to the other Members, without participation by the other Members, and without liability to them or any of them. Each Member waives any right he may have against the Manager for using for its own benefit information received as a consequence of the Manager's management of the affairs of the Company. This
Section 15.3 shall be subject in its entirety to the fiduciary duty of the Manager set forth in Section 3.4.

     15.4 Amendment. This Agreement is subject to amendment by the affirmative vote of a Majority in accordance with Section 6.2; provided, however, that no amendment shall be permitted if the effect of such amendment would be to increase the duties or liabilities of any Member or materially adversely affect any Member's interest in Profits, Losses, Company assets, distributions, management rights or voting rights, except as agreed by that Member. In addition, and notwithstanding anything to the contrary contained in this Agreement, the Manager shall have the right to amend this Agreement, without the vote or consent of any of the Members, if, in the reasonable judgment of the Manager, such amendment does not adversely affect the rights of the Members, including, without limitation, an amendment:

        15.4.1 to grant to Members (and not solely the Manager in its capacity as a Member) additional rights, remedies, powers or authority that may lawfully be granted to or conferred upon them;

        15.4.2 to cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision, or to make any other provisions for matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement;

        15.4.3 to conform this Agreement to applicable laws and regulations, including without limitation, federal and state securities and tax laws and regulations, and the NASAA Guidelines;

        15.4.4 in the form of a revision to or updating of Schedule A in accordance with Section 5.2 hereof; and

        15.4.5 to elect for the Company to be governed by any successor Nevada statute governing limited liability companies.

The Manager shall notify the Members within a reasonable time of the adoption of any amendment.

     15.5 Entire Agreement. This Agreement constitutes the entire Agreement between the parties and supersedes any and all prior agreements and representations, either oral or in writing, between the parties hereto regarding the subject matter contained herein.

     15.6 Waiver. No waiver by any party hereto or any breach of, or default under, any provision of this Agreement by any party shall be construed or deemed a waiver of any breach of or default under any other provision of this Agreement, and shall not preclude any party from exercising or asserting any rights under this Agreement for any future breach or default of the same provision of this Agreement.

     15.7 Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     15.8 Application of Nevada law. This Agreement and the application or interpretation thereof shall be governed, construed, and enforced exclusively by its terms and by the law of the State of Nevada.

     15.9 Captions. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement.

     15.10 Number and Gender. Whenever the singular form is used in this Agreement it includes the plural when required by the context, and the masculine gender shall include the feminine and neuter genders.

     15.11 Counterparts. This Agreement may be executed in counterparts, any or all of which may be signed by Manager on behalf of the Members as their attorney-in-fact.

     15.12 Waiver of Action for Partition. Each of the parties hereto irrevocably waives during the term of the Company any right that it may have to maintain any action for partition for any property of the Company.

     15.13 Defined Terms. All terms used in this Agreement which are defined in the prospectus shall have the meanings assigned to them in said prospectus, unless this Agreement shall provide for a specific definition in Article 2.

     15.14 Binding on Assignees. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto, subject to the provisions of Section 10.2, which control the assignment or other transfer of Company Interests.

                                                                       EXHIBIT B

      BY EXECUTING THIS SUBSCRIPTION AGREEMENT, AN INVESTOR IS NOT WAIVING
                 ANY RIGHTS UNDER THE FEDERAL SECURITIES LAWS.

                           SUBSCRIPTION INSTRUCTIONS

A. COMPLETION OF SUBSCRIPTION AGREEMENT

     (1) SUBSCRIPTION AND RELATED UNDERTAKINGS, REPRESENTATIONS AND
         WARRANTIES:  Please read carefully pages B-1 to B-5.

          - Initial the representation contained in Section 3(c) on page B-2.

          - Indicate in section 10 on page B-4 whether you want to reinvest distributions by purchasing additional units.

          - Indicate in section 11 on page B-5 how you will own the units.

     (2) QUESTIONNAIRE(S):

          - Individual Subscribers.  Complete page B-6.

          - Entities other than Employee Benefit Plans.  Complete page B-7.

          - Employee Benefit Plans.  Complete pages B-8 and B-9.

     (3) REGISTRATION INFORMATION.  Complete all information on page B-10.

     (4) SIGNATURE PAGE.  Complete and sign page B-11.

     (5) EXISTING MEMBERS ONLY (FOR USE AFTER INITIAL ACQUISITION OF
         UNITS). After acquiring units, you only have to complete the one page form entitled "Additional Subscription Request" at page B-12.

B. PAYMENT. All subscriptions should be for at least $2,000, corresponding to a minimum of 200 units (some states may have higher minimum requirements).

    Payment by Bank Check or Certified Check:            Make payable to the order of "Vestin Fund
                                                         II, LLC"

    Payment by Wire Transfer:                            Vestin Fund II, LLC Account No.      Bank
                                                         Routing No. 121201694

C. QUESTIONS. If you have any questions in completing this Subscription Agreement, please call Vestin Capital Inc. at (702) 876-1143.

D. RETURN OF DOCUMENTS. The Subscription Agreement should be returned to the following address:

                             Vestin Mortgage, Inc.
                             2901 El Camino Avenue
                              Las Vegas, NV 89102

            BY EXECUTING THIS SUBSCRIPTION AGREEMENT, AN INVESTOR IS NOT WAIVING ANY RIGHTS UNDER THE FEDERAL SECURITIES LAWS.

                  SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

                              VESTIN FUND II, LLC

     1. SUBSCRIPTION. The undersigned investor ("Investor") hereby applies to become a member in Vestin Fund II, LLC, a Nevada limited liability Company (the
"Company"). The Investor subscribes $          for the purchase of   units of
limited liability interest in the Company (the "Units"), the price being $10.00 per Unit (with a 200 Unit minimum purchase). The undersigned agrees to purchase the number of Units stated above in accordance with the terms and conditions of the Operating Agreement (the "Operating Agreement"), a copy of which is found at Exhibit A of the prospectus of the Company to which this agreement forms Exhibit B (the "Prospectus"). The Units which the Investor offers to purchase shall not be deemed issued to, or owned by, the Investor until: (a) the Investor has fully paid by certified or bank check or by wire transfer for such units, and (b) the Manager has in its sole discretion accepted all or any portion of Investor's offer of purchase.

     2. PAYMENT OF SUBSCRIPTION. The amount of the Investor's subscription set forth above either (a) has already been delivered by wire transfer, to the account set forth below, or (b) is enclosed in the form of a certified or bank check.

     The Investor acknowledges that the Manager can accept or reject all or any part of this subscription in its sole discretion, and that this offering may be terminated at any time by the Manager. If the Investor's subscription is rejected in part, the funds delivered herewith, to the extent the application is so rejected, will be returned to Investor as soon as practicable without interest or deduction, except to the extent of any interest actually earned.

     The offering by the Company will continue to seek to distribute a total of 50,000,000 units for $500,000,000.

     3. REPRESENTATIONS BY THE INVESTOR. The Units as an investment involve a high degree of risk. Please read the "Risk Factors" beginning on page 10 of the Prospectus. In connection with the Investor's investment described in Section 1 of this Agreement, the Investor represents and warrants to the Company and any relevant broker-dealers that the Investor:

          (a) has received the Prospectus five (5) days prior to the date of this Subscription Agreement;

          (b) acknowledges that no federal or state agency has made any finding or determination as to the fairness for public investment in, nor any recommendation nor endorsement of, the Units;

          (c) ILLIQUID INVESTMENT: acknowledges that it may not be possible readily to liquidate this investment;

PLEASE CONFIRM THE REPRESENTATION SET FORTH IN
SECTION 3(c) BY PLACING YOUR INITIALS HERE:               ________

          (d) meets the following criteria:

            (i) if financial suitability standards (i.e., based on net worth or income levels) are provided in Appendix A to this Subscription Agreement for the state in which the Investor is domiciled, the undersigned meets those financial suitability standards; or

           (ii) IF NO FINANCIAL SUITABILITY STANDARDS ARE INCLUDED IN APPENDIX A FOR THE STATE IN WHICH THE INVESTOR IS DOMICILED, ONE OF THE FOLLOWING IS TRUE:

                (A) the undersigned has a minimum net worth (exclusive of home, furnishings, and automobiles) of $45,000, and an annual gross income of at least $45,000; or

                (B) the undersigned has a minimum net worth (exclusive of home, furnishings, and automobiles) of $150,000; or

                (C) the undersigned is purchasing in a fiduciary capacity for a person meeting the requirements of either (i) or (ii) above; and

          (e) is under no disability with respect to entering into a contractual relationship with the Company, and, if the Investor is an individual, has attained the age of majority (as established in the state in which domiciled);

          (f) if a trustee, is the trustee for the trust on behalf of which it is purchasing the units, and has due authority to purchase Units on behalf of the trust;

          (g) fully indemnifies and holds harmless the Company, the Manager, and its affiliates from any and all claims, actions, causes of action, damages, and expenses (including legal fees and expenses) whatsoever which may result from a breach of any of the representations by Investor contained herein;

          (h) acknowledges that they have been advised to read the risk factors set forth in the Prospectus and to determine whether the investment corresponds to those stated in the Prospectus; specifically, the undersigned acknowledges that the purpose of his/her investment is to receive monthly cash distributions from the income earned on our mortgage loans and to have us preserve and return his/her Capital Contribution;

          (i) understands that the Company intends to be taxed as an association (partnership) and not as a corporation, and that, among other things, this may result in taxes being payable by the Investor even though the Company may not have distributed cash to the Investor.

          (j) understands that an investment in the Company will not, in itself, create a retirement plan (as defined in the Internal Revenue Code of 1986, as amended) for any investor and that, in order to create a retirement plan, an investor must comply with all applicable provisions of the Code.

     4. PURCHASE BY FIDUCIARY. If the Investor is purchasing the Units subscribed for hereby in a fiduciary capacity, the above representations and warranties are to be deemed to have been made on behalf of the person(s) for whom the Investor is so purchasing except that such person(s) need not be over 18 years of age.

     5. ADOPTION OF OPERATING AGREEMENT. The Investor hereby adopts, accepts, and agrees to be bound by all terms and provisions of the Operating Agreement (Exhibit A to the Prospectus) and to perform all obligations therein imposed upon a member with respect to Units to be purchased. By signing and completing the signature page of this Subscription Agreement, the undersigned agrees to become a Member in the Company upon acceptance of this Subscription Agreement by the Manager on behalf of the Company, and to pay the subscription price in full.

     6. LIMITATION ON ASSIGNMENT. The Investor acknowledges that the Units may be assigned only as provided in the Operating Agreement and further acknowledges the restrictions on the Company's repurchase or the Investor's resale, transfer, or assignment of the Units set forth in the Operating Agreement and as described in the Prospectus.

     7. SPECIAL POWER OF ATTORNEY. The Investor hereby makes, constitutes, and appoints the Manager of the Company to be such person's true and lawful attorney-in-fact with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file, as necessary or appropriate:

          (a) the Operating Agreement and the Articles of Organization, as well as any and all amendments thereto required under the laws of the State of Nevada or of any other state or which the Manager deems advisable to prepare, execute and file;

          (b) any other certificate, instrument or document, including Fictitious Business Name Statements, which may be required to be filed by the Company by any governmental agency or by the laws of any state or other jurisdiction in which the Company is doing or intends to do business, or which the Manager deems advisable to file; and

          (c) any documents which may be required to effect the continuation of the Company, the admission of an additional or substituted member, or the dissolution and termination of the Company, provided such continuation, admission, or dissolution and termination are in accordance with the terms of the Operating Agreement.

     The foregoing grant of authority:

             (i) is a Special Power of Attorney coupled with an interest, is irrevocable, survives the death of the Investor and shall not be affected by the subsequent incapacity of the Investor;

             (ii) may be exercised by the Manager for each member by a facsimile signature of or on behalf of the Manager or by listing all of the members and by executing any instrument with a single signature of or on behalf of the Manager, acting as attorney-in-fact for all of them; and

             (iii) shall survive the delivery of an assignment by a member of the whole or any portion of his interest; except that where the assignee thereof has been approved by the Manager for admission to the Company as a substituted member, the Special Power of Attorney shall survive the delivery of such assignment for the sole purpose of enabling such person to execute, acknowledge, and file any instrument necessary to effect such substitution.

     8. NOTIFICATION OF MANAGER. The Investor agrees to notify the Manager immediately if any of the foregoing statements made herein shall become untrue.

     9. OPERATING AGREEMENT GOVERNS. In the event of any conflict between the provisions of the Operating Agreement and any instrument or document executed, acknowledged, filed or recorded by the Manager pursuant to this special power of attorney, the Operating Agreement will govern.

     10. REINVESTMENT OF DISTRIBUTIONS. The Company maintains a Distribution Reinvestment Plan (the "Plan") under which distributions of income of the Company may be reinvested for the purchase of additional Units, rather than being received in cash. See Prospectus, under "Summary of Operating Agreement, Rights of Members and Description of Units--Distribution Reinvestment Plan." So long as Investor meets the suitability standards established by the Company and by the securities law administrator of the state in which Investor is domiciled, and subject to possible suspension or termination of the Plan by the Manager, as set forth in the Operating Agreement, the Investor will continue to participate in the Plan. The Investor may change his election at any time by written notice to the Company. Please choose one or the other of the two options by a check mark in the appropriate blank. If you check neither blank, you will be considered to have elected to receive your distributions in cash (Option B).

PLEASE PLACE YOUR INITIALS NEXT TO THE APPROPRIATE ITEM:

        ____ A. Investor elects to participate in the Plan and receive additional Units rather than cash as distributions of Net Income from the Company.

        ____ B. Investor elects not to participate in the Plan and to receive distributions of Net Income in cash.

     11. OWNERSHIP OF UNITS. The Investor's Units will be owned and should be shown on the Company's records as follows:

        Check one: [ ] Individual Ownership
                   [ ] Joint Tenants with Right of Survivorship (all parties must sign)
                   [ ] Tenants in Common (all parties must sign)
                   [ ] Community Property (one signature required)
                   [ ] Custodian
                   [ ] Trustee
                   [ ] Corporation
                   [ ] Partnership
                   [ ] Nonprofit Organization

If you have any questions in completing this Subscription Agreement, please call
                            Vestin Capital, Inc. at

                                 (702) 876-1143
                          or Vestin Mortgage, Inc. at

                                 (702) 227-0965

                  INDIVIDUAL INVESTORS MUST COMPLETE THIS PAGE

Name:

Date of Birth

Occupation

Marital Status (check one)  Single ____  Married ____

Citizenship     U.S. ____  Other ____

Investment Objective:

     Preservation of capital and monthly income distributions  ___ (check)

     Other (please explain)

INVESTOR'S FINANCIAL STATUS AND SUITABILITY:

     Investor's Net Worth, exclusive of home, furnishings, and automobiles (check appropriate range):

____ under $45,000           ____ $45,000-$49,999         ____ $50,000-$59,999
____ $60,000-$64,999         ____ $65,000-$124,999        ____ $125,000-$149,999
____ $150,000-$199,999       ____ $200,000-$224,999       ____ $225,000-$249,999
____ $250,000 or greater

     Investor's Annual Income (check appropriate range)

____ under $45,000           ____ $45,000-$49,999         ____ $50,000-$59,999
____ $60,000-$64,999         ____ $65,000-$124,999        ____ $125,000-$149,999
____ $150,000-$199,999       ____ $200,000-$224,999       ____ $225,000-$249,999
____ $250,000 or greater

Describe your investments in the last five years and discuss who made the relevant investment decisions (you, your financial adviser, broker, accountant or attorney):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Please provide any other information that would help the Manager determine whether the Investor has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of an investment in the Units.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Are you subject to any regulatory or other constraints that may preclude or limit your participation in any potential Company investment?

     --------- YES
     --------- NO

If yes, please describe:

                       LEGAL ENTITIES (NON-BENEFIT PLANS)
                             TO COMPLETE THIS PAGE

Name of Investor:

Type of Legal Entity:

     ____ corporation (if so, provide jurisdiction of incorporation)

     ____ partnership or limited liability company (provide jurisdiction of organization)

     ____ trust (provide state in which formed and date of trust indenture)

     ____ other (describe)

Principal place of business

Investment Objective:

     Preservation of capital and monthly income distributions ____ (check)

     Other (please explain)

--------------------------------------------------------------------------------

Total assets (as indicated on the most recent balance sheet) of the Investor: $

Describe the Investor's investments in the last five years and discuss who made the relevant investment decisions (director, officer, financial adviser, broker, accountant or attorney):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Please provide any other information that would help the Manager determine whether the Investor has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of an investment in the Units.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Is the Investor subject to any regulatory or other constraints that may preclude or limit the Investor's participation in any potential Company investment?

     --------- YES
     --------- NO

If yes, please describe:

                             EMPLOYEE BENEFIT PLANS
                         TO COMPLETE PAGES B-8 AND B-9

Name of Investor (the "Plan"):

Investment Objective:

     Preservation of capital and monthly income distributions
------ (check)

     Other (please explain)

Total assets (as indicated on the most recent balance sheet) of the Investor: $

Does this investment exceed 10% of the Plan's assets?

------ YES
------ NO

Is the Plan an "employee benefit plan" within the meaning of Title I of ERISA (an "ERISA Plan") with a fiduciary as defined in Section 3(21) of ERISA which is a bank, insurance company or registered investment adviser (other than an affiliate of the Manager), which fiduciary will decide whether to purchase Units?

------ YES
------ NO

     If yes, provide details

Is the Plan an employee benefit plan other than an ERISA plan?

------ YES
------ NO

     If yes, provide details as to the nature of the Plan and the person making investment decisions on behalf of the Plan

Does the Plan permit participants to direct the investment of the contributions made to the Plan on their behalf?

------ YES
------ NO

ADDITIONAL PLAN REPRESENTATIONS AND WARRANTIES:

The undersigned authorized signatory of the Plan hereby represents and warrants on behalf of the Plan that the answers to the following questions are true:

     Does the Manager or any of its employees or affiliates manage any part of the Plan's investment portfolio on a discretionary basis?

     ----------- YES
     ----------- NO

     Does the Manager or any of its employees or affiliates regularly give investment advice to the Plan?

     ----------- YES
     ----------- NO

     Does the Manager or any of its employees or affiliates have an agreement or understanding, written or unwritten, with the investment director of the Plan under which the latter receives information, recommendations and advice concerning investments which are used as a primary basis for the Plan's investment decisions?

     ----------- YES
     ----------- NO

     Does the Manager or any of its employees or affiliates have an agreement or understanding, written or unwritten, with the investment director of the Plan under which the latter receives individualized investment advice concerning the Plan's assets?

     ----------- YES
     ----------- NO

IF THE ANSWER TO ANY OF THESE IS "YES," INDICATE WHETHER ALL OF THE REPRESENTATIONS AND WARRANTIES BELOW ARE TRUE BY INITIALING BELOW.

     The investment director of the Plan has studied the Prospectus and has made an independent decision to purchase Units solely on the basis thereof and without reliance on any other information or statements as to the appropriateness of this investment for the Plan.

     All the obligations and requirements of ERISA, including prudence and diversification, with respect to the investment of "plan assets" in the Company have been considered by the investment director of the Plan.

     The investment director and, if different, authorized signatory of the Plan understand that neither the Manager nor any of its affiliates: (a) has exercised any investment discretion or control with respect to the Plan's purchase of any Units, (b) have authority, responsibility to give, or have given individualized investment advice with respect to the Plan's purchase of any Units, or (c) are employers maintaining or contributing to such Plan.

     An investment in the Company conforms in all respects to the governing documents of the Plan.

     The person executing this Subscription Agreement on behalf of the Plan is a "fiduciary" of such Plan and trust and/or custodial account (within the meaning of Section 3(21)(A) of ERISA); the execution and delivery of this Subscription Agreement with respect to the Plan and trust and/or custodial account have been duly authorized; and investment in the Company conforms in all respect to laws applicable to the Plan and to the Plan documents; and in making this investment, the Plan, its fiduciaries and its investment director are aware of, and have taken into consideration, among other things, risk return factors and the anticipated effect of an investment in the Company on the diversification, liquidity and cash flow needs of the Plan and the projected effect of the investment in meeting the Plan's funding objectives and have concluded that this investment is a prudent one.

     The Plan's governing documents do not prohibit the Company from investing in specific securities or issues, including, but not limited to, securities which would be deemed to be "employer securities" with respect to the Plan as defined in Section 407 of ERISA.

     The Plan's proxy voting guidelines do not apply to securities held by the Company.

     The Plan, its investment director and, if different, the person executing this Subscription Agreement fully understand the tax considerations and risks of this investment.

ARE THE FOREGOING REPRESENTATIONS AND WARRANTIES TRUE?

     ____ YES  ____ NO

                                     * * *

Please provide any other information that would help the Manager determine whether the Investor has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of an investment in the Units.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                   REGISTRATION INFORMATION FOR THE INTERESTS

                                                   $
--------------------------------------------------------------------------------
                (SUBSCRIBER NAME(S))                  (SUBSCRIPTION AMOUNT)

--------------------------------------------------------------------------------
                (STREET ADDRESS)                        (STATE/ZIP CODE)

--------------------------------------------------------------------------------
(TELEPHONE AND FACSIMILE NUMBERS)                     (E-MAIL--OPTIONAL)

---------------------------------------------------------
(SOCIAL SECURITY NO./EIN (ENTITY)     U.S. CITIZEN OR RESIDENT  __ YES     __ NO

---------------------------------------------------------
(PLAN NUMBER (IF APPLICABLE))                 EXISTING PARTNER  __ YES     __ NO

--------------------------------------------------------------------------------

The full address to which any communications, distribution checks, and redemption checks, if applicable, should be sent (if different from registered address furnished in response to the preceding requirement) is:

--------------------------------------------------------------------------------
(STREET ADDRESS)                                                       (NAME(S))

--------------------------------------------------------------------------------
(TELEPHONE AND FACSIMILE NUMBERS)   (CITY)   (STATE/COUNTRY)  (E-MAIL--OPTIONAL)

If the proceeds of distributions or redemptions, if any, are to be wired rather than sent by check, the account to which such proceeds should be wired is:

--------------------------------------------------------------------------------
                         (NAME OF FINANCIAL INSTUTION)

--------------------------------------------------------------------------------
                        (ROUTING ABA NUMBER--IF A BANK)

--------------------------------------------------------------------------------
                       (ADDRESS OF FINANCIAL INSTITUTION)

--------------------------------------------------------------------------------
                (FINANCIAL INSTITUTION ACCOUNT NAME AND NUMBER)

                                 SIGNATURE PAGE

     BEFORE SIGNING THIS PAGE, HAVE YOU: (a) initialed the representation contained in Section 3(c) on page B-2, (b) indicated in section 10 on page B-4 whether you want to reinvest distributions by purchasing additional Units, and
(c) indicated in section 11 on page B-5 how you will own the Units? If not, please do so.

INDIVIDUAL(S):

_________________________________________________       Date:__________________
              (SIGNATURE OF SUBSCRIBER)
_________________________________________________
              (PRINT NAME OF SUBSCRIBER)
_________________________________________________       Date:__________________
             (SIGNATURE OF CO-SUBSCRIBER)
_________________________________________________
            (PRINT NAME OF CO-SUBSCRIBER)

ENTITIES (OTHER THAN PLANS):

_________________________________________________
              (PRINT NAME OF SUBSCRIBER)

By:______________________________________________       Date:
         (SIGNATURE OF AUTHORIZED SIGNATORY)

         (PRINT NAME AND TITLE OF SIGNATORY)

By:______________________________________________       Date:
   (SIGNATURE OF REQUIRED AUTHORIZED CO-SIGNATORY)

        (PRINT NAME AND TITLE OF CO-SIGNATORY)

PLAN ENTITIES:
                                                         Date:
(SIGNATURE OF INDIVIDUAL PLAN PARTICIPANT)       (PRINT
  NAME)

                                                         Date:
(SIGNATURE OF CUSTODIAN OR TRUSTEE)              (PRINT
  NAME)

                                                         Date:
(SIGNATURE OF OTHER AUTHORIZED SIGNATORY)        (PRINT
  NAME)

--------------------------------------------------------------------------------

FOR USE BY THE COMPANY ONLY

Subscription has been:     [ ] Accepted     [ ] Accepted in Part     [ ]
Rejected     [ ] Other

Subscription Amount: $  ________________________________    Dated:_____________

                            Signed:  VESTIN MORTGAGE, INC., MANAGER

                                     By:_______________________________________
                                     Name:
                                     Title:

                        ADDITIONAL SUBSCRIPTION REQUEST

   (TO BE COMPLETED BY EXISTING INVESTORS INSTEAD OF SUBSCRIPTION AGREEMENT)

Name of Investment Fund:_______________________________________________________

Name of Subscriber(s):_________________________________________________________

Additional Subscription Amount: $______________________________________________

     The undersigned hereby subscribes for the additional amount set forth above upon the terms and conditions described in the Confidential Private Offering Memorandum. The undersigned restates all of the covenants, representations and warranties made in the undersigned's original Subscription Agreement as if they were made on the date hereof and certifies that all of the financial information set forth in the undersigned's original Subscription Agreement remains accurate and complete on the date hereof.

INDIVIDUAL SIGNATURES:

_____________________________________________________       Date:______________
              (SIGNATURE OF SUBSCRIBER)

_____________________________________________________       Date:______________
            (SIGNATURE OF CO-SUBSCRIBER)

ENTITY AND PLAN SIGNATURES:
By:__________________________________________________       Date:______________
         (SIGNATURE OF AUTHORIZED SIGNATORY)

By:__________________________________________________       Date:______________
   (SIGNATURE OF REQUIRED AUTHORIZED CO-SIGNATORY)

_____________________________________________________
         (PRINT NAME AND TITLE OF SIGNATORY)

By:__________________________________________________       Date:______________
       (PRINT NAME AND TITLE OF CO-SIGNATORY)

--------------------------------------------------------------------------------

FOR USE BY THE COMPANY ONLY

     Subscription has been:     [ ] Accepted     [ ] Accepted in Part     [
] Rejected     [ ] Other

     Additional Subscription Amount Accepted $_________________________________

     Dated:____________________________________________________________________

                            Signed: VESTIN MORTGAGE, INC., MANAGER

                                  By:__________________________________________
                                  Name:
                                  Title:

                                                                      APPENDIX A

                               STATE REGULATIONS
                                ("BLUE SKY" LAW)

     Various states have established suitability standards for individual investors and subsequent transferees different from and/or in addition to those set by the Company. These requirements are set forth below:

STATE            SUITABILITY STANDARDS                          REQUIREMENTS
-----            ---------------------                          ------------
NE, NV  Same as in body of agreement.             Minimum investment is $5,000 ($2,000 for
                                                  IRAs).

KS,     Same as in body of agreement, except      We will make no sales in these states
OH, PA  that in addition, the amount an Investor  until we receive proceeds of at least pays for units may not exceed 10% of the  $5,000,000. PENNSYLVANIA RESIDENTS:
        Investor's net worth (without including   BECAUSE THE MINIMUM CLOSING AMOUNT IS
        the Investor's home, home furnishings     LESS THAN $50,000,000, INVESTORS ARE
        and automobiles).                         CAUTIONED TO CAREFULLY EVALUATE THE
                                                  COMPANY'S ABILITY TO FULLY ACCOMPLISH
                                                  ITS STATED OBJECTIVES AND TO INQUIRE AS
                                                  TO THE CURRENT DOLLAR VOLUME OF PROGRAM
                                                  SUBSCRIPTIONS.

AZ, AK, Investors must have either (i) a minimum  The following may appear on certificates
CA, IA, net worth (without including an           issued to California residents: IT IS
MA, MS, Investor's home, home furnishings, and    UNLAWFUL TO CONSUMMATE A SALE OR
MO, TN  automobiles) of $60,000, and an annual    TRANSFER OF THIS SECURITY, OR ANY
        gross income of at least $60,000; or      INTEREST THEREIN, OR TO RECEIVE ANY
        (ii) minimum net worth (exclusive of      CONSIDERATION THEREFOR, WITHOUT THE
        home, furnishings, and automobiles) of    PRIOR WRITTEN CONSENT OF THE
        $225,000 or (iii) are purchasing in a     COMMISSIONER OF CORPORATIONS OF THE
        fiduciary capacity for a person meeting   STATE OF CALIFORNIA, EXCEPT AS PERMITTED
        the requirements of either (i) or (ii)    IN THE COMMISSIONER'S RULES. There are
        above.                                    restrictions on the transfer of the
                                                  units in California, which are set forth
                                                  in the statute included in Appendix B on
                                                  the following two pages.

ME      Investors must have either (i) a minimum  Minimum investment in Iowa for IRAs is
        net worth (without including an           $3,000.
        Investor's home, home furnishings, and
        automobiles) of $50,000, and an annual
        gross income of at least $50,000; or
        (ii) minimum net worth (exclusive of
        home, furnishings, and automobiles) of
        $200,000 or (iii) are purchasing in a
        fiduciary capacity for a person meeting
        the requirements of either (i) or (ii)
        above.

STATE            SUITABILITY STANDARDS                          REQUIREMENTS
-----            ---------------------                          ------------
SC      Investors must have either (i) a minimum
        net worth (without including an
        Investor's home, home furnishings, and
        automobiles) of $65,000, and an annual
        gross income of at least $65,000; or
        (ii) minimum net worth (exclusive of
        home, furnishings, and automobiles) of
        $150,000 or (iii) are purchasing in a
        fiduciary capacity for a person meeting
        the requirements of either (i) or (ii)
        above.

DC, LA, These jurisdictions do not have
ND, RI  quantified suitability requirements.
        Accordingly, in addition to assuring
        compliance with the guidelines set forth in the body of this agreement, dealers are instructed to review, and investors should provide any other relevant information that they believe is necessary to making an assessment of suitability.

                                                                      APPENDIX B

                       RESTRICTIONS ON TRANSFER SET FORTH
                             IN RULE 260.141.11 OF
      THE CALIFORNIA CODE OF REGULATIONS TITLE 10, CHAPTER 3 (THE "CODE")

(a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Section 260.102.6, 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security.

(b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

     (1) to the issuer;

     (2) pursuant to the order or process of any court;

     (3) to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

     (4) to the transferors ancestors, descendants or spouse or any custodian or trustee for the account of the transferor or the transferors ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferees ancestors, descendants or spouse;

     (5) to the holders of securities of the same class of the same issuer;

     (6) by way of gift or donation inter vivos or on death;

     (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

     (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or group;

     (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule is not required;

     (10) by way of a sale qualified under Sections 25111, 25112, or 25113, or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

     (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

     (12) by way of an exchange qualified under Section 25111, 25112, or 25113 of the Code, provided that no order under Section 25140 or Subdivision
          (a) of Section 25148 is in effect with respect to such qualification;

     (13) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

     (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; or

     (15) by the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state, if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

     (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities, provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c) The certificate representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

    IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONERS RULES.

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